Exhibit 10.1

EXECUTION VERSION

FS RIALTO 2021-FL2 ISSUER, LTD.,

as Issuer

FS RIALTO 2021-FL2 CO-ISSUER, LLC,

as Co-Issuer

FS CREDIT REAL ESTATE INCOME TRUST, INC.,

as Advancing Agent

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Note Administrator

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Custodian

INDENTURE

Dated as of May 5, 2021

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Section 6.11	Merger, Conversion, Consolidation or Succession to Business of Trustee and Note Administrator	129
Section 6.12	Co-Trustees and Separate Trustee	120
Section 6.13	Direction to Enter into the Servicing Agreement	131
Section 6.14	Representations and Warranties of the Trustee	131
Section 6.15	Representations and Warranties of the Note Administrator	132
Section 6.16	Requests for Consents	132
Section 6.17	Withholding	133

ARTICLE 7

COVENANTS
Section 7.1	Payment of Principal and Interest	133
Section 7.2	Maintenance of Office or Agency	134
Section 7.3	Amounts for Note Payments to be Held in Trust	134
Section 7.4	Existence of the Issuer and Co-Issuer	137
Section 7.5	Protection of Collateral	139
Section 7.6	Notice of Any Amendments	141
Section 7.7	Performance of Obligations	141
Section 7.8	Negative Covenants	141
Section 7.9	Statement as to Compliance	144
Section 7.10	Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms	144
Section 7.11	Successor Substituted	147
Section 7.12	No Other Business	148
Section 7.13	Reporting	148
Section 7.14	Calculation Agent	148
Section 7.15	REIT Status	149
Section 7.16	Permitted Subsidiaries	151
Section 7.17	Repurchase Requests	151
Section 7.18	Purchase of Ramp-Up Collateral Interests and Delayed Close Collateral Interest	152
Section 7.19	Ramp-Up Completion Date Actions	152
Section 7.20	Servicing of Commercial Real Estate Loans and Control of Servicing Decisions	153

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1	Supplemental Indentures Without Consent of Securityholders	154
Section 8.2	Supplemental Indentures with Consent of Securityholders	157
Section 8.3	Execution of Supplemental Indentures	160
Section 8.4	Effect of Supplemental Indentures	161
Section 8.5	Reference in Notes to Supplemental Indentures	161

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Section 12.6	Cross-Collateralized and Cross-Defaulted Collateral Interests	198

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1	Subordination	198
Section 13.2	Standard of Conduct	201

ARTICLE 14

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to the Trustee and Note Administrator	201
Section 14.2	Acts of Securityholders	202
Section 14.3	Notices, etc., to the Trustee, the Note Administrator, the Issuer, the Co- Issuer, the Advancing Agent, the Servicer, the Special Servicer, the Preferred Share Paying Agent, the Placement Agents, the Collateral Manager and the Rating Agencies	202
Section 14.4	Notices to Noteholders; Waiver	205
Section 14.5	Effect of Headings and Table of Contents	206
Section 14.6	Successors and Assigns	206
Section 14.7	Severability	206
Section 14.8	Benefits of Indenture	206
Section 14.9	Governing Law; Waiver of Jury Trial	206
Section 14.10	Submission to Jurisdiction	206
Section 14.11	Counterparts	207
Section 14.12	Liability of Co-Issuers	207
Section 14.13	17g-5 Information	207
Section 14.14	Rating Agency Condition	210
Section 14.15	Patriot Act Compliance	210

ARTICLE 15

ASSIGNMENT OF THE COLLATERAL INTEREST PURCHASE AGREEMENT

Section 15.1	Assignment of Collateral Interest Purchase Agreement	210

ARTICLE 16

CURE RIGHTS; PURCHASE RIGHTS

Section 16.1	Collateral Interest Purchase Agreements	213
Section 16.2	Representations and Warranties Related to Ramp-Up Collateral Interests, Reinvestment Collateral Interests and Exchange Collateral Interests	213

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SCHEDULES

Schedule A	Schedule of Collateral Interests
Schedule B	Benchmark
Schedule C	List of Authorized Officers of Collateral Manager

EXHIBITS

Exhibit A-1	Form of Class A Senior Secured Floating Rate Note (Global Note)
Exhibit A-2	Form of Class A Senior Secured Floating Rate Note (Definitive Note)
Exhibit B-1	Form of Class A-S Second Priority Secured Floating Rate Note (Global Note
Exhibit B-2	Form of Class A-S Second Priority Secured Floating Rate Note (Definitive Note)
Exhibit C-1	Form of Class B Third Priority Secured Floating Rate Note (Global Note)
Exhibit C-2	Form of Class B Third Priority Secured Floating Rate Note (Definitive Note)
Exhibit D-1	Form of Class C Fourth Priority Secured Floating Rate Note (Global Note)
Exhibit D-2	Form of Class C Fourth Priority Secured Floating Rate Note (Definitive Note)
Exhibit E-1	Form of Class D Fifth Priority Secured Floating Rate Note (Global Note)
Exhibit E-2	Form of Class D Fifth Priority Secured Floating Rate Note (Definitive Note)
Exhibit F-1	Form of Class E Sixth Priority Secured Floating Rate Note (Global Note)
Exhibit F-2	Form of Class E Sixth Priority Secured Floating Rate Note (Definitive Note)
Exhibit G-1	Form of Class F Seventh Priority Floating Rate Note (Global Note)
Exhibit G-2	Form of Class F Seventh Priority Floating Rate Note (Definitive Note)
Exhibit G-3	Form of Class F-E Seventh Priority Floating Rate Note (Global Note)
Exhibit G-4	Form of Class F-E Seventh Priority Floating Rate Note (Definitive Note)
Exhibit G-5	Form of Class F-X Seventh Priority Floating Rate Note (Global Note)
Exhibit G-6	Form of Class F-X Seventh Priority Floating Rate Note (Definitive Note)
Exhibit H-1	Form of Class G Eighth Priority Floating Rate Note (Global Note)
Exhibit H-2	Form of Class G Eighth Priority Floating Rate Note (Definitive Note)
Exhibit H-3	Form of Class G-E Eighth Priority Floating Rate Note (Global Note)
Exhibit H-4	Form of Class G-E Eighth Priority Floating Rate Note (Definitive Note)
Exhibit H-5	Form of Class G-X Eighth Priority Floating Rate Note (Global Note)

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Exhibit H-6	Form of Class G-X Eighth Priority Floating Rate Note (Definitive Note)
Exhibit I-1	Form of Transfer Certificate – Regulation S Global Note
Exhibit I-2	Form of Transfer Certificate – Rule 144A Global Note
Exhibit I-3	Form of Transfer Certificate – Definitive Note
Exhibit J	[Reserved]
Exhibit K	Form of Custodian Receipt
Exhibit L	Form of Request for Release of Documents and Receipt
Exhibit M	Form of Auction Call Procedure
Exhibit N	Form of NRSRO Certification
Exhibit O	Form of Note Administrator’s Monthly Report
Exhibit P-1	Form of Investor Certification (for Non-Borrower Affiliates)
Exhibit P-2	Form of Investor Certification (for Borrower Affiliates)
Exhibit Q	Form of Online Market Data Provider Certification
Exhibit R	Form of Officer’s Certificate of the Collateral Manager with Respect to the Acquisition of Collateral Interests
Exhibit S	MASCOT Note Officer’s Certificate
Exhibit T	Beneficial Holder Information Form

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INDENTURE, dated as of May 5, 2021, by and among FS RIALTO 2021-FL2 ISSUER, LTD., as issuer (the “Issuer”), FS RIALTO 2021-FL2 CO-ISSUER, LLC, as co-issuer (the “Co-Issuer”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, notes registrar and backup advancing agent (in all of the foregoing capacities, together with its permitted successors and assigns, the “Note Administrator”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (herein, together with its permitted successors and assigns in the trusts hereunder, the “Custodian”), and FS CREDIT REAL ESTATE INCOME TRUST, INC. (including any successor by merger, “FS Credit REIT”), as advancing agent (herein, together with its permitted successors and assigns in the trusts hereunder, the “Advancing Agent”).

PRELIMINARY STATEMENT

Each of the Issuer and the Co-Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer and Co-Issuer herein are for the benefit and security of the Secured Parties. The Issuer, the Co-Issuer, the Note Administrator, in all of its capacities hereunder, the Custodian, the Trustee and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer and Co-Issuer in accordance with this Indenture’s terms have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising out of (in each case, to the extent of the Issuer’s interest therein and specifically excluding any interest in the related Future Funding Participation therein and excluding any interest in the Excepted Property):

(a) the Closing Date Collateral Interests listed on Schedule A hereto (other than the Delayed Close Collateral Interest) which the Issuer purchases on the Closing Date and causes to be delivered to the Trustee (directly or through the Custodian) herewith, including all payments thereon or with respect thereto, and all Collateral Interests which are delivered to the Trustee (directly or through the Custodian) after the Closing Date pursuant to the terms hereof (including the Delayed Close Collateral Interest, Ramp-Up Collateral Interests, Reinvestment Collateral Interests, Contribution Collateral Interests and Exchange Collateral Interests acquired by the Issuer after the Closing Date) and all payments thereon or with respect thereto, in each case, other than Retained Interest, if any, under, and as defined in, the Collateral Interest Purchase Agreement;

(b) the Servicing Accounts, the Indenture Accounts and the related Security Entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts;

(c) the Eligible Investments;

(d) the rights of the Issuer under the Collateral Management Agreement, the Collateral Interest Purchase Agreement, the Administration Agreement, the AML Services Agreement, the Registered Office Terms and the Servicing Agreement;

(e) all amounts delivered to the Note Administrator (directly or through a Securities Intermediary);

(f) all other investment property, Instruments and General Intangibles in which the Issuer has an interest, other than the Excepted Property;

(g) the Issuer’s ownership interest in, and rights to, all Permitted Subsidiaries;

and

(h) all proceeds with respect to the foregoing clauses (a) through (g).

The collateral described in the foregoing clauses (a) through (h), with the exception of the Excepted Property, is referred to herein as the “Collateral.” Such Grants are made to secure the Offered Notes equally and ratably without prejudice, priority or distinction between any Offered Note and any other Offered Note, for any reason, except as expressly provided in this Indenture (including, but not limited to, the Priority of Payments) and to secure (i) the payment of all amounts due on and in respect of the Offered Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in the definitions of “Collateral Interest” or “Eligible Investment,” as the case may be.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders. Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Collateral held for the benefit and security of the Noteholders or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to exercise, sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.

Notwithstanding anything in this Indenture to the contrary, for all purposes hereunder, no holder of the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and/or the Class G-X Notes shall be a secured party for purposes of the Grant by virtue of holding such Notes.

CREDIT RISK RETENTION

On the Closing Date, pursuant to the U.S. Risk Retention Agreement and the EU/UK Risk Retention Letter, the Retention Holder will retain 100% of the Preferred Shares. The Preferred Shares are referred to in this Indenture as the EHRI.

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” and its variations shall mean “including without limitation.” Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

“17g-5 Information”: The meaning specified in Section 14.13(a).

“17g-5 Information Provider”: The meaning specified in Section 14.13(a).

“17g-5 Website”: A password-protected internet website maintained by the 17g-5 Information Provider, which shall initially be located at www.ctslink.com, under the “NRSRO” tab for this transaction. Any change of the 17g-5 Website shall only occur after notice has been delivered by the 17g-5 Information Provider to the Issuer, the Note Administrator, the Trustee, the Collateral Manager, the Placement Agents and the Rating Agencies, which notice shall set forth the date of change and new location of the 17g-5 Website.

“1940 Act”: The Investment Company Act of 1940, as amended.

“Accepted Loan Servicer”: Any commercial mortgage loan master or primary servicer that (1) is engaged in the business of servicing commercial real estate loans (with a minimum servicing portfolio of U.S.$100,000,000) that are comparable to the Collateral Interests owned or to be owned by the Issuer, (2) within the prior twelve (12) month period, has acted as a servicer in a commercial mortgage backed securities transaction rated by Moody’s and as to which Moody’s has not cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any commercial mortgage backed securities transaction serviced by such servicer prior to the time of determination and (3) within the prior twelve (12) month period, has acted as a servicer in a commercial mortgage backed securities transaction rated by KBRA and KBRA has not cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any commercial mortgage backed securities transaction serviced by such servicer prior to the time of determination rated by KBRA.

“Access Termination Notice”: The meaning specified in the Future Funding Agreement.

“Account”: Any of the Servicing Accounts, the Indenture Accounts, the Preferred Share Distribution Account and the Future Funding Reserve Account.

“Accountants’ Report”: A report of a firm of Independent certified public accountants of recognized national reputation.

“Acquisition Criteria”: The meaning specified in Section 12.2(a).

“Act” or “Act of Securityholders”: The meaning specified in Section 14.2.

“Administration Agreement”: The administration agreement, dated on or about the Closing Date, by and among the Issuer and the Company Administrator, as modified and supplemented and in effect from time to time.

“Administrative Modification”: The meaning specified in the Servicing Agreement.

“Advance Rate”: The meaning specified in the Servicing Agreement.

“Advancing Agent”: FS Credit REIT, solely in its capacity as advancing agent hereunder, unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter “Advancing Agent” shall mean such successor Person.

“Advancing Agent Fee”: The fee payable monthly in arrears on each Payment Date to the Advancing Agent or Backup Advancing Agent, as applicable, in accordance with the Priority of Payments, equal to 0.02% per annum on the Aggregate Outstanding Amount of the Class A Notes, the Class A-S Notes and the Class B Notes on such Payment Date prior to giving effect to distributions with respect to such Payment Date; which fee is hereby waived by the Advancing Agent for so long as (i) FS Credit REIT (or any of its Affiliates) is the Advancing Agent and (ii) any of its Affiliates owns the Preferred Shares. Such fee shall accrue on the basis of the actual number of days during the related Interest Accrual Period divided by 360.

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Advisory Committee”: The meaning specified in the Collateral Management Agreement.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that neither the Company Administrator nor any other company, corporation or Person to which the Company Administrator provides directors and/or administrative services and/or acts as share trustee shall be an Affiliate of the Issuer or Co-Issuer. The Note Administrator, the Servicer and the Trustee may rely on certifications of any Holder or party hereto regarding such Person’s affiliations.

“Agent Members”: Members of, or participants in, the Depository, Clearstream, Luxembourg or Euroclear.

“Aggregate Outstanding Amount”: With respect to any Class or Classes of the Notes as of any date of determination, the aggregate principal balance of such Class or Classes of Notes Outstanding as of such date of determination plus (i) in the case of the Class C Notes, any Class C Deferred Interest, (ii) in the case of the Class D Notes, any Class D Deferred Interest, (iii) in the case of the Class E Notes, any Class E Deferred Interest, (iv) in the case of the Class F Notes, any Class F Deferred Interest, (v) in the case of the Class F-E Notes, any Class F-E Deferred Interest, (vi) in the case of the Class G Notes, any Class G Deferred Interest or (vii) in the case of the Class G-E Notes, any Class G-E Deferred Interest.

“Aggregate Outstanding Notional Amount”: With respect to any MASCOT Interest Only Notes on any date of determination, the aggregate notional amount of such MASCOT Interest Only Notes, which will equal the Aggregate Outstanding Amount on such date of the MASCOT P&I Notes that were issued with such MASCOT Interest Only Notes in connection with an exchange. For the avoidance of doubt, any payment of principal to any MASCOT P&I Notes will constitute a corresponding reduction of the Aggregate Outstanding Notional Amount of the related MASCOT Interest Only Notes.

“Aggregate Outstanding Portfolio Balance”: On the date of determination thereof, the sum of (without duplication) (i) the aggregate Principal Balance of the Collateral Interests and (ii) the aggregate Principal Balance of all Principal Proceeds held as Cash or Eligible Investments, and for calculations made under the Eligibility Criteria, all amounts held as Cash or Eligible Investments in the Unused Proceeds Account.

“Aggregate Principal Balance”: When used with respect to any Collateral Interests as of any date of determination, the sum of the Principal Balances on such date of determination of all such Collateral Interests.

“AML Compliance”: Compliance with the Cayman AML Regulations.

“AML Services Agreement”: The agreement, dated on or about the Closing Date, by and between the Issuer and the AML Services Provider, as modified and supplemented and in effect from time to time.

“AML Services Provider”: Maples Compliance Services (Cayman) Limited.

“Applicable KBRA Eligible Investment Rating”: (a) In the case of such investments with maturities of ninety (90) days or less, the short-term obligations (or, if applicable, deposit accounts) of which are rated at least “K3” by KBRA or the long-term obligations (or, if applicable, deposit accounts) of which are rated at least “BBB-” by KBRA, or if not rated by KBRA, then an equivalent rating by any two other NRSROs (which may include Moody’s) or (b) in the case of such investments with maturities of 365 days or less, but more than ninety (90) days, the short-term obligations (or, if applicable, deposit accounts) of which are rated at least “K1” by KBRA or the long-term obligations (or, if applicable, deposit accounts) of which are rated “A-” by KBRA, or if not rated by KBRA, then an equivalent rating by any two other NRSROs (which may include Moody’s).

“Applicable Moody’s Eligible Investment Rating”: in the case of such investments, the short-term debt obligations of which are rated at least “P-1” by Moody’s or the long-term debt obligations of which are rated at least “A2” by Moody’s.

“Appraisal”: The meaning specified in the Servicing Agreement.

“Appraisal Reduction Amount”: For any Collateral Interest with respect to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer equal to the excess, if any, of (a) the Principal Balance thereof, plus all other amounts due and unpaid with respect thereto, over (b) the sum of (i) an amount equal to 90% of the aggregate appraised value of the related Mortgaged Property or Mortgaged Properties (net of any liens senior to the lien of the related mortgage) as determined by an Updated Appraisal on each such underlying Mortgaged Property related to such Collateral Interest, plus (ii) the aggregate amount of all reserves, letters of credit and escrows held in connection therewith (other than escrows and reserves for unpaid real estate taxes and assessments and insurance premiums), plus (iii) all insurance and casualty proceeds and condemnation awards that constitute collateral therefor (whether paid or then payable by any insurance company or government authority). With respect to any Collateral Interest that is a Participation, any Appraisal Reduction Amount will be allocated to such participation interest as provided under the applicable Participation Agreement.

“Appraisal Reduction Event”: With respect to any Collateral Interest, the occurrence of any of the following events: (i) the 90th day following the occurrence of any uncured delinquency in any monthly payment; (ii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 90th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed; (iii) the date on which any related underlying Mortgaged Property becomes an REO Property as set forth pursuant to the Servicing Agreement; (iv) the date on which such Collateral Interest becomes a Modified Collateral Interest; or (v) a payment default occurs with respect to a balloon payment due on such Collateral Interest; provided, however, that if (a) the related borrower is diligently seeking a refinancing commitment or sale, (b) the related borrower continues to make its assumed scheduled payments, (c) no other Appraisal Reduction Event has occurred with respect to such Collateral Interest, and (d) the Collateral Manager consents, then an Appraisal Reduction Event with respect to this clause (v) will be deemed not to occur on or before the 60th day after the original maturity date (inclusive of all extension options that the related borrower had the right to elect and did so elect pursuant to the instrument related to such Collateral Interest) of such Collateral Interest; and provided, further, that if the related borrower has delivered to the Special Servicer, on or before the 60th day after the original maturity date, refinancing documentation or a purchase and sale agreement reasonably acceptable to the Special Servicer, and the borrower continues to make its assumed scheduled payments and no other Appraisal Reduction Event has occurred with respect to such Collateral Interest, then an Appraisal Reduction Event will be deemed not to occur until the earlier of (A) 120 days following the original maturity date of such Collateral Interest and (B) termination of the refinancing documentation or purchase and sale agreement.

“ARRC”: Alternative Reference Rates Committee of the Federal Reserve Bank of New York.

“Article 15 Agreement”: The meaning specified in Section 15.1(a).

“As-Stabilized LTV”: With respect to any Collateral Interest, the ratio, expressed as a percentage, as calculated by the Collateral Manager in accordance with the Collateral Management Standard, of the Principal Balance of such Collateral Interest to the value estimate of the related Mortgaged Property as reflected in an appraisal that was obtained not more than 18 months prior to the date of determination, which value is based on the appraisal or portion of an appraisal that states an “as-stabilized” value and/or “as-renovated” value for such property, which may be based on the assumption that certain events will occur, including without limitation, with respect to the re-tenanting, renovation or other repositioning of such property and, may be based on the capitalization rate reflected in such appraisal; provided, further, that if the appraisal was not obtained within three months prior to the date of determination, the Collateral Manager may adjust such capitalization rate in its reasonable good faith judgment executed in accordance with the Collateral Management Standard. In determining As-Stabilized LTV for any Ramp-Up Collateral Interest, Reinvestment Collateral Interest, Contribution Collateral Interest and Exchange Collateral Interest that is a Participation, the calculation of As-Stabilized LTV will take into account the outstanding Principal Balance of the Participation being acquired by the Issuer and the related Companion Participation(s) (assuming fully funded). In determining the As-Stabilized LTV for any Ramp-Up Collateral Interest, Reinvestment Collateral Interest, Contribution Collateral Interest and Exchange Collateral Interest that is cross-collateralized with one or more other Collateral Interests, the As-Stabilized LTV will be calculated with respect to the cross-collateralized group in the aggregate.

“Asset Replacement Percentage”: On any date of calculation, a fraction (expressed as a percentage) where (1) the numerator is the Aggregate Principal Balance of the Collateral Interests as to which interest payments are calculated with reference to a benchmark other than the then-current Benchmark and (2) the denominator is the Aggregate Principal Balance of all of the Collateral Interests as of such calculation date.

“Auction Call Redemption”: The meaning specified in Section 9.1(d).

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Note Administrator to authenticate such Notes on behalf of the Note Administrator pursuant to Section 2.12.

“Authorized Officer”: With respect to the Issuer or Co-Issuer, any Officer (or attorney-in-fact appointed by the Issuer or the Co-Issuer) who is authorized to act for the Issuer or Co-Issuer in matters relating to, and binding upon, the Issuer or Co-Issuer. With respect to the Collateral Manager, the Persons listed on Schedule C attached hereto or such other Person or Persons specified by the Collateral Manager by written notice to the other parties hereto. With respect to the Servicer, a “Responsible Officer” of the Servicer or the Special Servicer as set forth in the Servicing Agreement. With respect to the Note Administrator or the Trustee or any other bank or trust company acting as trustee of an express trust, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Backup Advancing Agent”: The Note Administrator, solely in its capacity as Backup Advancing Agent hereunder, or any successor Backup Advancing Agent; provided that any such successor Backup Advancing Agent must be a financial institution having a long-term unsecured debt rating at least equal to “A2” by Moody’s and the equivalent by KBRA (if then rated by KBRA) and a short-term unsecured debt rating from Moody’s at least equal to “P-1” and the equivalent by KBRA (if then rated by KBRA).

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, Part V of the Companies Act (As Revised) of the Cayman Islands, the Bankruptcy Act (As Revised) of the Cayman Islands, the Companies Winding Up Rules (As Revised) of the Cayman Islands and the Foreign Bankruptcy Proceedings (International Cooperation) Rules (As Revised) of the Cayman Islands, each as amended from time to time.

“Barclays”: Barclays Capital Inc.

“Benchmark”: Initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Determination Date”: With respect to any Interest Accrual Period, (1) if the Benchmark is LIBOR, the second London Banking Day preceding the first day of such Interest Accrual Period and (2) if the Benchmark is not LIBOR, the time determined by the Collateral Manager in accordance with the Benchmark Replacement Conforming Changes.

“Benchmark Replacement”: The first alternative set forth in the order below that can be determined by the Collateral Manager as of the Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5) the sum of: (a) the alternate rate of interest that has been selected by the Collateral Manager as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated securitizations at such time and (b) the Benchmark Replacement Adjustment.

In no event may the Benchmark Replacement be less than zero.

“Benchmark Replacement Adjustment”: The first alternative set forth in the order below that can be determined by the Collateral Manager as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Collateral Manager giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated securitization transactions at such time.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including, but not limited to, changes to the definition of “Interest Accrual Period”, setting an applicable Benchmark Determination Date and Reference Time, the timing and frequency of determining rates and making payments of interest, the method for calculating the Benchmark Replacement and other administrative matters, which may, for the avoidance of doubt, have a material economic impact on the Notes) that, the Collateral Manager decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the

Collateral Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Manager determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Collateral Manager determines is reasonably necessary).

“Benchmark Replacement Date”: In the case of:

(1) clause (1) or (2) of the definition of “Benchmark Transition Event,” the earlier of (i) the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark and (ii) the date selected by the Collateral Manager, in its sole discretion, to be an appropriate Benchmark Replacement Date based on market practice;

(2) clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information; or

(3) clause (4) of the definition of “Benchmark Transition Event,” the 30th Business Day following the date of such servicer report;

provided, however, that, other than in the case of clause (1)(ii) above, on or after the 60th day preceding the date on which such Benchmark Replacement Date would otherwise occur (if applicable), the Collateral Manager may give written notice to the Issuer, the Co-Issuer, the Advancing Agent, the Servicer, the Special Servicer, the Note Administrator, the Trustee and the Calculation Agent (if different from the Note Administrator) in which the Collateral Manager designates an earlier date (but not earlier than the 30th day following such notice) and represents that such earlier date will facilitate an orderly transition of the transaction to the Benchmark Replacement, in which case such earlier date shall be the Benchmark Replacement Date. In the case of clause (1)(ii) above, the Collateral Manager will be required to provide written notice to the Issuer, the Co-Issuer, the Advancing Agent, the Servicer, the Special Servicer, the Note Administrator, the Trustee and the Calculation Agent (if different from the Note Administrator) at least 30 days prior to the Benchmark Replacement Date selected by the Collateral Manager.

For the avoidance of doubt, the Benchmark Replacement Date for one-month LIBOR is expected to be on or immediately after June 30, 2023 (as a result of a March 8, 2021 ARRC announcement based on the FCA Announcements), although the Benchmark Replacement Date could be earlier if other Benchmark Transition Events occur.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; or

(4) the Asset Replacement Percentage is greater than 50%, as calculated by the Collateral Manager based on the aggregate principal balance of each applicable Commercial Real Estate Loan, as reported in the most recent monthly report of the Servicer.

On March 8, 2021, the ARRC announced that the FCA Announcements amounted to a Benchmark Transition Event.

“Beneficial Holder Information Form”: A beneficial holder information form substantially in the form of Exhibit T hereto.

“Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Governing Documents of the Issuer and, with respect to the Co-Issuer, the LLC Managers duly appointed by the sole member of the Co-Issuer or otherwise.

“Board Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution or unanimous written consent of the LLC Managers or the sole member of the Co-Issuer.

“Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, Charlotte, North Carolina, Concord, California, Miami, Florida, or the location of the Corporate Trust Office of the Note Administrator or the Trustee, or (iii) days when the New York Stock Exchange or the Federal Reserve Bank of New York are closed.

“Calculation Agent”: The meaning specified in Section 7.14(a).

“Calculation Amount”: With respect to (a) any Modified Collateral Interest, the Principal Balance thereof minus any related Appraisal Reduction Amounts; and with respect to (b) any Defaulted Collateral Interest, the lowest of (i) the Moody’s Recovery Rate of such Collateral Interest multiplied by the Principal Balance of such Collateral Interest, (ii) the market value of such Collateral Interest, as determined by the Collateral Manager in accordance with the Collateral Management Standard based upon, among other things, a recent Appraisal and information from one or more third party commercial real estate brokers and such other information as the Collateral Manager deems appropriate and (iii) the Principal Balance of such Collateral Interest minus any applicable Appraisal Reduction Amounts.

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Collateral Account”: The meaning specified in the Servicing Agreement.

“Cayman AML Regulations”: The Cayman Islands Anti-Money Laundering Regulations (As Revised) and The Guidance Notes on the Prevention and Detection of Money Laundering, Terrorist Financing and Proliferation Financing in the Cayman Islands (as equivalent legislation and guidance, as applicable).

“Cayman FATCA Legislation”: The Cayman Islands Tax Information Authority Act (As Revised), together with related regulations, rules and guidance notes made pursuant to such law.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Security”: A “certificated security” as defined in Section 8-102(a)(4) of the UCC.

“Class”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes or the Class G-X Notes, as applicable.

“Class A Benchmark Spread”: (i) With respect to each Payment Date (and related Interest Accrual Period), 1.22% plus (ii) with respect to each Payment Date (and related Interest Accrual Period) on and after the Payment Date in June 2026, 0.25%.

“Class A Defaulted Interest Amount”: With respect to the Class A Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A Notes on account of any shortfalls in the payment of the Class A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class A Rate.

“Class A Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class A Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A Notes on the first day of the related Interest Accrual Period,

(ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class A Rate.

“Class A Notes”: The Class A Senior Secured Floating Rate Notes Due 2038, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class A Rate”: With respect to any Class A Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark (determined as described herein) plus (b) the Class A Benchmark Spread.

“Class A-S Benchmark Spread”: (i) With respect to each Payment Date (and related Interest Accrual Period), 1.55% plus (ii) with respect to each Payment Date (and related Interest Accrual Period) on and after the Payment Date in June 2026, 0.25%.

“Class A-S Defaulted Interest Amount”: With respect to the Class A-S Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class A-S Notes on account of any shortfalls in the payment of the Class A-S Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class A-S Rate.

“Class A-S Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class A-S Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A-S Notes on the first day of the related Interest Accrual Period,

(ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class A-S Rate.

“Class A-S Notes”: The Class A-S Second Priority Secured Floating Rate Notes Due 2038, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class A-S Rate”: With respect to any Class A-S Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark (determined as described herein) plus (b) the Class A-S Benchmark Spread.

“Class B Benchmark Spread”: (i) With respect to each Payment Date (and related Interest Accrual Period), 1.90% plus (ii) with respect to each Payment Date (and related Interest Accrual Period) on and after the Payment Date in June 2026, 0.50%.

“Class B Defaulted Interest Amount”: With respect to the Class B Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class B Notes on account of any shortfalls in the payment of the Class B Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class B Rate.

“Class B Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class B Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class B Notes on the first day of the related Interest Accrual Period,

(ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class B Rate.

“Class B Notes”: The Class B Third Priority Secured Floating Rate Notes Due 2038, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class B Rate”: With respect to any Class B Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark (determined as described herein) plus (b) the Class B Benchmark Spread.

“Class C Benchmark Spread”: (i) With respect to each Payment Date (and related Interest Accrual Period), 2.05% plus (ii) with respect to each Payment Date (and related Interest Accrual Period) on and after the Payment Date in July 2026, 0.50%.

“Class C Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes or Class B Notes are outstanding, with respect to the Class C Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class C Notes on account of any shortfalls in the payment of the Class C Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class C Rate.

“Class C Deferred Interest”: So long as any of the Class A Notes, the Class A-S Notes or the Class B Notes are outstanding, any interest due on the Class C Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class C Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class C Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class C Notes on the first day of the related Interest Accrual Period,

(ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class C Rate.

“Class C Notes”: The Class C Fourth Priority Secured Floating Rate Notes Due 2038, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class C Rate”: With respect to any Class C Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark (determined as described herein) plus (b) the Class C Benchmark Spread.

“Class D Benchmark Spread”: (i) With respect to each Payment Date (and related Interest Accrual Period), 2.80% plus (ii) with respect to each Payment Date (and related Interest Accrual Period) on and after the Payment Date in July 2026, 0.50%.

“Class D Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes or Class C Notes are outstanding, with respect to the Class D Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class D Notes on account of any shortfalls in the payment of the Class D Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class D Rate.

“Class D Deferred Interest”: So long as any of the Class A Notes, the Class A-S Notes, the Class B Notes or the Class C Notes are outstanding, any interest due on the Class D Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class D Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class D Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class D Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class D Rate.

“Class D Notes”: The Class D Fifth Priority Secured Floating Rate Notes Due 2038, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class D Rate”: With respect to any Class D Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark (determined as described herein) plus (b) the Class D Benchmark Spread.

“Class E Benchmark Spread”: (i) With respect to each Payment Date (and related Interest Accrual Period), 3.45% plus (ii) with respect to each Payment Date (and related Interest Accrual Period) on and after the Payment Date in July 2026, 0.50%.

“Class E Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, with respect to the Class E Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class E Notes on account of any shortfalls in the payment of the Class E Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class E Rate.

“Class E Deferred Interest”: So long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes or the Class D Notes are outstanding, any interest due on the Class E Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class E Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class E Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class E Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class E Rate.

“Class E Notes”: The Class E Sixth Priority Secured Floating Rate Notes Due 2038, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class E Rate”: With respect to any Class E Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark (determined as described herein) plus (b) the Class E Benchmark Spread.

“Class F Benchmark Spread”: With respect to each Payment Date (and related Interest Accrual Period), 5.00%.

“Class F Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are outstanding, with respect to the Class F Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class F Notes on account of any shortfalls in the payment of the Class F Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class F Rate.

“Class F Deferred Interest”: So long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes are outstanding, any interest due on the Class F Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class F Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class F Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class F Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class F Rate.

“Class F Notes”: The Class F Seventh Priority Floating Rate Notes Due 2038, issued by the Issuer pursuant to this Indenture.

“Class F Rate”: With respect to any Class F Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark (determined as described herein) plus (b) the Class F Benchmark Spread.

“Class F-E Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are outstanding, with respect to the Class F-E Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class F-E Notes on account of any shortfalls in the payment of the Class F-E Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the interest rate on the Class F-E Notes described in Section 2.16.

“Class F-E Deferred Interest”: So long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes are outstanding, any interest due on the Class F-E Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date. Any Class F-E Deferred Interest added to the Aggregate Outstanding Amount of the Class F-E Notes shall have the effect of increasing the Aggregate Outstanding Notional Amount of the Class F-X Notes.

“Class F-E Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class F-E Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class F-E Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the interest rate on the Class F-E Notes described in Section 2.16.

“Class F-E Notes”: The meaning specified in Section 2.3.

“Class F-X Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are outstanding, with respect to the Class F-X Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class F-X Notes on account of any shortfalls in the payment of the Class F-X Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the interest rate on the Class F-X Notes described in Section 2.16.

“Class F-X Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class F-X Notes on account of interest equal to the product of (i) the Aggregate Outstanding Notional Amount of the Class F-X Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the interest rate on the Class F-X Notes described in Section 2.16.

“Class F-X Notes”: The meaning specified in Section 2.3.

“Class G Benchmark Spread”: With respect to each Payment Date (and related Interest Accrual Period), 7.50%.

“Class G Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class F-E Notes or Class F-X Notes are outstanding, with respect to the Class G Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class G Notes on account of any shortfalls in the payment of the Class G Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class G Rate.

“Class G Deferred Interest”: So long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, Class D Notes, Class E Notes, the Class F Notes, the Class F-E Notes or the Class F-X Notes are outstanding, any interest due on the Class G Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class G Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class G Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class G Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class G Rate.

“Class G Notes”: The Class G Eighth Priority Floating Rate Notes Due 2038, issued by the Issuer pursuant to this Indenture.

“Class G Rate”: With respect to any Class G Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark (determined as described herein) plus (b) the Class G Benchmark Spread.

“Class G-E Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class F-E Notes or Class F-X Notes are outstanding, with respect to the Class G-E Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class G-E Notes on account of any shortfalls in the payment of the Class G-E Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the interest rate on the Class G-E Notes described in Section 2.16.

“Class G-E Deferred Interest”: So long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes or the Class F-X Notes are outstanding, any interest due on the Class G-E Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date. Any Class G-E Deferred Interest added to the Aggregate Outstanding Amount of the Class G-E Notes shall have the effect of increasing the Aggregate Outstanding Notional Amount of the Class G-X Notes.

“Class G-E Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class G-E Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class G-E Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the interest rate on the Class G-E Notes described in Section 2.16.

“Class G-E Notes”: The meaning specified in Section 2.3.

“Class G-X Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class F-E Notes or Class F-X Notes are outstanding, with respect to the Class G-X Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class G-X Notes on account of any shortfalls in the payment of the Class G-X Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the interest rate on the Class G-X Notes described in Section 2.16.

“Class G-X Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class G-X Notes on account of interest equal to the product of (i) the Aggregate Outstanding Notional Amount of the Class G-X Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the interest rate on the Class G-X Notes described in Section 2.16.

“Class G-X Notes”: The meaning specified in Section 2.3.

“Clean-up Call”: The meaning specified in Section 9.1(a).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearstream, Luxembourg”: Clearstream Banking, société anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”: May 5, 2021.

“Closing Date Collateral Interests”: The Mortgage Loans and the Participations listed on Schedule A attached hereto that are acquired by the Issuer on the Closing Date.

“Co-Issuer”: FS Rialto 2021-FL2 Co-Issuer, LLC, a limited liability company formed under the laws of the State of Delaware, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”: The Issuer and the Co-Issuer.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: The meaning specified in the first paragraph of the Granting Clause of this Indenture.

“Collateral Interest File”: The meaning specified in Section 3.3(e).

“Collateral Interest Purchase Agreement”: The collateral interest purchase agreement entered into between the Issuer, the Seller, FS Credit REIT and Sub-REIT on or about the Closing Date, as amended or supplemented from time to time, which agreement is assigned to the Trustee on behalf of the Secured Parties pursuant to this Indenture, together with any collateral interest purchase agreement or subsequent transfer instrument entered into between the Issuer and the Seller in connection with the acquisition of a Reinvestment Collateral Interest, Ramp-Up Collateral Interests, Contribution Collateral Interests and/or an Exchange Collateral Interest.

“Collateral Interests”: The Closing Date Collateral Interests, the Delayed Close Collateral Interest, the Reinvestment Collateral Interests, the Ramp-Up Collateral Interests, the Contribution Collateral Interests and the Exchange Collateral Interests, individually or collectively as the context may require.

“Collateral Management Agreement”: The Collateral Management Agreement, dated as of the Closing Date, by and between the Issuer and the Collateral Manager, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Collateral Management Standard”: The meaning specified in the Collateral Management Agreement.

“Collateral Manager”: FS Credit REIT, each of FS Credit REIT’s permitted successors and assigns or any successor Person that shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Fee”: The meaning specified in the Collateral Management Agreement.

“Collection Account”: The meaning specified in the Servicing Agreement.

“Commercial Real Estate Loan”: Any Mortgage Loan that is a Collateral Interest and any Participated Loan in which a Participation therein is a Collateral Interest, as applicable and as the context may require.

“Committed Reinvestment Collateral Interest”: Any Reinvestment Collateral Interest for which, on or before the last day of the Reinvestment Period, the Issuer (or the Collateral Manager (or an affiliate or third party on behalf of the Collateral Manager) on behalf of the Issuer) has entered into a binding commitment to purchase or a loan application such Reinvestment Collateral Interest.

“Companion Participation”: With respect to each Participation held by the Issuer, the related companion participation interest in the related Participated Loan that will not be held by the Issuer unless such Companion Participation is later acquired, in whole or in part, by the Issuer pursuant to the applicable provisions of this Indenture.

“Companion Participation Acquisition Criteria”: The criteria set forth below:

(i)	the underlying Commercial Real Estate Loan is not a Defaulted Commercial Real Estate Loan or a Specially Serviced Loan;

(ii)	upon acquisition, the Funded Companion Participation will not be a Credit Risk Collateral Interest;

(iii)

the requirements set forth in this Indenture regarding the representations and warranties with respect to such Funded Companion Participation and the related Mortgaged Property have been met (subject to such exceptions as are reasonably acceptable to the Collateral Manager);

(iv)	the acquisition of such Funded Companion Participation will be at a price no greater than the outstanding principal balance of such Funded Companion Participation; and

(v)

a No Downgrade Confirmation has been received from KBRA with respect to the acquisition of such Funded Companion Participation, except that such confirmation will not be required with respect to the acquisition of a Participation if the principal balance of the Participation being acquired is less than $1,000,000.

“Company Administrative Expenses”: All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer, Co-Issuer or any Permitted Subsidiary (including legal fees and expenses) to (i) the Note Administrator, the Custodian and the Trustee pursuant to this Indenture or any co-trustee appointed pursuant to Section 6.7 (including amounts payable by the Issuer as indemnification pursuant to this Indenture), (ii) the Company Administrator under the Administration Agreement and the Registered Office Terms (including amounts payable by the Issuer as indemnification pursuant to the Administration Agreement) and to provide for the costs of liquidating the Issuer following redemption of the Notes and the AML Services Provider under the AML Services Agreement, (iii) the LLC Managers (including indemnification), (iv) the independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer and the Co-Issuer), and any registered office and government filing fees, in each case, payable in the order in which invoices are received by the Issuer, (v) a Rating Agency for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit assessment or rating of the Collateral Interests, (vi) the Collateral Manager under this Indenture and the Collateral Management Agreement (including amounts payable by the Issuer as indemnification pursuant to this Indenture or the Collateral Management Agreement), (vii) other Persons as indemnification pursuant to the Collateral

Management Agreement, (viii) the Advancing Agent or other Persons as indemnification pursuant to the provisions pertaining to the Advancing Agent in this Indenture, (ix) the Servicer or the Special Servicer as indemnification or reimbursement of expenses pursuant to the Servicing Agreement, (x) the CREFC® Intellectual Property Royalty License Fee, (xi) the Preferred Share Paying Agent and the Preferred Share Registrar pursuant to the Preferred Share Paying Agency Agreement (including amounts payable as indemnification), (xii) each member of the Advisory Committee (including amounts payable as indemnification) under each agreement among such Advisory Committee member, the Collateral Manager and the Issuer (and the amounts payable by the Issuer to each member of the Advisory Committee as indemnification pursuant to each such agreement), (xiii) any other Person in respect of any governmental fee, charge or tax (including any FATCA and Cayman FATCA Legislation compliance costs) in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Note Administrator), in each case, payable in the order in which invoices are received by the Issuer, and (xiv) any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture (including, without limitation, any costs or expenses incurred in connection with certain modeling systems and services) and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Collateral Interests or any other transaction authorized by this Indenture), in each case, payable in the order in which invoices are received by the Issuer; provided that Company Administrative Expenses shall not include (a) amounts payable in respect of the Notes and (b) any Collateral Manager Fee payable pursuant to the Collateral Management Agreement.

“Company Administrator”: MaplesFS Limited, a licensed trust company incorporated in the Cayman Islands, as administrator pursuant to the Administration Agreement, unless a successor Person shall have become administrator pursuant to the Administration Agreement, and thereafter, Company Administrator shall mean such successor Person.

“Compounded SOFR”: The compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Accrual Period or compounded in advance) being established by the Collateral Manager in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Collateral Manager determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Collateral Manager giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated securitization transactions at such time.

“Contribution Collateral Interest”: The meaning specified in Section 12.2(c).

“Controlling Class”: The Class A Notes, so long as any Class A Notes are Outstanding, then the Class A-S Notes, so long as any Class A-S Notes are Outstanding, then the Class B Notes, so long as any Class B Notes are Outstanding, then the Class C Notes, so long as any Class C Notes are Outstanding, then the Class D Notes, so long as any Class D Notes are Outstanding, then the Class E Notes, so long as any Class E Notes are Outstanding, then the Class F Notes and the Class F-E Notes, so long as any Class F Notes or Class F-E Notes are Outstanding, then the Class G Notes and the Class G-E Notes, so long as any Class G Notes or Class G-E Notes are Outstanding.

“Corporate Trust Office”: The designated corporate trust office of (a) the Trustee, currently located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee – FS Rialto 2021-FL2, (b) the Note Administrator, currently located at (i) with respect to the delivery of Loan Documents, at 1055 10th Avenue SE, Minneapolis, Minnesota, 55414, Attention: Document Custody Group – FS Rialto 2021-FL2, (ii) with respect to the delivery of Note transfers and surrenders, at 600 South 4th Street, 7th Floor, MAC N9300-070 Minneapolis, Minnesota 55415, Attention: Certificate Transfer Services – FS Rialto 2021-FL2; and (iii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS), FS Rialto 2021-FL2, telecopy number (410) 715-2380 or (c) such other address as the Trustee or the Note Administrator, as applicable, may designate from time to time by notice to the Noteholders, the Holder of the Preferred Shares, the 17g-5 Information Provider and the parties hereto.

“Corresponding Tenor”: With respect to a Benchmark Replacement, a tenor having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Credit Enhancement Level”: With respect to any Class of Notes, the fraction, expressed as a percentage, where the numerator is the Aggregate Outstanding Amount (excluding any Deferred Interest, if applicable) of each Class of Notes and the Preferred Shares that is subordinate to such Class of Notes and the denominator is the Net Outstanding Portfolio Balance.

“Credit Risk Collateral Interest”: Any Collateral Interest that, in the Collateral Manager’s reasonable business judgment, has a significant risk of declining in credit quality or, with a lapse of time, becoming a Defaulted Collateral Interest.

“Credit Risk Exchange Limitation”: With respect to exchanges of Credit Risk Collateral Interests (other than those that are Defaulted Collateral Interests) after the Reinvestment Period, the condition that will be satisfied if, immediately after giving effect to any such exchange, the aggregate Principal Balance of Credit Risk Collateral Interests exchanged by the Issuer for Exchange Collateral Interests after the Reinvestment Period, is equal to or greater than 10.0% of the aggregate Principal Balance of the Closing Date Collateral Interests as of the Closing Date.

“Credit Risk Retention Rules”: Regulation RR (17 C.F.R. Part 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Department of Treasury, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“Credit Risk/Defaulted Collateral Interest Cash Purchase”: The meaning specified in Section 12.1(b)(iii).

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Collateral Interest and for any Payment Date, an amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Principal Balance of such Collateral Interest as of the close of business on the Determination Date in such Interest Accrual Period. Such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Collateral Interest is computed and shall be prorated for partial periods.

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to each Collateral Interest, a rate equal to 0.0005% per annum.

“CREFC® Loan Periodic Update File”: The meaning specified in the Servicing Agreement.

“CRS”: The OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard.

“Custodial Account”: An account at the Securities Intermediary established pursuant to Section 10.1(b).

“Custodian”: The meaning specified in Section 3.3(a).

“Cut-off Date”: With respect to each Collateral Interest, the later of April 13, 2021 or the date of origination.

“Debt Service”: With respect to any Collateral Interest, the monthly payments of principal and interest due pursuant to the terms of the related Loan Documents, excluding (1) any balloon payments, (2) required (non-monthly) principal paydowns and (3) reserve payments for the 12 payments following the Cut-off Date.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Collateral Interest”: Any Collateral Interest as to which the related Commercial Real Estate Loan is a Defaulted Loan.

“Defaulted Loan”: Any Commercial Real Estate Loan as to which there has occurred and is continuing for more than 60 days either (x) a payment default (after giving effect to any applicable grace period but without giving effect to any waiver) or (y) a material non-monetary event of default that is known to the Special Servicer and has occurred and is continuing

(after giving effect to any applicable grace period but without giving effect to any waiver); provided, however, that any Collateral Interest as to which an Appraisal Reduction Event has not occurred due to the circumstances specified in clause (v) of the definition thereof and which is not otherwise a Defaulted Loan will be deemed not to be a Defaulted Loan for purposes of determining the Calculation Amount for the Par Value Test. If a Defaulted Loan is the subject of a work-out, modification or otherwise has cured the default such that the subject Defaulted Loan is no longer in default pursuant to its terms (as such terms may have been modified), such Collateral Interest will no longer be treated as a Defaulted Loan.

“Deferred Interest”: The Class C Deferred Interest, the Class D Deferred Interest, the Class E Deferred Interest, the Class F Deferred Interest, the Class F-E Deferred Interest, the Class G Deferred Interest and the Class G-E Deferred Interest.

“Definitive Notes”: The meaning specified in Section 2.2(b).

“Delayed Close Collateral Interest”: The Collateral Interest identified as a Delayed Close Collateral Interest on Schedule A attached hereto.

“Depository” or “DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Designated Balance”: All or a portion of the amounts in the Unused Proceeds Account that would otherwise have been used for the acquisition of the Delayed Close Collateral Interest if it has not been acquired by the Issuer on or before the Target Authorization Date, as designated by the Collateral Manager.

“Determination Date”: The 11th day of each month or, if such day is not a Business Day, the preceding Business Day, commencing in May 2021.

“Disposition Limitation Threshold”: A threshold that shall be met at any time that (x) the sum of (i) the cumulative aggregate Principal Balance of Credit Risk Collateral Interests and Non-Controlled Collateral Interests (in either case, other than those that are Defaulted Collateral Interests) sold by the Issuer to the Collateral Manager or its Affiliates plus (ii) the cumulative aggregate Principal Balance of Credit Risk Collateral Interests (other than those that are Defaulted Collateral Interests) exchanged for Exchange Collateral Interests, is equal to or greater than (y) 10% of the aggregate Principal Balance of the Closing Date Collateral Interests as of the Closing Date.

“Disqualified Transferee”: The meaning specified in Section 2.5(m).

“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Collateral and the dissolution of the Co-Issuers, as reasonably certified by the Collateral Manager or the Issuer, based in part on expenses incurred by the Trustee, Custodian and Note Administrator and reported to the Collateral Manager.

“Dodd-Frank”: The Dodd Frank Wall Street Reform and Consumer Protection Act, as amended from time to time.

“Dollar” or “$”: A U.S. dollar or other equivalent unit in Cash.

“Due Period”: With respect to any Payment Date, the period commencing on the day immediately succeeding the second preceding Determination Date (or commencing on and excluding the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.

“Due Diligence Service Provider”: The meaning specified in Section 14.13(f).

“EHRI”: Any interest in the Issuer that satisfies the definition of “eligible horizontal residual interest” in the Credit Risk Retention Rules. As of the Closing Date, the Preferred Shares shall constitute the EHRI.

“Eligibility Criteria”: The criteria set forth below with respect to any Ramp-Up Collateral Interest, Reinvestment Collateral Interest and Exchange Collateral Interest (excluding any Funded Companion Participation related to any Closing Date Collateral Interest or the Delayed Close Collateral Interest, as to which only the Companion Participation Acquisition Criteria will be required to be satisfied), compliance with which shall be evidenced by an Officer’s Certificate of the Collateral Manager delivered to the Trustee and Note Administrator as of the date of such acquisition:

(i) it is a Mortgage Loan or a fully funded Senior AB Participation, Senior AB Pari Passu Participation or Pari Passu Participation in a mortgage loan that is secured by a Multifamily Property (that is not a Student Housing Property), Industrial Property, Office Property, Mixed-Use Property, Self-Storage Property, Hospitality Property or Retail Property;

(ii) (A) the aggregate Principal Balance of the Collateral Interests secured by properties that are of the following types are subject to limitations as follows: (a) Industrial Properties does not exceed 60.0% of the Aggregate Outstanding Portfolio Balance, (b) Office Properties does not exceed 40.0% of the Aggregate Outstanding Portfolio Balance, (c) Mixed-Use Properties does not exceed 15.0% of the Aggregate Outstanding Portfolio Balance, (d) Self-Storage Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance, (e) Hospitality Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance, and (f) Retail Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance. There shall be no concentration limitation with respect to Multifamily Properties;

(B) with respect to any Ramp-Up Collateral Interest, the aggregate Principal Balance of the Ramp-Up Collateral Interests acquired during the Ramp-Up Period that are secured by Multifamily Properties plus the Ramp-Up Remaining Balance is not less than 70.0% of the Ramp-Up Remaining Balance on the Closing Date;

(iii) the obligor is incorporated or organized under the laws of, and the Collateral Interest is secured by property located in, the United States;

(iv) it provides for monthly payments of interest at a floating rate based on one-month LIBOR or another generally acceptable floating rate index or successor benchmark rate;

(v) it has a Moody’s rating;

(vi) it has a maturity date, assuming the exercise of all extension options (if any) that are exercisable at the option of the related borrower under the terms of such Collateral Interest, that is not more than five years from its acquisition date (which, in the case of newly originated loans, will be calculated without regard to the initial stub interest period);

(vii) it is not an Equity Interest;

(viii) it is not a ground-up construction loan;

(ix) the Collateral Manager has determined that it has an As-Stabilized LTV that is not greater than (i) in the case of Collateral Interests secured by Multifamily Properties, 80.0%, (ii) in the case of Collateral Interests secured by Industrial Properties, Office Properties, Mixed-Use Properties, Self-Storage Properties or Retail Properties, 75.0% and (iii) in the case of Collateral Interests secured by Hospitality Properties, 70.0%;

(x) the Collateral Manager has determined that it has an U/W Stabilized NCF DSCR that is not less than (i) in the case of Collateral Interests secured by Multifamily Properties, 1.15x, (ii) in the case of Collateral Interests secured by Industrial Properties, Office Properties, Mixed-Use Properties, Self-Storage Properties or Retail Properties, 1.25x, and (iii) in the case of Collateral Interests secured by Hospitality Properties, 1.40x;

(xi) the Principal Balance of such Collateral Interest (plus any previously-acquired participation interests in the same underlying Commercial Real Estate Loan) is not greater than $85,000,000;

(xii) (A) the Weighted Average Life of the Collateral Interests, assuming the exercise of all contractual extension options (if any) that are exercisable by the borrower under each Collateral Interest, is less than or equal to the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to 5.5 years from the Closing Date;

(B) the Weighted Average Spread of the Collateral Interests is not less than 2.50%;

(C) the aggregate Principal Balance of Collateral Interests secured by Mortgaged Properties located in (x) California, Florida, Georgia, New York and Texas is (in each case) no more than 40.0% of the Aggregate Outstanding Portfolio Balance and (y) any other state (in each case) is no more than 25.0% of the Aggregate Outstanding Portfolio Balance; and

(D) the Herfindahl Score is greater than or equal to 14.0;

(xiii) the weighted average Moody’s Rating Factor (weighted by Principal Balance of the Collateral Interests) is in no event greater than 5,000;

(xiv) a No Downgrade Confirmation has been received from KBRA with respect to the acquisition of such Collateral Interest;

(xv) the sum of the Principal Balance of such Collateral Interest and the Principal Balance of all Collateral Interests that have the same guarantor or an affiliated guarantor does not exceed 20.0% of the Aggregate Outstanding Portfolio Balance;

(xvi) it will not require the Issuer to make any future payments after the Issuer’s purchase thereof;

(xvii) if it is a Collateral Interest with a related Future Funding Participation:

(A) the Future Funding Indemnitor has Segregated Liquidity (evidenced by a certification) in an amount at least equal to the greater of (i) the Largest One Quarter Future Advance Estimate and (ii) the Two Quarter Future Advance Estimate for the immediately following two calendar quarters (based on the Future Funding Amounts for all outstanding Future Funding Participations related to the Collateral Interests);

(B) the maximum principal amount of all Future Funding Participations with respect to all Collateral Interests does not exceed 20.0% of the maximum commitment amount of all Commercial Real Estate Loans; and

(C) the maximum principal amount of the related Future Funding Participation does not exceed 35.0% of the maximum commitment amount of the related Commercial Real Estate Loan;

(xviii) it is not prohibited under its Loan Documents from being purchased by the Issuer and pledged to the Trustee;

(xix) it is not currently, and has not recently been, the subject of any request by the borrower to amend, modify or waive any provision of any of the related Loan Documents that would have a material adverse effect on such Collateral Interest;

(xx) it is not a Credit Risk Collateral Interest;

(xxi) it is not a Defaulted Collateral Interest (as determined by the Collateral Manager after reasonable inquiry);

(xxii) it is Dollar denominated and may not be converted into an obligation payable in any other currencies;

(xxiii) if such Collateral Interest is a Participation, it does not have “buy/sell” rights as a dispute resolution mechanism;

(xxiv) it provides for the repayment of principal at not less than par no later than upon its maturity or upon redemption, acceleration or its full prepayment;

(xxv) it is serviced pursuant to the Servicing Agreement or it is serviced by an Accepted Loan Servicer pursuant to a commercial mortgage servicing arrangement that includes the servicing provisions substantially similar to those that are standard in commercial mortgage-backed securities (“CMBS”) transactions;

(xxvi) (a) it is purchased from the Seller, the Sponsor, or a wholly-owned subsidiary of FS Credit REIT and (b) the requirements set forth in this Indenture regarding the representations and warranties with respect to such Collateral Interest and the underlying Mortgaged Property (as applicable) have been met (subject to such exceptions as are reasonably acceptable to the Collateral Manager);

(xxvii) if it is a participation interest, the related Participating Institution is (and any “qualified transferee” is required to be) any of (1) a special purpose affiliate of the Sponsor or a “qualified institutional lender” as such terms are typically defined in the Loan Documents related to participations; (2) an entity (or a wholly-owned subsidiary of an entity) that has (y) a long-term unsecured debt rating from Moody’s of “A3” or higher, and (z) a long-term unsecured debt rating from KBRA of “A-” or higher (if rated by KBRA, or if not rated by KBRA, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)) (3) a securitization trust, a collateralized loan obligation (“CLO”) issuer or a similar securitization vehicle, or (4) a special purpose entity that is 100% directly or indirectly owned by the Sponsor, for so long as the separateness provisions of its organizational documents have not been amended (unless the Rating Agency Condition was satisfied in connection with such amendment), and if any Participating Institution is not the Issuer, the related Loan Documents will be held by a third party custodian;

(xxviii) its acquisition will be in compliance with Section 206 of the Advisers Act;

(xxix) its acquisition, ownership, enforcement and disposition will not cause the Issuer to fail to be a Qualified REIT Subsidiary or other disregarded entity of a REIT unless a No Trade or Business Opinion has previously been received (which opinion may be conditioned on compliance with certain restrictions on the investment or other activity of the Issuer and/or the Servicer and/or the Special Servicer and/or the Collateral Manager on behalf of the Issuer);

(xxx) its acquisition would not cause the Issuer, the Co-Issuer or the pool of Collateral Interests to be required to register as an investment company under the 1940 Act; and if the borrowers with respect to the Collateral Interest are excepted from the definition of an “investment company” solely by reason of Section 3(c)(1) of the 1940 Act, then either (x) such Collateral Interest does not constitute a “voting security” for purposes of the 1940 Act or (y) the aggregate amount of such Collateral Interest held by the Issuer is less than 10% of the entire issue of such Collateral Interest;

(xxxi) it does not provide for any payments which are or will be subject to deduction or withholding for or on account of any withholding or similar tax (other than withholding on amendment, modification and waiver fees, late payment fees, commitment fees, exit fees, extension fees or similar fees), unless the borrower under such Collateral Interest is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes) will equal the full amount that the Issuer would have received had no such deduction or withholding been required;

(xxxii) after giving effect to its acquisition, together with the acquisition of any other Collateral Interests to be acquired (or as to which a binding commitment to acquire was entered into) on the same date, the aggregate Principal Balance of Collateral Interests held by the Issuer that are EU/UK Retention Holder Originated Collateral Interests is in excess of 50% of the aggregate Principal Balance of Collateral Interests held by the Issuer;

(xxxiii) if it is a Non-Controlled Collateral Interest, its acquisition will not cause the aggregate Principal Balance of all Non-Controlled Collateral Interests to exceed 15% of the aggregate Principal Balance of all Collateral Interests then owned by the Issuer; and

(xxxiv) it is not acquired for the primary purpose of recognizing gains or decreasing losses resulting from market value changes;

provided, however, that (a) for purposes of clauses (ii), (xii)(A), (xii)(C), (xiii), (xv) and (xvii)(B) above, if the acquisition of such Collateral Interest would either improve compliance with or maintain the same degree of compliance with the applicable concentration limits after giving effect to such acquisition, then such Eligibility Criteria will be deemed to have been satisfied, and (b) any determination of a percentage pursuant to the Eligibility Criteria (except for the Weighted Average Spread of all Collateral Interests) will be rounded to the nearest 1/10th of one percent.

“Eligible Account”: (i) An account maintained with a federal or state chartered depository institution or trust company or an account or accounts maintained with the Note Administrator that has, in each case, (a) a long-term unsecured debt rating of at least “A2” by Moody’s and the equivalent by KBRA (if then rated by KBRA) if deposits in such account will be held therein for more than thirty (30) days and (b) a short-term unsecured debt rating of at least “P-1” by Moody’s and the equivalent by KBRA (if then rated by KBRA) if deposits in such account will be held therein for thirty (30) days or less; (ii) an account maintained with Wells Fargo Bank, National Association so long as (x) Wells Fargo Bank, National Association’s long-term unsecured debt obligations, deposits, or commercial paper rating is at least (1) “A2” by

Moody’s in the case of accounts in which funds are held for more than thirty (30) days and (y) Wells Fargo Bank, National Association’s short-term unsecured debt obligations, deposits, or commercial paper rating is at least “P-1” by Moody’s in the case of accounts in which funds are held for thirty (30) days or less; (iii) an account maintained with KeyBank National Association so long as (x) KeyBank National Association’s long-term unsecured debt obligations, deposits, or commercial paper rating is at least “A2” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days and (y) KeyBank National Association’s short-term unsecured debt obligations, deposits, or commercial paper rating is at least “P-1” by Moody’s in the case of accounts in which funds are held for thirty (30) days or less, (iv) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided that (a) any such institution or trust company has a long-term unsecured rating of at least “Baa1” by Moody’s and a capital surplus of at least U.S.$200,000,000 and (b) any such account is subject to fiduciary funds on deposit regulations substantially similar to 12 C.F.R. § 9.10(b); or (v) any other account approved by the Rating Agencies.

“Eligible Investments”: Any Dollar-denominated investment, the maturity for which corresponds to the Issuer’s expected or potential need for funds, that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee) is Registered and is one or more of the following obligations or securities:

(i) direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States, or any agency or instrumentality of the United States, the obligations of which are expressly backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (including the Note Administrator or the commercial department of any successor Note Administrator, as the case may be; provided that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment that satisfy the Applicable KBRA Eligible Investment Rating and the Applicable Moody’s Eligible Investment Rating;

(iii) unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including the Note Administrator or the commercial department of any successor Note Administrator, as the case may be; provided that such Person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) whose unsecured debt rating satisfies the Applicable KBRA Eligible Investment Rating and the Applicable Moody’s Eligible Investment Rating;

(iv) a reinvestment agreement issued by any bank (if treated as a deposit by such bank) that has a short-term credit rating of not less than “P-1” by Moody’s; provided that the issuer thereof must also have at the time of such investment a long-term unsecured debt rating that satisfies the Applicable KBRA Eligible Investment Rating and the Applicable Moody’s Eligible Investment Rating;

(v) commercial paper or other similar short-term obligations (including that of the Note Administrator or the commercial department of any successor Note Administrator, as the case may be, or any affiliate thereof, provided that such Person otherwise meets the criteria specified herein) having at the time of such investment a debt rating that satisfies the Applicable KBRA Eligible Investment Rating and the Applicable Moody’s Eligible Investment Rating;

(vi) any money market fund (including those managed or advised by the Note Administrator or its Affiliates, including Blackrock T-Fund #60 (TSTXX)) that maintain a constant asset value and that are rated “Aaa-mf” by Moody’s and in the highest long-term or short-term rating category by KBRA or, if not rated by KBRA, an equivalent rating by any two other NRSROs (which may include Moody’s); and

(vii) any other investment similar to those described in clauses (i) through (v) above that (1) Moody’s has confirmed may be included in the portfolio of Collateral as an Eligible Investment without adversely affecting its then-current ratings on the Notes and (2) KBRA has confirmed may be included in the portfolio of Collateral as an Eligible Investment without adversely affecting its then-current ratings on the Notes;

provided that mortgage-backed securities and interest only securities shall not constitute Eligible Investments; provided, further, that (a) Eligible Investments acquired with funds in the Collection Account shall include only such obligations or securities as mature no later than three Business Days prior to the next Payment Date succeeding the acquisition of such obligations or securities, (b) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (c) Eligible Investments shall be treated as indebtedness for U.S. federal income tax purposes and such investment shall not cause the Issuer to fail to be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT (unless the Issuer has previously received a No Trade or Business Opinion, in which case the investment will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or to otherwise become subject to U.S. federal income tax on a net income basis), (d) Eligible Investments shall not be subject to deduction or withholding for or on account of any withholding or similar tax (other than any taxes imposed pursuant to FATCA), unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (e) Eligible

Investments shall not be purchased for a price in excess of par and (f) Eligible Investments shall not include margin stock. Eligible Investments may be purchased from the Trustee and its Affiliates so long as the Trustee has a capital and surplus of at least $200,000,000 and has a long-term unsecured credit rating of at least “Baa1” by Moody’s, and may include obligations for which the Trustee or an Affiliate thereof receives compensation for providing services.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Interest”: A security or other interest that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal, including (i) any bond or note or similar instrument that is by its terms convertible into or exchangeable for an equity interest, (ii) any bond or note or similar instrument that includes warrants or other interests that entitle its holder to acquire an equity interest, or (iii) any other similar instrument that would not entitle its holder to receive periodic payments of interest or a return of a residual value.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account”: The meaning specified in the Servicing Agreement.

“EU/UK Retention Holder”: FS Credit REIT.

“EU/UK Retention Holder Originated Collateral Interest”: A Collateral Interest as to which the EU/UK Retention Holder either (i) itself or through related entities, directly or indirectly, was involved in the original agreement which created such Collateral Interest or (ii) acquired such Collateral Interest from a third party for its own account before the sale or transfer of that Collateral Interest to the Issuer.

“EU/UK Risk Retention Letter”: That certain risk retention letter delivered by the EU/UK Retention Holder and the Retention Holder to the Issuer, the Co-Issuer, the Trustee, the Note Administrator and the Placement Agents, dated the Closing Date.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default”: The meaning specified in Section 5.1.

“Excepted Property”: (i) The $250 proceeds of the issue and allotment of the Issuer’s ordinary shares, $250 representing a profit fee to the Issuer and, in each case, any interest earned thereon, and the account in which such amounts are held, (ii) the limited liability company membership interests of the Co-Issuer and (iii) the Preferred Share Distribution Account and all of the funds and other property from time to time deposited in or credited to the Preferred Share Distribution Account.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Exchange Collateral Interest”: The meaning specified in Section 12.1(e).

“Exchangeable Notes”: The meaning specified in Section 2.3.

“Exchanged Notes”: The meaning specified in Section 2.16.

“Expense Year”: (i) For the first year, the period commencing on the Closing Date and ending on the next January Payment Date and (ii) thereafter, each 12-month period commencing on the Business Day following a January Payment Date and ending on the following January Payment Date.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version that is substantially comparable) and any current or future Treasury regulations promulgated thereunder, and any related provisions of law, court decisions, administrative guidance or agreements with any taxing authority (or laws thereof) in respect thereof, including any agreements entered into pursuant to section 1471(b)(1) of the Code or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law. For the avoidance of doubt, “FATCA” shall also refer to the Cayman FATCA Legislation.

“FCA”: The United Kingdom’s Financial Conduct Authority.

“FCA Announcements”: The announcements made by IBA and FCA on March 5, 2021 that all LIBOR settings shall either cease to be provided by any benchmark administrator or shall no longer be representative immediately after December 31, 2021 for all GBP, EUR, CHF and JPY LIBOR settings and one-week and two-month USD LIBOR settings, and immediately after June 30, 2023 for the remaining USD LIBOR settings, including one-month USD LIBOR.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: Financing statements relating to the Collateral naming the Issuer, as debtor, and the Trustee, on behalf of the Secured Parties, as secured party.

“FS Credit REIT”: FS Credit Real Estate Income Trust, Inc., a Maryland corporation.

“Funded Companion Participation”: With respect to each Collateral Interest that is a Participation, each fully funded participation interest in the related Participated Loan which (unless later acquired, in whole or in part, by the Issuer pursuant to the applicable provisions of this Indenture) is not an asset of the Issuer and is not part of the Collateral.

“Future Funding Reserve Account Control Agreement”: Any account control agreement entered into in accordance with the terms of the Future Funding Agreement by and among the Sub-REIT, as pledgor, the Seller, as obligor, the Trustee, as secured party, FS Credit REIT, as future funding indemnitor, the Note Administrator and an account bank, as the same may be amended, supplemented or replaced from time to time.

“Future Funding Agreement”: The meaning specified in the Servicing Agreement.

“Future Funding Amount”: With respect to any Future Funding Participation, the amount of the unfunded portion thereof.

“Future Funding Indemnitor”: FS Credit REIT.

“Future Funding Participation”: With respect to each Collateral Interest that is a Participation, each related future funding participation which is not an asset of the Issuer and is not part of the Collateral.

“Future Funding Reserve Account”: The meaning specified in the Servicing Agreement.

“GAAP”: The meaning specified in Section 6.3(k).

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Global Notes”: The Rule 144A Global Notes and the Regulation S Global Notes.

“Goldman Sachs”: Goldman Sachs & Co. LLC.

“Governing Documents”: With respect to (i) the Issuer, the memorandum and articles of association of the Issuer, as amended and restated and/or supplemented and in effect from time to time and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.

“Government Items”: A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Collateral (or any other security or instrument), and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Herfindahl Score”: On any date of determination, the quotient of (i) one divided by (ii) the sum of the series of products obtained for each Collateral Interest and Principal Proceeds (whether held as Cash or Eligible Investments), determined by squaring the quotient of (x) the Principal Balance of each such Collateral Interest (or in the case of Principal Proceeds in increments of $10,000,000) divided by (y) the Aggregate Outstanding Portfolio Balance.

“Holder” or “Securityholder”: With respect to any Note, the Person in whose name such Note is registered in the Notes Register. With respect to any Preferred Share, the Person in whose name such Preferred Share is registered in the register maintained by the Preferred Share Registrar.

“Holder AML Obligations”: The obligations of each Holder of the Securities to (i) provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and (ii) any updates, replacement or corrections of such information or documentation, requested by the Issuer (or its agent, as applicable) that may be required for the Issuer to achieve AML Compliance.

“Hospitality Property”: A real property comprised of hospitality space (including Mixed-Use Property) as to which the majority of the underwritten revenue is from hospitality space.

“IAI”: An institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or an entity in which all of the equity owners are such “accredited investors.”

“IBA”: ICE Benchmark Administration Limited.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Indenture Accounts”: The Payment Account, the Reinvestment Account, the Unused Proceeds Account and the Custodial Account.

“Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee or Note Administrator such opinion or certificate shall state, or shall be deemed to state, that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Industrial Property”: A real property comprised of industrial space (including Mixed-Use Property) as to which the majority of the underwritten revenue is from industrial space.

“Initial MASCOT Note Issuance Date”: The 15th day following the Closing Date (or if such 15th day is not a Business Day, the next Business Day).

“Inquiry”: The meaning specified in Section 10.11(a).

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: With respect to the Notes and (i) the first Payment Date, the period from and including the Closing Date to and including the 15th day of the month in which such first Payment Date occurs, and (ii) with respect to each successive Payment Date, the period from and including the 16th day of the month immediately preceding the month in which such Payment Date occurs to and including the 15th day of the month in which such Payment Date occurs.

“Interest Advance”: The meaning specified in Section 10.6(a).

“Interest Coverage Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing:

(a) (i) the sum of (A) the expected scheduled interest payments due (in each case regardless of whether the due date for any such interest payment has yet occurred) in the Due Period in which such Measurement Date occurs on (x) the Collateral Interests (excluding, subject to clause (3) of the last paragraph of this definition, accrued and unpaid interest on Defaulted Collateral Interests); provided that no interest (or dividends or other distributions) will be included with respect to any Collateral Interest to the extent that such Collateral Interest does not provide for the scheduled payment of interest (or dividends or other distributions) in Cash and (y) the Eligible Investments held in the Accounts (whether purchased with Interest Proceeds or Principal Proceeds), plus (B) Interest Advances, if any, advanced by the Advancing Agent or the Backup Advancing Agent, with respect to the related Payment Date, minus (ii) any amounts scheduled to be paid pursuant to Section 11.1(a)(i)(1) through (4) (other than any Collateral Manager Fees that the Collateral Manager has agreed to waive in accordance with this Indenture and the Collateral Management Agreement); by

(b) the sum of (i) the scheduled interest on the Class A Notes payable on the Payment Date immediately following such Measurement Date, plus (ii) any Class A Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (iii) the scheduled interest on the Class A-S Notes payable immediately following such Measurement Date, plus (iv) any Class A-S Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (v) the scheduled interest on the Class B Notes payable immediately following such Measurement Date, plus (vi) any Class B Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (vii) the scheduled interest on the Class C Notes payable immediately following such Measurement Date, plus (viii) any Class C Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (ix) any Class C Deferred Interest payable on the Payment Date immediately following such Measurement Date, plus (x) the scheduled interest on the Class D Notes payable immediately following such Measurement Date, plus (xi) any Class D Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (xii) any Class D Deferred Interest payable on the Payment Date immediately following such Measurement Date plus (xiii) the scheduled interest on the Class E Notes payable immediately following such Measurement Date, plus (xiv) any Class E Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (xv) any Class E Deferred Interest payable on the Payment Date immediately following such Measurement Date.

For purposes of calculating any Interest Coverage Ratio, (1) the expected interest income on the Collateral Interests and Eligible Investments and the expected interest payable on the Offered Notes shall be calculated using the interest rates applicable thereto on the applicable Measurement Date, (2) accrued original issue discount on Eligible Investments shall be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid, (3) there will be excluded all scheduled or deferred payments of interest on or principal of Collateral Interests and any payment that the Collateral Manager has determined in its reasonable judgment will not be made in Cash or received when due and (4) with respect to any Collateral Interest as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each payment thereon shall be deemed to be payable net of such withholding tax unless the related borrower is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments).

“Interest Coverage Test”: The test that will be met as of any Measurement Date on which any Offered Notes remain Outstanding if the Interest Coverage Ratio as of such Measurement Date is equal to or greater than 120.00%.

“Interest Distribution Amount”: Each of the Class A Interest Distribution Amount, the Class A-S Interest Distribution Amount, the Class B Interest Distribution Amount, the Class C Interest Distribution Amount, the Class D Interest Distribution Amount, the Class E Interest Distribution Amount, the Class F Interest Distribution Amount, the Class F-E Interest Distribution Amount, the Class F-X Interest Distribution Amount, the Class G Interest Distribution Amount, the Class G-E Interest Distribution Amount and the Class G-X Interest Distribution Amount.

“Interest Proceeds”: With respect to any Payment Date, (A) the sum (without duplication) of:

(1) all Cash payments of interest (including any deferred interest and any amount representing the accreted portion of a discount from the face amount of a Collateral Interest or an Eligible Investment) or other distributions (excluding Principal Proceeds) received during the related Due Period on all Collateral Interests other than Defaulted Collateral Interests (net of any fees and other compensation and reimbursement of expenses and Servicing Advances and interest thereon (but not net of amounts payable pursuant to any indemnification provisions) to which the Servicer or the Special Servicer are entitled pursuant to the terms of the Servicing Agreement (and, with respect to each Non-Serviced Commercial Real Estate Loan, net of amounts payable to the servicer and special servicer under the applicable servicing agreement)) and Eligible Investments, including, in the

Collateral Manager’s commercially reasonable discretion (exercised as of the trade date), the accrued interest received in connection with a sale of such Collateral Interests or Eligible Investments (to the extent such accrued interest was not applied to the purchase of Reinvestment Collateral Interests), in each case, excluding any accrued interest included in Principal Proceeds pursuant to clause (A)(3) or (4) of the definition of Principal Proceeds and excluding any origination fees and exit fees, which will be retained by the Seller and will not be assigned to the Issuer;

(2) all make whole premiums, spread maintenance, yield maintenance or prepayment premiums or any interest amount paid in excess of the stated interest amount of a Collateral Interest received during the related Due Period;

(3) all amendment, modification, consent and waiver fees, late payment fees (to the extent not paid to the Servicer or the Special Servicer as additional servicing compensation), extension fees and other fees and commissions received by the Issuer during such Due Period in connection with such Collateral Interests and Eligible Investments (except for fees and commissions received in connection with a Defaulted Collateral Interest);

(4) Interest Advances, if any, advanced by the Advancing Agent or the Backup Advancing Agent, with respect to such Payment Date;

(5) all Cash payments corresponding to accrued original issue discount on Eligible Investments;

(6) any interest payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary that is not a Defaulted Collateral Interest;

(7) all payments of principal on Eligible Investments purchased with any other Interest Proceeds;

(8) Cash and Eligible Investments contributed by the Retention Holder or an affiliate thereof, so long as the Retention Holder or an affiliate that is 100% owned by Sub- REIT and a “disregarded entity” for U.S. federal income tax purposes continues to hold 100% of the Preferred Shares, pursuant to the terms of this Indenture and designated as “Interest Proceeds” by the Retention Holder or such affiliate; and

(9) all other cash payments received by the Issuer with respect to the Collateral Interests during the related Due Period that are not included in the definition of “Principal Proceeds”;

minus (B) the aggregate amount of any Nonrecoverable Interest Advances that were previously reimbursed to the Advancing Agent or the Backup Advancing Agent.

“Interest Shortfall”: The meaning specified in Section 10.6(a).

“Interested Person”: The Servicer, the Special Servicer, the Primary Servicer, any independent contractor engaged by the Special Servicer, the Collateral Manager, or, in connection with any individual Commercial Real Estate Loan, the borrower, the manager of the related Mortgaged Property, the holder of a Companion Participation, or any Affiliate of any of the preceding entities.

“Investor Certification”: A certificate, substantially in the form of Exhibit P-1 or Exhibit P-2 hereto, representing that such Person executing the certificate is a Noteholder, a beneficial owner of a Note, a holder of a Preferred Share or a prospective purchaser of a Note or a Preferred Share and that either (a) such Person is not an agent of, or an investment advisor to, any borrower or affiliate of any borrower under a Commercial Real Estate Loan, in which case such person will have access to all the reports and information made available to Noteholders or Preferred Shareholders under this Indenture, or (b) such Person is an agent or Affiliate of, or an investment advisor to, any borrower under a Commercial Real Estate Loan, in which case such person will only receive access to the Monthly Report. The Investor Certification may be submitted electronically by means of the Note Administrator’s Website.

“Investor Q&A Forum”: The meaning specified in Section 10.11(a).

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment”: The spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate”: The rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer”: FS Rialto 2021-FL2 Issuer, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer (and the Co-Issuer, if applicable) by an Authorized Officer of the Issuer (and by an Authorized Officer of the Co-Issuer, if applicable), or by an Authorized Officer of the Collateral Manager on behalf of the Issuer. For the avoidance of doubt, an order or request provided in an email (or other electronic communication) sent by an Authorized Officer of the Issuer, Co-Issuer or Collateral Manager, as applicable, shall constitute an Issuer Order, in each case except to the extent that the Trustee or Note Administrator reasonably requests otherwise.

“KBRA”: Kroll Bond Rating Agency, LLC, or any successor thereto.

“Largest One Quarter Future Advance Estimate”: The meaning specified in the Servicing Agreement.

“LIBOR”: The London Interbank Offer Rate for a one month tenor.

“Liquidation Fee”: The meaning specified in the Servicing Agreement.

“LLC Managers”: The managers of the Co-Issuer duly appointed by the sole member of the Co-Issuer (or, if there is only one manager of the Co-Issuer so duly appointed, such sole manager).

“Loan Documents”: The indenture, loan agreement, note, mortgage, intercreditor agreement, participation agreement, co-lender agreement or other agreement pursuant to which a Collateral Interest or an Eligible Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Interest or an Eligible Investment or of which holders of such Collateral Interest or an Eligible Investment are the beneficiaries.

“Loss Value Payment”: A Cash payment made, subject to the consent of a majority of the Controlling Class, to the Issuer by the Seller in connection with a Material Breach of a representation or warranty or Material Document Defect with respect to any Collateral Interest pursuant to the Collateral Interest Purchase Agreement in an amount that the Collateral Manager on behalf of the Issuer determines is sufficient to compensate the Issuer for such Material Breach of representation or warranty or Material Document Defect, which Loss Value Payment will be deemed to cure such Material Breach or Material Document Defect.

“Majority”: With respect to (i) any Class of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class; and (ii) the Preferred Shares, the Preferred Shareholders representing more than 50% of the aggregate Notional Amount of the Preferred Shares.

“MASCOT Interest Only Notes”: The meaning specified in Section 2.3.

“MASCOT Notes”: The meaning specified in Section 2.3.

“MASCOT P&I Notes”: The meaning specified in Section 2.3.

“Material Breach”: With respect to each Collateral Interest, the meaning specified in the Collateral Interest Purchase Agreement.

“Material Document Defect”: With respect to each Collateral Interest, the meaning specified in the Collateral Interest Purchase Agreement.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise.

“McCoy & Orta”: McCoy & Orta, P.C.

“Measurement Date”: Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Collateral Interest, (iii) any date on which any Collateral Interest becomes a Defaulted Collateral Interest, (iv) each Determination Date and (v) with reasonable notice to the Issuer, the Collateral Manager and the Note Administrator, any other Business Day that any Rating Agency or the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of any Class of Notes requests be a “Measurement Date”; provided that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

“Minnesota Collateral”: The meaning specified in Section 3.3(b)(ii).

“Mixed-Use Property” A real property comprised of real property with five or more residential units (including mixed-use, multifamily/office, multifamily/retail and student housing properties), office space, industrial space, retail space, hospitality space, self-storage space and/or pad sites for manufactured homes as to which no such property type represents a majority of the underwritten revenue.

“Modified Collateral Interest”: Any Collateral Interest that is a Modified Loan or a participation interest in a Modified Loan.

“Modified Loan”: A Commercial Real Estate Loan that has been modified, other than pursuant to an Administrative Modification, a Criteria-Based Modification or the Pre-Approved Performing Modification, by the Special Servicer pursuant to the Servicing Agreement in a manner that:

(a) except as expressly contemplated by the related Loan Documents, reduces or delays in a material and adverse manner the amount or timing of any payment of principal or interest due thereon;

(b) except as expressly contemplated by the related Loan Documents or except for releases of unimproved parcels that were not attributed material credit in connection with underwriting at origination, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is), as determined by an appraisal delivered to the Special Servicer (at the expense of the related borrower and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Commercial Real Estate Loan or reduces the likelihood of timely payment of amounts due thereon.

“Monthly Report”: The meaning specified in Section 10.8(a).

“Moody’s”: Moody’s Investors Service, Inc., and its successor-in-interest.

“Moody’s Ramp-Up Condition”: A condition that will be satisfied if either (A) the Issuer or the Collateral Manager has provided to Moody’s a Ramp-Up Completion Date Report and the Ramp-Up Completion Date Report confirms that, as of the Ramp-Up Completion Date, the Note Protection Tests were satisfied or (B) with respect to the Ramp-Up Period, Moody’s has provided written confirmation (including by means of electronic message, facsimile transmission, press release, posting to its internet website or other means then considered industry standard) that Moody’s will not downgrade or withdraw its initial rating for any Class of Notes that it has rated.

“Moody’s Rating Factor”: With respect to any Collateral Interest, the number set forth in the table below opposite the Moody’s rating of such Collateral Interest:

Moody’s Rating	Moody’s Rating Factor	Moody’s Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

“Moody’s Recovery Rate”: With respect to each Collateral Interest, the rate specified in the table set forth below with respect to the property type of the related Mortgaged Property or Mortgaged Properties:

Property Type	Moody’s Recovery Rate*
Industrial, multifamily and retail properties	60%
Office, self-storage and mixed-use properties	55%
Hospitality properties	45%
All other property types	40%

*	The 8378 Melrose Ave Collateral Interest has its own specific recovery rate from Moody’s of 57.6%, which supersedes the rate in the table above.

“Mortgage Loan”: A commercial or multifamily real estate mortgage loan, which mortgage loan is secured by a first-lien mortgage or deed-of-trust on commercial, multifamily and/or manufactured-housing community properties or ground lease interests therein.

“Mortgage Note”: With respect to any Mortgage Loan, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan including the mortgage, any amendments or modifications, or any renewal or substitution notes, as of such date.

“Mortgaged Property”: With respect to any Commercial Real Estate Loan, the commercial and/or multifamily mortgaged property or properties securing such Commercial Real Estate Loan.

“Multifamily Property”: A real property with five or more residential rental units (including mixed-use multifamily/office, multifamily/retail and student housing properties) as to which the majority of the underwritten revenue is from residential rental units.

“Net Outstanding Portfolio Balance”: On any Measurement Date, the sum (without duplication) of:

(a) the Aggregate Principal Balance of the Collateral Interests (other than any Modified Collateral Interests and Defaulted Collateral Interests);

(b) the Aggregate Principal Balance of all Principal Proceeds held as Cash and Eligible Investments and all amounts held as Cash or Eligible Investments in the Unused Proceeds Account; and

(c) the sum of the Calculation Amounts attributable to each Modified Collateral Interest and each Defaulted Collateral Interest;

provided, however, that (i) with respect to each Collateral Interest acquired at a purchase price that is less than 95% of the outstanding principal balance of such Collateral Interest, the Principal Balance of such Collateral Interest will be the lesser of the purchase price and the amount determined pursuant to clause (c) above, if applicable, for purposes of computing the Net Outstanding Portfolio Balance, (ii) with respect to each Defaulted Collateral Interest that has been owned by the Issuer for more than three years after becoming a Defaulted Collateral Interest, the Principal Balance of such Defaulted Collateral Interest will be zero for purposes of computing the Net Outstanding Portfolio Balance and (iii) in the case of a Collateral Interest subject to a Credit Risk/Defaulted Collateral Interest Cash Purchase or an exchange for an Exchange Collateral Interest, the Collateral Manager will have 45 days to exercise such purchase or exchange and during such period such Collateral Interest will not be treated as a Defaulted Collateral Interest for purposes of computing the Net Outstanding Portfolio Balance. In connection with any Collateral Interest acquired pursuant to clause (i) above, the Collateral Manager shall notify the Note Administrator promptly upon acquiring such discounted Collateral Interest identifying it as a discounted Defaulted Collateral Interest and provide the purchase price.

“NCP Cash Purchase”: The meaning specified in Section 12.1(c) hereof.

“No Downgrade Confirmation”: A confirmation from a Rating Agency that any proposed action, or failure to act or other specified event will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any Class of Notes then rated by such Rating Agency; provided that if the Requesting Party receives a written waiver or acknowledgment indicating its decision not to review the matter for which the No Downgrade Confirmation is sought, then the requirement to receive a No Downgrade Confirmation from the Rating Agency with respect to such matter shall not apply. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in this Agreement, at any time during which the Notes are no longer rated by a Rating Agency, a No Downgrade Confirmation shall not be required from such Rating Agency under this Agreement.

“No Entity-Level Tax Opinion”: An opinion of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will not be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise become subject to U.S. federal income tax on a net basis, which opinion may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and the Servicer or Collateral Manager on behalf of the Issuer.

“No Trade or Business Opinion”: An opinion of Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes, which opinion may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and the Servicer or Collateral Manager on behalf of the Issuer.

“Non-call Period”: The period from the Closing Date to and including the Business Day immediately preceding the Payment Date in April 2023, during which no Optional Redemption is permitted to occur.

“Non-Controlled Collateral Interest”: Each Collateral Interest (i) that is a Participation and (ii) as to which the holder of the related Companion Participation is the controlling holder under the related Participation Agreement or co-lender agreement, as applicable. If a related controlling Companion Participation is acquired in its entirety by the Issuer, the Collateral Interest (together with the related controlling Companion Participation) will become a Controlled Collateral Interest.

“Non-Permitted AML Holder”: The meaning specified in Section 2.13(c) hereof.

“Non-Permitted Holder”: The meaning specified in Section 2.13(b).

“Non-Serviced Commercial Real Estate Loans”: The meaning specified in the Servicing Agreement.

“Nonrecoverable Interest Advance”: Any Interest Advance previously made or proposed to be made pursuant to Section 10.6 that the Advancing Agent or the Backup Advancing Agent, as applicable, has determined in its sole discretion, exercised in good faith, that the amount so advanced or proposed to be advanced plus interest expected to accrue thereon, will not be ultimately recoverable from subsequent payments or collections with respect to the Collateral Interests.

“Note Administrator”: Wells Fargo Bank, National Association, solely in its capacity as note administrator hereunder, unless a successor Person shall have become the Note Administrator pursuant to the applicable provisions of this Indenture, and thereafter “Note Administrator” shall mean such successor Person. Wells Fargo Bank, National Association, will perform its duties as Note Administrator through its Corporate Trust Services division.

“Note Administrator’s Website”: Initially, www.ctslink.com; provided that such address may change upon notice by the Note Administrator to the parties hereto, the 17g-5 Information Provider and Noteholders.

“Note Interest Rate”: With respect to the Class A Notes, the Class A Rate, with respect to the Class A-S Notes, the Class A-S Rate, with respect to the Class B Notes, the Class B Rate, with respect to the Class C Notes, the Class C Rate, with respect to the Class D Notes, the Class D Rate, with respect to the Class E Notes, the Class E Rate, with respect to the Class F Notes, the Class F Rate, with respect to the Class F-E Notes, the interest rate on the Class F-E Notes described in Section 2.16, with respect to the Class F-X Notes, the interest rate on the Class F-X Notes described in Section 2.16, with respect to the Class G Notes, the Class G Rate, with respect to the Class G-E Notes, the interest rate on the Class G-E Notes described in Section 2.16 and with respect to the Class G-X Notes, the interest rate on the Class G-X Notes described in Section 2.16.

“Note Protection Tests”: The Par Value Test and the Interest Coverage Test.

“Noteholder”: The Person in whose name such Note is registered in the Notes Register.

“Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, collectively, authorized by, and authenticated and delivered under, this Indenture.

“Notes Register” and “Notes Registrar”: The respective meanings specified in Section 2.5(a).

“Notional Amount”: In respect of the Preferred Shares, the per share notional amount as provided in the Preferred Share Paying Agency Agreement. The aggregate Notional Amount of the Preferred Shares on the Closing Date will be $91,021,230.

“NRSRO”: Any nationally recognized statistical rating organization, including the Rating Agencies.

“NRSRO Certification”: A certification (a) executed by a NRSRO in favor of the 17g-5 Information Provider substantially in the form attached hereto as Exhibit N or (b) provided electronically and executed by an NRSRO by means of a click-through confirmation on the 17g-5 Website.

“Offered Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, authorized by, and authenticated and delivered under, this Indenture.

“Offering Memorandum”: The Offering Memorandum, dated April 28, 2021, relating to the offering of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Office Property”: A real property comprised of office space (including Mixed-Use Property) as to which the majority of the underwritten revenue is from office space.

“Officer”: With respect to any company, corporation or limited liability company, including the Issuer, the Co-Issuer and the Collateral Manager, any Director, Manager, the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, General Partner of such entity or any authorized person designated by such company, corporation or limited liability company as an “Officer”; and with respect to the Note Administrator and the Trustee, any Trust Officer; and with respect to the Servicer or Special Servicer, a “Responsible Officer” (as defined in the Servicing Agreement).

“Officer’s Certificate”: With respect to the Issuer, the Co-Issuer, the Collateral Manager, Servicer and the Special Servicer, any certificate executed by an Authorized Officer thereof.

“Opinion of Counsel”: A written opinion addressed to the Trustee and the Note Administrator and, if required by the terms hereof, the Rating Agencies (each, a “Recipient”) in form and substance reasonably satisfactory to each Recipient, of an outside third party counsel of national recognition (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee and the Note Administrator. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall each be entitled to rely thereon.

“Optional Redemption”: The meaning specified in Section 9.1(c).

“Other Tranche”: The meaning specified in Section 16.3.

“Outstanding”: With respect to the Notes, as of any date of determination, all of the Notes or any Class of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;

(ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Note Administrator or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Note Administrator is presented that any such Notes are held by a Holder in due course; and

(iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (x) Notes owned by the Issuer, the Co-Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Administrator or the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer or any other obligor upon the Notes or any Affiliate of the Issuer, the Co-Issuer, the Collateral Manager or such other obligor and (y) in relation to (i) the exercise by the Noteholders of their right, in connection with certain Events of Default, to accelerate amounts due under the Notes and (ii) any amendment or other modification of, or assignment or termination of, any of the express rights or obligations of the Collateral Manager under the Collateral Management Agreement or this Indenture, Notes owned by the Collateral Manager or any of its Affiliates, or by any accounts managed by them, will be disregarded and deemed not to be Outstanding. The Note Administrator and the Trustee will be entitled to rely on certificates from Noteholders to determine any such affiliations and shall be protected in so relying, except to the extent that a Trust Officer of the Trustee or Note Administrator, as applicable, has actual knowledge of any such affiliation.

“Par Purchase Price”: With respect to a Collateral Interest, the sum of (A) the Principal Balance of such Collateral Interest as of the date of purchase; plus (B) all accrued and unpaid interest on such Collateral Interest at the related interest rate to but not including the date of purchase; plus (C) all related unreimbursed Servicing Advances and accrued and unpaid interest on such Servicing Advances at the Advance Rate, plus (D) all Special Servicing Fees and either workout fees or Liquidation Fees (but not both) allocable to such Collateral Interest; plus (E) all unreimbursed expenses incurred by the Issuer (and if applicable, the Seller), the Servicer and the Special Servicer in connection with such Collateral Interest.

“Par Value Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the Aggregate Outstanding Amount of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and the amount of any unreimbursed Interest Advances.

“Par Value Test”: A test that will be satisfied as of any Measurement Date on which any Offered Notes remain outstanding if the Par Value Ratio on such Measurement Date is equal to or greater than 118.61%.

“Pari Passu Participation”: A Collateral Interest that is a participation interest (or an A Note) in a Commercial Real Estate Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is pari passu with one or more other senior pari passu participation interests that are not acquired by the Issuer and which each are the senior-most interest in such Commercial Real Estate Loan.

“Participated Loan”: Any commercial or multifamily real estate mortgage loans that has been participated into Participations.

“Participated Loan Collection Account”: The meaning specified in the Servicing Agreement.

“Participating Institution”: With respect to any Participation, the entity that holds legal title to the participated asset.

“Participation”: A fully-funded pari passu, senior or senior pari passu participation interest in a commercial or multifamily real estate mortgage loan.

“Participation Agreement”: With respect to each Participated Loan, the participation or similar agreement that governs the rights and obligations of the holders of the Participation and each related Companion Participation(s).

“Paying Agent”: The Note Administrator, in its capacity as Paying Agent hereunder, authorized by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, to pay the principal of or interest on any Notes on behalf of the Issuer and the Co-Issuer as specified in Section 7.2.

“Payment Account”: The payment account established by the Note Administrator pursuant to Section 10.3.

“Payment Date”: The 5th Business Day following the Determination Date occurring in each month, commencing on the Payment Date in May 2021 and ending on the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto.

“Permitted Subsidiary”: Any one or more single purpose entities that are wholly-owned by the Issuer and are established exclusively for the purpose of taking title to mortgage, real estate or any Sensitive Asset in connection, in each case, with the exercise of remedies or otherwise.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agreement”: The placement agency agreement relating to the Notes dated as of April 28, 2021, by and among the Issuer, the Co-Issuer, FS Credit REIT and the Placement Agents.

“Placement Agents”: Goldman Sachs, WFS and Barclays.

“Pledged Collateral Interest”: On any date of determination, any Collateral Interest that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.9.

“Pre-Approved Performing Modification”: The meaning specified in the Servicing Agreement.

“Pre-Closing 17g-5 Information”: The meaning specified in Section 14.13(b).

“Preferred Share Distribution Account”: A segregated account established and designated as such by the Preferred Share Paying Agent pursuant to the Preferred Share Paying Agency Agreement.

“Preferred Share Paying Agency Agreement”: The Preferred Share Paying Agency Agreement, dated as of the Closing Date, among the Issuer, the Preferred Share Paying Agent relating to the Preferred Shares and the Preferred Share Registrar, as amended from time to time in accordance with the terms thereof.

“Preferred Share Paying Agent”: Wells Fargo Bank, National Association, solely in its capacity as Preferred Share Paying Agent under the Preferred Share Paying Agency Agreement and not individually, unless a successor Person shall have become the Preferred Share Paying Agent pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter “Preferred Share Paying Agent” shall mean such successor Person.

“Preferred Shareholder”: A registered owner of Preferred Shares as set forth in the register of investors maintained by the Preferred Share Registrar.

“Preferred Share Registrar”: MaplesFS Limited, unless a successor Person shall have become the Preferred Share Registrar pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter “Preferred Share Registrar” shall mean such successor Person.

“Preferred Shares”: The preferred shares issued by the Issuer concurrently with the issuance of the Notes.

“Principal Balance” or “par”: With respect to any Commercial Real Estate Loan, Collateral Interest, Participated Loan, Companion Participation or Eligible Investment, as of any date of determination, the outstanding principal amount of such Commercial Real Estate Loan, Collateral Interest (as reduced by all payments or other collections of principal received or deemed received, and any principal forgiven by the Special Servicer and other principal losses realized, on such Collateral Interest during the related collection period) or Eligible Investment; provided that the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof.

“Principal Proceeds”: With respect to any Payment Date, (A) the sum (without duplication) of:

(1) all principal payments (including Unscheduled Principal Payments and any casualty or condemnation proceeds and any proceeds from the exercise of remedies (including liquidation proceeds)) received during the related Due Period in respect of (a) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds and any amount representing the accreted portion of a discount from the face amount of a Collateral Interest or an Eligible Investment) and (b) Collateral Interests as a result of (i) a maturity, scheduled amortization or mandatory prepayment on a Collateral Interest, (ii) optional prepayments made at the option of the related borrower, (iii) recoveries on Defaulted Collateral Interests and Credit Risk Collateral Interests, or (iv) any other principal payments received with respect to Collateral Interests;

(2) Sale Proceeds received during such Due Period in respect of sales in accordance with the Transaction Documents and excluding (i) accrued interest included in Sale Proceeds, (ii) any reimbursement of expenses included in such Sale Proceeds and (iii) other than in the case of any Sales Proceeds attributable to REO Properties, any portion of such Sale Proceeds that are in excess of the outstanding principal balance of the related Collateral Interest or Eligible Investment;

(3) any interest received during such Due Period on such Collateral Interests or Eligible Investments to the extent such interest constitutes proceeds from accrued interest purchased with Principal Proceeds other than accrued interest purchased by the Issuer on or prior to the Closing Date;

(4) all Cash payments of interest received during such Due Period on Defaulted Collateral Interests;

(5) any principal payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary;

(6) any Loss Value Payment received by the Issuer from the Seller;

(7) after the Ramp-Up Completion Date, all amounts in the Unused Proceeds Account;

(8) Cash and Eligible Investments contributed by the Retention Holder or an affiliate thereof, so long as Sub-REIT or an affiliate that is 100% owned by Sub-REIT and a “disregarded entity” for U.S. federal income tax purposes continues to hold 100% of the Preferred Shares, pursuant to the terms of this Indenture and designated as “Principal Proceeds” by the Retention Holder or such affiliate; and

(9) Cash and Eligible Investments transferred from the Reinvestment Account to the Payment Account pursuant to Section 10.2;

minus (B) the aggregate amount of (1) any Nonrecoverable Interest Advances that were not previously reimbursed to the Advancing Agent or the Backup Advancing Agent from Interest Proceeds and (2) any amounts paid to the Servicer or Special Servicer pursuant to the terms of the Servicing Agreement out of amounts that would otherwise be Principal Proceeds; provided that in no event will Principal Proceeds include any proceeds from the Excepted Property.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Privileged Person”: Any of the following: the Placement Agents and their designees, the Servicer, the Primary Servicer, the Special Servicer, the Trustee, the Paying Agent, the Note Administrator, the Seller, the Collateral Manager, the Advancing Agent, the Issuer, any Person who provides the Note Administrator with an Investor Certification and any Rating Agency or other NRSRO that delivers an NRSRO Certification to the Note Administrator (which Investor Certification and NRSRO Certification may be submitted electronically by means of the Note Administrator’s website). Any Person who provides the Note Administrator with an Investor Certification in the form of Exhibit P-2 shall not be deemed a Privileged Person and shall be entitled to access only the Monthly Report.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Termination Date”: The Closing Date or at any time on or prior to the 90th day following the Closing Date.

“QIB”: A “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser”: A “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act or an entity owned exclusively by one or more such “qualified purchasers.”

“Qualified REIT Subsidiary”: A corporation that, for U.S. federal tax income purposes, is wholly-owned by a real estate investment trust under Section 856(i)(2) of the Code.

“Ramp-Up Collateral Interests”: Any Collateral Interests (which may include the Delayed Close Collateral Interest if it is not acquired on the Closing Date) acquired by the Issuer during the Ramp-Up Period with funds on deposit in the Unused Proceeds Account.

“Ramp-Up Completion Date”: The date that is the earliest of (i) the sixth Payment Date; (ii) the first date on which all funds in the Unused Proceeds Account have been used to purchase Ramp-Up Collateral Interests and, if applicable, the Delayed Close Collateral Interest; and (iii) the date that the Collateral Manager determines, in its sole discretion, that investment in Ramp-Up Collateral Interests is no longer practical or desirable and notifies the Trustee and the Note Administrator of such determination.

“Ramp-Up Completion Date Report”: The meaning specified in Section 7.19(b) hereof.

“Ramp-Up Period”: The period beginning on the Closing Date and ending on the Ramp-Up Completion Date.

“Rating Agencies”: KBRA and Moody’s and any successor thereto, or, with respect to the Collateral generally, if at any time KBRA or Moody’s or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes voting as a single Class.

“Rating Agency Condition”: A condition that is satisfied if:

(a) the party required to satisfy the Rating Agency Condition (the “Requesting Party”) has made a written request to each Rating Agency for a No Downgrade Confirmation; and

(b) any one of the following has occurred with respect to each such Rating Agency:

(i) a No Downgrade Confirmation has been received from such Rating Agency; or

(ii) (A) within ten (10) Business Days of such request being sent to such Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for confirmation;

(B) the Requesting Party has confirmed that such Rating Agency has received the confirmation request;

(C) the Requesting Party promptly requests the No Downgrade Confirmation a second time; and

(D) there is no response to either confirmation request within five (5) Business Days of such second request.

“Rating Agency Test Modification”: The meaning specified in Section 12.4.

“Rating Confirmation Failure”: The meaning specified in Section 7.19(b).

“Record Date”: With respect to any Holder and any Payment Date, the Business Day immediately preceding such Payment Date.

“Redemption Date”: Any Payment Date specified for a redemption of the Securities pursuant to Section 9.1.

“Redemption Price”: The Redemption Price of each Class of Notes or the Preferred Shares, as applicable, on a Redemption Date or a Scheduled Preferred Shares Redemption Date, as applicable, will be calculated as follows:

Class A Notes. The redemption price for the Class A Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A Notes to be redeemed, together with the Class A Interest Distribution Amount (plus any Class A Defaulted Interest Amount) due on the applicable Redemption Date;

Class A-S Notes. The redemption price for the Class A-S Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A-S Notes to be redeemed, together with the Class A-S Interest Distribution Amount (plus any Class A-S Defaulted Interest Amount) due on the applicable Redemption Date.

Class B Notes. The redemption price for the Class B Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class B Notes to be redeemed, together with the Class B Interest Distribution Amount (plus any Class B Defaulted Interest Amount) due on the applicable Redemption Date;

Class C Notes. The redemption price for the Class C Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class C Notes (including any Class C Deferred Interest) to be redeemed, together with the Class C Interest Distribution Amount (plus any Class C Defaulted Interest Amount) due on the applicable Redemption Date;

Class D Notes. The redemption price for the Class D Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class D Notes (including any Class D Deferred Interest) to be redeemed, together with the Class D Interest Distribution Amount (plus any Class D Defaulted Interest Amount) due on the applicable Redemption Date;

Class E Notes. The redemption price for the Class E Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class E Notes (including any Class E Deferred Interest) to be redeemed, together with the Class E Interest Distribution Amount (plus any Class E Defaulted Interest Amount) due on the applicable Redemption Date;

Class F Notes. The redemption price for the Class F Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class F Notes (including any Class F Deferred Interest) to be redeemed, together with the Class F Interest Distribution Amount (plus any Class F Defaulted Interest Amount) due on the applicable Redemption Date;

Class F-E Notes. The redemption price for the Class F-E Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class F-E Notes (including any Class F-E Deferred Interest) to be redeemed, together with the Class F-E Interest Distribution Amount (plus any Class F-E Defaulted Interest Amount) due on the applicable Redemption Date;

Class F-X Notes. The redemption price for the Class F-X Notes will be calculated on the related Determination Date and will equal the Class F-X Interest Distribution Amount (plus any Class F-X Defaulted Interest Amount) due on the applicable Redemption Date;

Class G Notes. The redemption price for the Class G Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class G Notes (including any Class G Deferred Interest) to be redeemed, together with the Class G Interest Distribution Amount (plus any Class G Defaulted Interest Amount) due on the applicable Redemption Date;

Class G-E Notes. The redemption price for the Class G-E Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class G-E Notes (including any Class G-E Deferred Interest) to be redeemed, together with the Class G-E Interest Distribution Amount (plus any Class G-E Defaulted Interest Amount) due on the applicable Redemption Date; and

Class G-X Notes. The redemption price for the Class G-X Notes will be calculated on the related Determination Date and will equal the Class G-X Interest Distribution Amount (plus any Class G-X Defaulted Interest Amount) due on the applicable Redemption Date.

Preferred Shares. The redemption price for the Preferred Shares will be calculated on the related Determination Date and will be equal to the sum of all net proceeds from the sale of the Collateral in accordance with Article 12 and Cash (other than the Issuer’s rights, title and interest in the property described in clause (i) of the definition of “Excepted Property”), if any, remaining after payment of all amounts and expenses, including payments made in respect of the Notes, described under clauses (1) through (20) of Section 11.1(a)(i) and clauses (1) through (20) of Section 11.1(a)(ii); provided that if there are no such net proceeds or Cash remaining, the redemption price for the Preferred Shares shall be equal to $0.

“Reference Time”: With respect to any determination of the Benchmark, (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the Benchmark Determination Date and (2) if the Benchmark is not LIBOR, the time determined by the Collateral Manager in accordance with the Benchmark Replacement Conforming Changes.

“Registered”: With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.

“Registered Office Terms”: The standard Terms and Conditions for the Provision of Registered Office Services by MaplesFS Limited (Structured Finance – Cayman Company) as published at http://www.maples.com/terms and approved by the Issuer’s Board of Directors.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Global Note”: The meaning specified in Section 2.2(b)(iii).

“Reimbursement Interest”: Interest accrued on the amount of any Interest Advance made by the Advancing Agent or the Backup Advancing Agent for so long as it is outstanding, at the Reimbursement Rate, which Reimbursement Interest is hereby waived by the Advancing Agent for so long as (i) the Advancing Agent is FS Credit REIT or any of its Affiliates and (ii) any of FS Credit REIT or any of its Affiliates owns the Preferred Shares.

“Reimbursement Rate”: A rate per annum equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If more than one “prime rate” is published in The Wall Street Journal for a day, the average of such “prime rates” will be used, and such average will be rounded up to the nearest one-eighth of one percent (0.125%). If the “prime rate” contained in The Wall Street Journal is not readily ascertainable, the Collateral Manager will select an equivalent publication that publishes such “prime rate,” and if such “prime rates” are no longer generally published or are limited, regulated or administered by a governmental authority or quasigovernmental body, then the Collateral Manager will select, in its reasonable discretion, a comparable interest rate index.

“Reinvestment Account”: The account established by the Note Administrator pursuant to Section 10.2.

“Reinvestment Collateral Interest”: Any Collateral Interest acquired by the Issuer during the Reinvestment Period (or within sixty (60) days after the Reinvestment Period, in the case of any Committed Reinvestment Collateral Interest) with Principal Proceeds from the Collateral Interests (or any Cash contributed by the Preferred Shareholders to the Issuer) and that satisfies the Eligibility Criteria and the Acquisition Criteria.

“Reinvestment Period”: The period beginning on the Closing Date and ending on and including the first to occur of any of the following events or dates: (i) the end of the Due Period related to the Payment Date in April 2023; (ii) the end of the Due Period related to the Payment Date on which all of the Securities are redeemed as described under Section 9.1 herein; and (iii) the date on which principal of and accrued and unpaid interest on all of the Notes is accelerated following the occurrence and continuation of an Event of Default.

“REIT”: A “real estate investment trust” under the Code.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remittance Date”: The meaning specified in the Servicing Agreement.

“REO Account”: The meaning specified in the Servicing Agreement.

“REO Property”: The meaning specified in the Servicing Agreement.

“Repurchase Request”: The meaning specified in Section 7.17.

“Retail Property”: A real property comprised of retail space (including Mixed-Use Property) as to which the majority of the underwritten revenue is from retail space.

“Retained Interest”: The meaning specified in the Collateral Interest Purchase Agreement.

“Retained Securities”: 100% of the Class F Notes, the Class G Notes (and related MASCOT Notes for which the Class F Notes or the Class G Notes are exchanged) and the Preferred Shares.

“Retention Holder”: FS Rialto 2021-FL2 Holder, LLC, a Delaware limited liability company.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(i).

“Rule 144A Information”: The meaning specified in Section 7.13.

“Rule 17g-5”: The meaning specified in Section 14.13(a).

“Sale”: The meaning specified in Section 5.17(a).

“Sale Proceeds”: All proceeds (including accrued interest) received with respect to Collateral Interests and Eligible Investments as a result of sales of such Collateral Interests and Eligible Investments, and sales in connection with a repurchase for a Material Breach or a Material Document Defect, in each case net of any reasonable out-of-pocket expenses of the Collateral Manager, the Trustee, the Custodian, the Note Administrator, or the Servicer under the Servicing Agreement in connection with any such sale.

“Scheduled Preferred Shares Redemption Date”: The Stated Maturity Date for the Notes in May 2038.

“SEC”: The Securities and Exchange Commission.

“Secured Parties”: Collectively, the Collateral Manager, the Trustee, the Custodian, the Note Administrator, the holders of the Offered Notes, the Servicer, the Special Servicer, the Company Administrator and the AML Services Provider, each as their interests appear in applicable Transaction Documents.

“Securities”: Collectively, the Notes and the Preferred Shares.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The meaning specified in Section 3.3(b).

“Securities Act”: The Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 3.3(b).

“Security”: Any Note or Preferred Share or, collectively, the Notes and Preferred Shares, as the context may require.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Segregated Liquidity”: The meaning specified in the Servicing Agreement.

“Self-Storage Property”: A real property with self-storage rental units (including Mixed-Use Property) as to which the majority of the underwritten revenue is from self-storage rental units.

“Seller”: FS CREIT Finance Holdings LLC, a Delaware limited liability company.

“Senior AB Pari Passu Participation”: A Collateral Interest that is a participation interest (or an A Note) in a Commercial Real Estate Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is senior to one or more Junior Participations but is pari passu with one or more other senior pari passu participation interests that are not acquired by the Issuer and which each are the senior-most interest in such Commercial Real Estate Loan.

“Senior AB Participation”: A Collateral Interest that is a participation interest (or an A Note) in a Commercial Real Estate Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is senior to one or more Junior Participations.

“Sensitive Asset”: Means (i) a Collateral Interest, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Collateral Interest or portion thereof, in either case, as to which the Collateral Manager has determined, based on an Opinion of Counsel, could give rise to material liability of the Issuer (including liability for taxes) if held directly by the Issuer.

“Serviced Commercial Real Estate Loans”: The meaning specified in the Servicing Agreement.

“Servicer”: Wells Fargo Bank, National Association, solely in its capacity as servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the servicer pursuant to the appropriate provisions of the Servicing Agreement.

“Servicing Accounts”: The Escrow Accounts, the Collection Account, the Participated Loan Collection Account, the REO Accounts and the Cash Collateral Accounts, each as established under and defined in the Servicing Agreement.

“Servicing Advances”: The meaning specified in the Servicing Agreement.

“Servicing Agreement”: The Servicing Agreement, dated as of the Closing Date, by and among the Issuer, the Trustee, the Collateral Manager, the Note Administrator, the Servicer, the Special Servicer and the Advancing Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Servicing Standard”: The meaning specified in the Servicing Agreement.

“SOFR”: With respect to any calendar day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Special Servicer”: Rialto Capital Advisors, LLC, a Delaware limited liability company, solely in its capacity as special servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the special servicer pursuant to the appropriate provisions of the Servicing Agreement.

“Special Servicing Fee”: The meaning specified in the Servicing Agreement.

“Specially Serviced Loan”: The meaning specified in the Servicing Agreement.

“Specified Person”: The meaning specified in Section 2.6.

“Sponsor”: FS Credit REIT.

“Stated Maturity Date”: The Payment Date in May 2038.

“Student Housing Property”: A real property comprised of a student housing property (including mixed-use property) as to which the majority of the underwritten revenue is from student housing. Student Housing Property is a sub-type of Multifamily Property.

“Sub-Advisor”: Rialto Capital Management, LLC.

“Sub-REIT”: FS Rialto Sub-REIT LLC, a Delaware limited liability company.

“Subsequent Transfer Instrument”: A transfer instrument substantially in the form of Exhibit C to the Collateral Interest Purchase Agreement.

“Successful Auction”: Either (i) an auction that is conducted in accordance with the provisions specified in this Indenture, which includes the requirement that the aggregate Cash purchase price for all the Collateral Interests, together with the balance of all Eligible Investments and Cash in the Payment Account, will be at least equal to the Total Redemption Price or (ii) the purchase of all of the Collateral Interests by the Preferred Shareholder for a price that, together with the balance of all Eligible Investments and Cash in the Payment Account, is equal to the Total Redemption Price.

“Supermajority”: With respect to (i) any Class of Notes, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Notes of such Class and (ii) with respect to the Preferred Shares, the Holders of at least 66-2/3% of the aggregate Notional Amount of the Preferred Shares.

“Target Amortization Date”: The Purchase Termination Date or any earlier date designated as such by the Collateral Manager.

“Targeted Credit Enhancement Level”: With respect to each Class of Notes and the Delayed Close Collateral Interest, the percentage set forth opposite such Class in the table below:

Class	Credit Enhancement Level
Class A	47.000%
Class A-S	37.625%
Class B	31.500%
Class C	25.000%
Class D	19.875%
Class E	17.875%
Class F and Class F-E	14.750%
Class G and Class G-E	11.750%

“Tax Event”: (i) Any borrower is, or on the next scheduled payment date under any Collateral Interest, will be, required to deduct or withhold from any payment under any Collateral Interest to the Issuer for or on account of any tax for whatever reason and such borrower is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such borrower or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer or (iii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes. Withholding taxes imposed under FATCA, if any, shall be disregarded in applying the definition of “Tax Event.”

“Tax Materiality Condition”: The condition that will be satisfied if either (i) as a result of the occurrence of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and such amount exceeds, in the aggregate, $1,000,000 during any twelve (12)-month period or (ii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes.

“Tax Redemption”: The meaning specified in Section 9.1(b).

“Term SOFR”: The forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Redemption Price”: The amount equal to funds sufficient to pay all amounts and expenses described under clauses (1) through (4) of Section 11.1(a)(i) (without regard to any cap contained therein) and to redeem all Notes at their applicable Redemption Prices.

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Preferred Share Paying Agency Agreement, the Placement Agreement, the Collateral Interest Purchase Agreement, the U.S. Risk Retention Agreement, the EU/UK Risk Retention Letter, the Administration Agreement, the AML Services Agreement, the Registered Office Terms, the Participation Agreements, Future Funding Agreement, the Securities Account Control Agreement, the Future Funding Reserve Account Control Agreement and the Servicing Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes in its capacity as Transfer Agent.

“Treasury Regulations”: Temporary or final regulations promulgated under the Code by the United States Treasury Department.

“Trust Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because such officer’s knowledge of and familiarity with the particular subject and (ii) the Note Administrator, any officer of the Corporate Trust Services group of the Note Administrator with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom a particular matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee”: Wilmington Trust, National Association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“Trustee and Note Administrator Fee”: The fee payable monthly in arrears on each Payment Date to the Note Administrator and the Trustee in accordance with the Priority of Payments, equal to $5,750 (a portion of which shall be payable to the Trustee by the Note Administrator).

“Two Quarter Future Advance Estimate”: The meaning specified in the Servicing Agreement.

“UCC”: The applicable Uniform Commercial Code.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement, excluding the related Benchmark Replacement Adjustment.

“Underlying Commercial Real Estate Loan”: With respect to any Collateral Interest that is a Participation, the Commercial Real Estate Loan in which such Participation represents a participation interest.

“United States” and “U.S.”: The United States of America, including any state and any territory or possession administered thereby.

“Unscheduled Principal Payments”: Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Collateral Interest prior to the stated maturity date of such related Collateral Interest.

“Unused Proceeds Account”: The meaning specified in Section 10.4(a).

“Updated Appraisal”: The meaning specified in the Servicing Agreement.

“U.S. Person”: The meaning specified in Regulation S.

“U.S. Risk Retention Agreement”: The U.S. Credit Risk Retention Agreement, dated as of the Closing Date, by and between the Sponsor and the Retention Holder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“U/W Stabilized NCF DSCR”: With respect to any Collateral Interest, the ratio, as calculated by the Collateral Manager in accordance with the Collateral Management Standard, of (a) the “stabilized” annual net Cash flow generated from the related Mortgaged Property before interest, depreciation and amortization, based on the stabilized underwriting, which may include the completion of certain proposed capital expenditures and the realization of stabilized occupancy and/or rents to (b) the annual Debt Service. In determining U/W Stabilized NCF DSCR for any Ramp-Up Collateral Interest, Reinvestment Collateral Interest, Contribution Collateral Interest or Exchange Collateral Interest that is a Participation, the calculation of U/W Stabilized NCF DSCR will take into account the annual Debt Service due on the Participation being acquired by the Issuer and the related Companion Participation(s) (assuming fully funded) or related note also secured by the related Mortgaged Property or properties, as applicable, that is senior or pari passu in right to the Participation being acquired by the Issuer but not any Companion Participation(s) or related note also secured by the related Mortgaged Property or properties, as applicable, that is junior in right to the Participation being acquired by the Issuer. In determining the U/W Stabilized NCF DSCR for any Ramp-Up Collateral Interest, Reinvestment Collateral Interest, Contribution Collateral Interest or Exchange Collateral Interest that is cross-collateralized with one or more other Collateral Interests, the U/W Stabilized NCF DSCR was calculated with respect to the cross-collateralized group in the aggregate.

“Weighted Average Life”: As of any Measurement Date with respect to the Collateral Interests (other than Defaulted Collateral Interests), the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral Interest (other than Defaulted Collateral Interests) by (b) the outstanding Principal Balance of such Collateral Interest and (ii) dividing such sum by the aggregate Principal Balance at such time of all Collateral Interests (other than Defaulted Collateral Interests), where “Average Life” means, on any Measurement Date with respect to any Collateral Interest (other than a Defaulted Collateral Interest), the quotient obtained by the Collateral Manager by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such Measurement Date to the respective dates of each successive expected distribution of principal of such Collateral Interest and (b) the respective amounts of such expected distributions of principal by (ii) the sum of all successive expected distributions of principal on such Collateral Interest.

“Weighted Average Spread”: As of any date of determination, the number obtained (rounded up to the next 0.001%), by (A) summing the products obtained by multiplying (i) with respect to any Collateral Interest (other than a Defaulted Collateral Interest), the greater of (x) the current spread above the Benchmark (net of any servicing fees and expenses) at which interest accrues on each such Collateral Interest and (y) if such Collateral Interest provides for a minimum interest rate thereunder, the excess, if any, of the minimum interest rate applicable to such Collateral Interest (net of any servicing fees and expenses) over the Benchmark by (ii) the Principal Balance of such Collateral Interest as of such date, and (B) dividing such sum by the aggregate Principal Balance of all Collateral Interests (excluding all Defaulted Collateral Interests).

“WFS”: Wells Fargo Securities, LLC.

Section 1.2 Interest Calculation Convention. All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by three hundred sixty (360).

Section 1.3 Rounding Convention. Unless otherwise specified herein, test calculations that are evaluated as a percentage will be rounded to the nearest ten thousandth of a percentage point and test calculations that are evaluated as a number or decimal will be rounded to the nearest one hundredth of a percentage point.

ARTICLE 2

THE NOTES

Section 2.1 Forms Generally.

The Notes and the Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer and the Co-Issuer, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes and Certificate of Authentication.

(a) Form. The form of each Class of the Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibits A-1, A-2, B-1, B-2, C-1, C-2, D-1, D-2, E-1, E-2, F-1, F-2, G-1, G-2, G-3, G-4, G-5, G-6, H-1, H-2, H-3, H-4, H-5 and H-6 hereto.

(b) Global Notes and Definitive Notes.

(i) The Notes initially offered and sold in the United States to (or to U.S. Persons who are) QIBs may be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A-1, B-1, C-1, D-1, E-1, F-1, G-1, G-3, G-5, H-1, H-3 and H-5 hereto added to the form of such Notes (each, a “Rule 144A Global Note”), which shall be registered in the name of Cede & Co., as the nominee of the Depository and deposited with the Note Administrator, as custodian for the Depository, duly executed by the Issuer and, in the case of the Offered Notes, the Co-Issuer and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii) Notes initially offered and sold in the United States to (or to U.S. Persons who are) IAIs shall be, and the Notes offered and sold in the United States to (or to U.S. Persons who are) QIBs may be, issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons with the applicable legend set forth in Exhibits A-2, B-2, C-2, D-2, E-2, F-2, F-4, F-6, G-2, G-4 and G-6 hereto added to the form of such Notes (each, a “Definitive Note”), which shall be duly executed by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(iii) The Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A-1, B-1, C-1, D-1, E-1, F-1, G-1, G-3, G-5, H-1, H-3 and H-5 hereto added to the form of such Notes (each, a “Regulation S Global Note”), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Note Administrator as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, Luxembourg or their respective depositories, duly executed by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

Each of the Issuer and Co-Issuer shall execute and the Authenticating Agent shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Notes that shall be (i) registered in the name of the nominee of the Depository for such Global Note or Global Notes and (ii) delivered by the Note Administrator to such Depository or pursuant to such Depository’s instructions or held by the Note Administrator’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Note Administrator, as custodian for the Depository or under the Global Note, and the Depository may be treated by the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Servicer and the Special Servicer and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Servicer and the Special Servicer or any of their respective agents, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

(d) Delivery of Definitive Notes in Lieu of Global Notes. Except as provided in Section 2.10, owners of beneficial interests in a Class of Global Notes shall not be entitled to receive physical delivery of a Definitive Note.

Section 2.3 Authorized Amount; Stated Maturity Date; and Denominations.

(a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $691,957,000 except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 and (ii) any Deferred Interest.

Such Notes shall be divided into eight (8) Classes having designations and original principal amounts as follows:

Designation	Original Principal Amount
Class A Senior Secured Floating Rate Notes Due 2038	$414,978,000
Class A-S Second Priority Secured Floating Rate Notes Due 2038	$79,277,000
Class B Third Priority Secured Floating Rate Notes Due 2038	$47,957,000
Class C Fourth Priority Secured Floating Rate Notes Due 2038	$48,936,000
Class D Fifth Priority Secured Floating Rate Notes Due 2038	$40,128,000
Class E Sixth Priority Secured Floating Rate Notes Due 2038	$15,659,000
Class F Seventh Priority Floating Rate Notes Due 2038(1)	$22,511,000
Class G Eighth Priority Floating Rate Notes Due 2038(1)	$22,511,000

(1)

At any time on or after the Initial MASCOT Note Issuance Date the Class F Notes and the Class G Notes are exchangeable notes (the “Exchangeable Notes”) and are exchangeable for proportionate interests in the related MASCOT Notes as set forth in Section 2.16. All or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes the “Class G-E Notes” and, collectively with the Class F-E Notes, the “MASCOT P&I Notes”) and the Class G-X Notes (the “Class G-X Notes” and, collectively with the Class F-X Notes, the “MASCOT Interest Only Notes,” and together with the MASCOT P&I Notes, the “MASCOT Notes”), and vice versa.

(b) The Notes shall be issuable in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

Section 2.4 Execution, Authentication, Delivery and Dating.

The Offered Notes shall be executed on behalf of the Issuer and the Co-Issuer by an Authorized Officer of the Issuer and the Co-Issuer, respectively. The Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of such Authorized Officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer and, in the case of Offered Notes, the Co-Issuer shall bind the Issuer or the Co-Issuer, as the case may be, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Offered Notes executed by the Issuer and the Co-Issuer, and the Issuer may deliver the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes executed by the Issuer, to the Authenticating Agent for authentication and the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange.

(a) The Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer and the Co-Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Note Administrator is hereby initially appointed “Notes Registrar” for the purpose of maintaining the Notes Registrar and registering Notes and transfers and exchanges of such Notes with respect to the Notes Register kept in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer and the Co-Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

The name and address of each Noteholder and the principal amounts and stated interest of each such Noteholder in its Notes shall be recorded by the Notes Registrar in the Notes Register. For the avoidance of doubt, the Notes Register is intended to be and shall be maintained so as to cause the Notes to be considered issued in registered form under Treasury Regulations Section 5f.103-1(c).

If a Person other than the Note Administrator is appointed by the Issuer and the Co-Issuer as Notes Registrar, the Issuer and the Co-Issuer shall give the Note Administrator prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Note Administrator shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Note Administrator shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes. In addition, the Note Registrar shall be required, within one (1) Business Day of each Record Date, to provide the Note Administrator with a copy of the Note Registrar in the format required by, and with all accompanying information regarding the Noteholders as may reasonably be required by the Note Administrator.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 7.2. Whenever any Note is surrendered for exchange, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, and, in each case, the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

None of the Notes Registrar, the Issuer or the Co-Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable securities laws of any state or other jurisdiction.

(c) No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A to QIBs or, solely with respect to Definitive Notes, IAIs who are also Qualified Purchasers purchasing for their own account or for the accounts of one or more QIBs or IAIs who are also Qualified Purchasers, for which the purchaser is acting as fiduciary or agent. The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to non-U.S. Persons in reliance on Regulation S. None of the Issuer, the Co-Issuer, the Note Administrator, the Trustee or any other Person may register the Notes under the Securities Act or the securities laws of any state or other jurisdiction.

(d) Upon final payment due on the Stated Maturity Date of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent (outside the United States if then required by applicable law in the case of a Note in definitive form issued in exchange for a beneficial interest in a Regulation S Global Note pursuant to Section 2.10).

(e) Transfers of Global Notes. Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.2(c) and this Section 2.5(e).

(i) Except as otherwise set forth below, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee. Transfers of a Global Note to a Definitive Note may only be made in accordance with Section 2.10.

(ii) Regulation S Global Note to Rule 144A Global Note or Definitive Note. If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or for a Definitive Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note or for a Definitive Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream, Luxembourg and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note or for a Definitive Note. Upon receipt by the Note Administrator or the Notes Registrar of:

(1) if the transferee is taking a beneficial interest in a Rule 144A Global Note, instructions from Euroclear, Clearstream, Luxembourg and/or DTC, as the case may be, directing the Note Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and a duly completed certificate in the form of Exhibit I-2 attached hereto; or

(2) if the transferee is taking a Definitive Note, a duly completed transfer certificate in substantially the form of Exhibit I-3 hereto, certifying that such transferee is an IAI,

then the Notes Registrar shall either (x) if the transferee is taking a beneficial interest in a Rule 144A Global Note, approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note or (y) if the transferee is taking an interest in a Definitive Note, the Notes Registrar shall record the transfer in the Notes Register in accordance with Section 2.5(a) and, upon execution by the Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, as applicable, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Note transferred by the transferor).

(iii) Definitive Note or Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note or a Holder of a Definitive Note wishes at any time to exchange its interest in such Rule 144A Global Note or Definitive Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note or Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Note Administrator or the Notes Registrar of:

(1) instructions given in accordance with DTC’s procedures from an Agent Member directing the Note Administrator or the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and in the case of a transfer of Definitive Notes, such Holder’s Definitive Notes properly endorsed for assignment to the transferee;

(2) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream, Luxembourg account to be credited with such increase;

(3) in the case of a transfer of Definitive Notes, a Holder’s Definitive Note properly endorsed for assignment to the transferee; and

(4) a duly completed certificate in the form of Exhibit I-1 attached hereto,

then the Note Administrator or the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note (or, in the case of a transfer of Definitive Notes, the Note Administrator or the Notes Registrar shall cancel such Definitive Notes) and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note (or, in the case of a cancellation of Definitive Notes, equal to the principal amount of Definitive Notes so cancelled).

(iv) Transfer of Rule 144A Global Notes to Definitive Notes. If, in accordance with Section 2.10, a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for a Definitive Note or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note. Upon receipt by the Note Administrator or the Notes Registrar of (A) a duly complete certificate substantially in the form of Exhibit I-3 and (B) appropriate instructions from DTC, if required, the Note Administrator or the Notes Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or exchanged, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Note transferred by the transferor).

(v) Transfer of Definitive Notes to Rule 144A Global Notes. If a holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Rule 144A Global Note or to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Rule 144A Global Note (provided that no IAI may hold an interest in a Rule 144A Global Note). Upon receipt by the Note Administrator or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) a duly completed certificate substantially in the form of Exhibit I-2 attached hereto; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Notes in an amount equal to the Definitive Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Note Administrator or the Notes Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the principal amount of the Definitive Note transferred or exchanged.

(vi) Transfers of EHRI. Transfers of the Preferred Shares and restrictions on the transfer of the EHRI shall be governed by the Preferred Share Paying Agency Agreement, and be subject to Section 2.5(o).

(vii) Other Exchanges. In the event that, pursuant to Section 2.10, a Global Note is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB or are to a non-U.S. Person, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer, the Co-Issuer and the Note Administrator.

(f) Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A-1, A-2, B-1, B-2, C-1, C-2, D-1, D-2, E-1, E-2, F-1, F-2, G-1, G-2, G-3, G-4, G-5, G-6, H-1, H-2, H-3, H-4, H-5 and H-6 hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Note Administrator), as may be reasonably required by the Issuer and the Co-Issuer, if applicable, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable, the 1940 Act or ERISA. So long as the Issuer or the Co-Issuer is relying on an exemption or exclusion under or promulgated pursuant to the 1940 Act, the Issuer or the Co-Issuer shall not remove that portion of the legend required to maintain an exemption or exclusion under or promulgated pursuant to the 1940 Act. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer and the Co-Issuer, if applicable, to the Note Administrator, the Note Administrator, at the direction of the Issuer and the Co-Issuer, if applicable, shall authenticate and deliver Notes that do not bear such applicable legend.

(g) Each beneficial owner of Regulation S Global Notes shall be deemed to make the representations and agreements set forth in Exhibit I-1 hereto.

(h) Each beneficial owner of Rule 144A Global Notes shall be deemed to make the representations and agreements set forth in Exhibit I-2 hereto.

(i) Each Holder of Definitive Notes shall make the representations and agreements set forth in the certificate attached as Exhibit I-3 hereto.

(j) Any purported transfer of a Note not in accordance with Section 2.5(a) shall be null and void and shall not be given effect for any purpose hereunder.

(k) Notwithstanding anything contained in this Indenture to the contrary, neither the Trustee, the Note Administrator nor the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the 1940 Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Note Administrator or Notes Registrar prior to registration of transfer of a Note, the Note Administrator and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Note Administrator or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

(l) [Reserved]

(m) If the Note Administrator has actual knowledge or is notified by the Issuer, the Co-Issuer or the Collateral Manager that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Note Administrator any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Note Administrator shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

In addition, the Note Administrator may require that the interest in the Note referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any Person designated by the Issuer or the Collateral Manager at a price determined by the Issuer or the Collateral Manager, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Note Administrator to take such action. In any case, none of the Issuer, the Collateral Manager and the Note Administrator shall be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(m).

(n) Each Holder of Notes approves and consents to (i) the purchase of the Closing Date Collateral Interests by the Issuer from the Seller on the Closing Date, (ii) the purchase of any Reinvestment Collateral Interest and/or Exchange Collateral Interest by the Issuer and (iii) any other transaction between the Issuer and the Collateral Manager or its Affiliates that are permitted under the terms of this Indenture or the Collateral Interest Purchase Agreement.

(o) As long as any Note is Outstanding, Retained Securities, retained or repurchased Notes, and ordinary shares of the Issuer held by the Retention Holder, Sub-REIT or any other disregarded entity of Sub-REIT for U.S. federal income tax purposes may not be transferred (whether by means of an actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledged or hypothecated to any other Person (except to an affiliate that is wholly-owned by Sub-REIT or a subsequent REIT that holds all equity interests in the Issuer and is disregarded as a separate entity for U.S. federal income tax purposes) unless the Issuer receives a No Entity-Level Tax Opinion with respect to such transfer, pledge or hypothecation (or has previously received a No Trade or Business Opinion), which opinion may be conditioned, in each case, on compliance with certain restrictions on the investment or other activities of the Issuer and the Servicer or Collateral Manager on behalf of the Issuer. No opinion will be required with respect to a transfer to an entity that is directly or indirectly wholly-owned by Sub-REIT or a subsequent REIT and is disregarded for U.S. federal income tax purposes into Sub-REIT or such subsequent REIT.

(p) Each Securityholder agrees to comply with the Holder AML Obligations.

For the avoidance of doubt, the Indenture Accounts (including income, if any, earned on the investments of funds in such account) will be owned by Sub-REIT, if the Issuer is wholly-owned by Sub-REIT, or a subsequent REIT that wholly-owns the Issuer, for U.S. federal income tax purposes. The Issuer shall provide to the Note Administrator (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Note Administrator as may be necessary (x) to reduce or eliminate the imposition of U.S. withholding taxes and (y) to permit the Note Administrator to fulfill its tax reporting obligations under applicable law with respect to the Indenture Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, Issuer shall timely provide to the Note Administrator accurately updated and complete versions of such IRS forms or other documentation. The Note Administrator shall have no liability to Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Indenture Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Indenture Accounts absent the Note Administrator having first received (i) the requisite written investment direction from the Issuer with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note.

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Co-Issuer, the Trustee, the Note Administrator and the relevant Transfer Agent (each, a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to each Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, shall execute and, upon Issuer Request (which Issuer Request shall be deemed to have been given upon receipt by the Note Administrator of a Note that has been signed by the Issuer, and the Co-Issuer, if applicable), the Note Administrator shall cause the Authenticating Agent to authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer and the Co-Issuer, if applicable, in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer and the Co-Issuer, if applicable, may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and the Co-Issuer, if applicable, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a) Each Class of Notes shall accrue interest during each Interest Accrual Period at the Note Interest Rate applicable to such Class and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Notes will be subordinated to the payment of interest on each related Class of Notes senior thereto. Any payment of interest due on a Class of Deferred Interest Notes on any Payment Date to the extent sufficient funds are not available to make such payment in accordance with the Priority of Payments on such Payment Date, but only if such Class is not the most senior Class Outstanding, shall constitute “Deferred Interest” with respect to such Class and shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Deferred Interest Notes and (iii) the Stated Maturity Date (or the earlier date of Maturity) of such Class of Deferred Interest Notes. Deferred Interest on any Class of Deferred Interest Notes shall be added to the principal balance of such Class of Deferred Interest Notes. Regardless of whether any more senior Class of Notes is Outstanding with respect to any Class of Deferred Interest Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity Date of, such Class of Deferred Interest Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Note, or in the case of a partial repayment, on such repaid part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal. To the extent lawful and enforceable, interest on any interest that is not paid when due on the Class A Notes; or, if no Class A Notes are Outstanding, the Notes of the Controlling Class, shall accrue at the Note Interest Rate applicable to such Class until paid as provided herein.

(b) (i) So long as any of the Class A Notes, the Class A-S Notes or the Class B Notes are outstanding, the Class C Deferred Interest will be deferred and added to the Aggregate Outstanding Amount of the Class C Notes and will not be considered “due and payable” until the Payment on which funds are available to pay such Class C Deferred Interest in accordance with the Priority of Payments, (ii) so long as any of the Class A Notes, the Class A-S Notes, the Class B Notes or the Class C Notes are outstanding, the Class D Deferred Interest will be deferred and added to the Aggregate Outstanding Amount of the Class D Notes and will not be considered “due and payable” until the Payment on which funds are available to pay such Class D Deferred Interest in accordance with the Priority of Payments, (iii) so long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes or the Class D Notes are outstanding, the Class E Deferred Interest will be deferred and added to the Aggregate Outstanding Amount of the Class E Notes and will not be considered “due and payable” until the Payment Date on which funds are available to pay such Class E Deferred Interest in accordance with the Priority of Payments, (iv) so long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes are outstanding, the Class F Deferred Interest and the Class F-E Deferred Interest will be deferred and added to the Aggregate Outstanding Amount of the Class F Notes or the Class F-E Notes, as applicable, and will not be considered “due and payable” until the Payment Date on which funds are available to pay such Class F Deferred Interest and Class F-E Deferred Interest in accordance with the Priority of Payments, and (v) so long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F, the Class F-E Notes or the Class F-X Notes are outstanding, the Class G Deferred Interest and the Class G-E Deferred Interest will be deferred and added to the Aggregate Outstanding Amount of the Class G Notes or the Class G-E Notes, as applicable, and will not be considered “due and payable” until the Payment Date on which funds are available to pay such Class G Deferred Interest and Class G-E Deferred Interest in accordance with the Priority of Payments. The failure to pay such Class C Deferred Interest, Class D Deferred Interest, Class E Deferred Interest, Class F Deferred Interest, Class F-E Deferred Interest, Class G Deferred Interest or Class G-E Deferred Interest as a result of the operation of the Priority of Payments will not constitute an Event of Default under this Indenture.

(c) The principal of each Class of Notes matures at par and is due and payable on the Stated Maturity Date, unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Notes may only occur pursuant to the Priority of Payments. The payment of principal on any Note (x) may only occur (other than amounts constituting Deferred Interest thereon which will be payable from Interest Proceeds) after each Class more senior thereto is no longer Outstanding and (y) is subordinated to the payment on each Payment Date of the principal due and payable on each Class more senior thereto and certain other amounts in accordance with the Priority of Payments. Payments of principal on any Class of Notes that are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity Date (or the earlier date of Maturity) of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Classes of Notes most senior thereto with respect to such Class have been paid in full. Payments of principal on the Notes in connection with a Clean-up Call, Tax Redemption, Auction Call Redemption or Optional Redemption will be made in accordance with Section 9.1 and the Priority of Payments.

(d) As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, the Preferred Share Paying Agent and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or the Cayman Islands or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income Is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms). In addition, each of the Issuer, Co-Issuer, the Trustee, Preferred Share Paying Agent or any Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its Collateral and otherwise as may be necessary or desirable to ensure compliance with all applicable laws. Each Holder and each beneficial owner of Notes agree to provide any certification requested pursuant to this Section 2.7(d) (including a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form” (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at https://www.ditc.ky/fatca/fatca-legislationresources/)) and to update or replace such form or certification in accordance with its terms or its subsequent amendments. Furthermore, the Issuer shall require, as a condition to payment without the imposition of U.S. withholding tax under the FATCA, information to comply with FATCA requirements pursuant to clause (xiv) of the representations and warranties set forth under the third paragraph of Exhibit I-1 hereto, as deemed made pursuant to Section 2.5(g), or pursuant to clause (xv) of the representations and warranties set forth under the third paragraph of Exhibit I-2 hereto, as deemed made pursuant to Section 2.5(h), or pursuant to clause (vii) of the representations and warranties set forth under the third paragraph of Exhibit I-3 hereto, made pursuant to Section 2.5(i), as applicable. Noteholders shall be required to provide to the Issuer, the Note Administrator or their agents all information, documentation or certifications acceptable to it to permit the Issuer or the Note Administrator to comply with its tax reporting obligations under applicable law, including any applicable cost basis reporting obligations.

(e) Payments in respect of interest on and principal on the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Paying Agent on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register. The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Note as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Note held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent (or, to a foreign paying agent appointed by the Note Administrator outside of the United States if then required by applicable law, in the case of a Definitive Note issued in exchange for a beneficial interest in the Regulation S Global Note) on or prior to such Maturity. None of the Issuer, the Co-Issuer, the Trustee, the Note Administrator or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity Date thereof) the Issuer or, upon Issuer Request, the Note Administrator, in the name and at the expense of the Issuer, shall not more than thirty (30) nor fewer than five (5) Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment and shall specify the place where such Notes may be presented and surrendered for such payment.

(f) Subject to the provisions of Sections 2.7(a) and (e), Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer and the Co-Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

(g) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(h) Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(i) Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.

(j) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(k) Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer under the Notes and the Co-Issuer under the Offered Notes, this Indenture and the other Transaction Documents are limited-recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer. The Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes are limited recourse obligations of the Issuer. The Notes are payable solely from the Collateral and following realization of the Collateral, all obligations of the Co-Issuers, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, and any claims of the Noteholders, the Trustee or any other parties to any Transaction Documents shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer, the Co-Issuer or any of their respective successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Collateral have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes, this Indenture and the other Transaction Documents shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(l) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(m) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes (but subject to Sections 2.7(f) and (i)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7.

(n) Payments in respect of the Preferred Shares as contemplated by Sections 11.1(a)(i)(19), 11.1(a)(ii)(19) and 11.1(a)(iii)(17) shall be made by the Paying Agent to the Preferred Share Paying Agent.

Section 2.8 Persons Deemed Owners.

The Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Servicer, the Special Servicer, and any of their respective agents may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Note Administrator, the Servicer, the Special Servicer, or any of their respective agents shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes will not be considered the owners of any Notes for the purpose of receiving notices. With respect to the Preferred Shares, on any Payment Date, the Note Administrator shall deliver to the Preferred Share Paying Agent the distributions thereon for distribution to the Preferred Shareholders.

Section 2.9 Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, upon delivery to the Notes Registrar, be promptly canceled by the Notes Registrar and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Notes Registrar shall be destroyed or held by the Notes Registrar in accordance with its standard retention policy. Notes of the most senior Class Outstanding (and no other Class of Notes) that are held by the Issuer, the Co-Issuer, the Collateral Manager or any of their respective Affiliates may be submitted to the Notes Registrar for cancellation at any time.

Section 2.10 Global Notes; Definitive Notes; Temporary Notes.

(a) Definitive Notes. Definitive Notes shall only be issued in the following limited circumstances:

(i) at the discretion of the Issuer, at the direction of the Collateral Manager, with respect to any Class of Notes,

(ii) upon Transfer of Global Notes to an IAI or a QIB in accordance with the procedures set forth in Section 2.5(e)(ii), (iii) or (vi);

(iii) if a holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with this Section 2.10, such holder may effect such exchange or transfer upon receipt by the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee, and (B) duly completed certificates in the form of Exhibit I-3, upon receipt of which the Notes Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Co-Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor);

(iv) in the event that the Depository notifies the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-F Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, that it is unwilling or unable to continue as Depository for a Global Note or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within ninety (90) days of such notice, the Global Notes deposited with the Depository pursuant to Section 2.2 shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10.

(b) Any Global Note that is exchanged for a Definitive Note shall be surrendered by the Depository to the Note Administrator’s Corporate Trust Office together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Note. Any such transfer shall be made, without charge, and the Authenticating Agent shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of the same Class and authorized denominations. Any Definitive Notes delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibits A-2, B-2, C-2, D-2 and E-2, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend. The Holder of each such registered individual Global Note may transfer such Global Note by surrendering it at the Corporate Trust Office of the Note Administrator, or at the office of the Paying Agent.

(c) Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) [Reserved]

(e) In the event of the occurrence of either of the events specified in Section 2.10(a) above, the Issuer and the Co-Issuer shall promptly make available to the Notes Registrar a reasonable supply of Definitive Notes.

Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, may execute and, upon Issuer Order, the Authenticating Agent shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.

If temporary Definitive Notes are issued, the Issuer and the Co-Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Definitive Notes at the office or agency maintained by the Issuer and the Co-Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Definitive Note, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11 U.S. Federal Income Tax Treatment of Notes and the Issuer.

(a) Each of the Issuer and the Co-Issuer intends that, for U.S. federal income tax purposes, the Notes (unless held by Sub-REIT (or another disregarded entity wholly-owned by Sub-REIT or a subsequent REIT)) be treated as debt and that the Issuer be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes (unless the Issuer has received a No Trade or Business Opinion). Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b) The Issuer and the Co-Issuer shall account for the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, and prepare any reports to Noteholders and tax authorities consistent with the intentions expressed in Section 2.11(a) above.

(c) Each Holder of Notes agrees by virtue of being a Holder it shall timely furnish to the Issuer and the Co-Issuer or their respective agents any completed U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms) that the Issuer, the Co-Issuer or their respective agents may reasonably request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments. Furthermore, Noteholders shall timely furnish any information required pursuant to Section 2.7(d).

(d) The Issuer shall be responsible for all calculations of original issue discount on the Notes, if any.

(e) Each prospective purchaser, any subsequent transferee, and each Holder of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to agree (i) to provide accurate information and documentation that may be required for the Issuer or the Co-Issuer to comply with FATCA and the Cayman FATCA Legislation and (ii) that the Issuer or the Co-Issuer may (A) provide such information and documentation and any other information concerning its investment in such Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant tax authority and (B) take any other actions necessary for the Issuer or the Co-Issuer to comply with FATCA.

(f) [Reserved]

(g) Each of the Retention Holder and Sub-REIT, by acceptance of the Retained Securities and the ordinary shares of the Issuer, as applicable, agrees to take no action inconsistent with such treatment and, for so long as any Note is Outstanding, agrees not to sell, transfer, convey, setover, pledge or encumber any Retained Securities and/or the ordinary shares of the Issuer, as applicable, except to the extent permitted pursuant to Section 2.5(o).

Section 2.12 Authenticating Agents.

Upon the request of the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, the Note Administrator shall, and if the Note Administrator so chooses the Note Administrator may, pursuant to this Indenture, appoint one (1) or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Note Administrator.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Note Administrator, the Trustee, the Issuer and the Co-Issuer. The Note Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Trustee, the Issuer and the Co-Issuer. Upon receiving such notice of resignation or upon such a termination, the Note Administrator shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Note Administrator agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Note Administrator shall be entitled to be reimbursed for such payments, subject to Section 6.7. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 2.13 Forced Sale on Failure to Comply with Restrictions.

(a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note or interest therein to a U.S. Person who is determined not to have been both (i) either (A) a QIB or (B) an IAI and (ii) a Qualified Purchaser at the time of acquisition of the Note or interest therein, or any transfer of a Note or interest therein that could result in the Issuer or the Co-Issuer being subject to ERISA or Section 4975 of the Code or a violation of any Similar Law or that could constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, in any case, shall be null and void and any such proposed transfer of which the Issuer, the Co-Issuer, the Note Administrator or the Trustee shall have written notice (which includes via electronic mail) may be disregarded by the Issuer, the Co-Issuer, the Note Administrator and the Trustee for all purposes.

(b) If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in Section 2.13(a) above (any such Person a “Non-Permitted Holder”), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Co-Issuer or a Responsible Officer of each of the Note Administrator and the Trustee (and notice by the Note Administrator, the Trustee (in the case of each of the Note Administrator and the Trustee, only if a Trust Officer has actual knowledge and makes such discovery) or the Co-Issuer to the Issuer (if any of them makes the discovery)), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within thirty (30) days (10 days in the case of a Non-Permitted Holder for ERISA-related reasons) of the date of such notice. If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or a third party acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Note Administrator to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale of exercise of such discretion.

(c) If the Issuer (or its agent on its behalf) determines that a Holder has failed for any reason to (i) comply with the Holder AML Obligations (ii) such information or documentation is not accurate or complete, or (iii) the Issuer otherwise reasonably determines that such holder’s acquisition, holding or transfer of an interest in any Note would cause the Issuer to be unable to achieve AML Compliance (any such person a “Non-Permitted AML Holder”), then the Issuer (or its agent acting on its behalf) shall promptly after discovery that such Person is a Non-Permitted AML Holder by the Issuer (or its agent on its behalf), send notice (or cause notice to be sent) to such Non-Permitted AML Holder demanding that such Non-Permitted AML Holder transfer its interest to a Person that is not a Non-Permitted AML Holder within thirty (30) days of the date of such notice. If such Non-Permitted AML Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted AML Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted AML Holder on such terms as the Issuer may choose. The Issuer, or a third party acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the Non-Permitted AML Holder and each other Person in the chain of title from the Holder to the Non-Permitted AML Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Note Administrator to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted AML Holder. The terms and conditions of any sale under this Section 2.13(c) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale or exercise of such discretion.

Section 2.14 No Gross Up.

The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 2.15 Credit Risk Retention.

The Sponsor shall timely deliver (or cause to be timely delivered) to the Trustee and the Note Administrator any notices contemplated by Section 10.10(a)(vi).

Section 2.16 Exchangeable Notes; Exchange of MASCOT Notes.

(a) At any time on or after the Initial MASCOT Note Issuance Date all or a portion of the Class F Notes and the Class G Notes may be exchanged for proportionate interests in one or more classes of certain other Notes and vice versa (such Notes received in such an exchange, the “Exchanged Notes”). The Exchangeable Notes may be exchanged by the Holders thereof for (1) a corresponding MASCOT P&I Note with the same principal balance as the Class F Note or the Class G Note, as applicable, surrendered in the exchange but with a reduced Note Interest Rate, and (2) an MASCOT Interest Only Note that has a notional balance equal to the principal balance of the MASCOT P&I Note received in such exchange with a fixed interest rate equal to such reduction in Note Interest Rate. Specifically, with respect to the exchange of the Class F Notes or the Class G Notes for corresponding MASCOT Notes, the per annum interest rates payable on the MASCOT P&I Notes and the MASCOT Interest Only Notes shall be determined, on the date of such exchange, by the holder of the Class F Notes or the Class G Notes, as applicable, surrendered in such exchange. The aggregate interest rates of the Exchanged Notes received in the exchange shall equal the aggregate interest rate of the Exchangeable Notes surrendered for exchange. The MASCOT Interest Only Notes are not entitled to any payments of principal and shall have an Aggregate Outstanding Amount of zero.

(b) (i) With respect to the exchange of the Class F Notes or the Class G Notes for corresponding MASCOT Notes, each of (1) the Aggregate Outstanding Amount of the MASCOT P&I Note received in the exchange and (2) the Aggregate Outstanding Notional Amount of the MASCOT Interest Only Notes received in the exchange shall equal the Aggregate Outstanding Amount of the Class F Notes or the Class G Notes, as applicable, exchanged. The MASCOT Interest Only Notes are not entitled to any payments of principal and have an Aggregate Outstanding Amount of zero.

(ii) The aggregate Note Interest Rates of the Exchanged Notes received in the exchange must equal the aggregate Note Interest Rate of the Exchangeable Notes surrendered for exchange.

(c) Exchanges of the Class F Notes or the Class G Notes for MASCOT Notes and any subsequent exchange of such MASCOT Notes for the Class F Notes or the Class G Notes may occur repeatedly.

(d) With respect to an exchange of some or all of the Class F Notes or the Class G Notes, as applicable, the Holders of such MASCOT P&I Notes shall be entitled to exercise all the voting rights (including any rights as the Controlling Class) and objection rights that are allocated to such exchanged the Class F Notes or the Class G Notes, as applicable, and the Aggregate Outstanding Amount of such MASCOT P&I Notes shall be used to determine if the requisite percentage of Holders under this Indenture has voted, consented or otherwise given direction; provided that, in connection with any supplemental indenture that affects a Class of MASCOT Notes in a manner that is materially different from the effect of such supplemental indenture on the Class F Notes or the Class G Notes, as applicable, the Holders of the applicable MASCOT Notes shall be entitled to vote as a separate class.

(e) The Class F-X Notes and the Class G-X Notes are interest only notes that receive interest payments but do not receive principal payments. Interest on the MASCOT Interest Only Notes is calculated on a balance equal to the “Aggregate Outstanding Notional Amount,” which shall, as of any date, equal the Aggregate Outstanding Amount on such date of the related MASCOT P&I Note.

(f) In order to effect an exchange of Exchangeable Notes, the Holder shall submit a duly executed Officer’s Certificate in the form of Exhibit S to this Indenture to the Note Administrator no earlier than ten (10) Business Days before the proposed exchange date and no later than five (5) Business Days before the proposed exchange date. Such Officer’s Certificate shall to be in writing, and may be by email to cts.cmbs.bond.admin@wellsfargo.com. The Officer’s Certificate must be on the Holder’s letterhead, carry a medallion stamp guarantee and set forth the following information: (i) the CUSIP number of each Exchangeable Note and Exchanged Note; (ii) the Aggregate Outstanding Amount and the Aggregate Outstanding Notional Amount, as applicable, of the Notes to be exchanged; (iii) the Holder’s DTC participant number to be debited and credited; and (iv) the proposed exchange date. The exchange date with respect to any exchange may be any Business Day other than (1) the first or last Business Day of the month, (2) any Payment Date, (3) any Record Date or (4) any day between a Record Date and the next Payment Date. Any such notice shall become irrevocable on the second Business Day before the proposed exchange date. The Holder must pay the Note Administrator a fee equal to $5,000 for each exchange request and such fee must be received by the Note Administrator prior to the exchange date or such exchange shall not be effected. In addition, any Holder wishing to effect such an exchange must pay any other expenses related to such exchange, including any fees charged by DTC. The Note Administrator shall make the first payment on any Exchanged Note received by a Holder in an exchange transaction on the Payment Date related to the next Record Date following the effective date of such exchange.

Section 2.17 Effect of Benchmark Transition Event.

(a) The Collateral Manager shall determine when a Benchmark Transition Event has occurred and, thereafter, shall determine the applicable Benchmark Replacement. The Collateral Manager shall provide prompt written notice to the Issuer, the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Calculation Agent and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Website) of its determination that a Benchmark Transition Event has occurred (other than the Benchmark Transition Event related to the FCA Announcements). In addition, not less than 30 days prior to any Benchmark Replacement Date, the Collateral Manager shall be required to provide prompt written notice to the Issuer, the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Calculation Agent and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Website) of the applicable Benchmark Replacement. From and after the designated Benchmark Replacement Date, the then-current Benchmark shall be replaced with the Benchmark Replacement designated by the Collateral Manager. Notwithstanding the occurrence of a Benchmark Transition Event, amounts payable on the Notes shall be determined with respect to the then-current Benchmark (which may be LIBOR as determined in accordance with methods specified in this Indenture) until the occurrence of the related Benchmark Replacement Date.

(b) If a Benchmark Replacement is selected pursuant to clauses (2) – (4) of the definition of “Benchmark Replacement”, then on the first Business Day of each calendar quarter following such selection, the Collateral Manager shall determine whether a redetermination of the Benchmark Replacement by the Collateral Manager on such date would result in the selection of a Benchmark Replacement under clause (1) of the definition of “Benchmark Replacement”, and if such redetermination would result in the selection of a Benchmark Replacement under clause (1) of the definition of “Benchmark Replacement”, the Collateral Manager shall provide written notice of the same and the applicable Benchmark Replacement Conforming Changes, if any, to the Issuer, the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Calculation Agent and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Website), and then (x) the Benchmark Replacement Adjustment shall be redetermined utilizing the Unadjusted Benchmark Replacement corresponding to the Benchmark Replacement under clause (1) of the definition of “Benchmark Replacement” and (y) such redetermined Benchmark Replacement shall become the Benchmark on each Benchmark Determination Date on or after such date. If redetermination of the Benchmark Replacement on such date as described in the preceding sentence would not result in the selection of a Benchmark Replacement under clause (1) of the definition of “Benchmark Replacement”, then the Benchmark shall remain the Benchmark Replacement as previously determined.

(c) In connection with the occurrence of any Benchmark Transition Event (or notice of the redetermination of the Benchmark Replacement to Term SOFR in accordance with Section 2.17(b)) and its related Benchmark Replacement Date, and from time to time thereafter, the Collateral Manager shall direct the parties hereto by Issuer Order to enter into a supplemental indenture in accordance with Section 8.1(b)(iv) to make such Benchmark Replacement Conforming Changes, if any, as the Collateral Manager determines may be necessary or desirable to administer, implement or adopt the applicable Benchmark or the Benchmark Replacement.

(d) Any determination, implementation, adoption, decision, proposal or election that may be made by the Collateral Manager pursuant to this Section 2.17 with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment or Benchmark Replacement Conforming Changes including any determination with respect to a tenor, observation period, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the sole discretion of the Collateral Manager and may be relied upon by the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Calculation Agent and the Servicer without investigation.

(e) The Collateral Manager may (at the Collateral Manager’s expense) assign to another entity (other than the Trustee or Note Administrator) any or all of the Collateral

Manager’s rights to make determinations with respect to the Benchmark Replacement, but only so long as the Collateral Manager has provided advance notice of such assignment to the Issuer, the Co-Issuer, the Advancing Agent, the Servicer, the Trustee, the Note Administrator, the Calculation Agent (if different from the Note Administrator), the Noteholders, the Preferred Shareholders and the Rating Agencies. Any out-of-pocket costs and expenses incurred by such assignee in discharging its obligations, and any indemnification amounts or liquidated damages payable to such assignee will be payable as Company Administrative Expenses in accordance with the Priority of Payments. Any fees of such assignee will be payable by the Collateral Manager.

(f) Notwithstanding anything to the contrary in this Indenture, the Collateral Manager may send any notices with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other determination or selection made under this Section 2.17, by email (or other electronic communication).

(g) The Collateral Manager shall not have any liability or responsibility for the determination or selection with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other determination or selection made under this Section 2.17 (including, without limitation, whether the conditions for such determination or selection have been satisfied).

ARTICLE 3

CONDITIONS PRECEDENT; PLEDGED COLLATERAL INTERESTS

Section 3.1 General Provisions.

The Notes to be issued on the Closing Date shall be executed by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes and the Class G Notes, upon compliance with Section 3.2 and shall be delivered to the Authenticating Agent for authentication and thereupon the same shall be authenticated and delivered by the Authenticating Agent upon Issuer Request. The Issuer shall cause the following items to be delivered to the Trustee on or prior to the Closing Date:

(a) an Officer’s Certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Servicing Agreement, the Placement Agreement and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (C) the Directors authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b) an Officer’s Certificate of the Co-Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (C) each Officer authorized to execute and deliver the documents referenced in clause (b)(i) above holds the office and has the signature indicated thereon;

(c) an opinion of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Co-Issuers, the Seller, the Collateral Manager, the Retention Holder, the Special Servicer and certain Affiliates thereof (which opinions may be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Notes pursuant to Sections 2.5(h), (i) and (j)) dated the Closing Date, as to certain enforceability matters of New York law and certain 1940 Act issues, United States federal income tax and securities law matters, in a form satisfactory to the Placement Agents;

(d) an opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Co-Issuers, dated the Closing Date, relating to the validity of the Grant hereunder, the perfection of the Trustee’s security interest in the Collateral and certain matters of Minnesota law with respect to the Minnesota Collateral;

(e) an opinion of Cadwalader, Wickersham & Taft LLP, U.S. counsel to the Issuer and the Co-Issuer, dated the Closing Date, relating to certain bankruptcy matters, in a form satisfactory to the Placement Agents;

(f) an opinion of Cadwalader, Wickersham & Taft LLP, counsel to Seller, dated the Closing Date, relating to certain Credit Risk Retention Rules, in a form satisfactory to the Placement Agents;

(g) an opinion of Cadwalader, Wickersham & Taft LLP, special counsel to Sub-REIT, dated the Closing Date, regarding its qualification and taxation as a REIT;

(h) an opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Co-Issuer and Retention Holder, dated the Closing Date, regarding certain issues of Delaware law;

(i) an opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Issuer, dated the Closing Date, regarding certain issues of Cayman Islands law;

(j) opinions of Richards, Layton & Finger P.A., special Delaware counsel to the Co-Issuer and the Retention Holder, dated the Closing Date, regarding certain issues of Delaware law and regarding authority to file bankruptcy;

(k) an opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Special Servicer, Seller and Sub-REIT, dated the Closing Date, regarding certain issues of Delaware law;

(l) an opinion of Mayer Brown LLP, counsel to the Servicer, and an opinion of in-house counsel to the Servicer, each dated the Closing Date, regarding certain issues of New York and United States law;

(m) an opinion of Aini & Associates PLLC, counsel to Trustee;

(n) an opinion of (i) in-house counsel of the Note Administrator, dated as of the Closing Date, regarding certain matters of United States law and (ii) Aini & Associates PLLC, counsel to the Note Administrator;

(o) [Reserved];

(p) an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Securities by the Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for and all conditions precedent provided in the Preferred Share Paying Agency Agreement relating to the issuance by the Issuer of the Preferred Shares have been complied with and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

(q) an Officer’s Certificate given on behalf of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Notes by the Co-Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

(r) executed counterparts of the Collateral Interest Purchase Agreement, the Servicing Agreement, the Collateral Management Agreement, the Advisory Committee Member Agreement, the Participation Agreements, the Future Funding Agreement, the Placement Agreement, the Preferred Share Paying Agency Agreement, the Securities Account Control Agreement, the U.S. Risk Retention Agreement, the EU Risk Retention Letter and the Future Funding Reserve Account Control Agreement;

(s) (i) an Accountants’ Report on applying agreed-upon procedures with respect to certain information concerning the Closing Date Collateral Interests in the data tape, dated April 15, 2021, (ii) an Accountants’ Report on applying agreed-upon procedures with respect to certain information concerning the Closing Date Collateral Interests in the Preliminary Offering Memorandum of the Co-Issuers, dated April 21, 2021, and the Structural and Collateral Term Sheet dated April 21, 2021, and (iii) an Accountants’ Report on applying agreed-upon procedures with respect to certain information concerning the Closing Date Collateral Interests in the Offering Memorandum;

(t) evidence of preparation for filing at the appropriate filing office in the District of Columbia of a financing statement, on behalf of the Issuer, relating to the perfection of the lien of this Indenture in that Collateral in which a security interest may be perfected by filing under the UCC;

(u) an Issuer Order executed by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes and the Class G Notes, directing the Authenticating Agent to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer and the Co-Issuer; and

(v) the Future Funding Indemnitor certification pursuant to Section 12.5(b).

Section 3.2 Security for Offered Notes. Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a) Grant of Security Interest; Delivery of Collateral Interests. The Grant pursuant to the Granting Clause of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral and the transfer of all Closing Date Collateral Interests acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in Schedule A hereto) to the Trustee, without recourse (except as expressly provided in each applicable Collateral Interest Purchase Agreement), in the manner provided in Section 3.3(a).

(b) Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Closing Date, delivered to the Trustee and the Note Administrator, to the effect that, in the case of each Closing Date Collateral Interest pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i) the Issuer is the owner of such Closing Date Collateral Interest free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date;

(ii) the Issuer has acquired its ownership in such Closing Date Collateral Interest in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Closing Date Collateral Interest (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv) the Loan Documents with respect to such Closing Date Collateral Interest do not prohibit the Issuer from Granting a security interest in and assigning and pledging such Closing Date Collateral Interest to the Trustee;

(v) the information set forth with respect to each such Closing Date Collateral Interest on Schedule A is true correct;

(vi) the Closing Date Collateral Interests included in the Collateral satisfy the requirements of Section 3.2(a);

(vii) (1) the Grant pursuant to the Granting Clause of this Indenture shall, upon execution and delivery of this Indenture by the parties hereto, result in a valid and continuing security interest in favor of the Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Closing Date Collateral Interests pledged to the Trustee for inclusion in the Collateral on the Closing Date; and

(2) upon the delivery of each mortgage note evidencing the obligations of the borrowers under each Collateral Interest to the Custodian on behalf of the Trustee, at the Custodian’s office in Minneapolis, Minnesota, the Trustee’s security interest in all Collateral Interests shall be a validly perfected, first priority security interest under the UCC as in effect in the State of Minnesota.

(c) Rating Letters. The Issuer and/or Co-Issuer’s receipt of a signed letter from the Rating Agencies confirming that (i) the Class A Notes have been issued with a rating of at least “Aaa(sf)” by Moody’s and “AAA(sf)” by KBRA, (ii) the Class A-S Notes be issued with a rating of “AAA(sf)” by KBRA, (iii) the Class B Notes be issued with a rating of at least “AA-(sf)” by KBRA, (iv) the Class C Notes be issued with a rating of at least “A-(sf)” by KBRA, (v) the Class D Notes be issued with a rating of at least “BBB(sf)” by KBRA, (vi) the Class E Notes be issued with a rating of at least “BBB-(sf)” by KBRA, (vii) the Class F Notes be issued with a rating of at least “BB-(sf)” by KBRA, and (viii) the Class G Notes be issued with a rating of at least “B-(sf)” by KBRA, and that such ratings are in full force and effect on the Closing Date.

(d) Accounts. Evidence of the establishment of the Payment Account, the Preferred Share Distribution Account, the Reinvestment Account, the Unused Proceeds Account, the Custodial Account, the Collection Account, the Future Funding Reserve Account and the Participated Loan Collection Account.

(e) [Reserved].

(f) Deposit to Unused Proceeds Account. On the Closing Date, the Issuer shall deposit into the Unused Proceeds Account from the gross proceeds of the offering of the Securities, U.S.$ 140,000,000, U.S.$65,000,000 of which will constitute the expected purchase price of the Delayed Close Collateral Interest.

(g) Issuance of Preferred Shares. The Issuer shall have confirmed that the Preferred Shares have been, or contemporaneously with the issuance of the Notes will be, (i) issued by the Issuer and (ii) acquired in their entirety by the Retention Holder.

Section 3.3 Transfer of Collateral.

(a) Wells Fargo Bank, National Association, acting through its document custody division, as document custodian (in such capacity, the “Custodian”), is hereby appointed as Custodian to hold all of the mortgage notes or participation certificates required to be delivered to it by the Issuer in accordance with this Section 3.3 on the Closing Date or on the closing date of the acquisition of any Reinvestment Collateral Interest or Exchange Collateral Interest, at its office in Minneapolis, Minnesota. Any successor to the Custodian shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer and has capital and surplus of at least $200,000,000 and whose long-term unsecured debt is rated at least “Baa1” by Moody’s and “BBB” by KBRA (if rated by KBRA, or if not rated by KBRA, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)). Subject to the limited right to relocate Collateral set forth in Section 7.5(b), the Custodian shall hold all Loan Documents at its Corporate Trust Office.

(b) All Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments shall be held in accordance with Article 10 and, in respect of each Indenture Account, the Trustee on behalf of the Secured Parties shall have entered into a securities account control agreement with the Issuer, as debtor and Wells Fargo Bank, National Association, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC as in effect in the State of New York) (together with its permitted successors and assigns in the trusts hereunder, the “Securities Intermediary”), and the Trustee, as secured party (the “Securities Account Control

Agreement”) providing, inter alia, that the establishment and maintenance of such Indenture Account will be governed by the law of the State of New York. The security interest of the Trustee in Collateral shall be perfected and otherwise evidenced as follows:

(i) in the case of Collateral consisting of Security Entitlements, by the Issuer (A) causing the Securities Intermediary, in accordance with the Securities Account Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) causing the Securities Intermediary to agree pursuant to the Securities Account Control Agreement that it will comply with Entitlement Orders originated by or on behalf of the Trustee with respect to each such Security Entitlement without further consent by the Issuer;

(ii) in the case of Collateral consisting of Instruments or Certificated Securities (the “Minnesota Collateral”), to the extent that any such Minnesota Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause (i), by the Issuer causing (A) the Custodian, on behalf of the Trustee, to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Trustee and (y) take possession of such Minnesota Collateral in the State of Minnesota;

(iii) in the case of Collateral consisting of General Intangibles and all other Collateral of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the District of Columbia, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Trustee as secured party, which financing statement reasonably identifies all such Collateral, with the Recorder of Deeds of the District of Columbia;

(iv) in the case of Collateral consisting of General Intangibles, causing the registration of the security interests granted under this Indenture in the register of mortgages and charges of the Issuer maintained at the Issuer’s registered office in the Cayman Islands; and

(v) in the case of Collateral consisting of Cash on deposit in any Servicing Account managed by the Servicer or Special Servicer pursuant to the terms of the Servicing Agreement, to deposit such Cash in a Servicing Account, which Servicing Account is in the name of the Servicer or Special Servicer on behalf of the Trustee.

(c) The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all of the debtor’s personal property and Collateral,” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Indenture.

(d) Without limiting the foregoing, the Trustee shall cause the Note Administrator to take such different or additional action as the Trustee may be advised by advice of counsel to the Trustee, Note Administrator or the Issuer (delivered to the Trustee and the Note Administrator) is reasonably required in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Note Administrator shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(d), as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(e) Without limiting any of the foregoing, in connection with each Grant of a Collateral Interest hereunder as of the date such Collateral Interest is acquired, the Issuer shall deliver (or cause to be delivered by the Seller) to the Custodian the following documents (collectively, the “Collateral Interest File”):

(i) if such Collateral Interest is a Mortgage Loan:

(1) the original mortgage notes bearing, or accompanied by, all intervening endorsements, endorsed in blank or endorsed “Pay to the order of FS Rialto 2021-FL2 Issuer, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands” and signed in the name of the last endorsee by an authorized Person and if endorsed to the Issuer, an assignment in blank from the Issuer;

(2) the original mortgage (or a recorded copy thereof or a copy thereof certified from the applicable recording office) and, if applicable, the originals of all intervening assignments of mortgage (or recorded copies thereof or copies thereof certified from the applicable recording office), in each case, with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the last endorsee;

(3) the original assignment of leases and rents (or a recorded copy thereof or a copy thereof certified from the applicable recording office), if any, and, if applicable, the originals of all intervening assignments of assignment of leases and rents (or recorded copies thereof or copies thereof certified from the applicable recording office), in each case, with evidence of recording thereon, showing an unbroken chain of recordation from the originator thereof to the last endorsee;

(4) an original blanket assignment of all unrecorded documents (including a complete chain of intervening assignments, if applicable) in favor of the Issuer;

(5) a filed copy of the UCC-1 financing statements with evidence of filing thereon, and UCC-3 assignments showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the Issuer, with evidence of filing thereon;

(6) originals or copies of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, together with any other recorded document relating to such Collateral Interest;

(7) an original or a copy (which may be in electronic form) of the mortgagee policy of title insurance or a conformed version of the mortgagee’s title insurance commitment either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;

(8) the original or copy of any security agreement, chattel mortgage or equivalent document, if any;

(9) the original or copy of any related loan agreement as well as any related letter of credit, lockbox agreement, cash management agreement and construction contract;

(10) the original or copy of any related guarantee;

(11) the original or copy of any related environmental indemnity agreement;

(12) copies of any property management agreements;

(13) a copy of a survey of the related Mortgaged Property, together with the surveyor’s certificate thereon;

(14) a copy of any power of attorney relating to such Mortgage Loan;

(15) with respect to any Collateral Interest secured in whole or in part by a ground lease, copies of any ground leases;

(16) a copy of any related environmental insurance policy and environmental report with respect to the related Mortgaged Properties;

(17) with respect to any Mortgage Loan secured by a hospitality property, a copy of any related franchise agreement, an original or copy of any comfort letter related thereto, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Issuer, if any, a copy of the notice by the Seller to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Issuer (in each case, as and to the extent required pursuant to the terms of such comfort letter as determined by the Issuer or Seller);

(18) the following additional original documents, (a) allonge, endorsed in blank; (b) assignment of mortgage, in blank, in form and substance acceptable for recording; (c) if applicable, assignment of leases and rents, in blank, in form and substance acceptable for recording; and (d) assignment of unrecorded documents.

(ii) if such Collateral Interest is a Participation:

(1) (a) with respect to any Collateral Interest related to a Serviced Commercial Real Estate Loan, each of the documents specified in clause (i) above (other than the documents specified in (i)(18) with respect to such Participated Loan) and (b) with respect to any Collateral Interest related to a Non-Serviced Commercial Real Estate Loan, unless the Custodian is custodian for the Non-Serviced Commercial Real Estate Loan, a copy of each of the documents specified in clause (i) above;

(2) in the case of a Participation, an original participation certificate evidencing such Participation in the name of the Issuer;

(3) an original assignment of the participation certificate evidencing such Participation from the Issuer to blank;

(4) a copy of the participation certificate evidencing each related Companion Participation(s); and

(5) a copy of the related Participation Agreement.

With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the Seller) in time to permit their delivery hereunder at the time required, the Issuer (or the Seller) shall deliver such original recorded documents to the Custodian promptly when received by the Issuer (or the Seller) from the applicable recording office.

(f) The execution and delivery of this Indenture by the Custodian shall constitute certification that, in connection with each Closing Date Collateral Interest, (i) each original note and participation certificate, if applicable, required to be delivered to the Custodian on behalf of the Trustee by the Issuer (or the Seller) and all allonges thereto, if any, and a copy of the participation agreement have been received by the Custodian (directly or through a bailee); and (ii) such original note and participation certificate, if applicable, has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the borrower), (B) appears to have been executed and (C) purports to relate to the related Collateral Interest. The Custodian agrees to review or cause to be reviewed the Collateral Interest Files within sixty (60) days after the Closing Date, and to deliver to the Issuer, the Note Administrator, the Servicer, the Special Servicer, the Collateral Manager, the Trustee and McCoy & Orta a certification in the form of Exhibit K attached hereto, indicating, subject to any exceptions found by it in such review (and any related exception report and any subsequent reports thereto shall be delivered to the other parties hereto, the Servicer in electronic format, including Excel-compatible format), (A) those documents referred to in

Section 3.3(e) that have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Collateral Interest. The Custodian shall have no responsibility for reviewing the Collateral Interest File except as expressly set forth in this Section 3.3(f). None of the Trustee, the Note Administrator, and the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(e)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Mortgaged Property.

(g) No later than the one hundred twentieth (120th) day after the Closing Date, and every quarter thereafter until all exceptions are cleared, the Custodian shall (i) deliver to the Issuer, with a copy to the Note Administrator, the Trustee, the Collateral Manager, McCoy & Orta, the Servicer and the Special Servicer an exception report (which report and any updates or modifications thereto shall be delivered in electronic format, including Excel-compatible format) as to any remaining documents that are required to be, but are not in the Collateral Interest File and (ii) request that the Issuer cause such document deficiency to be cured.

(h) Without limiting the generality of the foregoing:

(i) from time to time upon the request of the Trustee, the Collateral Manager, Servicer or Special Servicer, the Issuer shall deliver (or cause to be delivered) to the Custodian any Loan Document in the possession of the Issuer and not previously delivered hereunder (including originals of Loan Documents not previously required to be delivered as originals) and as to which the Trustee, Collateral Manager, Servicer or Special Servicer, as applicable, shall have reasonably determined, or shall have been advised, to be necessary or appropriate for the administration of such Collateral Interest hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture;

(ii) in connection with any delivery of documents to the Custodian pursuant to clause (i) above, the Custodian shall deliver to the Collateral Manager and the Servicer, on behalf of the Issuer, a certification in the form of Exhibit K acknowledging the receipt of such documents by the Custodian and that it is holding such documents subject to the terms of this Indenture; and

(iii) from time to time upon request of the Servicer or the Special Servicer, the Custodian shall, upon delivery by the Collateral Manager, the Servicer or Special Servicer, as applicable, of a request for release in the form of Exhibit L hereto (such request, a “Request for Release”), release to the Servicer or the Special Servicer, as applicable, such of the Loan Documents then in its custody as the Servicer or Special Servicer, as applicable, reasonably so requests. By submission of any such Request for Release, the Servicer or the Special Servicer, as applicable, shall be deemed to have represented and warranted that it has determined in accordance with the Servicing Standard set forth in the Servicing Agreement that the requested release is necessary for the administration of such Collateral Interest hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture. The Servicer or the Special Servicer shall return to the Custodian each Loan Document released from custody pursuant to this clause (iii) within twenty (20) Business Days of receipt thereof (except such Loan Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Collateral Interest that is consummated within such twenty (20)-day period). Notwithstanding the foregoing provisions of this clause (iii), any note, participation certificate or other instrument evidencing a Pledged Collateral Interest shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Collateral Interest that is permitted in accordance with the terms of this Indenture, (2) presentation, collection, renewal or registration of transfer of such Collateral Interest or (3) in the case of any note, in connection with a payment in full of all amounts owing under such note. The Custodian shall not be responsible for the contents of any Collateral Interest File while not in the Custodian’s possession pursuant to a Request for Release. In connection with any Request for Release, unless otherwise specified in such request, the participation certificate shall be released along with the Collateral Interest loan files for the requested Collateral Interest.

(i) As of the Closing Date (with respect to the Collateral owned or existing as of the Closing Date) and each date on which any Collateral is acquired (only with respect to each Collateral so acquired or arising after the Closing Date), the Issuer represents and warrants as follows:

(i) this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii) the Issuer owns and has good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person;

(iii) in the case of each Collateral, the Issuer has acquired its ownership in such Collateral in good faith without notice of any adverse claim as defined in Section 8-102(a)(1) of the UCC as in effect on the date hereof;

(iv) other than the security interest granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral;

(v) the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (x) relating to the security interest granted to the Trustee for the benefit of the Secured Parties hereunder or (y) that has been terminated; the Issuer is not aware of any judgment lien, Pension Benefit Guarantee Corporation lien or tax lien filings against the Issuer;

(vi) the Issuer has received all consents and approvals required by the terms of each Collateral and the Transaction Documents to grant to the Trustee its interest and rights in such Collateral hereunder;

(vii) the Issuer has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee for the benefit of the Secured Parties hereunder;

(viii) all of the Collateral constitutes one or more of the following categories: an Instrument, a General Intangible, a Certificated Security or an uncertificated security, or a Financial Asset in which a Security Entitlement has been created and that has been or will have been credited to a Securities Account and proceeds of all the foregoing;

(ix) the Securities Intermediary has agreed to treat all Collateral credited to the Custodial Account as a Financial Asset;

(x) the Issuer has delivered a fully executed Securities Account Control Agreement pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Indenture Accounts without further consent of the Issuer; none of the Indenture Accounts is in the name of any Person other than the Issuer, the Note Administrator or the Trustee; the Issuer has not consented to the Securities Intermediary to comply with any Entitlement Orders in respect of the Indenture Accounts and any Security Entitlement credited to any of the Indenture Accounts originated by any Person other than the Trustee or the Note Administrator on behalf of the Trustee;

(xi) (A) all original executed copies of each promissory note, participation certificate or other writings that constitute or evidence any pledged obligation that constitutes an Instrument have been delivered to the Custodian for the benefit of the Trustee and (B) none of the promissory notes, participation certificates or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee;

(xii) each of the Indenture Accounts constitutes a Securities Account in respect of which Wells Fargo Bank, National Association, has agreed to be Securities Intermediary pursuant to the Securities Account Control Agreement on behalf of the Trustee as secured party under this Indenture.

(j) The Note Administrator shall cause all Eligible Investments delivered to the Note Administrator on behalf of the Issuer (upon receipt by the Note Administrator thereof) to be promptly credited to the applicable Account.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Note Administrator (in each of its capacities), the Custodian and the Trustee and the specific obligations set forth below hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder, under the Collateral Management Agreement and under the Servicing Agreement, and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Custodian or Securities Intermediary (on behalf of the Trustee) and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a) (i) either:

(1) all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for which payment has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Note Registrar for cancellation; or

(2) all Notes not theretofore delivered to the Note Registrar for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Note Administrator for the giving of notice of redemption by the Issuer and the Co-Issuer pursuant to Section 9.3 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Note Administrator, Cash or non-callable direct obligations of the United States of America; which obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and the equivalent by KBRA (if then rated by KBRA) in an amount sufficient to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1, the Redemption Price) on such Notes not theretofore delivered to the Note Administrator for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity Date or the respective Redemption Date, as the case may be or (y) in the event all of the Collateral is liquidated following the satisfaction of the conditions specified in Article 5, the Issuer shall have deposited or caused to be deposited with the Note Administrator, all proceeds of such liquidation of the Collateral, for payment in accordance with the Priority of Payments;

(ii) the Issuer and the Co-Issuer have paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Collateral Management Agreement and the Servicing Agreement) by the Issuer and Co-Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses; and

(iii) the Co-Issuers have delivered to the Trustee and the Note Administrator Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that in the case of clause (a)(i)(2)(x) above, the Issuer has delivered to the Trustee and Note Administrator an opinion of Cadwalader, Wickersham & Taft LLP or an opinion of another tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Noteholders would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture; or

(b) (i) each of the Co-Issuers has delivered to the Trustee and Note Administrator a certificate stating that (1) there is no Collateral (other than (x) the Collateral Management Agreement, the Servicing Agreement and the Servicing Accounts related thereto and the Securities Account Control Agreement and the Indenture Accounts related thereto and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Servicer under the Servicing Agreement for such purpose; and

(ii) the Co-Issuers have delivered to the Note Administrator and the Trustee Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7, 7.3 and 14.12 shall survive.

Section 4.2 Application of Amounts Held in Trust.

All amounts deposited with the Note Administrator pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture (including, without limitation, the Priority of Payments) to the payment of the principal and interest, either directly or through any Paying Agent, as the Note Administrator may determine, and such amounts shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3 Repayment of Amounts Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent, upon demand of the Issuer and the Co-Issuer, shall be remitted to the Note Administrator to be held and applied pursuant to Section 7.3 and, in the case of amounts payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 4.4 Limitation on Obligation to Incur Company Administrative Expenses.

If at any time after an Event of Default has occurred and the Notes have been declared immediately due and payable, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer with respect to the Collateral Interests in Cash during the current Due Period (as certified by the Collateral Manager in its reasonable judgment) is less than the sum of Dissolution Expenses and any accrued and unpaid Company Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Company Administrative Expenses as otherwise required by this Indenture to any Person, other than with respect to fees and indemnities of, and other payments, charges and expenses incurred in connection with opinions, reports or services to be provided to or for the benefit of, the Trustee, the Note Administrator, or any of their respective Affiliates. Any failure to pay such amounts or provide or obtain such opinions, reports or services no longer required hereunder shall not constitute a Default hereunder.

ARTICLE 5

REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment of any interest on any of the Class A Notes, the Class A-S Notes or the Class B Notes (or, if none of the Class A Notes, the Class A-S Notes or the Class B Notes are Outstanding, any Note of the most senior Class Outstanding) when the same becomes due and payable and the continuation of any such default for three (3) Business Days after a Trust Officer of the Note Administrator has actual knowledge or receives notice from any holder of Notes of such payment default; provided that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Note Administrator, Trustee or any paying agent, such failure continues for five (5) Business Days after a Trust Officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission; or

(b) a default in the payment of principal (or the related Redemption Price, if applicable) of any Class of Notes when the same becomes due and payable, at its Stated Maturity Date or any Redemption Date; provided, in each case, that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Note Administrator, Trustee or any paying agent, such failure continues for five (5) Business Days after a Trust Officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission;

(c) the failure on any Payment Date to disburse amounts in excess of $100,000 available in the Payment Account in accordance with the Priority of Payments set forth under Section 11.1(a) (other than (i) a default in payment described in clause (a) or (b) above and (ii) unless the Holders of the Preferred Shares object, a failure to disburse any amounts to the Preferred Share Paying Agent for distribution to the Holders of the Preferred Shares), which failure continues for a period of three (3) Business Days or, in the case of a failure to disburse such amounts due to an administrative error or omission by the Note Administrator, Trustee or Paying Agent, which failure continues for five (5) Business Days;

(d) any of the Issuer, the Co-Issuer or the pool of Collateral becomes an investment company required to be registered under the 1940 Act;

(e) a default in the performance, or breach, of any other covenant or other agreement of the Issuer or Co-Issuer (other than the covenant to make the payments described in clauses (a), (b) or (c) above or to satisfy the Note Protection Tests) or any representation or warranty of the Issuer or Co-Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of 30 days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, 15 days) after the Issuer, the Co-Issuer or the Collateral Manager has actual knowledge thereof or after notice thereof to the Issuer and the Co-Issuer by the Trustee or to the Issuer, the Co-Issuer, the Collateral Manager and the Trustee by Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(g) the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(h) one or more final judgments being rendered against the Issuer or the Co-Issuer which exceed, in the aggregate, $1,000,000 and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by the Rating Agencies) a No Downgrade Confirmation has been received from the Rating Agencies;

(i) the Issuer loses its status as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT or another REIT for U.S. federal income tax purposes, unless (A) within 90 days, the Issuer either (1) delivers an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, notwithstanding the Issuer’s loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes, the Issuer is not, and has not been, an association (or publicly traded partnership) taxable as a corporation, or is not, and has not been, otherwise subject to U.S. federal income tax on a net income basis and the Noteholders are not otherwise materially adversely affected by the loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes or (2) receives an amount from the Preferred Shareholders sufficient to discharge in full the amounts then due and unpaid on the Notes and amounts and expenses described in clauses (1) through (4) and (20) under Section 11.1(a)(i) in accordance with the Priority of Payments or (B) all Classes of the Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded; or

(j) if the aggregate principal balance of (1) all Non-Controlled Collateral Interests owned by the Issuer and (2) all other assets that do not qualify as “qualifying interests” in real estate for purposes of Section 3(c)(5)(C) of the 1940 Act (as described in the related no-action letters and other guidance provided by the SEC) owned by the Issuer is in excess of 45% of the aggregate principal balance of all Collateral Interests and the other assets then owned by the Issuer.

Upon becoming aware of the occurrence of an Event of Default, the Issuer, shall promptly notify (or shall procure the prompt notification of) the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Preferred Share Paying Agent and the Preferred Shareholders in writing. If the Collateral Manager or Note Administrator has actual knowledge of the occurrence of an Event of Default, the Collateral Manager or Note Administrator shall promptly notify, in writing, the Trustee, the Noteholders and the Rating Agencies of the occurrence of such Event of Default.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f) or 5.1(g)), the Trustee may (and shall at the direction of a Majority, by outstanding principal amount, of each Class of Offered Notes, voting as a separate Class (excluding any Notes owned by the Seller or any of its Affiliates), or if no Class of Offered Notes is outstanding, a majority, by outstanding principal amount, of the Class F Notes and the Class F-E Notes or, if no Class of Offered Notes, no Class F Notes or Class F-E Notes are outstanding, a majority by outstanding principal amount, of the Class G Notes and the Class G-E Notes), declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable (and any such acceleration shall automatically terminate the Reinvestment Period). Upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable thereunder in accordance with the Priority of Payments will become immediately due and payable. If an Event of Default described in Section 5.1(f) or 5.1(g) above occurs, such an acceleration shall occur automatically and without any further action, and any such acceleration shall automatically terminate the Reinvestment Period. If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a).

(b) At any time after such a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of each Class of Offered Notes (voting as a separate Class), or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer or the Co-Issuer has paid or deposited with the Note Administrator a sum sufficient to pay:

(A) all unpaid installments of interest on and principal on the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

(B) all unpaid taxes of the Issuer and the Co-Issuer, Company Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Note Administrator or to the Trustee hereunder;

(C) with respect to the Advancing Agent and the Backup Advancing Agent, any amount due and payable for unreimbursed Interest Advances and Reimbursement Interest; and

(D) with respect to the Collateral Management Agreement, any Collateral Manager Fee then due and any Company Administrative Expense due and payable to the Collateral Manager thereunder; and

(ii) the Trustee has received notice that all Events of Default, other than the non-payment of the interest and principal on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Trustee, has agreed with such notice (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

At any such time that the Trustee, subject to Section 5.2(b), shall rescind and annul such declaration and its consequences as permitted hereinabove, the Collateral shall be preserved in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c) Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any Proceedings for any remedy available to the Trustee or in the sale of any or all of the Collateral; provided that (i) such direction will not conflict with any rule of law or this Indenture; (ii) the Trustee may take any other action not inconsistent with such direction; (iii) the Trustee has received security or indemnity satisfactory to it; and (iv) any direction to undertake a sale of the Collateral may be made only as described in Section 5.17. The Trustee shall be entitled to refuse to take any action absent such direction.

(d) As security for the payment by the Issuer of the compensation and expenses of the Trustee, the Note Administrator, and any sums the Trustee or Note Administrator shall be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Collateral, which lien is senior to the lien of the Noteholders. The Trustee’s lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

(e) A Majority of the Aggregate Outstanding Amount of each Class of Notes may, prior to the time a judgment or decree for the payment of amounts due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Issuer covenants that if a Default shall occur in respect of the payment of any interest on any Class A Note, the payment of principal on any Class A Note (but only after interest with respect to the Class A Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class A-S Note (but only after interest and principal with respect to the Class A Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class A-S Note (but only after interest and principal with respect to the Class A Notes and interest with respect to the Class A-S Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class B Note (but only after interest with respect to the Class A Notes and the Class A-S Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class B Note (but only after interest and principal with respect to the Class A Notes and the Class A-S Notes and interest with respect to the Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class C Note (but only after interest with respect to the Class A Notes, the Class A-S Notes and Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class C Note (but only after interest and principal with respect to the Class A Notes, the Class A-S Notes and the Class B Notes and interest with respect to the Class C Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class D Note (but only after interest with respect to the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class D Note (but only after interest and principal with respect to the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes and interest with respect to the Class D Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class E Note (but only after interest with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class E Note (but only after interest and principal with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and interest with respect to the Class E Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class F Note, the Class F-E Note and the Class F-X Note (but only after interest with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class F Note or the Class F-E Note (but only after interests and principal with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and interest with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class G Note, the Class G-E Note and the Class G-X Note (but only after interest with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class G Note or the Class G-E Note (but only after interests and principal with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes and interest with respect to the Class G Notes, the Class G-E Notes and the Class G-X Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer and Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, shall, upon demand of the Trustee or any affected Noteholder, pay to the Note Administrator on behalf of the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Administrator, the Trustee and such Noteholder and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, as Trustee of an express trust, and at the expense of the Issuer, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, or any other obligor upon the Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and is continuing, the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings (x) as directed by a Majority of the Controlling Class or (y) in the absence of direction by a Majority of the Controlling Class, as determined by the Trustee acting in good faith; provided that (a) such direction must not conflict with any rule of law or with any express provision of this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, (c) the Trustee has been provided with security or indemnity satisfactory to it, and (d) notwithstanding the foregoing, any direction to the Trustee to undertake a sale of Collateral may be given only in accordance with the preceding paragraph, in connection with any sale and liquidation of all or a portion of the Collateral, the preceding sentence, and, in all cases, the applicable provisions of this Indenture. Such Proceedings shall be used for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law. Any direction to the Trustee to undertake a sale of Collateral shall be forwarded to the Special Servicer, and the Special Servicer shall conduct any such sale in accordance with the terms of the Servicing Agreement.

In the case where (x) there shall be pending Proceedings relative to the Issuer or the Co-Issuer under the Bankruptcy Code, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands, or any other applicable bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Co-Issuer, or their respective property, or (z) there shall be any other comparable Proceedings relative to the Issuer or the Co-Issuer, or the creditors or property of the Issuer or the Co-Issuer, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration, or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, the Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a Person performing similar functions in comparable Proceedings; and

(iii) to collect and receive (or cause the Note Administrator to collect and receive) any amounts or other property payable to or deliverable on any such claims, and to distribute (or cause the Note Administrator to distribute) all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; the Secured Parties, and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee (or the Note Administrator on its behalf), and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee and the Note Administrator such amounts as shall be sufficient to cover reasonable compensation to the Trustee and the Note Administrator, each predecessor trustee and note administrator, and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Backup Advancing Agent and each predecessor backup advancing agent.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, vote for, accept or adopt, on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met and any sale of Collateral contemplated to be conducted by the Trustee under this Indenture shall be effected by the Special Servicer pursuant to the terms of the Servicing Agreement, and the Trustee shall have no liability or responsibility for or in connection with any such sale.

Section 5.4 Remedies.

(a) If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer and the Co-Issuer agree that the Trustee, or, with respect to any sale of any Collateral Interests, the Special Servicer, may, after notice to the Note Administrator and the Noteholders, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture (whether by declaration or otherwise), enforce any judgment obtained and collect from the Collateral any amounts adjudged due;

(ii) sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 (provided that any such sale shall be conducted by the Special Servicer pursuant to the Servicing Agreement);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided, however, that no sale or liquidation of the Collateral or institution of Proceedings in furtherance thereof pursuant to this Section 5.4 may be effected unless either of the conditions specified in Section 5.5(a) are met.

The Issuer shall, at the Issuer’s expense, upon request of the Trustee or the Special Servicer, obtain and rely upon an opinion of an Independent investment banking firm as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts expected to be received with respect to the Collateral to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(e) shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any Sale in connection with an Event of Default, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder, Preferred Shareholder, the Collateral Manager, the Servicer or the Special Servicer or any of their respective Affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes). Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall either be returned to the Holders thereof after proper notation has been made thereon to show partial payment or a new note shall be delivered to the Holders reflecting the reduced interest thereon.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Note Administrator or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall (x) bind the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Noteholders and the Preferred Shareholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and (y) be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture or any other Transaction Document, none of the Advancing Agent, the Trustee, the Note Administrator or any other Secured Party, any other party to any Transaction Document, the Holder of the Notes and the holders of the equity in the Issuer and the Co-Issuer or third party beneficiary of this Indenture may, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Permitted Subsidiary, any petition for bankruptcy, reorganization, arrangement, moratorium, liquidation or other similar proceedings under federal or State bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Advancing Agent, the Trustee, the Note Administrator, or any other Secured Party or any other party to any Transaction Document (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, the Note Administrator or any other Secured Party or any other party to any Transaction Document, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5 Preservation of Collateral.

(a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Trustee and the Note Administrator, as applicable, shall (except as otherwise expressly permitted or required under this Indenture) retain the Collateral securing the Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 and shall not sell or liquidate the Collateral, unless either:

(i) the Note Administrator, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes, Company Administrative Expenses due and payable pursuant to the Priority of Payments, the Collateral Manager Fees due and payable pursuant to the Priority of Payments and amounts due and payable to the Advancing Agent and the Backup Advancing Agent, in respect of unreimbursed Interest Advances and Reimbursement Interest, for principal and interest, and, upon receipt of information from Persons to whom fees and expenses are payable, all other amounts payable prior to payment of principal on the Notes due and payable pursuant to Section 11.1(a)(iii) and the holders of a Majority of the Controlling Class agrees with such determination; or

(ii) a Supermajority of each Class of Notes (each voting as a separate Class and excluding any Notes held by the Seller or any of its affiliates) directs the sale and liquidation of all or a portion of the Collateral; or

(iii) an Event of Default as described in Section 5.1(i) occurs and is continuing, in which case the Collateral Manager shall promptly proceed to liquidate the Collateral (or such portion of the Collateral as is necessary to cure such Event of Default).

In the event of a sale of all or a portion of the Collateral pursuant to clause (ii) above, the Special Servicer on behalf of the Trustee shall be required to sell that portion of the Collateral identified by the requisite Noteholders and all proceeds of such sale shall be remitted to the Note Administrator for distribution in the order set forth in Section 11.1(a). The Note Administrator shall give written notice of the retention of the Collateral by the Custodian to the Issuer, the Co-Issuer, the Collateral Manager, the Trustee, the Servicer, the Special Servicer and the Rating Agencies. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require a sale of the Collateral securing the Notes if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Notes if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Manager shall obtain bid prices with respect to each Collateral Interest from two dealers (Independent of the Collateral Manager and any of its Affiliates) at the time making a market in such Collateral Interests that, at that time, engage in the trading, origination or securitization of whole loans or participations similar to the Collateral Interests (or, if only one such dealer can be engaged, then the Collateral Manager shall obtain a bid price from such dealer or, if no such dealer can be engaged, from a pricing service). The Collateral Manager shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Collateral Interest and provide the Trustee and the Note Administrator with the results thereof. For the purposes of determining issues relating to the market value of any Collateral Interest and the execution of a sale or other liquidation thereof, the Special Servicer may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be payable as a Company Administrative Expense) in connection with a determination as to whether the condition specified in Section 5.5(a)(i) exists.

The Note Administrator shall promptly deliver to the Noteholders and the Servicer, and the Note Administrator shall post to the Note Administrator’s Website, a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i) based solely on the Collateral Manager’s determination made pursuant to this Section 5.5(c).

Section 5.6 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7.

In any Proceedings brought by the Trustee (and in any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) in respect of the Notes, the Trustee shall be deemed to represent all the Holders of the Notes.

Section 5.7 Application of Amounts Collected.

Any amounts collected by the Note Administrator with respect to the Notes pursuant to this Article 5 and any amounts that may then be held or thereafter received by the Note Administrator with respect to the Notes hereunder shall be applied subject to Section 13.1 and in accordance with the Priority of Payments set forth in Section 11.1(a)(iii), at the date or dates fixed by the Note Administrator.

Section 5.8 Limitation on Suits.

No Holder of any Notes shall have any right to institute any Proceedings (the right of a Noteholder to institute any proceeding with respect to this Indenture or the Notes is subject to any non-petition covenants set forth in this Indenture or the Notes), judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) except as otherwise provided in Section 5.9, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture or the Notes, except in the manner herein or therein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall not be required to take any action until it shall have received the direction of a Majority of the Controlling Class.

Section 5.9 Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture (except for Section 2.7(e) and 2.7(n)), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Sections 5.4 and 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).

Section 5.10 Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then (and in every such case) the Issuer, the Co-Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee, the Note Administrator or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.

Section 5.13 Control by the Controlling Class.

Subject to Sections 5.2(a) and (b), but notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, a Majority of the Controlling Class shall have the right to cause the institution of, and direct the time, method and place of conducting, any Proceeding for any remedy available to the Trustee and for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:

(a) such direction shall not conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received indemnity satisfactory to it against such liability as set forth below);

(c) the Trustee shall have been provided with indemnity satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Collateral shall be performed by the Special Servicer on behalf of the Trustee, and must satisfy the requirements of Section 5.5.

Section 5.14 Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the amounts due has been obtained by the Trustee, as provided in this Article 5, a Majority of each and every Class of Notes (voting as a separate Class) may, on behalf of the Holders of all the Notes, waive any past Default in respect of the Notes and its consequences, except a Default:

(a) in the payment of principal of any Note;

(b) in the payment of interest in respect of the Controlling Class;

(c) in respect of a covenant or provision hereof that, under Section 8.2, cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or

(d) in respect of any right, covenant or provision hereof for the individual protection or benefit of the Trustee or the Note Administrator, without the Trustee’s or the Note Administrator’s express written consent thereto, as applicable.

In the case of any such waiver, the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes shall be restored to their respective former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. Any such waiver shall be effectuated upon receipt by the Trustee and the Note Administrator of a written waiver by such Majority of each Class of Notes.

Section 5.15 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by (x) the Trustee, (y) any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class or (z) any Noteholder for the enforcement of the payment of the principal of or interest on any Note or any other amount payable hereunder on or after the Stated Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws.

Each of the Issuer and the Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and each of the Issuer and the Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17 Sale of Collateral.

(a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until all amounts secured by the Collateral shall have been paid or if there are insufficient proceeds to pay such amount until the entire Collateral shall have been sold. The Special Servicer may, upon notice to the Securityholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three (3) Business Days after the date of the determination by the Special Servicer pursuant to Section 5.5(a)(i), such Sale shall not occur unless and until the Special Servicer has again made the determination required by Section 5.5(a)(i). The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Special Servicer shall be authorized to deduct the reasonable costs, charges and expenses incurred by it, or by the Trustee or the Note Administrator in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b) The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.

(c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof, which, in the case of any Collateral Interests, shall be upon request and delivery of any such instruments by the Special Servicer. In addition, the Special Servicer, with respect to Collateral Interests, and the Trustee, with respect to any other Collateral, is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s or Special Servicer’s authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any amounts.

(d) In the event of any Sale of the Collateral pursuant to Section 5.4 or 5.5, payments shall be made in the order and priority set forth in Section 11.1(a) in the same manner as if the Notes had been accelerated.

(e) Notwithstanding anything herein to the contrary, any sale by the Trustee of any portion of the Collateral shall be executed by the Special Servicer on behalf of the Issuer, and the Trustee shall have no responsibility or liability therefor.

Section 5.18 Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the application for or obtaining of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or the Co-Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the Collateral of the Issuer or the Co-Issuer.

ARTICLE 6

THE TRUSTEE AND NOTE ADMINISTRATOR

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) each of the Trustee and the Note Administrator undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Note Administrator; and any permissive right of the Trustee or the Note Administrator contained herein shall not be construed as a duty; and

(ii) in the absence of manifest error, or bad faith on its part, each of the Note Administrator and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Note Administrator, as the case may be, and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Note Administrator, the Trustee and the Note Administrator shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee or the Note Administrator within 15 days after such notice from the Trustee or the Note Administrator, the Trustee or the Note Administrator, as applicable, shall notify the party providing such instrument and requesting the correction thereof.

(b) In case an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) If, in performing its duties under this Indenture, the Trustee or the Note Administrator is required to decide between alternative courses of action, the Trustee and the Note Administrator may request written instructions from the Collateral Manager as to courses of action desired by it. If the Trustee and the Note Administrator does not receive such instructions within three (3) Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Trustee and the Note Administrator shall act in accordance with instructions received after such three (3) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee and the Note Administrator shall be entitled to request and rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and be deemed to have acted in good faith and shall not be subject to any liability if it acts in accordance with such advice.

(d) No provision of this Indenture shall be construed to relieve the Trustee or the Note Administrator from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that neither the Trustee nor the Note Administrator shall be liable:

(i) for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that it was negligent in ascertaining the pertinent facts; or

(ii) with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Collateral Manager, and/or a Majority of the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee or the Note Administrator in respect of any Note or exercising any trust or power conferred upon the Trustee or the Note Administrator under this Indenture.

(e) No provision of this Indenture shall require the Trustee or the Note Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise.

(f) Neither the Trustee nor the Note Administrator shall be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Controlling Class, the Trustee (in the case of the Note Administrator), the Note Administrator (in the case of the Trustee) and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.

(g) Neither the Trustee nor the Note Administrator shall have any obligations to confirm the compliance by the Issuer, Sub-REIT or the Retention Holder with the Credit Risk Retention Rules or the EU/UK Risk Retention Letter.

(h) Neither the Trustee nor the Note Administrator shall have any liability or responsibility for the determination or selection of an alternative or successor base rate to the Benchmark (including, without limitation, whether the conditions for the designation of such rate have been satisfied).

(i) For all purposes under this Indenture, neither the Trustee nor the Note Administrator shall be deemed to have notice or knowledge of any Event of Default, unless a Trust Officer of either the Trustee or the Note Administrator, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee or the Note Administrator, as applicable at the respective Corporate Trust Office, and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s and Note Administrator’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee or Note Administrator, as applicable, is deemed to have notice as described in this Section 6.1.

(j) The Trustee and the Note Administrator shall, upon reasonable prior written notice, permit the Issuer, the Collateral Manager and their designees, during its normal business hours, to review all books of account, records, reports and other papers of the Trustee relating to the Notes and to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee or the Note Administrator, as applicable, by such Person).

(k) The Note Administrator and the Trustee shall be entitled to rely upon the notices provided by the Collateral Manager facilitating or specifying the Benchmark Replacement, Benchmark Replacement Date, Benchmark Replacement Conforming Changes and such other administrative procedures with respect to the calculation of any Benchmark Replacement. Further, to the extent the Note Administrator in its capacity as Calculation Agent is unable to calculate the Benchmark Replacement based on the methodology chosen by the Collateral Manager, then the Collateral Manger shall provide to the Calculation Agent, on a monthly basis, the rate calculated using the Benchmark Replacement.

(l) Upon written request, the Trustee and the Note Administrator shall provide to the Issuer, the Placement Agents or any agent thereof any information specified by such parties regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee or the Note Administrator, as the case may be, and may be necessary for compliance with FATCA, subject in all cases to confidentiality provisions.

(m) For the avoidance of doubt, the Note Administrator will have no responsibility for the preparation of any tax returns or related reports on behalf of or for the benefit of the Issuer or any Noteholder, or the calculation of any original issue discount on the Notes.

Section 6.2 Notice of Default.

Promptly (and in no event later than three (3) Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the 17g-5 Information Provider and to the Note Administrator (who shall post such notice the Note Administrator’s Website) and the Note Administrator shall deliver to the Collateral Manager, all Holders of Notes as their names and addresses appear on the Notes Register, and to Preferred Share Paying Agent, notice of such Default, unless such Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee and Note Administrator.

Except as otherwise provided in Section 6.1:

(a) the Trustee and the Note Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee or the Note Administrator shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee and the Note Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee and the Note Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Trustee or the Note Administrator of a supplemental indenture pursuant to Section 8.3) shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) neither the Trustee nor the Note Administrator shall be under any obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders unless such Noteholders shall have offered to the Trustee and the Note Administrator, as applicable indemnity acceptable to it against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) neither the Trustee nor the Note Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents and shall be entitled to rely conclusively thereon;

(g) each of the Trustee and the Note Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and upon any such appointment of an agent or attorney, such agent or attorney shall be conferred with all the same rights, indemnities, and immunities as the Trustee or Note Administrator, as applicable;

(h) neither the Trustee nor the Note Administrator shall be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i) neither the Trustee nor the Note Administrator shall be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Note Administrator itself acting in that capacity), Clearstream, Luxembourg, Euroclear, any Calculation Agent (other than the Note Administrator itself acting in that capacity) or any Paying Agent (other than the Note Administrator itself acting in that capacity);

(j) neither the Trustee nor the Note Administrator shall be liable for the actions or omissions of the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Trustee (in the case of the Note Administrator) or the Note Administrator (in the case of the Trustee); and without limiting the foregoing, neither the Trustee nor the Note Administrator shall be under any obligation to verify compliance by any party hereto with the terms of this Indenture (other than itself) to verify or independently determine the content, completeness or accuracy of information received by it from the Servicer or Special Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral Interest;

(k) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee or Note Administrator hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (“GAAP”), the Trustee and Note Administrator shall be entitled to request and receive (and rely upon) instruction from the Issuer or accountants appointed by the Issuer as to the application of GAAP in such connection, in any instance;

(l) neither the Trustee nor the Note Administrator shall have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Collateral Manager on its behalf); provided, however, that the Trustee and Note Administrator shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Trustee and Note Administrator to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the “agreed upon procedures” between the Issuer and the Independent accountants are sufficient for its purposes, (ii) releases by each of the Trustee and Note Administrator (on behalf of itself and the Holders) of claims and acknowledgement of other limitation of liability in favor of the Independent accountants, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee or Note Administrator be required to execute any agreement in respect of the Independent accountants that the Trustee or Note Administrator determines adversely affects it in its individual capacity;

(m) the Trustee and the Note Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee or as Note Administrator, as applicable, in each capacity for which it serves hereunder and under the Future Funding Agreement, the Future Funding Reserve Account Control Agreement, the Servicing Agreement and the Securities Account Control Agreement (including, without limitation, as Secured Party, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary, Backup Advancing Agent and Notes Registrar);

(n) in determining any affiliations of Noteholders with any party hereto or otherwise, each of the Trustee and the Note Administrator shall be entitled to request and conclusively rely on a certification provided by a Noteholder;

(o) in no event shall the Trustee or Note Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Note Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action;

(p) neither the Trustee nor the Note Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

(q) in no event shall the Trustee or the Note Administrator be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond the Trustee’s or the Note Administrator’s control, as applicable, whether or not of the same class or kind as specifically named above;

(r) except as otherwise expressly set forth in this Agreement, Wells Fargo Bank, National Association, acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Wells Fargo Bank, National Association, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Wells Fargo Bank, National Association, acting in any other capacity hereunder or under the Servicing Agreement, except, in the case of either clause (a) or (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Wells Fargo Bank, National Association, or the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers; provided, however, the knowledge of employees performing special servicing functions shall not be imputed to employees performing master servicing functions, and the knowledge of employees performing master servicing functions shall not be imputed to employees performing special servicing functions;

(s) neither the Trustee nor the Note Administrator shall be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law;

(t) the Trustee and the Note Administrator may request, and are entitled to rely on, the written direction of the Collateral Manager with respect to the matters described in Section 2.17 of this Indenture.

(u) Each of the Note Administrator and the Trustee shall be entitled to disclose and furnish any information, reports or findings in its possession only as may be required pursuant to applicable law, subpoena or court order.

Section 6.4 Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer and the Co-Issuer, and neither the Trustee nor the Note Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Note Administrator makes any representation as to the validity or sufficiency of this Indenture, the Collateral or the Notes. Neither the Trustee nor the Note Administrator shall be accountable for the use or application by the Issuer or the Co-Issuer of the Notes or the proceeds thereof or any amounts paid to the Issuer or the Co-Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Notes.

The Trustee, the Note Administrator, the Paying Agent, the Notes Registrar or any other agent of the Issuer or the Co-Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer and the Co-Issuer with the same rights it would have if it were not Trustee, Note Administrator, Paying Agent, Notes Registrar or such other agent.

Section 6.6 Amounts Held in Trust.

Amounts held by the Note Administrator hereunder shall be held in trust to the extent required herein. The Note Administrator shall be under no liability for interest on any amounts received by it hereunder except to the extent of income or other gain on investments received by the Note Administrator on Eligible Investments.

Section 6.7 Compensation and Reimbursement.

(a) The Issuer agrees:

(i) to pay the Trustee and Note Administrator on each Payment Date in accordance with the Priority of Payments the Trustee and Note Administrator Fee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee or note administrator of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee, Custodian and Note Administrator in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, Custodian or Note Administrator in connection with its performance of its obligations under, or otherwise in accordance with any provision of this Indenture, the Servicing Agreement, the Future Funding Agreement, the Future Funding Reserve Account Control Agreement and the Securities Account Control Agreement;

(iii) to indemnify the Trustee, Custodian or Note Administrator and their respective Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, cost or expense (including reasonable attorneys’ fees), including in connection with its enforcement of the indemnity in this Section 6.7(a)(iii), incurred without negligence, willful misconduct or bad faith on their respective parts, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under the Future Funding Agreement, the Future Funding Reserve Account Control Agreement and the Securities Account Control Agreement, including any costs and expenses (including reasonable attorneys’ fees) incurred in connection with the enforcement of any indemnity afforded to them hereunder; and

(iv) to pay the Trustee and Note Administrator reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13.

(b) The Issuer may remit payment for such fees and expenses to the Trustee and Note Administrator or, in the absence thereof, the Note Administrator may from time to time deduct payment of its and the Trustee’s fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

(c) The Note Administrator, in its capacity as Note Administrator, Paying Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary, Backup Advancing Agent and Notes Registrar, hereby agrees not to institute against, or join any other Person in institution against, the Issuer, the Co-Issuer or any Permitted Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or other similar proceedings under federal or State bankruptcy or similar laws of any jurisdiction until at least one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all Notes issued under this Indenture. This Section 6.7(c) shall survive termination of this Indenture and resignation or removal of the Trustee or the Note Administrator.

(d) The Trustee and Note Administrator agree that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Trustee or Note Administrator against the Issuer, and all obligations of the Issuer, shall be extinguished. The Trustee will have a lien upon the Collateral to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 for enforcement of the lien of this Indenture for the benefit of the Noteholders.

The Trustee and Note Administrator shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee and Note Administrator will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee and Note Administrator shall continue to serve under this Indenture notwithstanding the fact that the Trustee and Note Administrator shall not have received amounts due to it hereunder; provided that the Trustee and Note Administrator shall not be required to expend any funds or incur any expenses unless reimbursement therefor is reasonably assured to it. No direction by a Majority of the Controlling Class shall affect the right of the Trustee and Note Administrator to collect amounts owed to it under this Indenture.

If on any Payment Date, an amount payable to the Trustee and Note Administrator pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which sufficient funds are available therefor in accordance with the Priority of Payments.

Section 6.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee and a Note Administrator hereunder which shall be a corporation, national bank, national banking association or trust company, organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000 and subject to supervision or examination by federal or State authority, having a long-term unsecured debt rating of at least “A2” by Moody’s (or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s) and “A” by KBRA (or, if not rated by KBRA, an equivalent rating by any two other NRSROs (which may include Moody’s)); provided that, with respect to the Trustee, it may maintain a long-term unsecured debt rating of at least “Baa1” by Moody’s and “A(low)” by KBRA and a short-term unsecured debt rating of at least “P-2” by Moody’s, and having an office within the United States; provided, further, that, with respect to each of the Trustee and the Note Administrator, it may have lower ratings than specified above if a No Downgrade Confirmation is provided by each Rating Agency with respect to such party serving in the applicable role despite such lower ratings. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee or the Note Administrator shall cease to be eligible in accordance with the provisions of this Section 6.8, the Trustee or the Note Administrator, as applicable, shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee, as applicable, pursuant to this Article 6 shall become effective until the acceptance of appointment by such successor Note Administrator or Trustee under Section 6.10.

(b) Each of the Trustee and the Note Administrator may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Noteholders, the Note Administrator (in the case of the Trustee), the Trustee (in the case of the Note Administrator), and the Rating Agencies. Upon receiving such notice of resignation, the Issuer and the Co-Issuer shall promptly appoint a successor trustee or trustees, or a successor Note Administrator, as the case may be, by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Note Administrator or the Trustee so resigning and one copy to the successor Note Administrator, the Collateral Manager, Trustee or Trustees, together with a copy to each Noteholder, the Servicer, the parties hereto and the Rating Agencies; provided that such successor Note Administrator and Trustee shall be appointed only upon the written consent of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Note Administrator and Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class. If no successor Note Administrator and Trustee shall have been appointed and an instrument of acceptance by a successor Trustee or Note Administrator shall not have been delivered to the Trustee or the Note Administrator within 30 days after the giving of such notice of resignation, the resigning Trustee or Note Administrator, as the case may be, the Controlling Class of Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee or a successor Note Administrator, as the case may be and in the case of such a petition by the Trustee or the Note Administrator, at the expense of the Issuer. No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee will become effective until the acceptance of appointment by the successor Note Administrator or Trustee, as applicable. To the extent the Trustee or Note Administrator is removed without cause, the expenses incurred in connection with transferring such party’s responsibilities hereunder shall be reimbursed by the Issuer.

(c) The Note Administrator and Trustee may be removed at any time by Act of a Supermajority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, in each case, upon at least thirty (30) days’ prior written notice delivered to the parties hereto. If no successor Note Administrator and Trustee shall have been appointed and an instrument of acceptance by a successor Trustee or Note Administrator shall not have been delivered to the Trustee or the Note Administrator within 30 days after the giving of such notice of removal, the removed Trustee or Note Administrator, as the case may be, may, at the expense of the Issuer, petition a court of competent jurisdiction for the appointment of a successor.

(d) If at any time:

(i) the Trustee or the Note Administrator shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer, the Co-Issuer, or by any Holder; or

(ii) the Trustee or the Note Administrator shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or the Note Administrator or of its respective property shall be appointed or any public officer shall take charge or control of the Trustee or the Note Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (a) the Issuer or the Co-Issuer, by Issuer Order, may remove the Trustee or the Note Administrator, as applicable, or (b) subject to Section 5.15, a Majority of the Controlling Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Note Administrator, as the case may be, and the appointment of a successor thereto.

(e) If the Trustee or the Note Administrator shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee or the Note Administrator for any reason, the Issuer and the Co-Issuer, by Issuer Order, subject to the written consent of the Collateral Manager, shall promptly appoint a successor Trustee or Note Administrator, as applicable, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or the successor Note Administrator, as the case may be. If the Issuer and the Co-Issuer shall fail to appoint a successor Trustee or Note Administrator within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee or Note Administrator may be appointed by Act of a Majority of the Controlling Class delivered to the Collateral Manager and the parties hereto, including the retiring Trustee or the retiring Note Administrator, as the case may be, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or Note Administrator, as applicable, and supersede any successor Trustee or Note Administrator proposed by the Issuer and the Co-Issuer. If no successor Trustee or Note Administrator shall have been so appointed by the Issuer and the Co-Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Controlling Class or any Holder may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Note Administrator.

(f) The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Trustee or Note Administrator and each appointment of a successor Trustee or Note Administrator by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies, the Preferred Share Paying Agent, the Collateral Manager, the Servicer, the parties hereto, and to the Holders of the Notes as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee or Note Administrator, as the case may be, and the address of its respective Corporate Trust Office. If the Issuer or the Co-Issuer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee or Note Administrator, the successor Trustee or Note Administrator shall cause such notice to be given at the expense of the Issuer or the Co-Issuer, as the case may be.

(g) The resignation or removal of the Note Administrator in any capacity in which it is serving hereunder, including Note Administrator, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary, Backup Advancing Agent and Notes Registrar, shall be deemed a resignation or removal, as applicable, in each of the other capacities in which it serves.

Section 6.10 Acceptance of Appointment by Successor.

Every successor Trustee or Note Administrator appointed hereunder shall execute, acknowledge and deliver to the Collateral Manager, the Servicer, and the parties hereto including the retiring Trustee or the retiring Note Administrator, as the case may be, an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee or the retiring Note Administrator shall become effective and such successor Trustee or Note Administrator, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee or Note Administrator, as the case may be; but, on request of the Issuer and the Co-Issuer or a Majority of the Controlling Class, the Collateral Manager or the successor Trustee or Note Administrator, such retiring Trustee or Note Administrator shall, upon payment of its fees, indemnities and other amounts then unpaid, execute and deliver an instrument transferring to such successor Trustee or Note Administrator all the rights, powers and trusts of the retiring Trustee or Note Administrator, as the case may be, and shall duly assign, transfer and deliver to such successor Trustee or Note Administrator all property and amounts held by such retiring Trustee or Note Administrator hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee or Note Administrator, the Issuer and the Co-Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or Note Administrator all such rights, powers and trusts.

No successor Trustee or successor Note Administrator shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Article 6, (b) such successor shall have a long-term unsecured debt rating satisfying the requirements set forth in Section 6.8, and (c) the Rating Agency Condition is satisfied. If the outgoing Trustee or outgoing Note Administrator, as applicable, is terminated for cause, the same shall be responsible (i) for any reasonable out-of-pocket expenses (excluding successor Trustee fees or Note Administrator fees) incurred by the Issuer and such successor (including the reasonable expenses of counsel of such Person) in connection with the appointment of a successor Trustee or successor Note Administrator, as applicable, and (ii) for the reasonable out-of-pocket expenses to assign the Collateral Interests to such successor (as agreed to in advance by the outgoing Trustee).

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee and Note Administrator.

Any entity into which the Trustee or the Note Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Note Administrator, shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee or the Note Administrator, shall be the successor of the Trustee or the Note Administrator, as applicable, hereunder; provided that with respect to the Trustee, such entity shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Note Administrator then in office, any successor by merger, conversion or consolidation to such authenticating Note Administrator may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Note Administrator had itself authenticated such Notes.

Section 6.12 Co-Trustees and Separate Trustee.

At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, for enforcement actions, or where a conflict of interest exists, the Issuer, the Co-Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee or as a separate trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

Each of the Issuer and the Co-Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer and the Co-Issuer do not both join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment on its own.

Should any written instrument from the Issuer or the Co-Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer or the Co-Issuer, as the case may be. The Issuer agrees to pay (but only from and to the extent of the Collateral) to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer and the Co-Issuer evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer or the Co-Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder, and any co-trustee hereunder shall be entitled to all the privileges, rights and immunities under Article 6 hereof, as if it were named the Trustee hereunder; and

(e) any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13 Direction to Enter into the Servicing Agreement.

The Issuer hereby directs the Trustee and the Note Administrator to enter into the Servicing Agreement. Each of the Trustee and the Note Administrator shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Servicing Agreement.

Section 6.14 Representations and Warranties of the Trustee.

The Trustee represents and warrants for the benefit of the other parties to this Indenture and the parties to the Servicing Agreement that:

(a) the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and the Servicing Agreement, and is duly eligible and qualified to act as Trustee under this Indenture and the Servicing Agreement;

(b) this Indenture and the Servicing Agreement have each been duly authorized, executed and delivered by the Trustee and each constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c) neither the execution, delivery and performance of this Indenture or the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture or the Servicing Agreement, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Trustee; and

(d) there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Trustee of its obligations under this Indenture or the Servicing Agreement.

Section 6.15 Representations and Warranties of the Note Administrator.

The Note Administrator represents and warrants for the benefit of the other parties to this Indenture and the parties to the Servicing Agreement that:

(a) the Note Administrator is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and the Servicing Agreement, and is duly eligible and qualified to act as Note Administrator under this Indenture and the Servicing Agreement;

(b) this Indenture and the Servicing Agreement have each been duly authorized, executed and delivered by the Note Administrator and each constitutes the valid and binding obligation of the Note Administrator, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c) neither the execution, delivery and performance of this Indenture of the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture or the Servicing Agreement, (i) is prohibited by, or requires the Note Administrator to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Note Administrator or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Note Administrator; and

(d) there are no proceedings pending or, to the best knowledge of the Note Administrator, threatened against the Note Administrator before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Note Administrator of its obligations under this Indenture or the Servicing Agreement.

Section 6.16 Requests for Consents.

In the event that the Trustee and Note Administrator receives written notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Collateral Interest (before or after any default) or in the event any action is required to be taken in respect to an Loan Document, the Note Administrator shall promptly forward such notice to the Issuer, the Collateral Manager, the Servicer and the Special Servicer. The Special Servicer shall take such action as required under the Servicing Agreement as described in Section 10.9(f).

Section 6.17 Withholding.

(a) If any amount is required to be deducted or withheld from any payment to any Noteholder or payee, such amount shall reduce the amount otherwise distributable to such Noteholder or payee. The Note Administrator is hereby authorized to withhold or deduct from amounts otherwise distributable to any Noteholder or payee sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Note Administrator from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Noteholder or payee shall be treated as Cash distributed to such Noteholder or payee at the time it is deducted or withheld by the Issuer or the Note Administrator, as applicable, and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Note Administrator may in its sole discretion withhold such amounts in accordance with this Section 6.17. The Issuer and the Co-Issuer agree to timely provide to the Trustee accurate and complete copies of all documentation received from Noteholders or payee pursuant to Sections 2.7(c) and 2.11(c). Solely with respect to FATCA compliance and reporting, nothing herein shall impose an obligation on the part of the Note Administrator to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes. In addition, initial purchasers and transferees of Definitive Notes shall provide the Issuer, the Trustee, the Note Administrator or their agents, all information, documentation or certifications reasonably required to permit the Issuer to comply with its tax reporting obligations under applicable law, including any applicable cost basis reporting obligation.

(b) For the avoidance of doubt, the Note Administrator shall reasonably cooperate with Issuer, at Issuer’s direction and expense, to permit Issuer to fulfill its obligations under FATCA (including Cayman FATCA Legislation); provided that the Note Administrator shall have no independent obligation to cause or maintain Issuer’s compliance with FATCA and shall have no liability for any withholding on payments to Issuer as a result of Issuer’s failure to achieve or maintain FATCA compliance.

ARTICLE 7

COVENANTS

Section 7.1 Payment of Principal and Interest.

The Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, shall duly and punctually pay the principal of and interest on each Class of Notes in accordance with the terms of this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer and the Co-Issuer, with respect to the Offered Notes, and by the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares for all purposes of this Indenture.

The Note Administrator shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Securityholder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Issuer (or the Collateral Manager on its behalf)) to be withheld; provided that, despite the failure of the Note Administrator to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer and the Co-Issuer, as provided above.

Section 7.2 Maintenance of Office or Agency.

The Co-Issuers, with respect to the Offered Notes, and the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, hereby appoint the Note Administrator as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange and the Issuer hereby appoints CT Corporation System, 28 Liberty Street, New York, New York 10005, as its agent where notices and demands to or upon the Issuer and Co-Issuer in respect of the Offered Notes or this Indenture, or the Issuer in respect of the Notes or this Indenture, may be served.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Issuer shall give prompt written notice to the Trustee, the Note Administrator, the Rating Agencies and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee and the Note Administrator with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer and Co-Issuer and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer and the Co-Issuer hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Amounts for Note Payments to be Held in Trust.

(a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made, with respect to the Offered Notes, on behalf of the Issuer and the Co-Issuer, or, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, on behalf of the Issuer by the Note Administrator or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.

When the Paying Agent is not also the Notes Registrar, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder together with wiring instructions, contact information, and such other information reasonably required by the paying agent.

Whenever the Paying Agent is not also the Note Administrator, the Issuer, the Co-Issuer, and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Note Administrator to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Note Administrator) the Issuer and the Co-Issuer shall promptly notify the Note Administrator of its action or failure so to act. Any amounts deposited with a Paying Agent (other than the Note Administrator) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Note Administrator for application in accordance with Article 11. Any such Paying Agent shall be deemed to agree by assuming such role not to institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Permitted Subsidiary, any petition for bankruptcy, reorganization, arrangement, moratorium, liquidation or other similar proceedings under federal or State bankruptcy or similar laws of any jurisdiction for the non-payment to the Paying Agent of any amounts payable thereto until at least one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all Notes issued under this Indenture.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer and Issuer Order of the Co-Issuer and at the sole cost and expense (including such Paying Agent’s fee) of the Issuer and the Co-Issuer, with written notice thereof to the Note Administrator; provided, however, that so long as any Class of the Notes are rated by a Rating Agency and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long-term unsecured debt rating of “Aa3” or higher by Moody’s and a short-term debt rating of “P-1” by Moody’s or (ii) each of the Rating Agencies confirms that employing such Paying Agent shall not adversely affect the then-current ratings of the Notes. In the event that such successor Paying Agent ceases to have a long-term debt rating of “Aa3” or higher by Moody’s and a short-term debt rating of at least “P-1” by Moody’s, the Issuer and the Co-Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer and the Co-Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer and the Co-Issuer shall cause the Paying Agent other than the Note Administrator to execute and deliver to the Note Administrator an instrument in which such Paying Agent shall agree with the Note Administrator (and if the Note Administrator acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(i) allocate all sums received for payment to the Holders of Notes in accordance with the terms of this Indenture;

(ii) hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(iii) if such Paying Agent is not the Note Administrator, immediately resign as a Paying Agent and forthwith pay to the Note Administrator all sums held by it for the payment of Notes if at any time it ceases to satisfy the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(iv) if such Paying Agent is not the Note Administrator, immediately give the Note Administrator notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(v) if such Paying Agent is not the Note Administrator at any time during the continuance of any such Default, upon the written request of the Note Administrator, forthwith pay to the Note Administrator all sums so held by such Paying Agent.

The Issuer or the Co-Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Note Administrator all sums held by the Issuer or the Co-Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Note Administrator in trust for the same Noteholders as those upon which such sums were held by the Issuer, the Co-Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Note Administrator, the Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any amounts deposited with the Note Administrator in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Note Administrator or the Paying Agent with respect to such amounts (but only to the extent of the amounts so paid to the Issuer or the Co-Issuer, as applicable) shall thereupon cease. The Note Administrator or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer or the Co-Issuer, as the case may be, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of the Issuer and Co-Issuer.

(a) So long as any Note is Outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as an exempted company incorporated with limited liability under the laws of the Cayman Islands and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral; provided that the Issuer shall be entitled to change its jurisdiction of registration from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes or the Preferred Shares, (ii) it delivers written notice of such change to the Note Administrator for delivery to the Holders of the Notes or Preferred Shares, the Preferred Share Paying Agent and the Rating Agencies and (iii) on or prior to the fifteenth (15th) Business Day following delivery of such notice by the Note Administrator to the Noteholders, the Note Administrator shall not have received written notice from a Majority of the Controlling Class or a Majority of Preferred Shareholders objecting to such change. So long as any Rated Notes are Outstanding, the Issuer will maintain at all times at least one director who is Independent of the Collateral Manager and its Affiliates.

(b) So long as any Note is Outstanding, the Co-Issuer shall maintain in full force and effect its existence and rights as a limited liability company organized under the laws of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture or the Notes; provided, however, that the Co-Issuer shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Co-Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes, (ii) it delivers written notice of such change to the Note Administrator for delivery to the Holders of the Notes and the Rating Agencies and (iii) on or prior to the fifteenth (15th) Business Day following such delivery of such notice by the Note Administrator to the Noteholders, the Note Administrator shall not have received written notice from a Majority of the Controlling Class objecting to such change. So long as any Rated Notes are Outstanding, the Co-Issuer will maintain at all times at least one director who is Independent of the Collateral Manager and its Affiliates.

(c) So long as any Note is Outstanding, the Issuer shall ensure that all corporate or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence). So long as any Note is Outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its Collateral and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. So long as any Note is Outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder. Without limiting the foregoing, so long as any Note is Outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (C) hold itself out and identify itself as a separate and distinct entity under its own name; (D) not commingle its assets with assets of any other Person; (E) hold title to its assets in its own name; (F) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Issuer’s assets may be included in a consolidated financial statement of its Affiliate; provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Issuer from such Affiliate and to indicate that the Issuer’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (2) such assets shall also be listed on the Issuer’s own balance sheet; (G) not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of others; (H) allocate fairly and reasonably any overhead expenses, including for shared office space; (I) not have its obligations guaranteed by any Affiliate; (J) not pledge its assets to secure the obligations of any other Person; (K) correct any known misunderstanding regarding its separate identity; (L) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (M) not acquire any securities of any Affiliate of the Issuer; and (N) not own any asset or property other than property arising out of the actions permitted to be performed under the Transaction Documents; and (ii) the Issuer shall not (A) have any subsidiaries (other than a Permitted Subsidiary and, in the case of the Issuer, the Co-Issuer); (B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under the Transaction Documents; (C) engage in any transaction with any shareholder that is not permitted under the terms of the Servicing Agreement; (D) pay dividends other than in accordance with the terms of this Indenture, its Governing Documents and the Preferred Share Paying Agency Agreement; (E) conduct business under an assumed name (i.e., no “DBAs”); (F) incur, create or assume any indebtedness other than as expressly permitted under the Transaction Documents; (G) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions; provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Administration Agreement or Registered Office Terms with the Company Administrator, the Preferred Share Paying Agency Agreement with the Preferred Share Registrar and any other agreement contemplated or permitted by the Servicing Agreement or this Indenture; (H) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Issuer may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; and (I) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents.

(d) So long as any Note is Outstanding, the Co-Issuer shall ensure that all limited liability company or other formalities regarding its existence are followed, as well as correcting any known misunderstanding regarding its separate existence. The Co-Issuer shall not take any action or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its Collateral and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. The Co-Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Co-Issuer’s obligations hereunder, and the Co-Issuer shall at all times keep and maintain, or cause to be kept and maintained, books, records, accounts and other information customarily maintained for the performance of the Co-Issuer’s obligations hereunder. Without limiting the foregoing, the Co-Issuer shall not (A) have any subsidiaries, (B) have any employees (other than its managers), (C) join in any transaction with any member that is not permitted under the terms of the Servicing Agreement or this Indenture, (D) pay dividends other than in accordance with the terms of this Indenture, (E) commingle its funds or Collateral with those of any other Person, or (F) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions with an unrelated party.

Section 7.5 Protection of Collateral.

(a) The Note Administrator, at the expense of the Issuer and pursuant to any Opinion of Counsel received pursuant to Section 7.5(e), shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders and to:

(i) Grant more effectively all or any portion of the Collateral;

(ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) instruct the Special Servicer with respect to enforcement on any of the Collateral Interests or enforce on any other instruments or property included in the Collateral;

(v) instruct the Special Servicer to preserve and defend title to the Collateral Interests and preserve and defend title to the other Collateral and the rights of the Trustee, the Holders of the Notes in the Collateral against the claims of all persons and parties; and

(vi) pursuant to Sections 11.1(a)(i)(1) and 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Note Administrator as its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5. The Note Administrator agrees that it will from time to time execute and cause such Financing Statements and continuation statements to be filed (it being understood that the Note Administrator shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(e) below, at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b) Neither the Trustee nor the Note Administrator shall (except in accordance with Section 10.10(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture) cause or permit the Custodial Account or the Custodian to be located in a different jurisdiction from the jurisdiction in which the Custodian was located on the Closing Date, unless the Trustee or the Note Administrator, as applicable, shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c) The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Collateral that secure the Notes and timely file all tax returns and information statements as required, (ii) take all actions necessary or advisable to prevent the Issuer from becoming subject to any withholding or other taxes or assessments and to allow the Issuer to comply with FATCA, including, appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer pursuant to FATCA and (iii) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered an IRS Form W-9 (or the applicable IRS Form W-8, if appropriate) or successor applicable form, to each borrower, counterparty or paying agent with respect to (as applicable) an item included in the Collateral at the time such item is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

(d) The Issuer (or an agent acting on its behalf) shall take such reasonable actions, including hiring agents or advisors, consistent with law and its obligations under this Indenture, as are necessary for compliance with FATCA, including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer to enable compliance with FATCA, and any other action that the Issuer would be permitted to take under this Indenture necessary for compliance with FATCA. The Issuer shall provide any certification or documentation (including an IRS Form W-9 or the applicable IRS Form W-8, if appropriate, or any successor form) to any payor (as defined in FATCA) from time to time as provided by law to minimize U.S. withholding tax or backup withholding tax or to ensure compliance with FATCA.

(e) For so long as the Notes are Outstanding, within the six-month period preceding the fifth anniversary of the Closing Date and every 60 months thereafter, the Issuer (or the Collateral Manager on its behalf) shall deliver to the Trustee and the Note Administrator, for the benefit of the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Collateral, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(d), with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion of Counsel delivered pursuant to Section 3.1(d)).

Section 7.6 Notice of Any Amendments.

Each of the Issuer and the Co-Issuer shall give notice to the 17g-5 Information Provider of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.

Section 7.7 Performance of Obligations.

(a) Each of the Issuer and the Co-Issuer shall not take any action, and shall use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any Instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Collateral Interest in accordance with the provisions hereof and as otherwise required hereby.

(b) The Issuer or the Co-Issuer may, with the prior written consent of the Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders), contract with other Persons, including the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer, as the case may be, hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in this Indenture. Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer; and the Issuer or the Co-Issuer shall punctually perform, and use commercially reasonable efforts to cause the Servicer, the Special Servicer, the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in this Indenture or such other agreement.

(c) Unless the Rating Agency Condition is satisfied with respect thereto, the Issuer shall maintain the Servicing Agreement in full force and effect so long as any Notes remain Outstanding and shall not terminate the Servicing Agreement with respect to any Collateral Interest except upon the sale or other liquidation of such Collateral Interest in accordance with the terms and conditions of this Indenture.

(d) If the Co-Issuers receive a notice from the Rating Agencies stating that they are not in compliance with Rule 17g-5, the Co-Issuers shall take such action as mutually agreed between the Co-Issuers and the Rating Agencies in order to comply with Rule 17g-5.

Section 7.8 Negative Covenants.

(a) The Issuer and the Co-Issuer shall not:

(i) sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as otherwise expressly permitted by this Indenture, the Servicing Agreement or the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes, the Preferred Shares, the ordinary shares of the Issuer and the limited liability company membership interests of the Co-Issuer; or (C) issue any additional shares, other than the ordinary shares of the Issuer and the Preferred Shares;

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral, except as may be expressly permitted hereby;

(v) amend the Servicing Agreement, except pursuant to the terms thereof;

(vi) amend the Preferred Share Paying Agency Agreement, except pursuant to the terms thereof;

(vii) to the maximum extent permitted by applicable law, dissolve or liquidate in whole or in part, except as permitted hereunder;

(viii) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture and, in the case of the Issuer, the Preferred Share Paying Agency Agreement;

(ix) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders, except with respect to the Preferred Shares in accordance with the Priority of Payments;

(x) maintain any bank accounts other than the Accounts and any bank account in the Cayman Islands in which (inter alia) the proceeds of the Issuer’s issued share capital and the transaction fees paid to the Issuer for agreeing to issue the Securities will be kept;

(xi) conduct business under an assumed name, or change its name without first delivering at least 30 days’ prior written notice to the Trustee, the Note Administrator, the Noteholders and the Rating Agencies and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee or the Secured Parties;

(xii) take any action that would result in it failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT for U.S. federal income tax purposes (including, but not limited to, an election to treat the Issuer as a “taxable REIT subsidiary,” as defined in Section 856(l) of the Code), unless (A) based on an Opinion of Counsel of Cadwalader, Wickersham & Taft LLP or another nationally-recognized tax counsel experienced in such matters, the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than Sub-REIT, or (B) based on an Opinion of Counsel of Cadwalader, Wickersham & Taft LLP or another nationally-recognized tax counsel experienced in such matters, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes;

(xiii) except for any agreements involving the purchase and sale of Collateral Interests having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions; or

(xiv) amend their respective organizational documents without satisfaction of the Rating Agency Condition in connection therewith.

(b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted or required by this Indenture, the Servicing Agreement or the Collateral Management Agreement.

(c) The Co-Issuer shall not invest any of its Collateral in “securities” (as such term is defined in the 1940 Act) and shall keep all of the Co-Issuer’s Collateral in Cash.

(d) For so long as any of the Notes are Outstanding, the Co-Issuer shall not issue any limited liability company membership interests of the Co-Issuer to any Person other than Sub-REIT or a wholly-owned subsidiary of Sub-REIT.

(e) The Issuer shall not enter into any material new agreements (other than any Collateral Interest Purchase Agreement or other agreement contemplated by this Indenture), including, without limitation, in connection with the sale of Collateral by the Issuer, without the prior written consent of the Holders of at least a Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) and shall provide notice of all new agreements (other than the Collateral Interest Purchase Agreement or other agreement specifically contemplated by this Indenture) to the Holders of the Notes. The foregoing notwithstanding, the Issuer may agree to any material new agreements; provided that (i) the Issuer (or the Collateral Manager on its behalf) determines that such new agreements would not, upon becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders and (ii) subject to satisfaction of the Rating Agency Condition.

(f) As long as any Note is Outstanding, the Advancing Agent shall not permit the Retention Holder and Sub-REIT to transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecate any retained or repurchased Notes, the Preferred Shares or ordinary shares of the Issuer to any other Person (except to an affiliate that is wholly-owned by Sub-REIT or a subsequent REIT that holds all equity interests in the Issuer and is disregarded as a separate entity for U.S. federal income tax purposes) unless the Issuer receives a No Entity-Level Tax Opinion with respect to such transfer, pledge or hypothecation, or has previously received a No Trade or Business Opinion; provided that no opinion shall be required with respect to a transfer to an Affiliate that is directly or indirectly wholly-owned by Sub-REIT or a subsequent REIT and is disregarded for U.S. federal income tax purposes into Sub-REIT or such subsequent REIT.

Section 7.9 Statement as to Compliance.

On or before January 31, in each calendar year, commencing in 2022 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the Note Administrator and the 17g-5 Information Provider an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

Section 7.10 Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any Person, unless permitted by the Governing Documents and Cayman Islands law and unless:

(i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall be an entity organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of each and every Class of the Notes (each voting as a separate Class), and a Majority of Preferred Shareholders; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Note Administrator, and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and under the Servicing Agreement and the performance and observance of every covenant of this Indenture and the Servicing Agreement on the part of the Issuer to be performed or observed, all as provided herein;

(ii) the Rating Agency Condition shall be satisfied;

(iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have agreed with the Trustee and the Note Administrator (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Collateral or all or substantially all of its Collateral to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Collateral pursuant to Article 5, Article 9 or Article 12;

(iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have delivered to the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Collateral Manager and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes and (C) such other matters as the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Collateral Manager or any Noteholder may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Issuer shall have delivered to the Trustee, the Note Administrator, the Preferred Share Paying Agent and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with;

(vii) the Issuer has received an opinion from Cadwalader, Wickersham & Taft LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that the Issuer or the Person referred to in clause (a) either will (a) be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT or (b) be treated as a foreign corporation not engaged in trade or business in the United States for U.S. federal income tax purposes or otherwise not subject to U.S. federal income tax on a net income basis;

(viii) the Issuer has received an opinion from Cadwalader, Wickersham & Taft LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that such action will not adversely affect the tax treatment of the Offered Notes as indebtedness, cause the Issuer to be a taxable entity or a constitute an event requiring a beneficial owner of an Offered Note to recognize gain or loss for U.S. federal income tax purposes; and

(ix) after giving effect to such transaction, (A) the Issuer shall not be required to register as an investment company under the 1940 Act and (B) none of the Issuer, the Co-Issuer or the pool of Collateral will constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of Dodd Frank (79 F.R. 77601).

(b) The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any Person, unless no Notes remain Outstanding or:

(i) the Co-Issuer shall be the surviving entity, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall be a company organized and existing under the laws of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Note Administrator, and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(ii) the Rating Agency Condition has been satisfied;

(iii) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall have agreed with the Trustee and the Note Administrator (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any other Person except in accordance with the provisions of this Section 7.10;

(iv) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall have delivered to the Trustee, the Note Administrator and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); such other matters as the Trustee, the Note Administrator or any Noteholder may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Co-Issuer shall have delivered to the Trustee, the Note Administrator, the Preferred Share Paying Agent and each Noteholder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Notes or the Preferred Shareholders; and

(vii) after giving effect to such transaction, the Co-Issuer shall not be required to register as an investment company under the 1940 Act.

Section 7.11 Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the Collateral of the Issuer or the Co-Issuer, in accordance with Section 7.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12 No Other Business.

The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, issuing its ordinary shares and issuing and selling the Preferred Shares in accordance with its Governing Documents, and acquiring, owning, holding, disposing of and pledging the Collateral in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 7.13 Reporting.

At any time when the Issuer and/or the Co-Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer and/or the Co-Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Note Administrator for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Note Administrator shall reasonably cooperate with the Issuer and/or the Co-Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s and/or the Co-Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer and/or the Co-Issuer; provided, however, that the Note Administrator shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Note Administrator, that the Note Administrator has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

Section 7.14 Calculation Agent.

(a) The Issuer and the Co-Issuer hereby agree that for so long as any Notes remain Outstanding there shall at all times be an agent appointed to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the terms of Schedule B attached hereto (the “Calculation Agent”). The Issuer and the Co-Issuer initially have appointed the Note Administrator as Calculation Agent for purposes of determining the Benchmark for each Interest Accrual Period. The Calculation Agent may be removed by the Issuer at any time upon 30 days’ written notice delivered to the Calculation Agent. The Calculation Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, the Noteholders and the Rating Agencies. If the Calculation Agent is unable or unwilling to act as such, or if the Calculation Agent fails to determine the rate using the Benchmark (unless such failure is due to circumstances beyond the Calculation Agent’s control) or the Interest Distribution Amount for any Class of Notes for any Interest Accrual Period, the Issuer shall promptly appoint as a replacement Calculation Agent a leading bank which does not control or is not controlled by or under common control with the Issuer or its affiliates and which, if the Benchmark is LIBOR, is engaged in transactions in Eurodollar deposits in the international Eurodollar market. The Calculation Agent may not resign its duties without a successor having been duly appointed. If no successor Calculation Agent shall have been appointed within 30 days after giving of a notice of resignation, the resigning Calculation Agent or a Majority of the Preferred Shareholders with regard to the determination that a Benchmark Transition Event has occurred, may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent, and if such petition is commenced by the Calculation Agent, then such petition will be at the expense of the Issuer. The Note Administrator shall take direction from the Collateral Manager on certain matters as described below.

(b) The Calculation Agent shall be required to agree that, as soon as practicable after the Reference Time, but in no event later than 11:00 a.m. (New York time) on the next succeeding Business Day (or the next succeeding London Banking Day if the Benchmark is LIBOR) immediately following each Benchmark Determination Date, the Calculation Agent shall calculate the Benchmark for the related Interest Accrual Period and will communicate such information to the Note Administrator, who shall include such calculation on the next Monthly Report following such Benchmark Determination Date. The Calculation Agent shall notify the Issuer, the Co-Issuer and the Collateral Manager before 5:00 p.m. (New York time) on each Benchmark Determination Date if it has not determined and is not in the process of determining the Benchmark and the Interest Distribution Amounts for each Class of Notes, together with the reasons therefor. The determination of the Note Interest Rates and the related Interest Distribution Amounts, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all parties to this Indenture and the Noteholders.

Section 7.15 REIT Status.

(a) Sub-REIT shall not take any action that results in the Issuer failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT for U.S. federal income tax purposes, unless (i) based on an Opinion of Counsel, the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than Sub-REIT, or (ii) based on an Opinion of Counsel, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes (which opinion may be conditioned on compliance with certain restrictions on the investment or other activity of the Issuer and/or the Servicer or Collateral Manager on behalf of the Issuer; provided that no opinion shall be required with respect to a transfer to an affiliate that is directly or indirectly wholly-owned by Sub-REIT or a subsequent REIT and is disregarded for U.S. federal income tax purposes into Sub-REIT or such subsequent REIT.).

(b) Without limiting the generality of Section 7.15(a), if the Issuer is no longer a Qualified REIT Subsidiary or other disregarded entity of a REIT, prior to the time that:

(i) any Collateral Interest would cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or to become subject to U.S. federal income tax on a net income basis;

(ii) the Issuer would acquire or receive any asset in connection with a workout or restructuring of a Collateral Interest that could cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or to become subject to U.S. federal income tax on a net income basis;

(iii) the Issuer would acquire the real property underlying any Collateral Interest pursuant to a foreclosure or deed-in-lieu of foreclosure; or

(iv) any Collateral Interest is modified in such a manner that could cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or to become subject to U.S. federal income tax on a net income basis, the Issuer will either (x) organize one or more Permitted Subsidiaries and contribute the subject property to such Permitted Subsidiary, (y) contribute such Collateral Interest to an existing Permitted Subsidiary, or (z) sell such Collateral Interest in accordance with Section 12.1; provided that such Permitted Subsidiary shall be an entity treated as a corporation for U.S. federal income tax purposes.

(c) At the direction of 100% of the Preferred Shareholders (including any party that will become the beneficial owner of 100% of the Preferred Shares because of a default under any financing arrangement for which the Preferred Shares are security), the Issuer may operate as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes; provided that (i) the Issuer receives a No Trade or Business Opinion; (ii) this Indenture and the Servicing Agreement, as applicable, are amended or supplemented (A) to adopt written tax guidelines governing the Issuer’s origination, acquisition, disposition and modification of Collateral Interests designed to prevent the Issuer from being treated as engaged in a trade or business in the United States for U.S. federal income tax purposes, (B) to form one or more “grantor trusts” within the meaning of subpart E or part I of subchapter J of the Code to the hold Collateral Interests and (C) to implement any other provisions deemed necessary (as determined by the tax counsel providing the opinion) to prevent the Issuer from being treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise becoming subject to U.S. federal withholding tax or U.S. federal income tax on a net income basis; (iii) the Preferred Shareholder shall pay the administrative and other costs related to the Issuer converting from a Qualified REIT Subsidiary to operating as a foreign corporation, including the costs of any opinions and amendments; and (iv) the Preferred Shareholder agrees to pay any ongoing expenses related to the Issuer’s status as a foreign corporation not engaged in a trade or business in the United States for U.S. federal income tax purposes, including but not limited to U.S. federal income tax filings required by the Issuer, the “grantor trusts” or any taxable subsidiaries or required under FATCA.

Section 7.16 Permitted Subsidiaries.

Notwithstanding any other provision of this Indenture, the Collateral Manager on behalf of the Issuer shall, following delivery of an Issuer Order to the parties hereto, be permitted to sell or transfer to a Permitted Subsidiary at any time any Sensitive Asset for consideration consisting entirely of the equity interests of such Permitted Subsidiary (or for an increase in the value of equity interests already owned). Such Issuer Order shall certify that the sale of a Sensitive Asset is being made in accordance with satisfaction of all requirements of this Indenture. The Custodian shall, upon receipt of a Request for Release with respect to a Sensitive Asset, release such Sensitive Asset and shall deliver such Sensitive Asset as specified in such Request for Release. The following provisions shall apply to all Sensitive Asset and Permitted Subsidiaries:

(a) For all purposes under this Indenture, any Sensitive Asset transferred to a Permitted Subsidiary shall be treated as if it were an asset owned directly by the Issuer.

(b) Any distribution of Cash by a Permitted Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer and each Permitted Subsidiary shall cause all proceeds of and collections on each Sensitive Asset owned by such Permitted Subsidiary to be deposited into the Payment Account.

(c) To the extent applicable, the Issuer shall form one or more Securities Accounts with the Securities Intermediary for the benefit of each Permitted Subsidiary and shall, to the extent applicable, cause Sensitive Asset to be credited to such Securities Accounts.

(d) Notwithstanding the complete and absolute transfer of a Sensitive Asset to a Permitted Subsidiary, the ownership interests of the Issuer in a Permitted Subsidiary or any property distributed to the Issuer by a Permitted Subsidiary shall be treated as a continuation of its ownership of the Sensitive Asset that was transferred to such Permitted Subsidiary (and shall be treated as having the same characteristics as such Sensitive Asset).

(e) If the Special Servicer on behalf of the Trustee, or any other authorized party takes any action under this Indenture to sell, liquidate or dispose of all or substantially all of the Collateral, the Issuer (or the Collateral Manager on its behalf) shall cause each Permitted Subsidiary to sell each Sensitive Asset and all other Collateral held by such Permitted Subsidiary and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, to the Issuer in exchange for the equity interest in such Permitted Subsidiary held by the Issuer.

Section 7.17 Repurchase Requests.

If the Issuer, the Trustee, the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer receives any request or demand that a Collateral Interest be repurchased or replaced arising from any Material Breach of a representation or warranty made with respect to such Collateral Interest or any Material Document Defect (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person other than the Special Servicer, then the Collateral Manager (on behalf of the Issuer), the Servicer, the Trustee or the Note Administrator, as applicable, shall promptly forward such notice of such

Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the Special Servicer and include the following statement in the related correspondence: “This is a “[Repurchase Request]/[withdrawal of a Repurchase Request]” under Section 3.19 of the Servicing Agreement relating to FS Rialto 2021-FL2 Issuer, Ltd. and FS Rialto 2021-FL2 Co-Issuer, LLC, requiring action from you as the “Repurchase Request Recipient” thereunder.” Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Special Servicer pursuant to the prior sentence, the Special Servicer shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and shall be responsible for complying with the procedures set forth in Section 3.19 of the Servicing Agreement with respect to such Repurchase Request.

Section 7.18 Purchase of Ramp-Up Collateral Interests and Delayed Close Collateral Interest.

The Issuer (or the Collateral Manager on behalf of the Issuer) shall, prior to the Ramp-Up Completion Date (or within sixty (60) days after the Ramp-Up Period in respect of any Ramp-Up Collateral Interest for which the Collateral Manager (or an affiliate or third party on behalf of the Collateral Manager) has entered into a binding commitment to purchase or a loan application during the Ramp-Up Period), use commercially reasonable efforts to apply amounts on deposit in the Unused Proceeds Account to purchase Ramp-Up Collateral Interests (which may include the Delayed Close Collateral Interest if it is not acquired on the Closing Date) in accordance with Section 10.4(d) (which shall be, and hereby are, Granted to the Trustee pursuant to the Granting Clause of this Indenture) for inclusion in the Collateral upon (i) receipt by the Trustee and the Note Administrator of an Issuer Order or trade confirmation executed by the Issuer (or the Collateral Manager on behalf of the Issuer) with respect thereto directing the Note Administrator to pay out the amount specified therein against delivery of the Ramp-Up Collateral Interests specified therein (which may include the Delayed Close Collateral Interest if it is not acquired on the Closing Date), and (ii) receipt by the Trustee, the Custodian and the Note Administrator of an Officer’s Certificate of the Collateral Manager on behalf of the Issuer, substantially in the form of Exhibit R hereto (which shall include the Subsequent Transfer Instrument attached to such Officer’s Certificate) (which certification shall be deemed to be made upon delivery of a trade confirmation or Issuer Order), dated as of the trade date, and delivered to each of the Trustee and the Note Administrator no later than one Business Day prior to the date of such purchase and Grant, to the effect that after giving effect to such purchase and Grant of the Ramp-Up Collateral Interests, except for the Delayed Close Collateral Interest if it is acquired during the Ramp-Up Period, the Eligibility Criteria are met with respect to the Ramp-Up Collateral Interests purchased. Each Ramp-Up Collateral Interest shall satisfy the applicable Eligibility Criteria (or in the case of any pari passu Funded Companion Participation related to any Closing Date Collateral Interest or the Delayed Close Collateral Interest, the Companion Participation Acquisition Criteria) and Acquisition Criteria.

Section 7.19 Ramp-Up Completion Date Actions.

(a) The Issuer (or the Collateral Manager on behalf of the Issuer) shall cause to be delivered to the Trustee, the Custodian, the Note Administrator and the Rating Agencies on the Ramp-Up Completion Date an amended Schedule A listing all Collateral Interests granted to the Trustee pursuant to Section 7.18 on or before the Ramp-Up Completion Date and included in the Collateral on the Ramp-Up Completion Date, which schedule shall supersede any prior Schedule A delivered to the Trustee.

(b) After the Ramp-Up Completion Date, the Issuer shall provide, or (at the Issuer’s expense) cause the Collateral Manager to provide, the following documents to the Trustee, the Note Administrator and, with respect to clauses (A) and (B) below, the Rating Agencies within the time periods described below: (A) a report of the Collateral Manager (x) confirming the name of the borrower, the unpaid Principal Balance, the coupon and the maturity date with respect to each Ramp-Up Collateral Interest owned by the Issuer as of the Ramp-Up Completion Date, and (y) confirming that, as of the Ramp-Up Completion Date, the Note Protection Tests were satisfied (the “Ramp-Up Completion Date Report”), (B) an unqualified certificate of the Collateral Manager on behalf of the Issuer certifying that each Ramp-Up Collateral Interest satisfied all of the Eligibility Criteria applicable to Ramp-Up Collateral Interests, and (C) a No Downgrade Confirmation from KBRA with respect to the Closing Date ratings of any Class of Notes (which confirmation may take the form of a press release or other written communication). If (i) the Issuer, or the Collateral Manager on behalf of the Issuer, fails to provide the items described in foregoing clauses (A) and (B) within 30 Business Days after the Ramp-Up Completion Date, (ii) the Moody’s Ramp-Up Condition is not satisfied within such 30 Business Day period, or (iii) KBRA does not provide a No Downgrade Confirmation on or before the later of the end of such 30-Business Day period and the 10th Business Day following the receipt by KBRA of the items described in clauses (A) and (B) above, a “Rating Confirmation Failure” will occur.

If a Rating Confirmation Failure occurs, first, Interest Proceeds remaining after payment of amounts referred to in clauses (1) through (14) of Section 11.1(a)(i) and second, Principal Proceeds remaining after payment of amounts referred to in clauses (1) through (3) of Section 11.1(a)(ii) will be used to pay principal of the Notes in accordance with the Priority of Payments, until each such rating is confirmed or reinstated or such Class has been paid in full.

(c) At any time when the Retention Holder or an Affiliate thereof holds 100% of the Preferred Shares, it may contribute to the Issuer additional Cash, Eligible Investments and/or Collateral Interests that satisfy the Eligibility Criteria in accordance with Section 12.2(c) of this Indenture, including, but not limited to, for purposes of avoiding a Rating Confirmation Failure.

Section 7.20 Servicing of Commercial Real Estate Loans and Control of Servicing Decisions.

The Collateral Interests (or, as applicable, the related Participated Loan) will be serviced by the Servicer and the Special Servicer, in each case pursuant to the Servicing Agreement, subject to the consultation, consent and direction rights of the Collateral Manager, as set forth in the Servicing Agreement, and subject to any consent and/or consultation rights of the holder of the related Companion Participation under the related Participation Agreement, subject to those conditions, restrictions or termination events expressly provided therein. Nothing in this Indenture shall be interpreted to limit in any respect the rights of the Collateral Manager under the Servicing Agreement and none of the Issuer, Co-Issuer, Note Administrator and Trustee shall take any action under this Indenture inconsistent with the Collateral Manager’s rights set forth under the Servicing Agreement.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Securityholders.

(a) Without the consent (or deemed consent) of the Holders of any Notes or any Preferred Shareholders, and without satisfaction of the Rating Agency Condition, the Issuer, the Co-Issuer, when authorized by Board Resolutions of the Co-Issuers, the Trustee and the Note Administrator, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the parties thereto, for any of the following purposes:

(i) evidence the succession of any Person to the Issuer or the Co-Issuer and the assumption by any such successor of the covenants of the Issuer or the Co-Issuer, as applicable, herein and in the Notes;

(ii) add to the covenants of the Issuer, the Co-Issuer, the Note Administrator or the Trustee for the benefit of the Holders of the Notes or the Preferred Shares or to surrender any right or power herein conferred upon the Issuer or the Co-Issuer, as applicable;

(iii) convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv) evidence and provide for the acceptance of appointment hereunder of a successor Trustee or a successor Note Administrator and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12;

(v) correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject any additional property to the lien of this Indenture;

(vi) modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer and the Co-Issuer to rely upon any exemption or exclusion from registration under the Securities Act, the Exchange Act or the 1940 Act (including, without limitation, (A) to prevent any Class of Notes from being considered an “ownership interest” under Section 619 of Dodd-Frank (such statutory provision together with such implementing regulations, the “Volcker Rule”) or (B) to prevent the Issuer, the Co-Issuer or the pool of Collateral from being considered a “covered fund” under the Volcker Rule) or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii) accommodate the issuance, if any, of Notes in global or book-entry form through the facilities of DTC or otherwise;

(viii) take any action commercially reasonably necessary or advisable as required for the Issuer to comply with the requirements of FATCA (or the Cayman FATCA Legislation); or to prevent the Issuer from failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or from otherwise being treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes, or to prevent the Issuer, the Holders of the Notes, the Holders of the Preferred Shares or the Trustee from being subject to withholding or other taxes, fees or assessments or from otherwise being subject to U.S. federal, state, local or foreign income or franchise tax on a net income basis;

(ix) amend or supplement any provision of this Indenture to the extent necessary to maintain the then-current ratings assigned to the Notes;

(x) accommodate the settlement of the Notes in book-entry form through the facilities of DTC, Euroclear or Clearstream, Luxembourg or otherwise;

(xi) authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith;

(xii) evidence changes to applicable laws and regulations;

(xiii) to modify, eliminate or add to any of the provisions of this Indenture in the event the Credit Risk Retention Rules, the EU Securitization Rules (as defined in the EU/UK Risk Retention Letter) or the UK Securitization Rules (as defined in the EU/UK Risk Retention Letter) are amended or repealed, in order to modify or eliminate the risk retention requirements (or, in respect of the EU Securitization Rules or the UK Securitization Rules, other requirements, including those relating to transparency, disclosure and credit-granting) in the event of such amendment or repeal; provided that (x) in relation to the Credit Risk Retention Rules, the Trustee has received an opinion of counsel or (y) in relation to the EU Securitization Rules or the UK Securitization Rules, the Collateral Manager certifies to the Trustee that it has received written legal advice, in each case, to the effect the action is consistent with and will not cause a violation of the Credit Risk Retention Rules or the EU Securitization Rules or the UK Securitization Rules (as applicable);

(xiv) reduce the minimum denominations required for transfer of the Notes;

(xv) modify the provisions of this Indenture with respect to reimbursement of Nonrecoverable Interest Advances if (a) the Collateral Manager determines that the commercial mortgage securitization industry standard for such provisions has changed, in order to conform to such industry standard and (b) such modification does not adversely affect the status of Issuer for U.S. federal income tax purposes, as evidenced by an Opinion of Counsel;

(xvi) modify the procedures set forth in this Indenture relating to compliance with Rule 17g-5 of the Exchange Act; provided that the change would not materially increase the obligations of the Collateral Manager, the Note Administrator, Trustee, any paying agent, the Servicer or the Special Servicer (in each case, without such party’s consent) and would not adversely affect in any material respect the interests of any Noteholder or Preferred Shareholder; provided, further, that the Collateral Manager must provide a copy of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Website and provide notice of any such amendment to the Rating Agencies;

(xvii) at the direction of 100% of the holders of the Preferred Shares (including any party that shall become the beneficial owner of 100% of the Preferred Shares because of a default under any financing arrangement for which the Preferred Shares are security), modify the provisions of this Indenture to adopt restrictions provided by tax counsel in order to prevent the Issuer from being treated as a foreign corporation that is engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise become subject to U.S. federal withholding tax or U.S. federal income tax on a net income basis;

(xviii) make any change to any other provisions with respect to matters or questions arising under this Indenture; provided that the party requesting the supplemental indenture represents that it believes the required action will not adversely affect in any material respect the interests of any Noteholder not consenting thereto, as evidenced by (A) an Opinion of Counsel or (B) an Officer’s Certificate of the Collateral Manager;

(xix) providing for and/or facilitating the exchange of Exchangeable Notes for Exchanged Notes to the extent permitted by this Indenture and to extend to such Exchanged Notes (to the extent explicitly provided herein) the benefits and provisions of this Indenture; and

(xx) make any modification or amendment determined by the Issuer or the Collateral Manager (in consultation with legal counsel of national reputation experienced in such matters and independent of the Issuer and any of its affiliates) as necessary or advisable (A) for any Class of Notes to not be considered an “ownership interest” as defined for purposes of the Volcker Rule or (B) (1) to enable the Issuer to rely upon the exemption or exclusion from registration as an investment company provided by Rule 3a-7 under the 1940 Act or another exemption or exclusion from registration as an investment company under the 1940 Act (other than Section 3(c)(1) or Section 3(c)(7) thereof) or (2) for the Issuer to not otherwise be considered a “covered fund” as defined for purposes of the Volcker Rule, in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Notes.

The Note Administrator and Trustee are each hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Note Administrator and Trustee shall not be obligated to enter into any such supplemental indenture which affects the Note Administrator’s or Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b) Notwithstanding Section 8.1(a) or any other provision of this Indenture, without prior notice to, and without the consent of the Holders of any Notes or any Preferred Shareholders, and without satisfaction of the Rating Agency Condition, the Issuer, the Co-Issuer, when authorized by Board Resolutions of the Co-Issuers, the Trustee and the Note Administrator, may enter into one or more indentures supplemental hereto for any of the following purposes:

(i) to conform this Indenture to the provisions described in the Offering Memorandum (or any supplement thereto);

(ii) to correct any defect or ambiguity in this Indenture in order to address any manifest error, omission or mistake in any provision of this Indenture;

(iii) to conform this Indenture to any Rating Agency Test Modification;

(iv) to make Benchmark Replacement Conforming Changes at the direction of the Collateral Manager; and/or

(v) to provide for the Notes of each Class to bear interest based on the applicable Benchmark Replacement from and after the related Benchmark Replacement Date.

(c) In the event that any or all restrictions and/or limitations under the Credit Risk Retention Rules, the EU Securitization Laws (as defined in the EU/UK Risk Retention Letter) or the UK Securitization Laws (as defined in the EU/UK Risk Retention Letter) are withdrawn, repealed or modified to be less restrictive on the Sponsor, at the request of the Sponsor and, in the case of the EU Securitization Laws or the UK Securitization Laws, the EU Retention Holder, the Retention Holder, the Issuer, the Co-Issuer, the Trustee and the Note Administrator agree to modify any corresponding terms of this Indenture in accordance with Section 8.1(a)(xiii) hereto to reflect any such withdrawal, repeal or modification.

Section 8.2 Supplemental Indentures with Consent of Securityholders.

Except as set forth below, the Note Administrator, the Trustee and the Co-Issuers may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of any Class of Notes or the Preferred Shares under this Indenture only with (x) the written consent of the Holders of at least Majority in Aggregate Outstanding Amount of the Notes of each Class materially and adversely affected thereby (excluding any Notes owned by the Collateral Manager or any of its Affiliates as identified in the Beneficial Holder Information Form submitted along with the related Noteholder’s consent) and the Preferred Shareholder if materially and adversely affected thereby, by Act of said Securityholders delivered to the Trustee, the Note Administrator and the Co-Issuers, and (y) satisfaction of the Rating Agency Condition, notice of which may be in electronic form. Note Administrator shall provide fifteen calendar days’ notice of such change to the Holders of each Class of Notes and the Preferred Shareholders, requesting notification by such Noteholders and holders of the Preferred Shares if any such Noteholders or holders of the Preferred Shares would be materially and adversely affected by the proposed supplemental indenture. The Note Administrator will be required to include notice of such consent request in the next Monthly Report and a copy of the proposed supplemental indenture will be posted on the Note Administrator’s website. Following such initial 15 calendar day period (or if the end of such period is not a Business Day, the next Business Day), the Note Administrator will provide an additional 15 calendar days’ notice. Unless the Note Administrator is notified (after giving such initial 15 calendar days’ notice and the additional 15 calendar days’ notice, as applicable) by holders of at least 33 1/3% in the aggregate outstanding principal amount (excluding any Notes owned by the Seller or any of its affiliates) of the Notes of any Class that such Class of Notes or the Majority of Preferred Shareholders will be materially and adversely affected by the proposed supplemental indenture, subject to any additional requirements set forth in this Indenture, the interests of such Class and the interests of the Preferred Shares will be deemed not to be materially and adversely affected by such proposed supplemental indenture. Such determination shall be conclusive and binding on all present and future Noteholders. The consent of the Holders of the Preferred Shares shall be binding on all present and future Holders of the Preferred Shares.

Notwithstanding the foregoing, any supplemental indenture to add or modify any of the provisions of this Indenture with respect to (a) the definitions of “Controlling Class,” “Majority,” “Reinvestment Period,” “Ramp-Up Period” and “Supermajority” and (b) the Eligibility Criteria, the Acquisition Criteria or the Note Protection Tests, other than with respect to a Rating Agency Test Modification, shall require the consent of the Holders of at least a Majority of the Aggregate Outstanding Amount of the Notes of each Class.

Without the consent of (x) all of the Holders of each Outstanding Class of Notes materially adversely affected and (y) all of the Holders of the Preferred Shares materially adversely affected thereby, no supplemental indenture may:

(a) change the Stated Maturity Date of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Preferred Shares, or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Collateral to the payment of principal of or interest on Notes or of distributions to the Preferred Share Paying Agent for the payment of distributions in respect of the Preferred Shares or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(b) reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class or the Notional Amount of Preferred Shares of the Holders thereof whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(c) impair or adversely affect the Collateral except as otherwise permitted in this Indenture;

(d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture;

(e) reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required to request the Trustee to preserve the Collateral or rescind any election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

(f) modify any of the provisions of Section 8.1 and this Section 8.2, except to increase any percentage of Outstanding Notes whose holders’ consent is required for any such action or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g) modify the definition of the term “Outstanding” or the provisions of Section 11.1(a) or Section 13.1;

(h) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note on any Payment Date or of distributions to the Preferred Share Paying Agent for the payment of distributions in respect of the Preferred Shares on any Payment Date (or any other date) or to affect the rights of the Holders of Securities to the benefit of any provisions for the redemption of such Securities contained herein;

(i) reduce the permitted minimum denominations of the Notes below the minimum denomination necessary to maintain an exemption from the registration requirements of the Securities Act or the 1940 Act;

(j) modify any provisions regarding non- recourse or non-petition covenants with respect to the Issuer and the Co-Issuer; or

(k) modify any portion of Section 8.1 or Section 8.2 hereof (with respect to supplemental indentures as set forth herein);

provided, that the holders of each Class of Notes and Preferred Shares will be deemed to be materially adversely affected by any supplemental indenture with respect to clauses (b) and (f) above.

The Trustee and Note Administrator shall be entitled to rely upon an Officer’s Certificate of the Issuer (or the Collateral Manager on its behalf) in determining whether or not the Holders of Securities would be materially or adversely affected by such change (after giving notice of such change to the Holders of Securities). Such determination shall be conclusive and binding on all present and future Holders of Securities. Neither the Trustee nor the Note Administrator shall be liable for any such determination made in good faith.

Section 8.3 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Note Administrator and Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied (which Opinion of Counsel may rely upon an Officer’s Certificate as to whether or not the Securityholders would be materially and adversely affected by such supplemental indenture). The Note Administrator and Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Servicer and Special Servicer will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten (10) Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Servicer or Special Servicer adversely affect the Servicer or Special Servicer, the Servicer or Special Servicer, as applicable, shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Servicer or Special Servicer, as applicable, gives written consent to the Note Administrator, the Trustee and the Issuer to such amendment. The Issuer, the Trustee and the Note Administrator shall give written notice to the Servicer and Special Servicer of any amendment made to this Indenture pursuant to its terms. In addition, the Servicer or Special Servicer’s written consent, as applicable, shall be required prior to any amendment to this Indenture by which it is adversely affected.

The Collateral Manager will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten (10) Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Collateral Manager adversely affect the Collateral Manager, the Collateral Manager shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Collateral Manager, as applicable, gives written consent to the Note Administrator, the Trustee and the Issuer to such amendment. The Issuer and the Note Administrator shall give written notice to the Collateral Manager of any amendment made to this Indenture pursuant to its terms. In addition, the Collateral Manager’s written consent shall be required prior to any amendment to this Indenture by which it is adversely affected.

The Sponsor’s written consent shall be required prior to any amendment to this Indenture by which the Sponsor is adversely affected.

At the cost of the Issuer, the Note Administrator shall provide to each Noteholder, each Preferred Shareholder and, for so long as any Class of Notes shall remain Outstanding and is rated, the Note Administrator shall provide to the 17g-5 Information Provider and the Rating Agencies a copy of any proposed supplemental indenture at least fifteen (15) Business Days prior to the execution thereof by the Note Administrator, and following execution shall provide to the 17g-5 Information Provider and the Rating Agencies a copy of the executed supplemental indenture.

The Trustee shall not enter into any such supplemental indenture (i) if such action would adversely affect the tax treatment of the Offered Notes as indebtedness, cause the Issuer to be a taxable entity or constitute an event requiring a beneficial owner of an Offered Note to recognize gain or loss for U.S. federal income tax purposes, and (ii) unless the Trustee and the Note Administrator have received an Opinion of Counsel from Cadwalader, Wickersham & Taft LLP or other nationally recognized U.S. tax counsel experienced in such matters that the proposed supplemental indenture will not cause the Issuer to be treated as a foreign corporation that is engaged in a trade or business in the United States for U.S. federal income tax purposes. The Trustee and the Note Administrator shall be entitled to rely upon (i) the receipt of notice from the Rating Agencies or the Requesting Party, which may be in electronic form, that the Rating Agency Condition has been satisfied and (ii) receipt of an Opinion of Counsel forwarded to the Trustee and Note Administrator certifying that, following provision of notice of such supplemental indenture to the Noteholders and holders of the Preferred Shares, that the Holders of Securities would not be materially and adversely affected by such supplemental indenture. Such determination shall be conclusive and binding on all present and future Holders of Securities. Neither the Trustee nor the Note Administrator shall be liable for any such determination made in good faith and in reliance upon such Opinion of Counsel, as the case may be.

It shall not be necessary for any Act of Securityholders under this Section 8.3 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Co-Issuer, the Note Administrator and the Trustee of any supplemental indenture pursuant to this Section 8.3, the Note Administrator, at the expense of the Issuer, shall mail to the Securityholders, the Preferred Share Paying Agent, the Servicer, the Special Servicer and, so long as the Notes are Outstanding and so rated, the Rating Agencies a copy thereof based on an outstanding rating. Any failure of the Trustee and the Note Administrator to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder, and every Preferred Shareholder, shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Note Administrator shall, bear a notice in form approved by the Note Administrator as to any matter provided for in such supplemental indenture. If the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G

Notes, the Class G-E Notes and the Class G-X Notes, shall so determine, new Notes, so modified as to conform in the opinion of the Note Administrator and the Issuer and the Co-Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and the Co-Issuer and authenticated and delivered by the Note Administrator in exchange for Outstanding Notes. Notwithstanding the foregoing, any Note authenticated and delivered hereunder shall be subject to the terms and provisions of this Indenture, and any supplemental indenture.

ARTICLE 9

REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

Section 9.1 Clean-up Call; Tax Redemption; Optional Redemption; and Auction Call Redemption.

(a) The Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered in accordance with Section 9.3(a), at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes (excluding Deferred Interest) has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices (such redemption, a “Clean-up Call”); provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

(b) The Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with Section 9.3(a)), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices (such redemption, a “Tax Redemption”); provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

(c) The Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with Section 9.3(a)), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices (such redemption, an “Optional Redemption”); provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

(d) From and after the Payment Date in April 2031, the Special Servicer will be required to conduct an auction prior to each Payment Date occurring in January, April, July and October in accordance with the requirements set forth in this Indenture. Securities shall be redeemed by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at their respective Redemption Prices if a Successful Auction is completed pursuant to the procedures set forth on Exhibit M hereto (each, an “Auction Call Redemption”). An Auction Call Redemption may only occur on a Payment Date in January, April, July and October.

(e) In connection with any redemption pursuant to Section 9.1(a), (b) or (c), if the holder of the Preferred Shares and/or one or more affiliates thereof own any Notes, such holder(s) may elect to include such Notes as part of the consideration for such redemption and the Total Redemption Price shall be reduced by the outstanding principal balance of such Notes (plus the interest accrued thereon). If such holder(s) own less than 100% of the Notes of any such Class, the Note Administrator shall cooperate with such holder(s) in order to effect such redemption (including, if necessary, converting such Notes into definitive form).

(f) A redemption pursuant to Section 9.1(a), (b) or (c) shall not occur unless at least six (6) Business Days prior to the scheduled Redemption Date, the Collateral Manager certifies to the Trustee and the Note Administrator that:

(i) the Collateral Manager, on behalf of the Issuer, has entered into a binding commitment or agreement (which may be an agreement with an affiliate of the Collateral Manager or an entity managed by the Collateral Manager) to sell (directly, by participation or other arrangement) all or part of the Collateral not later than the Business Day immediately preceding the scheduled Redemption Date or FS Credit REIT (or an Affiliate or agent thereof) has priced but not yet closed another securitization transaction;

(ii) the related Sale Proceeds (in immediately available funds), together with all other available funds (including proceeds from the sale of the Collateral Interests, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Accounts and available Cash), shall be an aggregate amount sufficient to pay the Total Redemption Price; and

(iii) all of the other conditions for such redemption, as applicable, have been satisfied.

(g) In connection with an Optional Redemption, a Clean-Up Call, a Tax Redemption or an Auction Call Redemption, the Collateral Manager, on behalf of the Issuer, and acting pursuant to the Collateral Management Agreement, shall sell such Collateral Interests and may at any time direct the Trustee in writing by Issuer Order to execute any transfer documents required in order to effectuate the sale of such Collateral Interests, in the manner directed by the Collateral Manager without regard to any of the limitations in Section 12.1(a). Upon any such sale, the Trustee shall release any such Collateral Interest pursuant to Section 10.11.

Section 9.2 Record Date for Redemption.

In connection with a Clean-up Call pursuant to Section 9.1(a), a Tax Redemption pursuant to Section 9.1(b), an Optional Redemption pursuant to Section 9.1(c) or an Auction Call Redemption pursuant to Section 9.1(d), the Note Administrator shall set the applicable Record Date ten (10) Business Days prior to the proposed Redemption Date.

Section 9.3 Notice of Redemption or Maturity.

(a) Notice of redemption (or a withdrawal thereof) or Clean-up Call pursuant to Section 9.1 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than ten (10) Business Days (or four (4) Business Days (or promptly thereafter upon receipt of written notice, if later) where the notice of an Optional Redemption, an Auction Call Redemption, a Clean-up Call or a Tax Redemption is withdrawn pursuant to Section 9.3(c)) prior to the applicable Redemption Date or Maturity, to the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Preferred Share Paying Agent, the Rating Agencies, and each Holder of Notes to be redeemed, at its address in the Notes Register. If any Notes are held as Definitive Notes when called for redemption, such Notes must be surrendered at the office of the Paying Agent.

All notices of redemption shall state:

(i) the applicable Redemption Date;

(ii) the applicable Redemption Price;

(iii) that all the Notes are being paid in full and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and

(iv) the place or places where any Notes held as Definitive Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

(b) Notice of redemption shall be given by the Issuer and Co-Issuer, or at their request, by the Note Administrator in their names, and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

(c) Any such notice of an Optional Redemption, an Auction Call Redemption, a Clean-up Call or Tax Redemption may be withdrawn by the Issuer and the Co-Issuer at the direction of the Collateral Manager up to the Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Note Administrator, the Preferred Share Paying Agent, the Servicer, the Special Servicer and each Holder of Notes to be redeemed, and the Collateral Manager. The failure of any Optional Redemption, Auction Call Redemption, Clean-up Call or Tax Redemption that is withdrawn in accordance with this Indenture shall not constitute an Event of Default.

(d) The Redemption Price shall be determined no earlier than sixty (60) days prior to the proposed Redemption Date.

Section 9.4 Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the

Redemption Price and accrued interest thereon) the Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer, the Co-Issuer, the Note Administrator and the Trustee such security or indemnity as may be required by them to hold each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Co-Issuer, the Note Administrator and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Notes of a Class to be so redeemed whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(j).

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding. Subject to applicable escheatment law, any funds not distributed to any Noteholder on the Payment Date because of the failure of such Holder or Holders to tender their Notes, shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Holder or Holders.

Section 9.5 Mandatory Redemption.

On any Payment Date on which either of the Note Protection Tests is not satisfied as of any Determination Date, the Offered Notes shall be redeemed (a “Mandatory Redemption”), from Interest Proceeds as set forth in Section 11.1(a)(i)(12) in an amount necessary, and only to the extent necessary, for such Note Protection Test to be satisfied or, if sooner, until the Offered Notes have been paid in full. On or promptly after such Mandatory Redemption, the Issuer and, as applicable, the Co-Issuer shall certify or cause to be certified to the Rating Agencies and the Note Administrator whether the Note Protection Tests have been satisfied.

Section 9.6 Redemption from Unused Proceeds.

At the end of the Ramp-Up Period, any amounts remaining in the Unused Proceeds Account up to and including $5,000,000 shall be deposited into the Reinvestment Account. Any amounts in excess of $5,000,000 shall be transferred to the Payment Account and as Principal Proceeds in accordance with the Priority of Payments set forth in Section 11.1(a)(ii).

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Amounts; Custodial Account.

(a) Except as otherwise expressly provided herein, the Note Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Note Administrator pursuant to this Indenture, including all payments due on the Collateral in accordance with the terms and conditions of such Collateral. The Note Administrator shall segregate and hold all such amounts and property received by it in an Eligible Account in trust for the Secured Parties, and shall apply such amounts as provided in this Indenture. Any Indenture Account may include any number of subaccounts deemed necessary or appropriate by the Note Administrator for convenience in administering such account.

(b) The Note Administrator shall credit all Collateral Interests and Eligible Investments to an Eligible Account in the name of the Issuer for the benefit of the Secured Parties designated as the “Custodial Account,” except that Mortgage Notes and Participations may be held by the Custodian in the State of Minnesota pursuant to Section 3.3 of this Agreement.

Section 10.2 Reinvestment Account.

(a) The Note Administrator shall, on or prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Reinvestment Account,” which shall be held in trust in the name of the Note Administrator for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal; provided, however, that the Note Administrator shall only withdraw such amounts as directed by the Issuer or the Collateral Manager on behalf of the Issuer. All amounts credited to the Reinvestment Account pursuant to Section 11.1(a)(ii) or otherwise shall be held by the Note Administrator as part of the Collateral and shall be applied to the purposes herein provided.

(b) The Note Administrator agrees to give the Issuer and the Collateral Manager prompt notice if it becomes aware that the Reinvestment Account or any funds on deposit therein, or otherwise to the credit of the Reinvestment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Reinvestment Account other than in accordance with the Priority of Payments. The Reinvestment Account shall remain at all times an Eligible Account.

(c) The Collateral Manager, on behalf of the Issuer, may direct the Note Administrator to, and upon such direction the Note Administrator shall, invest all funds in the Reinvestment Account in Eligible Investments designated by the Collateral Manager as provided in Section 11.2. All interest and other income from such investments shall be deposited in the Reinvestment Account, any gain realized from such investments shall be credited to the Reinvestment Account, and any loss resulting from such investments shall be charged to the Reinvestment Account. The Note Administrator shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Reinvestment Account resulting from any loss relating to any such investment. If the Note Administrator does not receive written investment instructions from an Authorized Officer of the Collateral Manager, funds in the Reinvestment Account shall be held uninvested.

(d) Amounts in the Reinvestment Account shall remain in the Reinvestment Account (or invested in Eligible Investments) until the earlier of (i) the time the Collateral Manager instructs the Note Administrator in writing to transfer any such amounts (or related Eligible Investments) to the Payment Account, (ii) the time the Collateral Manager notifies the Note Administrator in writing that such amounts (or related Eligible Investments) are to be applied to the acquisition of Reinvestment Collateral Interests and Funded Companion Participations in accordance with Section 12.2, and (iii) the later of (x) the first Business Day after the last day of the Reinvestment Period and (y) if after the last day of the Reinvestment Period, the last settlement date within sixty (60) days of the last day of the Reinvestment Period with respect to any Committed Reinvestment Collateral Interest. Upon receipt of notice pursuant to clause (i) above and on the dates described in clauses (ii) and (iii) above, the Note Administrator shall transfer the applicable amounts (or related Eligible Investments) to the Payment Account, in each case for application on the next Payment Date pursuant to Section 11.1(a)(ii) as Principal Proceeds.

(e) During the Reinvestment Period (and up to sixty (60) days thereafter to the extent necessary to acquire any Committed Reinvestment Collateral Interests using Principal Proceeds received during or after the Reinvestment Period), the Collateral Manager on behalf of the Issuer may by notice to the Note Administrator direct the Note Administrator to, and upon receipt of such notice the Note Administrator shall, reinvest amounts (and related Eligible Investments) credited to the Reinvestment Account in Commercial Real Estate Loans and Participations selected by the Collateral Manager as permitted under and in accordance with the requirements of Article 12 and such notice. The Note Administrator shall be entitled to conclusively rely on such notice and shall not be required to make any determination as to whether any loans or participations satisfy the Eligibility Criteria and the Acquisition Criteria.

Section 10.3 Payment Account.

(a) The Note Administrator shall, on or prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Payment Account,” which shall be held in trust in the name of the Note Administrator for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal. All funds received by the Note Administrator from the Servicer on each Remittance Date shall be credited to the Payment Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Note Administrator, on behalf of the Trustee for the benefit of the Secured Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture, (ii) to deposit into the Preferred Share Distribution Account for distributions to the Preferred Shareholders, (iii) upon Issuer Order, to pay other amounts specified therein, and (iv) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments.

(b) The Note Administrator agrees to give the Issuer and the Collateral Manager prompt notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times an Eligible Account.

Section 10.4 Unused Proceeds Account.

(a) The Note Administrator shall, on or prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Unused Proceeds Account” which shall be held in trust in the name of the Note Administrator for the benefit of the Secured Parties, into which the amount specified in Section 3.2(f) shall be deposited. All amounts credited from time to time to the Unused Proceeds Account pursuant to this Indenture shall be held by the Note Administrator as part of the Collateral and shall be applied to the purposes herein provided.

(b) The Note Administrator agrees to give the Issuer prompt notice if it becomes aware that the Unused Proceeds Account or any funds on deposit therein, or otherwise to the credit of the Unused Proceeds Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Unused Proceeds Account shall remain with the Corporate Trust Office or be established at another financial institution and shall at all times be an Eligible Account.

(c) During the Ramp-Up Period, the Issuer (or the Collateral Manager on behalf of the Issuer) may by Issuer Order or trade confirmation direct the Note Administrator to, and upon receipt of such Issuer Order or trade confirmation the Note Administrator shall, apply amounts on deposit in the Unused Proceeds Account to acquire Ramp-Up Collateral Interests selected by the Collateral Manager or the Delayed Close Collateral Interest as permitted under and in accordance with the requirements of Section 7.18 and such Issuer Order or trade confirmation.

(d) To the extent not applied pursuant to Section 7.18, the Collateral Manager, on behalf of the Issuer, may direct the Note Administrator to, and upon such direction the Note Administrator shall, invest all funds in the Unused Proceeds Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Unused Proceeds Account, any gain realized from such investments shall be credited to the Unused Proceeds Account, and any loss resulting from such investments shall be charged to the Unused Proceeds Account. The Note Administrator shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of the Unused Proceeds Account resulting from any loss relating to any such investment. If the Note Administrator does not receive investment instructions from an Authorized Officer of the Collateral Manager, funds received in the Unused Proceeds Account shall be held uninvested.

Section 10.5 [Reserved].

Section 10.6 Interest Advances.

(a) With respect to each Payment Date for which the sum of Interest Proceeds and, if applicable, Principal Proceeds, collected during the related Due Period and remitted to the Note Administrator that are available to pay interest on the Class A Notes, the Class A-S Notes and the Class B Notes in accordance with the Priority of Payments, are insufficient to remit the interest due and payable with respect to the Class A Notes, the Class A-S Notes and the Class B Notes on such Payment Date as a result of interest shortfalls on the Collateral Interests (or the application of interest received on the Collateral Interests to pay certain expenses in accordance with the terms of the Servicing Agreement) (the amount of such insufficiency, an “Interest Shortfall”), the Note Administrator shall provide the Advancing Agent with email notice of such

Interest Shortfall no later than 12:00 p.m. (New York time) on the Business Day preceding such Payment Date, at the following addresses: FSCREIT_TEAM@fsinvestments.com, credit.notices@fsinvestments.com and Portfolio_finance@fsinvestments.com, or such other email address as provided by the Advancing Agent to the Note Administrator. The Note Administrator shall provide the Advancing Agent with additional email notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Note Administrator after delivery of such initial notice that reduces such Interest Shortfall. No later than 10:00 a.m. (New York time) on the related Payment Date, the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Advance in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.6(b), and subject to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate amount of the Interest Shortfall that would otherwise occur on the Class A Notes, the Class A-S Notes and the Class B Notes on such Payment Date and (ii) the aggregate amount of the interest payments not received in respect of Collateral Interests with respect to such Payment Date (including, for such purpose, interest payments received on the Collateral Interests but applied to pay certain expenses in accordance with the terms of the Servicing Agreement).

Notwithstanding the foregoing, in no circumstance will the Advancing Agent be required to make an Interest Advance in respect of a Collateral Interest to the extent that the aggregate outstanding amount of all unreimbursed Interest Advances would exceed the Aggregate Outstanding Amount of the Class A Notes, the Class A-S Notes and the Class B Notes. In addition, in no event will the Advancing Agent or Backup Advancing Agent be required to advance any payments in respect of (i) interest on any Class of Notes other than the Class A Notes, the Class A-S Notes and the Class B Notes or (ii) principal of any Note. Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Note Administrator on the next Business Day (or, if such Interest Advance is made prior to final determination by the Note Administrator of such Interest Shortfall, on the Business Day of such final determination).

The Advancing Agent shall provide the Note Administrator written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance no later than 10:00 a.m. (New York time) on the related Payment Date. If the Advancing Agent shall fail to make any required Interest Advance no later than 10:00 a.m. (New York time) on the Payment Date upon which distributions are to be made pursuant to Section 11.1(a)(i), the Note Administrator shall remove the Advancing Agent in its capacity as advancing agent hereunder as required under Section 17.5(d) and the Backup Advancing Agent shall be required to make such Interest Advance no later than 11:00 a.m. (New York time) on the Payment Date, subject to a determination of recoverability by the Backup Advancing Agent as described in Section 10.6(b). Based upon available information at the time, the Backup Advancing Agent or the Advancing Agent or the Collateral Manager, as applicable, will provide fifteen (15) days prior notice to the Rating Agencies if recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall on the next succeeding Payment Date. No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall, the Backup Advancing Agent or the Advancing Agent or the Collateral Manager, as applicable, shall provide the Rating Agencies with notice of such recovery.

(b) Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Backup Advancing Agent, as applicable, shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, or such proposed Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will not be a Nonrecoverable Interest Advance. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent, as applicable, will take into account:

(i) amounts that may be realized on each Mortgaged Property in its “as is” or then-current condition and occupancy;

(ii) the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(iii) the possibility and effects of future adverse changes with respect to the Mortgaged Properties, and

(iv) the fact that Interest Advances are intended to provide liquidity only and not credit support to the Holders of the Notes.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Backup Advancing Agent, as applicable, determines that future Interest Proceeds and Principal Proceeds may be ultimately insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time. The Backup Advancing Agent will be entitled to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance would have been a Nonrecoverable Interest Advance. Absent bad faith, the determination by the Advancing Agent or the Backup Advancing Agent, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Holders of the Class A Notes, the Class A-S Notes and the Class B Notes.

(c) Each of the Advancing Agent and the Backup Advancing Agent may recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Interest Advance), together with interest thereon, first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds to the extent that such reimbursement would not trigger an additional Interest Shortfall; provided that if at any time an Interest Advance is determined to be a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent shall be entitled to recover all outstanding Interest Advances from the Collection Account pursuant to the Servicing Agreement on any Business Day during any Interest Accrual Period prior to the related Determination Date. The Advancing Agent or Backup Advancing Agent, as the case may be, shall be permitted (but not obligated) to defer or otherwise structure the timing of recoveries of Nonrecoverable Interest Advances in such manner as the Advancing Agent or Backup Advancing Agent, as the case may be, determines is in the best interest of the Holders of the Notes, as a collective whole, which may include being reimbursed for Nonrecoverable Interest Advances in installments.

(d) The Advancing Agent and the Backup Advancing Agent will each be entitled with respect to any Interest Advance made by it (including Nonrecoverable Interest Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.

(e) The obligations of the Advancing Agent and the Backup Advancing Agent to make Interest Advances in respect of the Class A Notes, the Class A-S Notes and the Class B Notes will continue through the Stated Maturity Date, unless such Notes are previously redeemed or repaid in full.

(f) In no event will the Advancing Agent, in its capacity as such hereunder, or the Note Administrator, in its capacity as Backup Advancing Agent hereunder, be required to advance any amounts in respect of payments of principal of any Notes, nor payments in respect of interest, other than with respect to the Class A Notes, the Class A-S Notes and the Class B Notes. Additionally, in no event will the Advancing Agent, in its capacity as such hereunder, or the Note Administrator, in its capacity as Backup Advancing Agent hereunder, be required to advance any amounts in respect of payments of principal or interest, or any other amounts, of any Collateral Interest.

(g) In consideration of the performance of its obligations hereunder, the Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, the Advancing Agent Fee. For so long as (i) FS Credit REIT (or any of its Affiliates) is the Advancing Agent and (ii) any of FS Credit REIT’s affiliates owns the Preferred Shares, FS Credit REIT hereby agrees, on behalf of itself and its affiliates, to waive its rights to receive the Advancing Agent Fee and any Reimbursement Interest. In the event that the Advancing Agent fails to make an Interest Advance required to be made by the Advancing Agent pursuant to the terms of this Indenture, (x) the Advancing Agent shall be in default of its obligations under this Indenture, (y) the Backup Advancing Agent shall be required to make such Interest Advance and shall be entitled to receive, in consideration thereof, the Advancing Agent Fee in accordance with the Priority of Payments and (z) the Note Administrator shall terminate the Advancing Agent and use commercially reasonable efforts for up to 90 days following such termination to replace the Advancing Agent with a successor advancing agent that satisfies the requirements set forth in this Indenture. If the Advancing Agent is terminated for failing to make an Interest Advance hereunder (as provided in Section 17.5(d)) (or for failing to make a Servicing Advance under the Servicing Agreement) that the Advancing Agent did not determine to be nonrecoverable, any applicable subsequent successor advancing agent will be entitled to receive the Advancing Agent Fee (plus Reimbursement Interest on any Interest Advance made by the applicable subsequent successor advancing agent).

(h) The determination by the Advancing Agent or the Backup Advancing Agent (in its capacity as successor Advancing Agent), as applicable, (i) that it has made a Nonrecoverable Interest Advance (together with Reimbursement Interest thereon) or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Interest Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee, the Note Administrator, the Issuer and the 17g-5 Information Provider, setting forth the basis for such determination; provided that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent or the Backup Advancing Agent, entitlement to reimbursement with respect to, any Interest Advance.

Section 10.7 Reports by Parties.

The Note Administrator shall supply, in a timely fashion, to the Issuer, the Trustee, the Special Servicer, the Servicer and the Collateral Manager any information regularly maintained by the Note Administrator that the Issuer, the Trustee, the Special Servicer, the Servicer or the Collateral Manager may from time to time request in writing with respect to the Collateral or the Indenture Accounts and provide any other information reasonably available to the Note Administrator by reason of its acting as Note Administrator hereunder and required to be provided by Section 10.8 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. Each of the Issuer, the Servicer, and the Special Servicer shall promptly forward to the Collateral Manager, the Trustee and the Note Administrator any information in their possession or reasonably available to them concerning any of the Collateral that the Trustee or the Note Administrator reasonably may request or that reasonably may be necessary to enable the Note Administrator to prepare any report or to enable the Trustee or the Note Administrator to perform any duty or function on its part to be performed under the terms of this Indenture.

Section 10.8 Reports; Accountings.

(a) Based on the CREFC® Loan Periodic Update File prepared by the Servicer with respect to the Serviced Commercial Real Estate Loans and delivered by the Servicer to the Note Administrator no later than 2:00 p.m. (New York time) on the 2nd Business Day prior to each Payment Date, the Note Administrator shall prepare and make available on its website initially located at www.ctslink.com, on each Payment Date to Privileged Persons, a report substantially in the form of Exhibit O hereto (the “Monthly Report”), setting forth the following information:

(i) the amount of the distribution of principal and interest on such Payment Date to the Noteholders and any reduction of the Aggregate Outstanding Amount of the Notes;

(ii) the aggregate amount of compensation paid to the Note Administrator, the Trustee and servicing compensation paid to the Servicer during the related Due Period;

(iii) the Aggregate Outstanding Portfolio Balance outstanding immediately before and immediately after the Payment Date;

(iv) the number, Aggregate Outstanding Portfolio Balance, weighted average remaining term to maturity and weighted average interest rate of the Collateral Interests as of the end of the related Due Period;

(v) the number and aggregate principal balance of Collateral Interests that are (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but Specially Serviced Loans or in foreclosure but not an REO Property;

(vi) the value of any REO Property owned by the Issuer or any Permitted Subsidiary as of the end of the related Due Period, on an individual Collateral Interest basis, based on the most recent appraisal or valuation;

(vii) the amount of Interest Proceeds and Principal Proceeds received in the related Due Period;

(viii) the amount of any Interest Advances made by the Advancing Agent or the Backup Advancing Agent, as applicable;

(ix) the payments due pursuant to the Priority of Payments with respect to each clause thereof;

(x) the number and related principal balances of any Collateral Interests that have been (or are related to Participated Loans that have been) extended or modified during the related Due Period on an individual basis;

(xi) the amount of any remaining unpaid Interest Shortfalls as of the close of business on the Payment Date;

(xii) a listing of each Collateral Interest that was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

(xiii) the aggregate unpaid principal balance of the Collateral Interests outstanding as of the close of business on the related Determination Date;

(xiv) with respect to any Collateral Interest as to which a liquidation occurred during the related Due Period (other than through a payment in full), (A) the number thereof and (B) the aggregate of all liquidation proceeds which are included in the Payment Account and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions of the Notes);

(xv) with respect to any REO Property owned by the Issuer or any Permitted Subsidiary thereof, as to which the Special Servicer determined that all payments or recoveries with respect to the related property have been ultimately recovered during the related collection period, (A) the related Collateral Interest and (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Securities);

(xvi) [Reserved];

(xvii) the aggregate amount of interest on monthly debt service advances in respect of the Collateral Interests paid to the Advancing Agent and/or the Backup Advancing Agent since the prior Payment Date;

(xviii) a listing of each material modification, extension or waiver made with respect to each Collateral Interest;

(xix) an itemized listing of any Special Servicing Fees received from the Special Servicer or any of its affiliates during the related Due Period;

(xx) the amount of any dividends or other distributions to the Preferred Shares on the Payment Date;

(xxi) the Net Outstanding Portfolio Balance; and

(xxii) confirmation that the Trustee has received, within the preceding month, a certificate from FS Credit REIT and the Retention Holder in accordance with Section 1(d)(i) of the EU/UK Risk Retention Letter.

(b) The Note Administrator will post on the Note Administrator’s Website, any report received from the Servicer or Special Servicer detailing any breach of the representations and warranties with respect to any Collateral Interest by the Seller or any of its affiliates and the steps taken by the Seller or any of its affiliates to cure such breach; a listing of any breach of the representations and warranties with respect to any Collateral Interest by the Seller or any of its affiliates and the steps taken by the Seller or any of its affiliates to cure such breach.

(c) All information made available on the Note Administrator’s Website will be restricted and the Note Administrator will only provide access to such reports to Privileged Persons in accordance with this Indenture. In connection with providing access to its website, the Note Administrator may require registration and the acceptance of a disclaimer.

(d) Not more than five (5) Business Days after receiving an Issuer Request requesting information regarding an Auction Call Redemption, a Clean-up Call, a Tax Redemption, or an Optional Redemption as of a proposed Redemption Date, the Note Administrator shall, subject to its timely receipt of the necessary information to the extent not in its possession, compute the following information and provide such information in a statement delivered to the Collateral Manager, the Holders of the Preferred Shares and the Preferred Share Paying Agent:

(i) the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii) the amount of accrued interest due on such Notes as of the last day of the Due Period immediately preceding such Redemption Date;

(iii) the Redemption Price;

(iv) the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Notes being redeemed or to the Noteholders thereof); and

(v) the amounts in the Collection Account and the Indenture Accounts available for application to the redemption of such Notes.

(e) Commencing after the quarter ending on June 30, 2021, the Issuer (or the Collateral Manger on its behalf) shall use its reasonable best efforts to provide quarterly updates on the status of the business plan for each Collateral Interest, which reports shall be posted to the Note Administrator’s Website. Such reports shall be delivered by the Issuer via email to the Note Administrator at cts.cmbs.bond.admin@wellsfargo.com.

(f) Commencing in June 2021, the Issuer (or the Collateral Manger on its behalf) shall provide monthly updates with respect to any Commercial Real Estate Loan where the related obligors have formally requested any forbearance and/or material monetary modification, which reports will be posted to the Note Administrator’s website. No such report will be required for any month in which no such request has been made and no previously reported request (including, any request disclosed in the Offering Memorandum) is resolved or remains under consideration Such reports shall be delivered by the Issuer via email to the Note Administrator at cts.cmbs.bond.admin@wellsfargo.com.

Section 10.9 Release of Collateral Interests; Release of Collateral.

(a) If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer (or the Collateral Manager on its behalf) may direct the Trustee to release a Pledged Collateral Interest from the lien of this Indenture, by Issuer Order delivered to the Trustee and the Custodian at least two (2) Business Days prior to the settlement date for any sale of a Pledged Collateral Interest, which Issuer Order shall be accompanied by a certification of the Collateral Manager (i) that the Pledged Collateral Interest has been sold pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1, that the Pledged Collateral Interest has been sold in compliance with Section 9.1(g), and, upon receipt of a Request for Release of such Collateral Interest from the Collateral Manager, the Servicer or the Special Servicer, the Custodian shall deliver any such Pledged Collateral Interest, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order, or, if such Pledged Collateral Interest is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order. If requested, the Custodian may deliver any such Pledged Collateral Interest in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom. The Custodian shall (i) deliver any agreements and other documents in its possession relating to such Pledged Collateral Interest and (ii) the Trustee, if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order.

(b) The Issuer (or the Collateral Manager on behalf of the Issuer) may deliver to the Trustee and Custodian at least three (3) Business Days prior to the date set for redemption or payment in full of a Pledged Collateral Interest, an Issuer Order certifying that such Pledged Collateral Interest is being paid in full. Thereafter, the Collateral Manager, the Servicer or the Special Servicer, by delivery of a Request for Release, may direct the Custodian to deliver such Pledged Collateral Interest and the related Collateral Interest File therefor on or before the date set for redemption or payment, to the Collateral Manager, the Servicer or the Special Servicer for redemption against receipt of the applicable redemption price or payment in full thereof.

(c) With respect to any Collateral Interest subject to a workout or restructuring, the Issuer (or the Collateral Manager on behalf of the Issuer) may, by Issuer Order delivered to the Trustee and Custodian at least two (2) Business Days prior to the date set for an exchange, tender or sale, certify that a Collateral Interest is subject to a workout or restructuring and setting forth in reasonable detail the procedure for response thereto. Thereafter, the Collateral Manager, the Servicer or the Special Servicer may, in accordance with the terms of, and subject to any required consent and consultation obligations set forth in the Servicing Agreement, direct the Custodian, by delivery to the Custodian of a Request for Release, to deliver any Collateral to the Collateral Manager, the Servicer or the Special Servicer in accordance with such Request for Release.

(d) The Special Servicer shall remit to the Servicer for deposit into the Collection Account any proceeds received by it from the disposition of a Pledged Collateral Interest and treat such proceeds as Principal Proceeds, for remittance by the Servicer to the Note Administrator on the first Remittance Date occurring thereafter. None of the Trustee, the Note Administrator or the Securities Intermediary shall be responsible for any loss resulting from delivery or transfer of any such proceeds prior to receipt of payment in accordance herewith.

(e) The Trustee shall, upon receipt of an Issuer Order declaring that there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Collateral from the lien of this Indenture.

(f) Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Collateral Interest, or in the event any action is required to be taken in respect to an Loan Document, the Special Servicer on behalf of the Issuer will promptly notify the Collateral Manager and the Servicer of such request, and the Special Servicer shall grant any waiver or consent, and enter into any amendment or other modification pursuant to the Servicing Agreement in accordance with the Servicing Standard. In the case of any modification or amendment that results in the release of the related Collateral Interest, notwithstanding anything to the contrary in Section 5.5(a), the Custodian, upon receipt of a Request for Release, shall release the related Collateral Interest File upon the written instruction of the Special Servicer.

Section 10.10 Information Available Electronically. (a) The Note Administrator shall make available to any Privileged Person (in each case, as applicable, to the extent received by it) by means of the Note Administrator’s Website the following items (to the extent such items were prepared by or delivered to the Note Administrator in electronic format):

(i) the following documents, which will initially be available under a tab or heading designated “deal documents”:

(1) the final Offering Memorandum related to the Notes offered thereunder;

(2) the Issuer’s Memorandum and Articles of Association;

(3) the Servicing Agreement, any schedules, exhibits and supplements thereto;

(4) the Preferred Share Paying Agency Agreement, and any schedules, exhibits and supplements thereto;

(5) this Indenture, and any schedules, exhibits and supplements thereto; and

(6) the CREFC® Loan Setup file;

(ii) the following documents will initially be available under a tab or heading designated “periodic reports”:

(1) the Monthly Reports prepared by the Note Administrator pursuant to Section 10.8(a); and

(2) certain information and reports specified in the Servicing Agreement (including the collection of reports specified by CRE Finance Council or any successor organization reasonably acceptable to the Note Administrator and the Servicer) known as the “CREFC® Investor Reporting Package” relating to the Collateral Interests (including Ramp-Up Collateral Interests, Reinvestment Collateral Interests, Contribution Collateral Interests and Exchange Collateral Interests) to the extent that the Note Administrator receives such information and reports from the Servicer and the Special Servicer from time to time;

(iii) the following documents, which will initially be available under a tab or heading designated “additional documents”:

(1) inspection reports delivered to the Note Administrator under the terms of the Servicing Agreement;

(2) appraisals delivered to the Note Administrator under the terms of the Servicing Agreement;

(3) any quarterly updates on the status of the business plan for each Collateral Interest delivered by the Issuer to the Note Administrator;

(4) any monthly updates on the status of borrower requests for forbearance and/or material monetary modification relating to each Collateral Interest delivered by the Issuer to the Note Administrator and

(5) upon direction of the Issuer, any reports or such other information that, from time to time, the Issuer or the Special Servicer provides to the Note Administrator to be made available on the Note Administrator’s Website;

(iv) the following documents, which will initially be available under a tab or heading designated “special notices”:

(1) notice of final payment on the Notes delivered to the Note Administrator pursuant to Section 2.7(e);

(2) notice of termination of the Servicer or the Special Servicer;

(3) notice of a servicer termination event (with respect to the Servicer or the Special Servicer, as applicable), each as defined in the Servicing Agreement and delivered to the Note Administrator under the terms of the Servicing Agreement;

(4) notice of the resignation of any party to this Indenture and notice of the acceptance of appointment of a replacement for any such party, to the extent such notice is prepared or received by the Note Administrator;

(5) officer’s certificates supporting the determination that any Interest Advance was (or, if made, would be) a Nonrecoverable Interest Advance delivered to the Note Administrator pursuant to Section 10.6(b);

(6) any direction received by the Note Administrator from the Collateral Manager for the termination of the Special Servicer during any period when such person is entitled to make such a direction;

(7) notice from the Collateral Manager that at least 50% of the Collateral Interests by Stated Principal Balance have converted to an alternative or substitute index in lieu of LIBOR in accordance with the related Loan Documents and identifying the alternative or substitute index applicable to each Collateral Interest that has so converted;

(8) any direction received by the Note Administrator from a Majority of the Controlling Class or a Supermajority of the Notes for the termination of the Note Administrator or the Trustee pursuant to Section 6.9(c);

(9) any notices from the Collateral Manager with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment or any supplemental indenture implementing Benchmark Replacement Conforming Changes;

(10) any notice or documents provided to the Note Administrator by the Collateral Manager or the Servicer directing the Note Administrator to post to the “special notices” tab; and

(11) any notice of a proposed supplement, amendment or modification to this Indenture.

(v) Any notices required pursuant to the EU/UK Risk Retention Letter and provided by the EU Retention Holder, the Retention Holder, or the Collateral Manager to the Note Administrator, which will initially be available under a tab or heading designated “EU Risk Retention”;

(vi) The following notices provided by the Retention Holder or the Collateral Manager to the Note Administrator, if any, which will initially be available under a tab or heading designated “U.S. Risk Retention Special Notices”:

(1) any changes to the fair values set forth in the “Credit Risk Retention” Section of the Offering Memorandum between the date of the Offering Memorandum and the Closing Date;

(2) any material differences between the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values prior to the pricing of the Notes and the Closing Date; and

(3) any noncompliance by the Sponsor with the Credit Risk Retention Rules;

(vii) the “Investor Q&A Forum” pursuant to Section 10.11; and

(viii) solely to Noteholders and holders of any Preferred Shares, the “Investor Registry” pursuant to Section 10.11.

(b) Privileged Persons who execute Exhibit P-2 shall only be entitled to access the Monthly Report, and shall not have access to any other information on the Note Administrator’s Website.

(c) The Note Administrator’s Website shall initially be located at www.ctslink.com. The foregoing information shall be made available by the Note Administrator on the Note Administrator’s Website promptly following receipt. The Note Administrator may change the titles of the tabs and headings on portions of its website, and may re-arrange the files as it deems proper. The Note Administrator shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any such information is delivered or posted in error, the Note Administrator may remove it from the Note Administrator’s Website. The Note Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Note Administrator’s Website to the extent such information was not produced by the Note Administrator. In connection with providing access to the Note Administrator’s Website, the Note Administrator may require registration and the acceptance of a disclaimer. The Note Administrator shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. Assistance in using the Note Administrator’s Website can be obtained by calling (866) 846-4526.

Section 10.11 Investor Q&A Forum; Investor Registry.

(a) The Note Administrator shall make the “Investor Q&A Forum” available to Privileged Persons and prospective purchasers of Notes that are Privileged Persons by means of the Note Administrator’s Website, where Noteholders (including beneficial owners of Notes) may (i) submit inquiries to the Note Administrator relating to the Monthly Reports, and submit inquiries to the Collateral Manager, the Servicer or the Special Servicer (each, a “Q&A Respondent”) relating to any servicing reports prepared by that party, the Collateral Interests, or the properties related thereto (each, an “Inquiry” and collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an

Inquiry for a Q&A Respondent, the Note Administrator shall forward the Inquiry to the applicable Q&A Respondent, in each case via email within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Note Administrator and the applicable Q&A Respondent, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the applicable Q&A Respondent shall be by email (or such other method as to which the Note Administrator, the Collateral Manager, the Servicer and the Special Servicer may mutually agree) to the Note Administrator. The Note Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Note Administrator’s Website. If the Note Administrator or the applicable Q&A Respondent determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the Loan Documents, this Indenture, the Servicing Agreement, the Collateral Management Standard or the Collateral Management Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Servicer, the Special Servicer or the Collateral Manager, as applicable or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination. The Note Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry shall not be answered in accordance with the terms of this Agreement. Any notice by the Note Administrator to the Person who submitted an Inquiry that shall not be answered shall include the following statement: “Because the Indenture and the Servicing Agreement provides that the Note Administrator, the Servicer, the Special Servicer or the Collateral Manager shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer and/or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law or the Loan Documents, the Collateral Management Agreement, the Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Servicer, the Special Servicer or the Collateral Manager, as applicable, or (v) answering any such Inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, no inference shall be drawn from the fact that the Note Administrator, the Servicer, the Special Servicer or the Collateral Manager has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any of the Issuer, the Co-Issuer, the Collateral Manager, the Placement Agents or any of their respective Affiliates. None of the Placement Agents, the Issuer, the Co-Issuer, the Seller, the Collateral Manager, the Advancing Agent, the Future Funding Indemnitor, the Retention Holder, the Servicer, the Special Servicer, the Note Administrator or the Trustee, or any of their respective Affiliates shall certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Note Administrator shall not be required to post to the Note Administrator’s Website any Inquiry or answer thereto that the Note Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Note Administrator’s Website. Additionally, the Note Administrator may require acceptance of a waiver and disclaimer for access to the Investor Q&A Forum.

(b) The Note Administrator shall make available to any Noteholder or Preferred Shareholder and any beneficial owner of a Note, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Note Administrator’s Website, where Noteholders and beneficial owners of Notes can register and thereafter obtain information with respect to any other Noteholder or beneficial owner that has so registered. Any Person registering to use the Investor Registry shall be required to certify that (i) it is a Noteholder, a beneficial owner of a Note or a Preferred Shareholder and (ii) it grants authorization to the Note Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Noteholders and registered beneficial owners or Notes. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, and phone number. If any Noteholder or beneficial owner of a Note notifies the Note Administrator that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Note Administrator shall promptly remove it from the Investor Registry. The Note Administrator shall not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Note Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c) Certain information concerning the Collateral and the Notes, including the Monthly Reports, CREFC® reports, supplemental notices and the items specified in clauses (i) through (iii) of Section 10.8(a), shall be provided by the Note Administrator to certain market data providers upon receipt by the Note Administrator from such persons of a certification in the form of Exhibit Q hereto, which certification may be submitted electronically via the Note Administrator’s Website. The Issuer hereby authorizes the provision of such information to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., CMBS.com, Inc., Markit, LLC, Interactive Data Corporation, Thomson Reuters Corporation and PricingDirect Inc.

(d) The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Providers Website, where NRSROs may (i) submit inquiries to the Trustee or Note Administrator relating to the Monthly Report, (ii) submit inquiries to the Servicer, Collateral Manager or the Special Servicer relating to servicing reports, or the Collateral, except to the extent already obtained, (iii) submit requests for loan-level reports and information, and (iv) view previously submitted inquiries and related answers or reports, as the case may be. The Collateral Manager, the Trustee, the Note Administrator, the Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (a) answering the inquiry would be in violation of applicable law, the Servicing Standard, this Indenture, the Servicing Agreement, the Collateral Management Standard, the Collateral Management Agreement or the applicable Loan Documents, (b) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (c) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under this Indenture or the Servicing Agreement, as applicable. In the event that any of the Collateral Manager, the Trustee, the Note Administrator, the Servicer or the Special Servicer declines to answer an inquiry, it shall promptly email the 17g-5 Information Provider with the basis of such declination. The 17g-5 Information Provider will be required to post the inquiries and the related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool promptly upon receipt, or in the event that an inquiry is unanswered, the inquiry and the basis for which it was unanswered. The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, or other communications which are not submitted through the 17g-5 Website. Answers and information posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other Person. No such other Person will have any responsibility or liability for, and will not be deemed to have knowledge of, the content of any such information.

Section 10.12 Certain Procedures.

(a) For so long as the Notes may be transferred only in accordance with Rule 144A, the Issuer (or the Collateral Manager on its behalf) will ensure that any Bloomberg screen containing information about the Rule 144A Global Notes includes the following (or similar) language:

(i) the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes will state: “Iss’d Under 144A”;

(ii) the “Security Display” page will have the flashing red indicator “See Other Available Information”; and

(b) the indicator will link to the “Additional Security Information” page, which will state that the Offered Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).”

ARTICLE 11

APPLICATION OF FUNDS

Section 11.1 Disbursements of Amounts from Payment Account.

(a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1, on each Payment Date, the Note Administrator shall disburse amounts transferred to the Payment Account in accordance with the following priorities (the “Priority of Payments”):

(i) Interest Proceeds. On each Payment Date that is not a Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes due to the occurrence and continuation of an Event of Default, Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1) to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer or the Co-Issuer, if any;

(2) (a) first, to the extent not previously reimbursed, to the Backup Advancing Agent and the Advancing Agent, in that order, the aggregate amount of any Nonrecoverable Interest Advances due and payable to such party; (b) second, to the Advancing Agent (or to the Backup Advancing Agent if the Advancing Agent has failed to make any Interest Advance required to be made by the Advancing Agent pursuant to the terms hereof), the Advancing Agent Fee and any previously due but unpaid Advancing Agent Fee (with respect to amounts owed to the Advancing Agent, unless waived by the Advancing Agent) (provided that the Advancing Agent or Backup Advancing Agent, as applicable, has not failed to make any Interest Advance required to be made in respect of any Payment Date pursuant to this Indenture); and (c) third, to the Advancing Agent and the Backup Advancing Agent, to the extent due and payable to such party, Reimbursement Interest and reimbursement of any outstanding Interest Advances not to exceed, in each case, the amount that would result in an Interest Shortfall with respect to such Payment Date;

(3) (a) first, pro rata, based on their entitlement, to the payment to the Note Administrator and the Trustee of the accrued and unpaid fees in respect of their services equal to, in the aggregate, $5,750, (b) second, to the payment of other accrued and unpaid Company Administrative Expenses of the Note Administrator, the Trustee, the Custodian, the Paying Agent and the Preferred Share Paying Agent and (c) third, to the payment of any other accrued and unpaid Company Administrative Expenses, the aggregate of all such amounts in this clause (c) (other than amounts payable to the Servicer or the Special Servicer) per Expense Year not to exceed $150,000 per annum for the Note Administrator and $100,000 per annum for the Trustee;

(4) to the payment of the Collateral Manager Fee and any previously due but unpaid Collateral Manager Fee (if not waived by the Collateral Manager);

(5) to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;

(6) to the payment of the Class A-S Interest Distribution Amount, plus, any Class A-S Defaulted Interest Amount;

(7) to the payment of the Class B Interest Distribution Amount, plus, any Class B Defaulted Interest Amount;

(8) to the payment of the Class C Interest Distribution Amount, plus, any Class C Defaulted Interest Amount;

(9) to the payment of the Class C Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class C Notes);

(10) to the payment of the Class D Interest Distribution Amount, plus, any Class D Defaulted Interest Amount;

(11) to the payment of the Class D Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class D Notes);

(12) to the payment of the Class E Interest Distribution Amount, plus, any Class E Defaulted Interest Amount;

(13) to the payment of the Class E Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class E Notes);

(14) if either of the Note Protection Tests is not satisfied as of the Determination Date relating to such Payment Date, to the payment of, (i) first, principal on the Class A Notes, (ii) second, principal on the Class A-S Notes, (iii) third, principal on the Class B Notes, (iv) fourth, principal on the Class C Notes, (v) fifth, principal on the Class D Notes, and (vi) sixth, principal on the Class E Notes, in each case to the extent necessary to cause each of the Note Protection Tests to be satisfied or, if sooner, until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes have been paid in full;

(15) on each Payment Date following the occurrence of a Rating Confirmation Failure, to the payment of, (i) first, principal on the Class A Notes,

(ii) second, principal on the Class A-S Notes, (iii) third, principal on the Class B Notes, (iv) fourth, principal on the Class C Notes, (v) fifth, principal on the Class D Notes, (vi) sixth, principal on the Class E Notes, (vii) seventh, pro rata based on Aggregate Outstanding Amount, principal on the Class F Notes and the Class F-E Notes, and (viii) eighth, pro rata based on Aggregate Outstanding Amount, principal on the Class G Notes and the Class G-E Notes, in each case until each rating assigned on the Closing Date to such Class of Notes has been reinstated or such Class of Notes has been paid in full;

(16) pro rata, based on entitlement, to the payment of the Class F Interest Distribution Amount, the Class F-E Interest Distribution Amount and the Class F-X Interest Distribution Amount plus, any Class F Defaulted Interest Amount, any Class F-E Defaulted Interest Amount and any Class F-X Defaulted Interest Amount;

(17) pro rata, based on entitlement, to the payment of the Class F Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class F Notes) and the Class F-E Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class F-E Notes);

(18) pro rata, based on entitlement, to the payment of the Class G Interest Distribution Amount, the Class G-E Interest Distribution Amount and the Class G-X Interest Distribution Amount, plus, any Class G Defaulted Interest Amount, any Class G-E Defaulted Interest Amount and any Class G-X Defaulted Interest Amount;

(19) pro rata, based on entitlement, to the payment of the Class G Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class G Notes) and the Class G-E Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class G-E Notes);

(20) to the payment of any Company Administrative Expenses not paid pursuant to clause (3) above in the order specified therein; and

(21) any remaining Interest Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Preferred Shareholders subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(ii) Principal Proceeds. On each Payment Date that is not a Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes due to the occurrence and continuation of an Event of Default, Principal Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1) to the payment of the amounts referred to in clauses (1) through (5) of Section 11.1(a)(i) in the same order of priority specified therein, without giving effect to any limitations on amounts payable set forth therein, but only to the extent not paid in full thereunder;

(2) on the Payment Date following the Target Amortization Date, in an amount equal to the Designated Balance, if any, for the Delayed Close Collateral Interest:

A. first, to be applied to the payment of principal (i) first, to the Class A Notes, (ii) second, to the Class A-S Notes, (iii) third, to the Class B Notes, (iv) fourth, to the Class C Notes, (v) fifth, to the Class D Notes, (vi) sixth, to the Class E Notes, (vii) seventh, pro rata based on Aggregate Outstanding Amount, to the Class F Notes and the Class F-E Notes, and (viii) eighth, pro rata based on Aggregate Outstanding Amount, to the Class G Notes and the Class G-E Notes, in that order, each in the amount equal to the amount necessary to cause the Credit Enhancement Level with respect to the Delayed Close Collateral Interest and for such Class (to be determined after taking into account any other payments of principal scheduled to be made on such Class of Notes below on such Payment Date) to equal the Targeted Credit Enhancement Level for such Class; and

B. then, any remaining portion of the related Designated Balance to be applied as a distribution to the holders of the Preferred Shares;

(3) on the Payment Date following the Ramp-Up Completion Date, to the payment of principal, in an amount equal to all amounts remaining in the Unused Proceeds Account in excess of $5,000,000 as of the Ramp-Up Completion Date (i) first, to the Class A Notes, (ii) second, to the Class A-S Notes, (iii) third, to the Class B Notes, (iv) fourth, to the Class C Notes, (v) fifth, to the Class D Notes, (vi) sixth, to the Class E Notes, (vii) seventh, pro rata based on Aggregate Outstanding Amount, to the Class F Notes and the Class F-E Notes, and (viii) eighth, pro rata based on Aggregate Outstanding Amount, to the Class G Notes and the Class G-E Notes, in each case until such Class of Notes has been paid in full;

(4) on each Payment Date following the occurrence of a Rating Confirmation Failure, to the extent that application of Interest Proceeds pursuant to clause (15) of Section 11.1(a)(i) above is insufficient to cause the ratings assigned to each Class of Notes to be reinstated or to cause any affected Class to be paid in full, to the payment of principal (i) first, to the Class A Notes, (ii) second, to the Class A-S Notes, (iii) third, to the Class B Notes, (iv) fourth, to the Class C Notes, (v) fifth, to the Class D Notes, (vi) sixth, to the Class E Note, (vii) seventh, pro rata based on Aggregate Outstanding Amount, to the Class F Notes and the Class F-E Notes and (viii) eighth, pro rata based on Aggregate Outstanding Amount, to the Class G Notes and the Class G-E Notes, in each case until each rating assigned on the Closing Date to such Class of Notes has been reinstated or, if sooner, such Class of Notes has been paid in full;

(5) during the Reinvestment Period and for so long as the Note Protection Tests are satisfied, so long as the Issuer is permitted to purchase Reinvestment Collateral Interests at the direction of the Collateral Manager, the amount directed and designated by the Collateral Manager during the related Interest Accrual Period to be held for reinvestment in Reinvestment Collateral Interests or for payment of the purchase price of Reinvestment Collateral Interests (it being understood that the Collateral Manager will be deemed to have directed the reinvestment of all Principal Proceeds until such time as it has provided the Note Administrator with a notice to the contrary);

(6) to the payment of principal of the Class A Notes until the Class A Notes have been paid in full;

(7) to the payment of the Class A-S Interest Distribution Amount plus any Class A-S Defaulted Interest Amount, to the extent not paid pursuant to clause

(6) of Section 11.1(a)(i) above;

(8) to the payment of principal of the Class A-S Notes until the Class A-S Notes have been paid in full;

(9) to the payment of the Class B Interest Distribution Amount plus any Class B Defaulted Interest Amount, to the extent not paid pursuant to clause (7) of Section 11.1(a)(i) above;

(10) to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(11) to the payment of the Class C Interest Distribution Amount plus any Class C Defaulted Interest Amount, to the extent not paid pursuant to clause (8) of Section 11.1(a)(i) above;

(12) to the payment of principal of the Class C Notes (including any Class C Deferred Interest) until the Class C Notes have been paid in full;

(13) to the payment of the Class D Interest Distribution Amount plus any Class D Defaulted Interest Amount, to the extent not paid pursuant to clause (10) of Section 11.1(a)(i) above;

(14) to the payment of principal of the Class D Notes (including any Class D Deferred Interest) until the Class D Notes have been paid in full;

(15) to the payment of the Class E Interest Distribution Amount plus any Class E Defaulted Interest Amount, to the extent not paid pursuant to clause (12) of Section 11.1(a)(i) above;

(16) to the payment of principal of the Class E Notes (including any Class E Deferred Interest) until the Class E Notes have been paid in full;

(17) pro rata, based on entitlement, to the payment of the Class F Interest Distribution Amount, the Class F-E Interest Distribution Amount and the Class F-X Interest Distribution Amount plus, any Class F Defaulted Interest Amount, any Class F-E Defaulted Interest Amount and any Class F-X Defaulted Interest Amount, to the extent not paid pursuant to clause (16) of Section 11.1(a)(i) above;

(18) pro rata, based on Aggregate Outstanding Amount, to the payment of principal of the Class F Notes (including any Class F Deferred Interest) and the Class F-E Notes (including any Class F-E Deferred Interest) until the Class F Notes and the Class F-E Notes have been paid in full;

(19) pro rata, based on entitlement, to the payment of the Class G Interest Distribution Amount, the Class G-E Interest Distribution Amount and the Class G-X Interest Distribution Amount plus, any Class G Defaulted Interest Amount, any Class G-E Defaulted Interest Amount and any Class G-X Defaulted Interest Amount, to the extent not paid pursuant to clause (18) of Section 11.1(a)(i) above;

(20) pro rata, based on Aggregate Outstanding Amount, to the payment of principal of the Class G Notes (including any Class G Deferred Interest) and the Class G-E Notes (including any Class G-E Deferred Interest) until the Class G Notes and the Class G-E Notes have been paid in full; and

(21) any remaining Principal Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holders of the Preferred Shares subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

During the Reinvestment Period, the Collateral Manager may request that the Servicer remit Principal Proceeds to the Note Administrator, no later than five (5) Business Days after receipt by the Servicer of the related Principal Proceeds, for deposit into the Reinvestment Account prior to a Payment Date upon certification by the Collateral Manager to each of the Servicer and the Note Administrator that (i) the Note Protection Tests were satisfied as of the immediately preceding Payment Date, (ii) the Collateral Manager reasonably expects the Note Protection Tests to be satisfied on the immediately succeeding Payment Date and (iii) the Collateral Manager reasonably expects that such Principal Proceeds will not be necessary to make payments in accordance with clause (1) of this Section 11.1(a)(ii), and Principal Proceeds available for distribution in accordance with this Section 11.1(a)(ii) shall be reduced accordingly. The Collateral Manager shall provide each such request to the Servicer at least five (5) Business Days prior to the expected receipt of Principal Proceeds subject to such request. Any such request referred to above (a) shall be allowed no more than once in each Due Period and only during the Reinvestment Period and (b) shall specify the requested date of remittance and amount of the Principal Proceeds to be remitted. Upon receipt of such certification by the Note Administrator and receipt of such funds from the Servicer, the Note Administrator shall be entitled to release any such funds upon direction from the Collateral Manager.

(iii) Redemption Dates and Payment Dates During Events of Default. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes due to the occurrence and continuation of an Event of Default, Interest Proceeds and Principal Proceeds with respect to the related Due Period will be distributed in the following order of priority:

(1) to the payment of the amounts referred to in clauses (1) through (4) of Section 11.1(a)(i) in the same order of priority specified therein, but without giving effect to any limitations on amounts payable set forth therein;

(2) to the payment of any out-of-pocket fees and expenses of the Issuer, the Note Administrator, Custodian and Trustee (including legal fees and expenses) incurred in connection with an acceleration of the Notes following an Event of Default, including in connection with sale and liquidation of any of the Collateral in connection therewith, to the extent not previously paid or withheld;

(3) to the payment of the Class A Interest Distribution Amount plus any Class A Defaulted Interest Amount;

(4) to the payment in full of principal of the Class A Notes;

(5) to the payment of the Class A-S Interest Distribution Amount plus any Class A-S Defaulted Interest Amount;

(6) to the payment in full of principal of the Class A-S Notes;

(7) to the payment of the Class B Interest Distribution Amount plus any Class B Defaulted Interest Amount;

(8) to the payment in full of principal of the Class B Notes;

(9) to the payment of the Class C Interest Distribution Amount plus any Class C Defaulted Interest Amount;

(10) to the payment in full of principal of the Class C Notes (including any Class C Deferred Interest);

(11) to the payment of the Class D Interest Distribution Amount plus any Class D Defaulted Interest Amount;

(12) to the payment in full of principal of the Class D Notes (including any Class D Deferred Interest);

(13) to the payment of the Class E Interest Distribution Amount plus any Class E Defaulted Interest Amount;

(14) to the payment in full of principal of the Class E Notes (including any Class E Deferred Interest);

(15) pro rata, based on entitlement, to the payment of the Class F Interest Distribution Amount, the Class F-E Interest Distribution Amount and the Class F-X Interest Distribution Amount, plus, any Class F Defaulted Interest Amount, any Class F-E Defaulted Interest Amount and any Class F-X Defaulted Interest Amount;

(16) pro rata, based on Aggregate Outstanding Amount, to the payment in full of principal of the Class F Notes and the Class F-E Notes (including any Class F Deferred Interest and any Class F-E Deferred Interest);

(17) pro rata, based on entitlement, to the payment of the Class G Interest Distribution Amount, the Class G-E Interest Distribution Amount and the Class G-X Interest Distribution Amount, plus, any Class G Defaulted Interest Amount, any Class G-E Defaulted Interest Amount and any Class G-X Defaulted Interest Amount;

(18) pro rata, based on Aggregate Outstanding Amount, to the payment in full of principal of the Class G Notes and the Class G-E Notes (including any Class G Deferred Interest and any Class G-E Deferred Interest); and

(19) any remaining Interest Proceeds and Principal Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Preferred Shareholders subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(b) On or before the Business Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.3, remit or cause to be remitted to the Note Administrator for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any clause of Sections 11.1(a)(i), (a)(ii) or (a)(iii), such payments will be made to Noteholders of each applicable Class, as to each such clause, ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(d) In connection with any required payment by the Issuer to the Servicer or the Special Servicer pursuant to the Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Collateral Interests, the Servicer or the Special Servicer, as applicable, shall be entitled to retain or withdraw such amounts from the Collection Account and the Participated Loan Collection Account pursuant to the terms of the Servicing Agreement.

Section 11.2 Securities Accounts.

All amounts held by, or deposited with, the Note Administrator in the Unused Proceeds Account or the Reinvestment Account pursuant to the provisions of this Indenture shall be invested in Eligible Investments as directed in writing by the Collateral Manager on behalf of the Issuer and credited to the Unused Proceeds Account or the Reinvestment Account, as the case may be. Absent such direction, all amounts deposited with the Note Administrator in the Unused Proceeds Account or the Reinvestment Account shall be invested pursuant to clause (vi) of the definition of “Eligible Investment”. Any amounts held in the Custodial Account and Payment Account shall be held uninvested. Any amounts not invested in Eligible Investments as herein provided shall be credited to one or more Securities Accounts established and maintained pursuant to the Securities Account Control Agreement at the Corporate Trust Office of the Note Administrator, or at another financial institution whose long-term rating is at least equal to “A2” by Moody’s (or, in each case, such lower rating as the applicable Rating Agency shall approve) and agrees to act as a Securities Intermediary on behalf of the Note Administrator on behalf of the Secured Parties pursuant to an account control agreement in form and substance similar to the Securities Account Control Agreement.

ARTICLE 12

SALE OF COLLATERAL INTERESTS; REINVESTMENT COLLATERAL INTERESTS; EXCHANGE COLLATERAL INTERESTS; FUTURE FUNDING ESTIMATES

Section 12.1 Sales of Collateral Interests.

(a) Except as otherwise expressly permitted or required by this Indenture, the Issuer shall not sell or otherwise dispose of any Collateral Interest. The Collateral Manager, on behalf of the Issuer, acting pursuant to the Collateral Management Agreement may direct the Special Servicer in writing to sell at any time:

(i) any Defaulted Collateral Interest;

(ii) any Credit Risk Collateral Interest, unless (A) the Trustee, upon written direction of a majority of the Controlling Class, has provided written notice to the Collateral Manager that no further sales of Credit Risk Collateral Interests shall be permitted or (B) in the case of a sale of a Credit Risk Collateral Interest to an entity other than the Collateral Manager or an affiliate thereof that is for a Cash purchase price that is less than the Par Purchase Price, the Note Protection Tests were not satisfied as of the immediately preceding Determination Date and have not been cured as of the proposed sale date; and

(iii) any Collateral Interest acquired in violation of the Eligibility Criteria and the Acquisition Criteria.

The Special Servicer shall sell any Collateral Interest in any sale permitted pursuant to this Section 12.1(a), as directed by the Collateral Manager. Promptly after any sale pursuant to this Section 12.1(a), the Collateral Manager shall notify the 17g-5 Information Provider of the Collateral Interest sold and the sale price and shall provide such other information relating to such sale as may be reasonably requested by the Rating Agencies.

(b) In addition, with respect to any Defaulted Collateral Interest or Credit Risk Collateral Interest permitted to be sold pursuant to Section 12.1(a), such Defaulted Collateral Interest or Credit Risk Collateral Interest may be sold by the Issuer:

(i) with respect to a Credit Risk Collateral Interest, to an entity, other than an Interested Person;

(ii) with respect to a Credit Risk Collateral Interest, to an Interested Person that is purchasing such Credit Risk Collateral Interest from the Issuer for a cash purchase price that is at least equal to:

(A) in the case of an Interested Person other than the Collateral Manager or any of its Affiliates, the Par Purchase Price, or

(B) in the case of the Collateral Manager or any of its Affiliates:

A. until the Disposition Limitation Threshold has been met, the Par Purchase Price thereof; and

B. after the Disposition Limitation Threshold has been met, following disclosure to, and approval by, the Advisory Committee, the greater of (x) the Par Purchase Price thereof and (y) the fair market value thereof; or

(iii) with respect to a Defaulted Collateral Interest, to any entity (including an Interested Person) for a price that (x) the Special Servicer, in accordance with the Servicing Standard, or (y) the Trustee, as applicable, determines to be at least equal to the fair market value of such Defaulted Collateral Interest (any purchase in this clause (iii) or clause (ii) above is referred to herein as a “Credit Risk/Defaulted Collateral Interest Cash Purchase”).

In connection with the sale of a Credit Risk Collateral Interest or a Defaulted Collateral Interest, the Collateral Manager may cause the Issuer to create one or more participation interests in such Defaulted Collateral Interest or Credit Risk Collateral Interest and direct the sale of one or more of such participation interests.

If the Collateral Manager directs the sale of a Collateral Interest acquired in violation of the Eligibility Criteria or the Acquisition Criteria, the Issuer may sell such Collateral Interest to the Collateral Manager or an Affiliate thereof for a Cash purchase price that is equal to the Par Purchase Price.

If a Collateral Interest that is a Defaulted Collateral Interest is not sold or otherwise disposed of by the Issuer within three years of such Collateral Interest becoming a Defaulted Collateral Interest, the Collateral Manager will use commercially reasonable efforts to cause the Issuer to sell or otherwise dispose of such Collateral Interest as soon as commercially practicable thereafter. In no event shall the Issuer or the Collateral Manager be permitted to sell or otherwise dispose of any Collateral Interest for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

(c) In addition, the Collateral Manager may direct the Trustee to sell any Non-Controlled Collateral Interest (other than a Credit Risk Collateral Interest or a Defaulted Collateral Interest) at any time that the Collateral Manager determines in good faith that such sale is necessary to cure, or (taking into account expected cash flows from the Issuer’s assets) prevent, the aggregate Principal Balance of all Non-Controlled Collateral Interests from exceeding 35% of the Aggregate Outstanding Portfolio Balance.

When a sale of a Non-Controlled Collateral Interest is permitted, such Non- Controlled Collateral Interest may be sold by the Issuer (such sale, an “NCP Cash Purchase”):

(i) to an entity, other than the Collateral Manager or an affiliate (including any entity managed by the Collateral Manager), for a cash purchase price that is equal to or greater than the Par Purchase Price; or

(ii) to the Collateral Manager or an affiliate thereof that is purchasing such Non-Controlled Collateral Interest for a cash purchase price that is:

(A) until the Disposition Limitation Threshold has been met, equal to or greater than the Par Purchase Price; and

(B) after the Disposition Limitation Threshold has been met, following disclosure to, and approval by, the Advisory Committee, equal to the greater of (I) the Par Purchase Price and (II) the fair market value thereof.

(d) Whether any offer constitutes a fair price for any Defaulted Collateral Interest shall be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person. If the Trustee is required to determine the fair price for any Defaulted Collateral Interest, Trustee may (at its option and at the expense of the Issuer), and shall be required to, if the purchaser is the Seller or any of its Affiliates, designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in mortgage loans similar to the Defaulted Collateral Interest, that has been selected with reasonable care by the Trustee to determine the fair market value for such Defaulted Collateral Interest. The Trustee shall be entitled to conclusively rely upon any such third party determination; provided that no offer from an Interested Person will constitute a fair price for purposes of this Section 12.1 unless (i) it is the highest offer received and (ii) if the Defaulted Collateral Interest has been marketed for sale for a period of less than three (3) months, at least one other offer is received from an independent third party. All reasonable fees and costs of any appraisals, inspection reports, and opinions of value incurred by any such third party shall be covered by, and shall be paid in advance of any determination by the applicable Interested Person; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(e) A Defaulted Collateral Interest or Credit Risk Collateral Interest may be disposed of at any time, following disclosure to, and approval by, the Advisory Committee, by the Collateral Manager directing the Issuer to exchange such Defaulted Collateral Interest or Credit Risk Collateral Interest for (1) a substitute Collateral Interest of a type identified in clause (i) of the definition of “Eligibility Criteria” that is owned by the Collateral Manager or an Affiliate of the Collateral Manager that satisfies the Eligibility Criteria and the Acquisition Criteria (such Collateral Interest, an “Exchange Collateral Interest”) or (2) a combination of an Exchange Collateral Interest and Cash; provided that:

(i) with respect to any Defaulted Collateral Interest, the sum of (1) the Par Purchase Price of such Exchange Collateral Interest plus (2) the cash amount (if any) to be paid to the Issuer in connection with such exchange, is equal to or greater than the Par Purchase Price of the Defaulted Collateral Interest sought to be exchanged;

(ii) with respect to any Credit Risk Collateral Interest:

(A) until the Disposition Limitation Threshold has been met, the sum of (1) the Par Purchase Price of such Exchange Collateral Interest plus (2) the cash amount (if any) to be paid to the Issuer by the Collateral Manager or an affiliate of the Collateral Manager in connection with such exchange, is equal to or greater than the Par Purchase Price of the Credit Risk Collateral Interest sought to be exchanged;

(B) after the Disposition Limitation Threshold has been met, the sum of (1) the Par Purchase Price of such Exchange Collateral Interest plus (2) the cash amount (if any) to be paid to the Issuer by the Collateral Manager or an affiliate of the Collateral Manager in connection with such exchange, is equal to or greater than the greater of (x) the Par Purchase Price of the Credit Risk Collateral Interest and (y) the fair market value thereof; and

(iii) the aggregate Principal Balance of all Credit Risk Collateral Interests subject to such exchange cumulatively after the Reinvestment Period, including the Credit Risk Collateral Interest proposed for exchange, does not cause the Credit Risk Exchange Limitation to be met.

(f) In addition to the above, at all times the Majority of Preferred Shareholders shall have the right to purchase any Defaulted Collateral Interest and any Credit Risk Collateral Interest for a purchase price equal to:

(i) until the Disposition Limitation Threshold has been met, the Par Purchase Price; and

(ii) after the Disposition Limitation Threshold has been met, following disclosure to, and approval by, the Advisory Committee, the greater of (x) the Par Purchase Price and (y) the fair market value thereof.

(g) In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity Date of the Notes, the Collateral Manager will be required to determine whether the proceeds expected to be received on the Collateral Interests prior to the Stated Maturity Date of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity Date. If the Collateral Manager determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest on the Notes on the Stated Maturity Date of the Notes, the Issuer will, at the direction of the Collateral Manager, be obligated to liquidate the portion of Collateral Interests sufficient to pay the remaining principal amount of and interest on the Notes on or before the Stated Maturity Date. The Collateral Interests to be liquidated by the Issuer will be selected by the Collateral Manager.

(h) Notwithstanding anything herein to the contrary, the Collateral Manager on behalf of the Issuer shall be permitted to sell or otherwise transfer (including as a contribution) to a Permitted Subsidiary at any time any Sensitive Asset for consideration consisting of equity interests in such Permitted Subsidiary (or an increase in the value of equity interests already owned).

(i) Under no circumstances shall the Trustee in its individual capacity be required to acquire any Collateral Interests or any property related thereto.

(j) Any Collateral Interest sold pursuant to this Section 12.1 shall be released from the lien of this Indenture.

Section 12.2 Reinvestment Collateral Interests.

(a) Except as provided in Section 12.3(c), during the Reinvestment Period (or within sixty (60) days after the end of the Reinvestment Period, in the case of any Committed Reinvestment Collateral Interest), amounts (or Eligible Investments) credited to the Reinvestment Account may, but are not required to, be reinvested in Reinvestment Collateral Interests (which shall be, and hereby are upon acquisition by the Issuer, Granted to the Trustee pursuant to the Granting Clause of this Indenture) that satisfy as of the date of the commitment to purchase such Reinvestment Collateral Interests the applicable Eligibility Criteria (or in the case of any pari passu Funded Companion Participation related to any Closing Date Collateral Interest or the Delayed Close Collateral Interest, the Companion Participation Acquisition Criteria) and the following additional criteria (the “Acquisition Criteria”), as evidenced by an Officer’s Certificate of the Collateral Manager on behalf of the Issuer delivered to the Trustee and the Note Administrator, substantially in the form of Exhibit R hereto (which shall include the Subsequent Transfer Instrument attached to such Officer’s Certificate), delivered as of the date of the commitment to purchase such Reinvestment Collateral Interests:

(i) the Note Protection Tests are satisfied;

(ii) no Event of Default has occurred and is continuing; and

(iii) the Sub-Advisor or one of its affiliates acts the sub-advisor to the Collateral Manager.

In addition, the acquisition by the Issuer of any Reinvestment Collateral Interest shall be conditioned upon receipt by the Note Administrator and Custodian of a Subsequent Transfer Instrument which shall, as of the date of such transfer, (1) list the purchase price for the related Reinvestment Collateral Interest, (2) warrant and confirm the satisfaction of the conditions precedent specified in Section 3 of the Collateral Interest Purchase Agreement and (3) make the representations and warranties made in Section 4 of the Collateral Interest Purchase Agreement, subject only to such exceptions, if any, as are taken by the Seller with respect to such Reinvestment Collateral Interest (which are also set forth on such transfer instrument). In connection with any such acquisition, the Custodian shall receive the Collateral Interest File no later than one (1) Business Day prior to the acquisition of the applicable Collateral Interest, along with a Subsequent Transfer Instrument in accordance with Section 12.3, and shall review such Collateral Interest File in accordance with Section 3.3(f).

(b) Notwithstanding the foregoing provisions, (i) Cash on deposit in the Reinvestment Account may be invested in Eligible Investments pending investment in Reinvestment Collateral Interests and (ii) if an Event of Default shall have occurred and be continuing, no Reinvestment Collateral Interest may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.

(c) Notwithstanding the foregoing provisions, at any time when the Retention Holder or an Affiliate that is wholly-owned by Sub-REIT or a subsequent REIT and is a disregarded entity for U.S. federal income tax purposes holds 100% of the Preferred Shares, it may contribute additional Cash, Eligible Investments and/or Collateral Interests to the Issuer so long as, in the case of Collateral Interests, any such Collateral Interests satisfy the Eligibility Criteria at the time of such contribution (any such Collateral Interests, “Contribution Collateral Interests”), including, but not limited to, for purposes of effecting any cure rights reserved for the holder of the Participations, pursuant to and in accordance with the terms of the related Participation Agreement. Cash or Eligible Investments contributed to the Issuer by the Retention Holder (during the Reinvestment Period) shall be credited to the Reinvestment Account (unless the Retention Holder directs otherwise) and may be reinvested by the Issuer in Reinvestment Collateral Interests and Funded Companion Participations so long as no Event of Default has occurred and is continuing.

Section 12.3 Conditions Applicable to All Transactions Involving Sale or Grant.

(a) Any transaction effected after the Closing Date under this Article 12 or shall be conducted in accordance with the requirements of the Collateral Management Agreement; provided that (1) the Collateral Manager shall not direct the Trustee to acquire any Collateral Interest for inclusion in the Collateral from the Collateral Manager or any of its Affiliates as principal or to sell any Collateral Interest from the Collateral to the Collateral Manager or any of its Affiliates as principal unless the transaction is effected in accordance with the Collateral Management Agreement and (2) the Collateral Manager shall not direct the Trustee to acquire any Collateral Interest for inclusion in the Collateral from any account or portfolio for which the Collateral Manager, the Advisor, the Sub-Advisor or any of their respective affiliates serves as investment adviser or direct the Special Servicer to sell any Collateral Interest to any account or portfolio for which the Collateral Manager serves as investment adviser unless such transactions comply with the Collateral Management Agreement and Section 206(3) of the Advisers Act. The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

(b) Upon any Grant pursuant to this Article 12 (including any Grant pursuant to the acquisition of any Collateral Interest as evidenced by any Subsequent Transfer Instrument), all of the Issuer’s right, title and interest to the Collateral Interest or Securities shall be Granted to the Trustee pursuant to this Indenture, such Collateral Interest or Securities shall be registered in the name of the Issuer, and the Custodian shall receive such Pledged Collateral Interest or Securities. The Trustee and the Note Administrator also shall receive, not later than the date of delivery of any Collateral Interest delivered after the Closing Date, an Officer’s Certificate of the Collateral Manager, on behalf of the Issuer, certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article 12 (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance).

(c) Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall, subject to this Section 12.3(c), have the right to effect any transaction which has been consented to by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes (or if there are no Notes Outstanding, 100% of the Preferred Shares).

Section 12.4 Modifications to Note Protection Tests.

In the event that (1) Moody’s modifies the definitions or calculations relating to any of the Moody’s specific Eligibility Criteria or (2) any Rating Agency modifies the definitions or calculations relating to either Note Protection Test (each, a “Rating Agency Test Modification”), in any case in order to correspond with published changes in the guidelines, methodology or standards established by such Rating Agency, the Issuer may, but is under no obligation solely as a result of this Section 12.4 to, incorporate corresponding changes into this Indenture by an amendment or supplement hereto without the consent of the Holders of the Notes (except as provided below) (but with written notice to the Noteholders) or the Preferred Shares if (x) in the case of a modification of a Moody’s specific Eligibility Criteria, the Rating Agency Condition is satisfied with respect to Moody’s, (y) in the case of a modification of a Note Protection Test, the Rating Agency Condition is satisfied with respect to each Rating Agency then rating any Class of Notes and (z) written notice of such modification is delivered by the Collateral Manager to the Trustee and the Holders of the Notes and Preferred Shares (which notice may be included in the next regularly scheduled report to Noteholders). Any such Rating Agency Test Modification shall be effected without execution of a supplemental indenture; provided, however, that such amendment shall be (i) evidenced by a written instrument executed and delivered by each of the Co-Issuers and the Collateral Manager and delivered to the Trustee, and (ii) accompanied by delivery by the Issuer to the Trustee of an Officer’s Certificate of the Issuer (or the Collateral Manager on behalf of the Issuer) certifying that such amendment has been made pursuant to and in compliance with this Section 12.4.

Section 12.5 Future Funding Agreement.

(a) The Note Administrator and the Trustee, on behalf of the Noteholders and the Holders of the Preferred Shares, are hereby directed by the Issuer to (i) enter into the Future Funding Agreement and the Future Funding Reserve Account Control Agreement, pursuant to which FS Credit REIT will agree to cause the Seller to pledge certain collateral described therein in order to secure certain future funding obligations of affiliates of the Seller as holders of the related Future Funding Participations under the Participation Agreements and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Future Funding Reserve Account Control Agreement. In the event an Access Termination Notice (as defined in the Future Funding Agreement) has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator shall direct the use of funds on deposit in the Future Funding Reserve Account in accordance with written instructions delivered pursuant to the terms of the Future Funding Agreement. Neither the Trustee nor the Note Administrator shall have any obligation to ensure that FS Credit REIT and the Seller are depositing or causing to be deposited all amounts into the Future Funding Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.

(b) The 17g-5 Information Provider shall promptly post to the 17g-5 Website pursuant to Section 14.13(d), any certification with respect to the holder of the related Future Funding Participations that is delivered to it in accordance with the Future Funding Agreement.

Section 12.6 Cross-Collateralized and Cross-Defaulted Collateral Interests.

With respect to any Collateral Interests that are cross-collateralized and cross-defaulted with each other, if one of such Collateral Interests is to be sold or exchanged in any manner described herein, the Issuer will be obligated to dispose of such Collateral Interest and all of the related cross-collateralized and cross-defaulted Collateral Interests, unless the related borrower satisfies the conditions in the related Loan Documents for the uncrossing of such Collateral Interests.

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination.

(a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class A Notes, that the rights of the Holders of the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of any other Class of Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class A-S Notes, that the rights of the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes shall be subordinate and junior to the Class A-S Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A-S Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A-S Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class B Notes, that the rights of the Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X

Notes shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class B Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(d) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class C Notes, that the rights of the Holders of the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class C Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(e) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class D Notes, that the rights of the Holders of the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class D Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(f) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class E Notes, that the rights of the Holders of the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes shall be subordinate and junior to the Class E Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class E Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(g) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class F Notes, the Class F-E Notes and the Class F-X Notes, that the rights of the Holders of the Class G Notes, the Class G-E Notes and the Class G-X Notes shall be subordinate and junior to the Class F Notes, the Class F-E Notes and the Class F-X Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class F Notes, the Class F-E Notes and the Class F-X Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class F Notes, the Class F-E Notes and the Class F-X Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class G Notes, the Class G-E Notes and the Class G-X Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(h) In the event that notwithstanding the provisions of this Indenture, any Holders of any Class of Notes shall have received any payment or distribution in respect of such Class contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of all more senior Classes of Notes have been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Note Administrator, which shall pay and deliver the same to the Holders of the more senior Classes of Notes in accordance with this Indenture.

(i) Each Holder of any Class of Notes agrees with the Note Administrator on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, each Class of Notes senior to such Class have been paid in full, the Holders of such Class of Notes shall be fully subrogated to the rights of the Holders of each Class of Notes senior thereto. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of such Class of Notes any amounts due and payable hereunder.

(j) The Holders of each Class of Notes agree, for the benefit of all Holders of the Notes, not to institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Permitted Subsidiary, any petition for bankruptcy, reorganization, arrangement, moratorium, liquidation or other similar proceedings under the laws of any jurisdiction before one year and one day or, if longer, the applicable preference period then in effect and one day, have elapsed since the final payments to the Holders of the Notes.

Section 13.2 Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer, or any other Person, except for any liability to which such Securityholder may be subject to the extent the same results from such Securityholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE 14

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to the Trustee and Note Administrator.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel also may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, or the Servicer or the Special Servicer on behalf of the Issuer, certifying as to the factual matters that form a basis for such Opinion of Counsel and stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer or the Collateral Manager on behalf of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee or the Note Administrator at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Co-Issuer’s rights to make such request or direction, the Trustee or the Note Administrator shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(i).

Section 14.2 Acts of Securityholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Note Administrator, and, where it is hereby expressly required, to the Issuer and/or the Co-Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Note Administrator, the Issuer and the Co-Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee or the Note Administrator deems sufficient.

(c) The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register. The Notional Amount and registered numbers of the Preferred Shares held by any Person, and the date of his holding the same, shall be proved by the register of members maintained with respect to the Preferred Shares. Notwithstanding the foregoing, the Trustee and Note Administrator may conclusively rely on an Investor Certification to determine ownership of any Notes.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Securityholder shall bind such Securityholder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Note Administrator, the Preferred Share Paying Agent, the Preferred Share Registrar, the Issuer or the Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.3 Notices, etc., to the Trustee, the Note Administrator, the Issuer, the Co-Issuer, the Advancing Agent, the Servicer, the Special Servicer, the Preferred Share Paying Agent, the Placement Agents, the Collateral Manager and the Rating Agencies.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture shall be in writing and addressed in each case as follows:

(a) if to the Trustee, addressed to Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee – FS Rialto 2021-FL2, Facsimile number: (302) 636-6196, with a copy by email to cmbstrustee@wilmingtontrust.com, or at any other address previously furnished in writing to the parties hereto and the Servicing Agreement, and to the Securityholders;

(b) if to the Note Administrator, addressed to Wells Fargo Bank, National Association, Corporate Trust Office, 9062 Old Annapolis Road, Columbia, Maryland 21045 Attention: Corporate Trust Services - FS Rialto 2021-FL2, e-mail: trustadministrationgroup@wellsfargo.com with a copy to cts.cmbs.bond.admin@wellsfargo.com and, with respect to any certification sent by the Retaining Sponsor with respect to EU Compliance, to eurrcompliance@wellsfargo.com, or at any other address previously furnished in writing to the parties hereto and the Servicing Agreement, and to the Securityholders;

(c) if to the Issuer, addressed to FS Rialto 2021-FL2 Issuer, Ltd., c/o MaplesFS Limited, PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands, Email: cayman@maples.com; with copies to FS Investments, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Legal Department, Email: FSCREIT_TEAM@fsinvestments.com, credit.notices@fsinvestments.com and Portfolio_finance@fsinvestments.com; Rialto Capital Management, LLC, 600 Madison Avenue, 12th Floor, New York, New York 10022, Attention: Philip Orban, Managing Director E-mail: philip.orban@rialtocapital.com; and Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Jeffrey Rotblat, or at any other address previously furnished in writing to the Trustee and the Note Administrator by the Issuer, with a copy to the Special Servicer;

(d) if to the Co-Issuer, addressed to FS Rialto 2021-FL2 Co-Issuer, LLC, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; with copies to FS Investments, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Legal Department, Email: FSCREIT_TEAM@fsinvestments.com, credit.notices@fsinvestments.com and Portfolio_finance@fsinvestments.com; Rialto Capital Management, LLC, 600 Madison Avenue, 12th Floor, New York, New York 10022, Attention: Philip Orban, Managing Director, E-mail: philip.orban@rialtocapital.com; and Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Jeffrey Rotblat, or at any other address previously furnished in writing to the Trustee and the Note Administrator by the Co-Issuer, with a copy to the Special Servicer at its address set forth below;

(e) if to the Advancing Agent, addressed to FS Credit Real Estate Income Trust, Inc., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Legal Department, Email: FSCREIT_TEAM@fsinvestments.com, credit.notices@fsinvestments.com and Portfolio_finance@fsinvestments.com, with copies to Rialto Capital Management, LLC, 600 Madison Avenue, 12th Floor, New York, New York 10022, Attention: Philip Orban, Managing Director, E-mail: philip.orban@rialtocapital.com and Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Jeffrey Rotblat, or at any other address previously furnished in writing to the Trustee, the Note Administrator, and the Co-Issuers, with a copy to the Special Servicer at its address set forth below;

(f) if to the Preferred Share Paying Agent, addressed to it at its Corporate Trust Office or at any other address previously furnished in writing by the Preferred Share Paying Agent;

(g) if to the Servicer, addressed to Wells Fargo Bank, National Association, Commercial Mortgage Servicing, Three Wells Fargo, 401 South Tryon Street, 8th Floor, MAC D1050-084, Charlotte, North Carolina 28202, Attention: FS Rialto 2021-FL2 Asset Manager, Fax: (704) 715-0036, Email: commercial.servicing@wellsfargo.com, with a copy to Mayer Brown LLP, 214 North Tryon Street, Suite 3800, Charlotte, North Carolina 28202, Attention: Christopher J. Brady, Esq., Fax: (704) 377-2033, with a copy by email to cbrady@mayerbrown.com, or at any other address previously furnished in writing to the Issuer, the Note Administrator, the Co-Issuer and the Trustee;

(h) if to the Special Servicer, addressed to Rialto Capital Advisors, LLC, Rialto Capital Advisors, LLC, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131, Attention: Adam Singer, Managing Director, E-mail: adam.singer@rialtocapital.com, with copies to Rialto Capital Advisors, LLC, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131, Attention: Liat Heller, General Counsel, E-mail: liat.heller@rialtocapital.com and Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Jeffrey Rotblat, or at any other address previously furnished in writing to the Issuer, the Co-Issuer, the Note Administrator and the Trustee;

(i) if to the Rating Agencies, addressed to them at (i) with respect to KBRA, Inc., 805 Third Avenue, 4th Floor, New York, New York 10022, Attention: CMBS Surveillance, Email: cmbssurveillance@kbra.com and (ii) with respect to Moody’s Investor Services, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance, (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com), or such other address that any Rating Agency shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with the Rating Agencies shall be given in accordance with, and subject to, the provisions of Section 14.13;

(j) if to Goldman Sachs as a Placement Agent, addressed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Michael Barbieri, e-mail: Michael.Barbieri@gs.com with copies to Brian Bolton, email: Brian.A.Bolton@gs.com, or at any other address furnished in writing to the Issuer, the Co-Issuer, the Note Administrator and the Trustee;

(k) if to WFS as a Placement Agent, addressed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: A.J. Sfarra, email: anthony.sfarra@wellsfargo.com, with copies to Troy Stoddard, Wells Fargo Law Department, D1053-300, 301 South College St., Charlotte, North Carolina 28288, e-mail: Troy.Stoddard@wellsfargo.com, or at any other address furnished in writing to the Issuer, the Co-Issuer, the Note Administrator and the Trustee;

(l) if to the Collateral Manager, addressed to FS Credit Real Estate Income Trust, Inc., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, with copies to Rialto Capital Management, LLC, 600 Madison Avenue, 12th Floor, New York, New York 10022, Attention: Philip Orban, Managing Director, E-mail: philip.orban@rialtocapital.com and Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Jeffrey Rotblat, or at any other address furnished in writing to the Issuer, the Co-Issuer, the Note Administrator and the Trustee; and

(m) if to the Note Administrator, (i) for purposes of note transfers, addressed to 600 South 4th Street, Minneapolis, Minnesota 55415, Attention: CTS - Note Transfer Services - FS Rialto 2021-FL2, or (ii) otherwise, addressed to the Note Administrator at the Corporate Trust Office of the Note Administrator.

Section 14.4 Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture or the Servicing Agreement provides for notice to Holders of Notes of any event,

(a) such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;

(b) such notice shall be in the English language; and

(c) all reports or notices to Preferred Shareholders shall be sufficiently given if provided in writing and mailed, first class postage prepaid, to the Preferred Share Paying Agent.

The Note Administrator shall deliver to the Holders of the Notes any information or notice in its possession, requested to be so delivered by at least 25% of the Holders of any Class of Notes.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Note Administrator and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee and with the Note Administrator, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee and the Note Administrator shall be deemed to be a sufficient giving of such notice.

Section 14.5 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Co-Issuer shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8 Benefits of Indenture.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Servicer, the Special Servicer, the Collateral Manager, the Preferred Shareholders, the Preferred Share Paying Agent, the Preferred Share Registrar and the Noteholders (each of whom shall be an express third party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.10 Submission to Jurisdiction.

Each of the Issuer and the Co-Issuer hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and each of the Issuer and the Co-Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the Issuer and the Co-Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Issuer and the Co-Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer’s and the Co-Issuer’s agent set forth in Section 7.2. Each of the Issuer and the Co-Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11 Counterparts.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 14.12 Liability of Co-Issuers.

Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alios, the Issuer and the Co-Issuer or otherwise, neither the Issuer nor the Co-Issuer shall have any liability whatsoever to the Co-Issuer or the Issuer, respectively, under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither the Issuer nor the Co-Issuer shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other Co-Issuer or the Issuer, respectively. In particular, neither the Issuer nor the Co-Issuer shall be entitled to petition or take any other steps for the winding up or bankruptcy of the Co-Issuer or the Issuer, respectively or shall have any claim in respect of any Collateral of the Co-Issuer or the Issuer, respectively.

Section 14.13 17g-5 Information.

(a) The Co-Issuers shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agencies, all information that the Issuer or other parties on its behalf, including the Trustee, the Note Administrator, the Servicer and the Special Servicer, provide to the Rating Agencies for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”); provided that no party other than the Issuer, the Trustee, the Note

Administrator, the Servicer or the Special Servicer may provide information to the Rating Agencies on the Issuer’s behalf without the prior written consent of the Issuer. At all times while any Notes are rated by any Rating Agency or any other NRSRO, the Issuer shall engage a third party to post 17g-5 Information to the 17g-5 Website. The Issuer hereby engages the Note Administrator (in such capacity, the “17g-5 Information Provider”), to post 17g-5 Information it receives from the Issuer, the Trustee, the Note Administrator, the Servicer or the Special Servicer to the 17g-5 Website in accordance with this Section 14.13, and the Note Administrator hereby accepts such engagement.

(b) Any information required to be delivered to the 17g-5 Information Provider by any party under this Agreement or the Servicing Agreement shall be delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “17g-5 – FS Rialto 2021-FL2 Issuer, Ltd.” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider.

Upon delivery by the Issuer or the Co-Issuer to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Co-Issuers and the 17g-5 Information Provider) of information designated by the Issuer or the Co-Issuer as having been previously made available to NRSROs by the Co-Issuers (the “Pre-Closing 17g-5 Information”), the 17g-5 Information Provider shall make such Pre-Closing 17g-5 Information available only to the Co-Issuers and to NRSROs via the 17g-5 Information Provider’s Website pursuant this Section 14.13(b). The Co-Issuers shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Closing 17g-5 Information or any other information on the 17g-5 Information Provider’s Website to any designee or other third party.

(c) The 17g-5 Information Provider shall make available, solely to NRSROs, the following items to the extent such items are delivered to it via email at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “17g-5 – FS-Rialto 2021-FL2 Issuer, Ltd.” and an identification of the type of information being provided in the body of the email, or via any alternate email address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial; provided that such information is not locked or corrupted and is otherwise received in a readable and uploadable format:

(i) any statements as to compliance and related Officer’s Certificates delivered under Section 7.9;

(ii) any information requested by the Issuer or the Rating Agencies (it being understood the 17g-5 Information Provider shall not disclose on the Note Administrator’s Website which Rating Agencies requested such information as provided in Section 14.13);

(iii) any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without satisfaction of the Rating Agency Condition;

(iv) any requests for satisfaction of the Rating Agency Condition that are delivered to the 17g-5 Information Provider pursuant to Section 14.14;

(v) any summary of oral communications with the Rating Agencies that are delivered to the 17g-5 Information Provider pursuant to Section 14.13(c); provided that the summary of such oral communications shall not disclose which Rating Agencies the communication was with;

(vi) any amendment or proposed supplemental indenture to this Agreement pursuant to Section 8.3; and

(vii) the “Rating Agency Q&A Forum and Servicer Document Request Tool” pursuant to Section 10.11(d).

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Website or such other website as the Issuer may notify the parties hereto in writing.

(d) Information shall be posted on the same Business Day of receipt; provided that such information is received by 2:00 p.m. (New York time) or, if received after 2:00 p.m., on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the website. The 17g-5 Information Provider (and the Trustee) has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the 17g-5 Website to the extent such information was not produced by it. Access will be provided by the 17g-5 Information Provider to NRSROs upon receipt of an NRSRO Certification in the form of Exhibit N hereto (which certification may be submitted electronically via the 17g-5 Website).

(e) Upon request of the Issuer or a Rating Agency, the 17g-5 Information Provider shall post on the 17g-5 Website any additional information requested by the Issuer or such Rating Agency to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 14.13. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Website the Rating Agency or NRSRO that requested such additional information.

(f) The 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the 17g-5 Website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Website.

(g) Any other information required to be delivered to the Rating Agencies pursuant to this agreement shall be furnished to the Rating Agencies so long as such information (x) was previously provided to the 17g-5 Information Provider or (y) is simultaneously delivered to the 17g-5 Information Provider in accordance with this Section 14.13.

(h) Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.13 shall not constitute a Default or Event of Default.

(i) If any of the parties to this Indenture receives a Form ABS Due Diligence-15E from any party in connection with any third-party due diligence services such party may have provided with respect to the Collateral Interests (“Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Website. The 17g-5 Information Provider shall post on the 17g-5 Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Indenture, promptly upon receipt thereof. It being understood that no party to this Agreement shall be required to make a determination as to whether any material provided to such party is Form ABS Due Diligence-15E and any Form ABS Due Diligence-15E shall be labeled as such.

Section 14.14 Rating Agency Condition.

Any request for satisfaction of the Rating Agency Condition made by a Requesting Party pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of the Rating Agency Condition, and shall contain all back-up material necessary for the Rating Agencies to process such request. Such written request for satisfaction of the Rating Agency Condition shall be provided in electronic format to the 17g-5 Information Provider in accordance with Section 14.13 and after receiving actual knowledge of such posting (which may be in the form of an automatic email notification of posting delivered by the 17g-5 Website to such party), the Requesting Party shall send the request for satisfaction of such Rating Agency Condition to the Rating Agencies in accordance with the instructions for notices set forth in Section 14.3.

Section 14.15 Patriot Act Compliance.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee and Note Administrator may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee or Note Administrator, as the case may be. Accordingly, each of the parties agrees to provide to the Trustee and the Note Administrator, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee and the Note Administrator, as applicable, to comply with Applicable Law. The Issuer and Company Administrator are subject to laws in the Cayman Islands, which impose similar obligations to the Applicable Laws, including with regard to verifying the identity and source of funds of investors.

ARTICLE 15

ASSIGNMENT OF THE COLLATERAL INTEREST PURCHASE AGREEMENT

Section 15.1 Assignment of Collateral Interest Purchase Agreement.

(a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Offered Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders (and to be exercised on behalf of the Issuer by persons responsible therefor pursuant to this Agreement and the Servicing Agreement), all of the Issuer’s estate, right, title and interest in, to and under the Collateral Interest Purchase Agreement (now or hereafter entered into) (an “Article 15 Agreement”), including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Seller or Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Issuer reserves for itself a license to exercise all of the Issuer’s rights pursuant to the Article 15 Agreement without notice to or the consent of the Trustee or any other party hereto (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in Section 15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, that such Event of Default is cured or waived.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of each of the Article 15 Agreement, nor shall any of the obligations contained in each of the Article 15 Agreement be imposed on the Trustee.

(c) Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under each of the Article 15 Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that it has not executed any assignment of the Article 15 Agreement other than this collateral assignment.

(e) The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Seller in the Collateral Interest Purchase Agreement to the following:

(i) the Seller consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to the Seller pursuant to the applicable Article 15 Agreement;

(ii) the Seller acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Collateral Interest Purchase Agreement to the Trustee for the benefit of the Noteholders, and the Seller agrees that all of the representations, covenants and agreements made by the Seller in the Article 15 Agreement are also for the benefit of, and enforceable by, the Trustee and the Noteholders;

(iii) the Seller shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the applicable Article 15 Agreement;

(iv) none of the Issuer or the Seller shall enter into any agreement amending, modifying or terminating the applicable Article 15 Agreement, (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) or selecting or consenting to a successor without notifying the Rating Agencies and without the prior written consent and written confirmation of the Rating Agencies that such amendment, modification or termination will not cause its then-current ratings of the Notes to be downgraded or withdrawn;

(v) except as otherwise set forth herein and therein (including, without limitation, pursuant to Section 12 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement, notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts pursuant to the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to the applicable preference period under the Bankruptcy Code plus ten days following such payment; and

(vi) the Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing by certified mail, return receipt requested, or delivery requiring signature and proof of delivery of copies of such initial process to it at c/o FS Credit Real Estate Income Trust, Inc., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Legal Department. The Collateral Manager agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ARTICLE 16

CURE RIGHTS; PURCHASE RIGHTS

Section 16.1 Collateral Interest Purchase Agreements.

Following the Closing Date, unless a Collateral Interest Purchase Agreement is necessary to comply with the provisions of this Indenture, the Issuer may acquire Collateral Interests in accordance with customary settlement procedures in the relevant markets. In any event, the Issuer (or the Collateral Manager on behalf of the Issuer) shall obtain from any seller of a Collateral Interest, all Loan Documents with respect to each Collateral Interest that govern, directly or indirectly, the rights and obligations of the owner of the Collateral Interest with respect to the Collateral Interest and any certificate evidencing the Collateral Interest.

Section 16.2 Representations and Warranties Related to Ramp-Up Collateral Interests, Reinvestment Collateral Interests and Exchange Collateral Interests.

(a) Upon the acquisition of any Ramp-Up Collateral Interest, Reinvestment Collateral Interest or Exchange Collateral Interest by the Issuer, the related seller shall be required to make representations and warranties substantially in the form attached as Exhibit B to the Collateral Interest Purchase Agreement with such exceptions as may be relevant and reasonably acceptable to the Collateral Manager.

(b) The representations and warranties in Section 16.2(a) with respect to the acquisition of any Ramp-Up Collateral Interest, Reinvestment Collateral Interest or Exchange Collateral Interest may be subject to any modification, limitation or qualification that the Collateral Manager determines to be reasonably acceptable in accordance with the Collateral Management Standard; provided that the Collateral Manager will provide the Rating Agencies with a report (by providing such report to the 17g-5 Information Provider) attached to each Monthly Report identifying each such affected representation or warranty and the modification, exception, limitation or qualification received with respect to the acquisition of any Ramp-Up Collateral Interest, Reinvestment Collateral Interest and/or Exchange Collateral Interest during the period covered by such Monthly Report, which report may contain explanations by the Collateral Manager as to its determinations.

(c) The Issuer (or the Collateral Manager on behalf of the Issuer) shall obtain a covenant from the Person making any representation or warranty to the Issuer pursuant to Section 16.2(a) that such Person shall repurchase the related Collateral Interest if any such representation or warranty is breached (but only after the expiration of any permitted cure periods and failure to cure such breach). The purchase price for any Collateral Interest repurchased shall be a price equal to the sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the then outstanding Principal Balance of such Collateral Interest, discounted based on the percentage amount of any discount that was applied when such Collateral Interest was purchased by the Issuer, plus (ii) accrued and unpaid interest on such Collateral Interest, plus (iii) any unreimbursed advances made under this Indenture or the Servicing Agreement on the Collateral Interest, plus (iv) accrued and unpaid interest on advances made under this Indenture or the Servicing Agreement on the Collateral Interest, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action, incurred by the Issuer or the Trustee in connection with any such repurchase), plus (vi) any Liquidation Fee payable to the Special Servicer in connection with a repurchase of the Collateral Interest by the Seller.

Section 16.3 Purchase Right; Holder of a Majority of the Preferred Shares.

If the Issuer, as holder of a Participation, has the right pursuant to the related Loan Documents to purchase any other interest in the same Underlying Commercial Real Estate Loan as the Participation (an “Other Tranche”), the Issuer shall, only if directed by the Holder of a Majority of the Preferred Shares, exercise such right, if the Collateral Manager determines, in accordance with the Collateral Management Standard, that the exercise of such right would be in the best interest of the Noteholders. The Collateral Manager shall deliver to the Trustee an Officer’s Certificate certifying such determination, accompanied by an Act of the Holder of a Majority of the Preferred Shares directing the Issuer to exercise such right. In connection with the purchase of any such Other Tranche(s), the Issuer shall assign to the Holder of a Majority of the Preferred Shares or its designee all of its right, title and interest in such Other Tranche(s) in exchange for a purchase price (such price and any other associated expense of such exercise to be paid by the Holder of a Majority of the Preferred Shares) of the Other Tranche(s) (or, if the Loan Documents permit, the Issuer may assign the purchase right to the Holder of a Majority of the Preferred Shares or its designee; otherwise the Holder of a Majority of the Preferred Shares or its designee shall fund the purchase by the Issuer, which shall then assign the Other Tranche(s) to the Holder of a Majority of the Preferred Shares or its designee), which purchase price shall be delivered by such Holder or its designee from its own funds to or upon the instruction of the Collateral Manager in accordance with terms of the related Loan Documents related to the acquisition of such Other Tranche(s). The Issuer shall execute and deliver at the direction of such Holder of a Majority of the Preferred Shares such instruments of transfer or assignment prepared by such Holder, in each case without recourse, as shall be necessary to transfer title to such Holder of the Majority of the Preferred Shares or its designee of the Other Tranche(s) and the Trustee shall have no responsibility with regard to such Other Tranche(s). Notwithstanding anything to the contrary herein, any Other Tranche purchased hereunder by the Issuer shall not be subject to the Grant to the Trustee under the Granting Clause.

ARTICLE 17

ADVANCING AGENT

Section 17.1 Liability of the Advancing Agent.

The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent.

Section 17.2 Merger or Consolidation of the Advancing Agent.

(a) The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.

(b) Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Backup Advancing Agent’s obligations under Section 10.6, which obligations shall continue pursuant to the terms of Section 10.6).

Section 17.3 Limitation on Liability of the Advancing Agent and Others.

None of the Advancing Agent or any of its affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.

Section 17.4 Representations and Warranties of the Advancing Agent.

The Advancing Agent represents and warrants that: (a) the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent’s ownership or lease of property or the conduct of the Advancing Agent’s business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;

(b) the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(c) neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the Articles of Incorporation and bylaws of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound,

(iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this Section 17.4(c), either individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture;

(d) no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof; and

(e) no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

Section 17.5 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 17 shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 17.6.

(b) The Advancing Agent may, subject to Section 17.5(a), resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Servicer, the Noteholders and the Rating Agencies.

(c) The Advancing Agent may be removed at any time by Act of Supermajority of the Preferred Shares upon written notice delivered to the Trustee and to the Issuer and the Co-Issuer.

(d) If the Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, (i) the Advancing Agent will be in default under this Indenture, (ii) the Backup Advancing Agent shall be required to make such Interest Advance, subject to a determination of recoverability, and (iii) the Note Administrator shall terminate such Advancing Agent and use commercially reasonable efforts for up to 90 days following such termination to replace such Advancing Agent with a successor Advancing Agent, subject to the satisfaction of the Rating Agency Condition. Following the termination of the Advancing Agent, the Backup Advancing Agent will be required to make Interest Advances until a successor advancing agent is appointed.

(e) Subject to Section 17.5(d), if the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer and the Co-Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Collateral Manager, the Trustee, the Note Administrator, the Servicer and the Special Servicer; provided that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition, upon the written consent of a Majority of Preferred Shareholders. If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within 30 days after the giving of such notice of resignation, the resigning Advancing Agent, the Trustee, the Note Administrator, or any Preferred Shareholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.

(f) The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies, the Trustee, the Note Administrator, and to the Holders of the Notes as their names and addresses appear in the Notes Register.

Section 17.6 Acceptance of Appointment by Successor Advancing Agent.

(a) Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Trustee, the Note Administrator, and the retiring Advancing Agent an instrument accepting such appointment hereunder and under the Servicing Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent hereunder and under the Servicing Agreement.

(b) No appointment of a successor Advancing Agent shall become effective unless (1) the Rating Agency Condition has been satisfied with respect to the appointment of such successor Advancing Agent and (2) such successor has a long-term unsecured debt rating of at least “A2” by Moody’s, and whose short-term unsecured debt rating is at least “P-1” from Moody’s.

Section 17.7 Removal and Replacement of Backup Advancing Agent.

The Note Administrator shall replace any such successor Advancing Agent (excluding the Note Administrator in its capacity as Backup Advancing Agent) upon receiving notice that such successor Advancing Agent’s long-term unsecured debt rating at any time becomes lower than “A2” by Moody’s, and whose short-term unsecured debt rating becomes lower than “P-1” by Moody’s, with a successor Advancing Agent that has a long-term unsecured debt rating of at least “A2” by Moody’s, and whose short-term unsecured debt rating is at least “P-1” from Moody’s.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

FS RIALTO 2021-FL2: INDENTURE

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Authorized Signatory

FS RIALTO 2021-FL2: INDENTURE

FS CREDIT REAL ESTATE INCOME TRUST, INC., as Advancing Agent

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

FS RIALTO 2021-FL2: INDENTURE

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick A. Kanar
Name:	Patrick A. Kanar
Title:	Banking Officer

FS RIALTO 2021-FL2: INDENTURE

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note Administrator

By:	/s/ AMY MOFSENSON
Name: AMY MOFSENSON
Title: VICE PRESIDENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:	/s/ AMY MOFSENSON
Name: AMY MOFSENSON
Title: VICE PRESIDENT

FS RIALTO 2021-FL2: INDENTURE

SCHEDULE A

COLLATERAL INTEREST SCHEDULE

Collateral Interest		Collateral Interest Cut-off Date Balance	Collateral Interest Type
1.	Detroit Industrial Portfolio	$65,000,000	Participation
2.	Retreat at Riverside	$61,460,000	Participation
3.	Inkwell Decatur	$56,000,000	Participation
4.	Carolina Industrial Portfolio	$55,370,490	Participation
5.	The Point at Las Colinas	$45,000,000	Participation
6.	Ring HQ	$42,240,000	Participation
7.	18220 Liberty	$35,150,000	Participation
8.	The 903 Apartments	$31,855,000	Participation
9.	Town Center Colleyville	$29,000,000	Participation
10.	The Ashton	$26,500,000	Participation
11.	198 Utah Street	$26,328,185	Participation
12.	Grosvenor GB Multi Portfolio	$25,830,506	Participation
13.	The Porter	$25,250,000	Mortgage Loan
14.	Jupiter Innovation Center	$24,625,040	Participation

Sch. A-1

Collateral Interest		Collateral Interest Cut-off Date Balance	Collateral Interest Type
15.	2340 Cousteau Court	$13,140,000	Participation
16.	6955 Consolidated Way	$10,050,000	Participation
17.	1700 Rockville Pike	$22,675,000	Participation
18.	1000 Jefferson	$16,990,000	Participation
19.	Royal Village	$15,666,076	Participation
20.	Snapbox Self Storage	$15,225,000	Participation
21.	8378 Melrose Ave	$14,400,000	Participation
22.	70 Prospect Park West	$12,717,933	Mortgage Loan
23.	Campus 56	$11,900,000	Participation
24.	Cambridge Heights	$11,855,000	Participation
25.	225 13th Street	$7,000,000	Mortgage Loan
26.	292 NW 25th Street	$6,750,000	Mortgage Loan

Sch. A-2

DELAYED CLOSE COLLATERAL INTEREST

Collateral Interest	Collateral Interest Type
Detroit Industrial Portfolio	Participation

Sch. A-3

SCHEDULE B

BENCHMARK

Calculation of Benchmark

For purposes of calculating the Benchmark (which shall initially be LIBOR), the Issuer and the Co-Issuer shall initially appoint the Note Administrator as calculation agent (in such capacity, the “Calculation Agent”).

Calculation of LIBOR

LIBOR with respect to any Interest Accrual Period shall be determined by the Calculation Agent in accordance with the following provisions:

1. On each Benchmark Determination Date, LIBOR (other than for the initial Interest Accrual Period) shall equal the rate, as obtained by the Calculation Agent, for deposits in U.S. Dollars for a period of one month, which appears on the Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of the Reference Time. “London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

2. If such rate does not appear on Reuters Screen LIBOR01 (or its equivalent), as of the Reference Time, the Calculation Agent shall request the principal London office of any four major reference banks in the London interbank market selected by the Calculation Agent to provide quotations of such reference bank’s offered quotations to prime banks in the London interbank market for deposits in U.S. Dollars for a period of one month, as of the Reference Time, in a principal amount of not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time. If at least two such rates are so provided, then LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent shall be required to request any three major banks in New York City selected by the Calculation Agent to provide such banks’ rates for loans in U.S. Dollars to leading European banks for a one-month period as of 11:00 a.m., New York City time, as of the applicable Benchmark Determination Date, in a principal amount not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time. If at least two such rates are so provided, then LIBOR shall be the arithmetic mean of such quotations. If fewer than two rates are so provided, then LIBOR shall be the LIBOR rate used for the immediately preceding Interest Accrual Period.

3. In respect of the initial Interest Accrual Period, LIBOR shall be determined on the second London Banking Day preceding the Closing Date.

4. In no event will LIBOR be less than zero.

In making the above calculations, all percentages resulting from the calculation shall be rounded, if necessary, to the nearest one thousandth of a percentage point (0.001%).

Sch. B-1

SCHEDULE C

LIST OF AUTHORIZED OFFICERS OF COLLATERAL MANAGER

Name	Title
Michael C. Forman	President and Chief Executive Officer

Edward T. Gallivan, Jr.	Chief Financial Officer

Stephen S. Sypherd	Vice President, Treasurer and Secretary

James Volk	Chief Compliance Officer

Sch. C-1

EXHIBIT A-1

FORM OF CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT A-1-2

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS A SENIOR

SECURED FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] - ___	Up to
CUSIP No. [G3688YAA9][2] [30319YAA6][3]	U.S.$414,978,000

ISIN: [USG3688YAA94]2 [US30319YAA64]3

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$414,978,000, or such other principal sum as is equal to the aggregate principal amount of the Class A Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class A Notes shall accrue at the Class A Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. So long as any Class A Notes are Outstanding, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D

2 For Regulation S Global Note.

3 For Rule 144A Global Note.

EXHIBIT A-1-3

Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A Senior Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class A Notes”), limited in aggregate principal amount to U.S.$414,978,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (b) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (c) up to

EXHIBIT A-1-4

U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (d) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT A-1-5

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

EXHIBIT A-1-6

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT A-1-7

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT A-1-8

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as
Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as
Co-Issuer

By:
Name:
Title:

EXHIBIT A-1-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Authenticating Agent

By:
Name:
Title:

EXHIBIT A-1-10

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT A-1-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[414,978,000]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[4]	Rule 144A Global Note.
[5]	Regulation S Global Note.

EXHIBIT A-1-12

EXHIBIT A-2

FORM OF CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT A-2-1

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS A SENIOR

SECURED FLOATING RATE NOTE DUE 2038

No. IAI -___
CUSIP No. 30319YAB4	U.S.$[__]
ISIN: US30319YAB48

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[__] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”).Interest on the Class A Notes shall accrue at the Class A Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. So long as any Class A Notes are Outstanding, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

EXHIBIT A-2-2

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A Senior Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class A Notes”), limited in aggregate principal amount to U.S.$414,978,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (b) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (c) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (d) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating

EXHIBIT A-2-3

Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT A-2-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

EXHIBIT A-2-5

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

EXHIBIT A-2-6

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT A-2-7

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as
Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as
Co-Issuer

By:
Name:
Title:

EXHIBIT A-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT A-2-9

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT A-2-10

EXHIBIT B-1

FORM OF CLASS A-S SECOND PRIORITY SECURED FLOATING RATE NOTE DUE

2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT B-1-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT B-1-2

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS A-S SECOND PRIORITY

SECURED FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] -____	Up to
CUSIP No. [G3688YAB7][2] [30319YAC2][3]	U.S.$79,277,000

ISIN: [USG3688YAB77]2 [US30319YAC21]3

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$79,277,000, or such other principal sum as is equal to the aggregate principal amount of the Class A-S Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A-S Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”).Interest on the Class A-S Notes shall accrue at the Class A-S Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT B-1-3

Class A Notes and no payments of principal on the Class A-S Notes will be made until the Class A Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A-S Second Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class A-S Notes”), limited in aggregate principal amount to U.S.$79,277,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as

EXHIBIT B-1-4

custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (c) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (d) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class A-S Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT B-1-5

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class A-S Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

EXHIBIT B-1-6

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT B-1-7

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT B-1-8

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

EXHIBIT B-1-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT B-1-10

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

_______________________________

_______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT B-1-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[79,277,000]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	Decrease in	Increase in	Global Note	officer of Note
	Principal	Principal	following such	Administrator
Date of	Amount of this	Amount of this	decrease (or	or securities
Exchange	Global Note	Global Note	increase)	Custodian

[4]	Rule 144A Global Note.
[5]	Regulation S Global Note.

EXHIBIT B-1-12

EXHIBIT B-2

FORM OF CLASS A-S SECOND PRIORITY SECURED FLOATING RATE NOTE DUE 2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT B-2-1

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS A-S SECOND PRIORITY

SECURED FLOATING RATE NOTE DUE 2038

No. IAI - ____
CUSIP No. 30319YAD0	U.S.$[__]
ISIN: US30319YAD04

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[__] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A-S Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class A-S Notes shall accrue at the Class A-S Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes and no payments of principal on the Class A-S Notes will be made until the Class A Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

EXHIBIT B-2-2

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A-S Second Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class A-S Notes”), limited in aggregate principal amount to U.S.$79,277,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (c) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (d) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate

EXHIBIT B-2-3

Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class A-S Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT B-2-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class A-S Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

EXHIBIT B-2-5

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

EXHIBIT B-2-6

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT B-2-7

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

EXHIBIT B-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT B-2-9

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

_______________________________

_______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT B-2-10

EXHIBIT C-1

FORM OF CLASS B THIRD PRIORITY SECURED FLOATING RATE NOTE DUE

2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT C-1-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT C-1-2

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS B THIRD PRIORITY

SECURED FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] - ____	Up to
CUSIP No. [G3688YAC5][2] [30319YAE8][3]	U.S.$47,957,000

ISIN: [USG3688YAC50]2 [US30319YAE86]3

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$47,957,000, or such other principal sum as is equal to the aggregate principal amount of the Class B Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class B Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class B Notes shall accrue at the Class B Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes and the

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT C-1-3

Class A-S Notes and no payments of principal on the Class B Notes will be made until the Class A Notes and the Class A-S Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes and the Class A-S Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and the Class A-S Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class B Third Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class B Notes”), limited in aggregate principal amount to U.S.$47,957,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any

EXHIBIT C-1-4

successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (d) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class B Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT C-1-5

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

EXHIBIT C-1-6

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT C-1-7

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT C-1-8

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

EXHIBIT C-1-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT C-1-10

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

_______________________________

_______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT C-1-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[47,957,000]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	Decrease in	Increase in	Global Note	officer of Note
	Principal	Principal	following such	Administrator
Date of	Amount of this	Amount of this	decrease (or	or securities
Exchange	Global Note	Global Note	increase)	Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT C-1-12

EXHIBIT C-2

FORM OF CLASS B THIRD PRIORITY SECURED FLOATING RATE NOTE DUE

2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT C-2-1

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS B THIRD PRIORITY

SECURED FLOATING RATE NOTE DUE 2038

No. IAI - ____
CUSIP No. 30319YAF5	U.S.$[__]
ISIN: US30319YAF51

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[__] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class B Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class B Notes shall accrue at the Class B Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes and the Class A-S Notes and no payments of principal on the Class B Notes will be made until the Class A Notes and the Class A-S Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes and the Class A-S Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and the Class A-S Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

EXHIBIT C-2-2

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class B Third Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class B Notes”), limited in aggregate principal amount to U.S.$47,957,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (d) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate

EXHIBIT C-2-3

Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class B Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT C-2-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

EXHIBIT C-2-5

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

EXHIBIT C-2-6

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT C-2-7

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

EXHIBIT C-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT C-2-9

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

_______________________________

_______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT C-2-10

EXHIBIT D-1

FORM OF CLASS C FOURTH PRIORITY SECURED FLOATING RATE NOTE DUE

2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT D-1-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT D-1-2

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS C FOURTH PRIORITY

SECURED FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] -____	Up to
CUSIP No. [G3688YAD3][2] [30319YAG3][3]	U.S.$48,936,000

ISIN: [USG3688YAD34]2 [US30319YAG35]3

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$48,936,000, or such other principal sum as is equal to the aggregate principal amount of the Class C Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class C Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class C Notes shall accrue at the Class C Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT D-1-3

and the Class B Notes and no payments of principal on the Class C Notes will be made until the Class A Notes, the Class A-S Notes and the Class B Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes and the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes and the Class B Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class C Fourth Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class C Notes”), limited in aggregate principal amount to U.S.$48,936,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo

EXHIBIT D-1-4

Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class C Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT D-1-5

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

EXHIBIT D-1-6

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT D-1-7

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT D-1-8

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

EXHIBIT D-1-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT D-1-10

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

_______________________________

_______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT D-1-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[48,936,000]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	Decrease in	Increase in	Global Note	officer of Note
	Principal	Principal	following such	Administrator
Date of	Amount of this	Amount of this	decrease (or	or securities
Exchange	Global Note	Global Note	increase)	Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT D-1-12

EXHIBIT D-2

FORM OF CLASS C FOURTH PRIORITY SECURED FLOATING RATE NOTE DUE

2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT D-2-1

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS C FOURTH PRIORITY

SECURED FLOATING RATE NOTE DUE 2038

No. IAI - ____
CUSIP No. 30319YAH1	U.S.$[__]
ISIN: US30319YAH18

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[__] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class C Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class C Notes shall accrue at the Class C Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes and the Class B Notes and no payments of principal on the Class C Notes will be made until the Class A Notes, the Class A-S Notes and the Class B Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes and the Class B has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes and the Class B Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

EXHIBIT D-2-2

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class C Fourth Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class C Notes”), limited in aggregate principal amount to U.S.$48,936,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038

EXHIBIT D-2-3

(the “Class D Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s meorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class C Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc. that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

EXHIBIT D-2-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

EXHIBIT D-2-5

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

EXHIBIT D-2-6

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT D-2-7

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

EXHIBIT D-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT D-2-9

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

_______________________________

_______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT D-2-10

EXHIBIT E-1

FORM OF CLASS D FIFTH PRIORITY SECURED FLOATING RATE NOTE DUE

2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT E-1-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT E-1-2

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS D FIFTH PRIORITY SECURED FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] - ____	Up to
CUSIP No. [G3688YAE1][2] [30319YAJ7][3]	U.S.$40,128,000

ISIN: [USG3688YAE17]2 [US30319YAJ73]3

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$40,128,000, or such other principal sum as is equal to the aggregate principal amount of the Class D Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class D Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class D Notes shall accrue at the Class D Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes and no payments of principal on the Class D Notes will be made until the

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT E-1-3

Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class D Fifth Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class D Notes”), limited in aggregate principal amount to U.S.$40,128,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any

EXHIBIT E-1-4

successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class D Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT E-1-5

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class D Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

EXHIBIT E-1-6

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT E-1-7

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT E-1-8

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

EXHIBIT E-1-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT E-1-10

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

_______________________________

_______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT E-1-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[40,128,000]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	Decrease in	Increase in	Global Note	officer of Note
	Principal	Principal	following such	Administrator
Date of	Amount of this	Amount of this	decrease (or	or securities
Exchange	Global Note	Global Note	increase)	Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT E-1-12

EXHIBIT E-2

FORM OF CLASS D FIFTH PRIORITY SECURED FLOATING RATE NOTE DUE

2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT E-2-1

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS D FIFTH PRIORITY SECURED

FLOATING RATE NOTE DUE 2038

No. IAI - ____
CUSIP No. 30319YAK4	U.S.$[__]
ISIN: US30319YAK47

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[__] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class D Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class D Notes shall accrue at the Class D Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes and no payments of principal on the Class D Notes will be made until the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes have been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes, and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

EXHIBIT E-2-2

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class D Fifth Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class D Notes”), limited in aggregate principal amount to U.S.$40,128,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038

EXHIBIT E-2-3

(the “Class C Notes”), (e) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class D Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT E-2-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class D Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

EXHIBIT E-2-5

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

EXHIBIT E-2-6

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT E-2-7

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as
Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as
Co-Issuer

By:
Name:
Title:

EXHIBIT E-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT E-2-9

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT E-2-10

EXHIBIT F-1

FORM OF CLASS E SIXTH PRIORITY SECURED FLOATING RATE NOTE DUE

2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT F-1-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT F-1-2

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS E SIXTH PRIORITY SECURED FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] - ____	Up to
CUSIP No. [G3688YAF8][2] [30319YAL2]3	U.S.$15,659,000
ISIN: [USG3688YAF81][2] [US30319YAL20][3]

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$15,659,000, or such other principal sum as is equal to the aggregate principal amount of the Class E Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class E Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class E Notes shall accrue at the Class E Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and no payments of principal on the Class E Notes will be made until the Class A

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT F-1-3

Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class E Sixth Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class E Notes”), limited in aggregate principal amount to U.S.$15,659,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo

EXHIBIT F-1-4

Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class E Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT F-1-5

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class E Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

EXHIBIT F-1-6

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT F-1-7

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT F-1-8

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as
Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as
Co-Issuer

By:
Name:
Title:

EXHIBIT F-1-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT F-1-10

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT F-1-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[15,659,000]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	Decrease in	Increase in	Global Note	officer of Note
	Principal	Principal	following such	Administrator
Date of	Amount of this	Amount of this	decrease (or	or securities
Exchange	Global Note	Global Note	increase)	Custodian

[4]	Rule 144A Global Note.
[5]	Regulation S Global Note.

EXHIBIT F-1-12

EXHIBIT F-2

FORM OF CLASS E SIXTH PRIORITY SECURED FLOATING RATE NOTE DUE

2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT F-2-1

FS RIALTO 2021-FL2 ISSUER, LTD.

FS RIALTO 2021-FL2 CO-ISSUER, LLC

CLASS E SIXTH PRIORITY SECURED

FLOATING RATE NOTE DUE 2038

No. IAI - ____
CUSIP No. 30319YAM0	U.S.$[__]
ISIN: US30319YAM03

Each of FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and FS RIALTO 2021-FL2 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[__] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class E Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class E Notes shall accrue at the Class E Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and no payments of principal on the Class E Notes will be made until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes has been

EXHIBIT F-2-2

paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class E Sixth Priority Secured Floating Rate Notes Due 2038, of the Issuer and the Co-Issuer (the “Class E Notes”), limited in aggregate principal amount to U.S.$15,659,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B

EXHIBIT F-2-3

Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class E Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT F-2-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class E Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

EXHIBIT F-2-5

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other

EXHIBIT F-2-6

right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT F-2-7

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as
Issuer

By:
Name:
Title:

FS RIALTO 2021-FL2 CO-ISSUER, LLC, as
Co-Issuer

By:
Name:
Title:

EXHIBIT F-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT F-2-9

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name
appears on this Note)

EXHIBIT F-2-10

EXHIBIT G-1

FORM OF CLASS F SEVENTH PRIORITY FLOATING RATE NOTE DUE 2038 [REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT G-1-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT G-1-2

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS F SEVENTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] -	Up to
CUSIP No. [G3688XAA1][2] [30319XAA8][3]	U.S.$22,511,000
ISIN: [USG3688XAA12][2] [US30319XAA81][3]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$22,511,000, or such other principal sum as is equal to the aggregate principal amount of the Class F Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class F Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class F Notes shall accrue at the Class F Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is pro rata with the payments of the principal, if any, of, and interest on, the Class F-E Notes and the Class F-X Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and no payments of principal on the Class F Notes will be made until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are paid in full. The principal of this Note shall be due

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT G-1-3

and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal, if any, and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class F Seventh Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer (the “Class F Notes”), limited in aggregate

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class

EXHIBIT G-1-4

principal amount to U.S.$22,511,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class F Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT G-1-5

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class F Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

EXHIBIT G-1-6

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT G-1-7

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT G-1-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT G-1-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT G-1-10

ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Note and does hereby irrevocably constitute and appoint                          Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT G-1-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[22,511,000]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT G-1-12

EXHIBIT G-2

FORM OF CLASS F SEVENTH PRIORITY FLOATING RATE NOTE DUE 2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT G-2-1

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS F SEVENTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. IAI -
CUSIP No. 30319XAB6	U.S.$[ ]
ISIN: US30319XAB64

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to [                    ] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[        ] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class F Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class F Notes shall accrue at the Class F Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is pro rata with the payments of the principal, if any, of, and interest on, the Class F-E Notes and the Class F-X Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and no payments of principal on the Class F Notes will be made until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal, if any, and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

EXHIBIT G-2-2

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class F Seventh Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer (the “Class F Notes”), limited in aggregate principal amount to U.S.$22,511,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT G-2-3

successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”) and (g) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class F Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

EXHIBIT G-2-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class F Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

EXHIBIT G-2-5

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

EXHIBIT G-2-6

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT G-2-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT G-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT G-2-9

ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint                                         Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT G-2-10

EXHIBIT G-3

FORM OF CLASS F-E SEVENTH PRIORITY FLOATING RATE NOTE DUE 2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATIONS”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT G-3-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT G-3-2

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS F-E SEVENTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] -	Up to
CUSIP No. [G3688XAC7][2] [30319XAE0][3]	U.S.$22,511,000
ISIN: [USG3688XAC77][2] [US30319XAE04][3]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$22,511,000, or such other principal sum as is equal to the aggregate principal amount of the Class F-E Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class F-E Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class F-E Notes shall accrue at the interest rate for the Class F-E Notes determined at the time of exchange of Class F Notes for proportionate interests in the Class F-E Notes and Class F-X Notes and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is pro rata with the payments of the principal, if any, of, and interest on, the Class F Notes and the Class F-X Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and no payments of principal on the Class F-E Notes will be

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT G-3-3

made until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class F-E Seventh Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer, issued under an indenture dated as of May

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class

EXHIBIT G-3-4

5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (h) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class F-E Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT G-3-5

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class F-E Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

EXHIBIT G-3-6

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

EXHIBIT G-3-7

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT G-3-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as
Issuer
By:
Name:
Title:

EXHIBIT G-3-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT G-3-10

ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint                          Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT G-3-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[0]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT G-3-12

EXHIBIT G-4

FORM OF CLASS F-E SEVENTH PRIORITY FLOATING RATE NOTE DUE 2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATIONS”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT G-4-1

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS F-E SEVENTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. IAI -
CUSIP No. [30319XAF7]	U.S.$[ ]
ISIN: [US30319XAF78]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to [                ] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[    ] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class F-E Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class F-E Notes shall accrue at the interest rate for the Class F-E Notes determined at the time of exchange of Class F Notes for proportionate interests in the Class F-E Notes and Class F-X Notes and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is pro rata with the payments of the principal, if any, of, and interest on, the Class F Notes and the Class F-X Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and no payments of principal on the Class F-E Notes will be made until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes has been paid in full and is subordinated

EXHIBIT G-4-2

to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class F-E Seventh Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer, issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”),

* At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT G-4-3

Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (h) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class F-E Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

EXHIBIT G-4-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class F-E Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

EXHIBIT G-4-5

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other

EXHIBIT G-4-6

right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT G-4-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT G-4-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT G-4-9

ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint                         Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT G-4-10

EXHIBIT G-5

FORM OF CLASS F-X SEVENTH PRIORITY FLOATING RATE NOTE DUE 2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT G-5-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT G-5-2

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS F-X SEVENTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] -	Up to
CUSIP No. [G3688XAD5][2] [30319XAG5][3]	U.S.$22,511,000
ISIN: [USG3688XAD50][2] [US30319XAG51][3]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns the Class F-X Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class F-X Notes shall accrue at the interest rate for the Class F-X Notes determined at the time of exchange of Class F Notes for proportionate interests in the Class F-E Notes and Class F-X Notes and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is pro rata with the payments of the interest on the Class F Notes and the Class F-E Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares.

Payments in respect of interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Payment Date occurring in May 2038 (the “Stated Maturity Date”), unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT G-5-3

Notwithstanding the foregoing, the final payment of interest due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class F-X Seventh Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer, issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (h) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT G-5-4

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

EXHIBIT G-5-5

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class F-X Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon

EXHIBIT G-5-6

any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

EXHIBIT G-5-7

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT G-5-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT G-5-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT G-5-10

ASSIGNMENT FORM

For value received hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint                                  Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT G-5-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[0]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT G-5-12

EXHIBIT G-6

FORM OF CLASS F-X SEVENTH PRIORITY FLOATING RATE NOTE DUE 2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT G-6-1

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS F-X SEVENTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. IAI-
CUSIP No. [30319XAH3]	U.S.$[ ]
ISIN: [US30319XAH35]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to [                    ] or its registered assigns the Class F-X Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class F-X Notes shall accrue at the interest rate for the Class F-X Notes determined at the time of exchange of Class F Notes for proportionate interests in the Class F-E Notes and Class F-X Notes and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is pro rata with the payments of interest on the Class F Notes and the Class F-E Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Class G Notes, the Class G-E Notes, the Class G-X Notes and the Preferred Shares.

Payments in respect of interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Payment Date occurring in May 2038 (the “Stated Maturity Date”), unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

EXHIBIT G-6-2

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class F-X Seventh Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer, issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (h) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT G-6-3

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class F-X Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

EXHIBIT G-6-4

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price

EXHIBIT G-6-5

for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT G-6-6

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT G-6-7

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT G-6-8

ASSIGNMENT FORM

For value received hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint                                  Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT G-6-9

EXHIBIT H-1

FORM OF CLASS G EIGHTH PRIORITY FLOATING RATE NOTE DUE 2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT H-1-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT H-1-2

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS G EIGHTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] -	Up to
CUSIP No. [G3688XAB9][2] [30319XAC4][3]	U.S.$22,511,000
ISIN: [USG3688XAB94][2] [US30319XAC48][3]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$22,511,000, or such other principal sum as is equal to the aggregate principal amount of the Class G Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class G Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class G Notes shall accrue at the Class G Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is pro rata with the payments of the principal, if any, of and interest on, the Class G-E Notes and the Class G-X Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes and no payments of principal on the Class G Notes will be made until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT H-1-3

are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal, if any, and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

EXHIBIT H-1-4

This Note is one of a duly authorized issue of Class G Eighth Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer (the “Class G Notes”), limited in aggregate principal amount to U.S.$22,511,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”) and (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class G Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT H-1-5

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class G Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

EXHIBIT H-1-6

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

EXHIBIT H-1-7

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT H-1-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT H-1-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT H-1-10

ASSIGNMENT FORM

For value received hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint                                  Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT H-1-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[22,511,000]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT H-1-12

EXHIBIT H-2

FORM OF CLASS G EIGHTH PRIORITY FLOATING RATE NOTE DUE 2038 DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT H-2-1

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS G EIGHTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. IAI-
CUSIP No. 30319XAD2	U.S.$[ ]
ISIN: US30319XAD21

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to [                    ] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[        ] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class G Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class G Notes shall accrue at the Class G Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is pro rata with the payments of the principal, if any, of and interest on, the Class G-E Notes and the Class G-X Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes and no payments of principal on the Class G Notes will be made until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal, if any, and

EXHIBIT H-2-2

interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class G Eighth Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer (the “Class G Notes”), limited in aggregate principal amount to U.S.$22,511,000 issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and,

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT H-2-3

together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”) and (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F-E Notes, the Class F-X Notes, the Class G Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class G Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

EXHIBIT H-2-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class G Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

EXHIBIT H-2-5

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other

EXHIBIT H-2-6

right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT H-2-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT H-2-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT H-2-9

ASSIGNMENT FORM

For value received hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint                                  Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT H-2-10

EXHIBIT H-3

FORM OF CLASS G-E EIGHTH PRIORITY FLOATING RATE NOTE DUE 2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT H-3-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT H-3-2

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS G-E EIGHTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] - ____	Up to
CUSIP No. [G3688XAE3][2] [30319XAJ9][3]	U.S.$22,511,000
ISIN: [USG3688XAE34][2] [US30319XAJ90][3]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to U.S.$22,511,000, or such other principal sum as is equal to the aggregate principal amount of the Class G-E Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Note, on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class G-E Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class G-E Notes shall accrue at the interest rate for the Class G-E Notes determined at the time of exchange of Class G Notes for proportionate interests in the Class G-E Notes and Class G-X Notes and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is pro rata with the payments of the principal, if any, of, and interest on, the Class G Notes and the Class G-X Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes and no payments of principal on the Class G-E Notes will be made

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT H-3-3

until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

EXHIBIT H-3-4

This Note is one of a duly authorized issue of Class G-E Eighth Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer, issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (h) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class G-E Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT H-3-5

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class G-E Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

EXHIBIT H-3-6

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

EXHIBIT H-3-7

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT H-3-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT H-3-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT H-3-10

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

______________________________

______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT H-3-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[0]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT H-3-12

EXHIBIT H-4

FORM OF CLASS G-E EIGHTH PRIORITY FLOATING RATE NOTE DUE 2038

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT H-4-1

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS G-E EIGHTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. IAI - ____ CUSIP No. [30319XAK6] ISIN: [US30319XAK63]	U.S.$[__]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of U.S.$[__] on the Payment Date occurring in May 2038 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class G-E Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class G-E Notes shall accrue at the interest rate for the Class G-E Notes determined at the time of exchange of Class G Notes for proportionate interests in the Class G-E Notes and Class G-X Notes and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is pro rata with the payments of the principal, if any, of, and interest on, the Class G Notes and the Class G-X Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes and no payments of principal on the Class G-E Notes will be made until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes are paid in full. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E

EXHIBIT H-4-2

Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes and the Class F-X Notes and other amounts in accordance with the Priority of Payments, all in accordance with the Indenture.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class G-E Eighth Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer, issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT H-4-3

capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (h) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Payments of principal of the Class G-E Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

EXHIBIT H-4-4

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class G-E Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

EXHIBIT H-4-5

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT H-4-6

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT H-4-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT H-4-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT H-4-9

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

______________________________

______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT H-4-10

EXHIBIT H-5

FORM OF CLASS G-X EIGHTH PRIORITY FLOATING RATE NOTE DUE 2038

[REGULATION S] [RULE 144A] GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT H-5-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	For Regulation S Global Note.

EXHIBIT H-5-2

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS G-X EIGHTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. [Reg. S] [144A] - ____	Up to
CUSIP No. [G3688XAF0][2] [30319XAL4][3]	U.S.$22,511,000
ISIN: [USG3688XAF09][2] [US30319XAL47][3]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns the Class G-X Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class G-X Notes shall accrue at the interest rate for the Class G-X Notes determined at the time of exchange of Class G Notes for proportionate interests in the Class G-E Notes and Class G-X Notes and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is pro rata with the payments of the interest on the Class G Notes and the Class G-E Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Preferred Shares.

Payments in respect of interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Payment Date occurring in May 2038 (the “Stated Maturity Date”), unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

[2]	For Regulation S Global Note.
[3]	For Rule 144A Global Note.

EXHIBIT H-5-3

Notwithstanding the foregoing, the final payment of interest due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class G-X Eighth Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer, issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (h) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT H-5-4

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

EXHIBIT H-5-5

If an Event of Default shall occur and be continuing, the Class G-X Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

EXHIBIT H-5-6

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

EXHIBIT H-5-7

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT H-5-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT H-5-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT H-5-10

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

______________________________

______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT H-5-11

SCHEDULE A

EXCHANGES IN GLOBAL NOTES

This Note shall be issued in the original principal balance of U.S.$[0]4 [0]5 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[4]	Rule 144A Global Note
[5]	Regulation S Global Note.

EXHIBIT H-5-12

EXHIBIT H-6

FORM OF CLASS G-X EIGHTH PRIORITY FLOATING RATE NOTE DUE 2038

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT H-6-1

FS RIALTO 2021-FL2 ISSUER, LTD.

CLASS G-X EIGHTH PRIORITY

FLOATING RATE NOTE DUE 2038

No. IAI - ____ CUSIP No. [30319XAM2] ISIN: [US30319XAM20]	U.S.$[__]

FS RIALTO 2021-FL2 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to [_______] or its registered assigns the Class G-X Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on May 18, 2021, and thereafter monthly on the 5th Business Day following the 11th day of each month or, if such day is not a Business Day, then on the preceding Business Day (each, a “Payment Date”). Interest on the Class G-X Notes shall accrue at the interest rate for the Class G-X Notes determined at the time of exchange of Class G Notes for proportionate interests in the Class G-E Notes and Class G-X Notes and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other assets pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of interest on this Note is pro rata with the payments of the principal, if any, of, and interest on the Class G Notes and the Class G-E Notes. The payment of interest on this Note is senior to the payments of the principal, if any, of, and interest on, the Preferred Shares.

Payments in respect of interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register, as provided in the Indenture.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Payment Date occurring in May 2038 (the “Stated Maturity Date”), unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

EXHIBIT H-6-2

The Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class G-X Eighth Priority Floating Rate Notes Due 2038*, of the Issuer and the Co-Issuer, issued under an indenture dated as of May 5, 2021 (the “Indenture”) by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee (in such capacity and, together with any successor trustee permitted under the Indenture, the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian. Also authorized under the Indenture are (a) up to U.S.$414,978,000 Class A Senior Secured Floating Rate Notes Due 2038 (the “Class A Notes”), (b) up to U.S.$79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038 (the “Class A-S Notes”), (c) up to U.S.$47,957,000 Class B Third Priority Secured Floating Rate Notes Due 2038 (the “Class B Notes”), (d) up to U.S.$48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038 (the “Class C Notes”), (e) up to U.S.$40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038 (the “Class D Notes”), (f) up to U.S.$15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038 (the “Class E Notes”), (g) up to U.S.$22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038* (the “Class F Notes”) and (h) up to U.S.$22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038* (the “Class G Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class F-E Notes, the Class F-X Notes, the Class G-E Notes and the Class G-X Notes, the “Notes”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s memorandum and articles of association as part of its issued share capital.

*

At any time on or after the Initial MASCOT Note Issuance Date, all or a portion of (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and vice versa and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes”) and the Class G-X Notes (the “Class G-X Notes”) and vice versa; provided that the Class F Notes shall only be exchangeable for proportionate interests in the Class F-E Notes and the Class F-X Notes if such Notes at the time of exchange are owned by a wholly-owned subsidiary of FS Credit Real Estate Income Trust, Inc.

EXHIBIT H-6-3

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Pursuant to Section 9.1(a) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by the Collateral Manager which shall be delivered as provided in the Indenture, at their applicable Redemption Prices on any Payment Date on or after the Payment Date on or after which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(b) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon at the written notice by a Majority of Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to their applicable Redemption Prices; provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price.

Pursuant to Section 9.1(c) of the Indenture, the Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the option of and upon written notice by a Majority of the Preferred Shareholders (which shall be delivered in accordance with the Indenture), on any Payment Date after the end of the Non-call Period at a price equal to their applicable Redemption Prices; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral to the Collateral Manager or any Affiliate of the Collateral Manager other than the Retention Holder in connection with an Optional Redemption.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

Pursuant to Section 9.5 of the Indenture, if the Note Protection Tests are not satisfied as of any Determination Date, the Notes shall be redeemed in accordance with the Priority of Payments set forth in the Indenture, only, and to the extent necessary, to cause the Note Protection Tests to be satisfied or, if sooner, until the Notes have been paid in full.

If an Event of Default shall occur and be continuing, the Class G-X Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

EXHIBIT H-6-4

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Offered Notes, or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class F Notes, the Class F-E Notes, the Class G Notes and the Class G-E Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) of the Indenture, by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $500 in excess thereof (plus any residual amount).

The principal of each Note, if any, shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; and (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, or any of their respective affiliates.

EXHIBIT H-6-5

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented to the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that either (A) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code or any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise, or (B) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in the case of any plan or entity subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION OF BANKRUPTCY, REORGANIZATION, ARRANGEMENT, MORATORIUM, LIQUIDATION OR OTHER SIMILAR PROCEEDINGS UNDER FEDERAL OR STATE BANKRUPTCY LAWS AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT), AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT H-6-6

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of May 5, 2021

FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer

By:
Name:
Title:

EXHIBIT H-6-7

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

EXHIBIT H-6-8

ASSIGNMENT FORM

For value received _____________________________________________

hereby sell, assign and transfer unto

______________________________

______________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT H-6-9

EXHIBIT I-1

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A RULE 144A

GLOBAL NOTE OR DEFINITIVE NOTE TO A REGULATION S GLOBAL NOTE

(Transfers pursuant to Article 2 of the Indenture)

Wells Fargo Bank, National Association, as Note Administrator

600 South 4th Street, 7th Floor

MAC N9300–070

Minneapolis, Minnesota 55415

Attention: Note Transfers – FS RIALTO 2021-FL2

Wells Fargo Bank, National Association, as Note Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – FS RIALTO 2021-FL2

Re:	FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer, and FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer of: the Class [ ] Notes, Due 2038 (the “Transferred Notes”)

Reference is hereby made to the Indenture, dated as of May 5, 2021 (the “Indenture”) by and among FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer, and FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer of the Notes, Wells Fargo Bank, National Association, as Note Administrator (the “Note Administrator”), paying agent, calculation agent, transfer agent, authenticating agent, custodian and backup advancing agent, Wilmington Trust, National Association, as Trustee (the “Trustee”), and FS Credit Real Estate Income Trust, Inc., as Advancing Agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

This letter relates to the transfer of $[        ] aggregate principal amount of Class [    ] Notes being transferred for an equivalent beneficial interest in a Regulation S Global Note of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated April 21, 2021, and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Collateral Manager and their counsel that:

(i)    at the time the buy order was originated, the Transferee was outside the United States;

EXHIBIT I-1-1

(ii)    the Transferee is not a U.S. Person (“U.S. Person”), as defined in Regulation S;

(iii)    the transfer is being made in an “offshore transaction” (“Offshore Transaction”), as defined in Regulation S, pursuant to Rule 903 or 904 of Regulation S;

(iv)    the Transferee will notify future transferees of the transfer restrictions;

(v)    the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the owner decides to reoffer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be reoffered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Transferred Notes. The Transferee acknowledges that no representation is made by the Issuer, the Co-Issuer or the Placement Agents, as the case may be, as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Transferred Notes;

(vi)    the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction. The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Transferee has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including, without limitation, an opportunity to ask questions of and request information from the Collateral Manager, the Placement Agents, the Issuer and the Co-Issuer, including without limitation, an opportunity to access to such legal and tax representation as the Transferee deemed necessary or appropriate;

(vii)    in connection with the purchase of the Transferred Notes: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Primary Servicer, the Special Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering

EXHIBIT I-1-2

memorandum relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) the Transferee has read and understands the final offering memorandum relating to the Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Transferred Notes are being issued and the risks to purchasers of the Notes); (D) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (E) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Note Administrator, the Trustee, the Servicer, the Special Servicer or any of their respective affiliates; (F) the Transferee will hold and transfer at least the minimum denomination of such Transferred Notes; (G) the Transferee was not formed for the purpose of investing in the Transferred Notes; and (H) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

(viii)    the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

(ix)    the Transferee represents and agrees that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law;

(x)    except to the extent permitted by the Securities Act and any rules thereunder as in effect and applicable at the time of any such offer, the Transferee

EXHIBIT I-1-3

will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising;

(xi)    the Transferee is not a member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Act (As Revised);

(xii)    the Transferee acknowledges that the obligations under the Transferred Notes are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Indenture, and following realization of the Collateral in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive;

(xiii)    the Transferee acknowledges that the Issuer is subject to anti-money laundering legislation in the Cayman Islands. Accordingly, if Notes are issued in the form of certificated Notes, the Issuer may, except in relation to certain categories of institutional investors, require a detailed verification of a Transferee’s identity and the source of the payment used by such Transferee for purchasing the Notes. The laws of other major financial centers may impose similar obligations upon the Issuer;

(xiv)    the Transferee understands that (A) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including, without limitation, the Cayman FATCA Legislation and the CRS), which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or

EXHIBIT I-1-4

Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation and/or CRS (including providing the Issuer or its agents with a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form” (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at http://www.ditc.ky/fatca/fatca-legislation-resources/))) requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation) and/or CRS requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent as a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Transferee may be compelled to sell its Notes or, if the Transferee does not sell its Notes within 10 business days after notice from the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent, such Notes may be sold at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA or CRS (as the case may be) and does not provide the Issuer, Co-Issuer, the Collateral Manager, Note Administrator, the Trustee or Paying Agent with evidence that it has complied with the applicable FATCA and/or CRS requirements, the Issuer, Co-Issuer, Note Administrator, Trustee or Paying Agent may be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

(xv)    the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as Sub-REIT or a direct or indirect wholly-owned disregarded subsidiary of Sub-REIT (or a subsequent REIT) owns 100% of the Retained Securities and the Issuer Ordinary

EXHIBIT I-1-5

Shares, the Issuer will be treated as a Qualified REIT Subsidiary and the Offered Notes will be treated as indebtedness solely of Sub-REIT or such subsequent REIT; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

(xvi)    the Transferee agrees to treat the Issuer, the Co-Issuer, and the Notes as described in “Certain U.S. Federal Income Tax Considerations” section of the Offering Memorandum for all U.S. federal, state and local income tax purposes and to take no action inconsistent with such treatment unless required by law;

(xvii)    if the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3) of the Code, or (B) it is a person that has provided a Form W-8BEN-E indicating that it is eligible for benefits under an income tax treaty with the United States that completely eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan;

(xviii)    the Transferee understands that the Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the adequacy or accuracy of the final offering memorandum relating to the Notes. The Transferee further understands that any representation to the contrary is a criminal offense;

(xix)    the Transferee will, prior to any sale, pledge or other transfer by such Transferee of any Note (or interest therein), obtain from the prospective transferee, and deliver to the Note Administrator, a duly executed transferee certificate addressed to each of the Note Administrator, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager, the Servicer and the Special Servicer in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Note Administrator or the Trustee may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture;

(xx)    the Transferee agrees that no Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth in the Indenture. In addition, the Transferee understands that the Notes will be transferable only upon registration of the transferee in the note register of the Issuer following delivery to Wells Fargo Bank, National Association (in such capacity, the “Note Registrar”) of a duly executed transfer certificate and any other certificates and other information required by the Indenture;

EXHIBIT I-1-6

(xxi)    the Transferee is aware and agrees that no Note (or beneficial interest therein) may be reoffered, resold, pledged or otherwise transferred except to a person that is (i) both (a) either (1) a “qualified institutional buyer,” as defined in Rule 144A, who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (2) solely in the case of Notes that are issued in the form of Definitive Notes, an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or an entity in which all of the equity owners are such “accredited investors,” and (b) a Qualified Purchaser; or (ii) not a “U.S. person” as defined in Regulation S, and is acquiring the Notes in an “offshore transaction” as defined in Regulation S, in reliance on the exemption from registration provided by Regulation S. The Transferee acknowledges that no representation is made as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Notes;

(xxii)     the Transferee understands that there is no secondary market for the Notes and that no assurances can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop. The Transferee further understands that, although the Placement Agents may from time to time make a market in the Notes, the Placement Agents are not under any obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. Accordingly, the Transferee must be prepared to hold the Notes until the Stated Maturity Date;

(xxiii)    the Transferee agrees that (i) any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Transferee or a transferee to the Issuer, the Note Administrator, the Trustee or the Note Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Note Administrator, the Trustee and the Note Registrar has any obligation to recognize any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation;

(xxiv)    the Transferee approves and consents to any direct trades between the Issuer, the Collateral Manager and the Trustee and/or its affiliates that is permitted under the terms of the Indenture and the Servicing Agreement;

(xxv)    the Transferee acknowledges that the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Note Registrar, the Servicer, the Placement Agents, the Collateral Manager and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate,

EXHIBIT I-1-7

the Transferee will promptly notify the Issuer, the Co-Issuer, the Trustee, the Note Administrator, Note Registrar, the Servicer, the Collateral Manager and the Placement Agents; and

(xxvi)    the Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT I-1-8

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

THE OWNER UNDERSTANDS AND AGREES THAT AN ADDITIONAL LEGEND IN SUBSTANTIALLY THE FOLLOWING FORM WILL BE PLACED ON EACH NOTE IN THE FORM OF A REGULATION S GLOBAL NOTE:

AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.

You, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager and the Note Administrator are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

EXHIBIT I-1-9

Dated:

cc:	[ ]
[ ]

EXHIBIT I-1-10

EXHIBIT I-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A REGULATION S

GLOBAL NOTE OR DEFINITIVE NOTE TO A RULE 144A GLOBAL NOTE

(Transfers pursuant to Article 2 of the Indenture)

Wells Fargo Bank, National Association, as Note Administrator

600 South 4th Street, 7th Floor

MAC N9300–070

Minneapolis, Minnesota 55415

Attention: Note Transfers – FS RIALTO 2021-FL2

Wells Fargo Bank, National Association, as Note Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – FS RIALTO 2021-FL2

Re:	FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer, and FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer of: the Class [ ] Notes, Due 2038 (the “Transferred Notes”)

Reference is hereby made to the Indenture dated as of May 5, 2021 (the “Indenture”), by and among FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer, and FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer of the Notes, Wells Fargo Bank, National Association, as Note Administrator (the “Note Administrator”), paying agent, calculation agent, transfer agent, authenticating agent, custodian and backup advancing agent, Wilmington Trust, National Association, as Trustee (the “Trustee”), and FS Credit Real Estate Income Trust, Inc., as Advancing Agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

This letter relates to the transfer of $[            ] aggregate principal amount of Class [    ] Notes being transferred in exchange for an equivalent beneficial interest in a Rule 144A Global Note of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated April 21, 2021 and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator and the Trustee that:

(i)    the Transferee is both (A) a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) and (B) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended;

EXHIBIT I-2-1

(ii)    (A) the Transferee is acquiring a beneficial interest in such Transferred Notes for its own account or for an account that is a QIB and as to each of which the Transferee exercises sole investment discretion, and (B) the Transferee and each such account is acquiring not less than the minimum denomination of the Transferred Notes;

(iii)    the Transferee will notify future transferees of the transfer restrictions;

(iv)    the Transferee is obtaining the Transferred Notes in a transaction pursuant to Rule 144A;

(v)    the Transferee is obtaining the Transferred Notes in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction;

(vi)    the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the owner decides to reoffer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be reoffered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Transferred Notes. The Transferee acknowledges that no representation is made by the Issuer, the Co-Issuer or the Placement Agents, as the case may be, as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Transferred Notes;

(vii)    the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction. The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Transferee has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including, without limitation, an opportunity to ask questions of and request information from the Servicer, the Collateral Manager, the Placement Agents, the Issuer and the Co-Issuer, including without limitation, an opportunity to access to such legal and tax representation as the Transferee deemed necessary or appropriate;

(viii)    in connection with the purchase of the Transferred Notes: (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Primary Servicer, the Special Servicer, the Note Administrator, the

EXHIBIT I-2-2

Trustee, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) the Transferee has read and understands the final offering memorandum relating to the Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Transferred Notes are being issued and the risks to purchasers of the Notes); (D) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (E) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates; (F) the Transferee will hold and transfer at least the minimum denomination of such Transferred Notes; (G) the Transferee was not formed for the purpose of investing in the Transferred Notes; and (H) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

(ix)    the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

(x)    the Transferee represents and agrees that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise

EXHIBIT I-2-3

to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law;

(xi)    except to the extent permitted by the Securities Act and any rules thereunder as in effect and applicable at the time of any such offer, the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising;

(xii)    the Transferee is not a member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Act (As Revised);

(xiii)    the Transferee acknowledges that the Transferred Notes are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Indenture, and following realization of the Collateral in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive;

(xiv)    the Transferee acknowledges that the Issuer is subject to anti-money laundering legislation in the Cayman Islands. Accordingly, if Notes are issued in the form of certificated Notes, the Issuer may, except in relation to certain categories of institutional investors, require a detailed verification of a Transferee’s identity and the source of the payment used by such Transferee for purchasing the Notes. The laws of other major financial centers may impose similar obligations upon the Issuer;

(xv)    the Transferee understands that (A) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including, without limitation, the Cayman FATCA Legislation and the CRS), which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of

EXHIBIT I-2-4

Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation and/or CRS (including providing the Issuer or its agents with a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form” (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at http://www.ditc.ky/fatca/fatca-legislation-resources/)) requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation) and/or CRS requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent as a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Transferee may be compelled to sell its Notes or, if the Transferee does not sell its Notes within 10 business days after notice from the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent, such Notes may be sold at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA or CRS (as the case may be) and does not provide the Issuer, Co-Issuer, the Collateral Manager, Note Administrator, the Trustee, or Paying Agent with evidence that it has complied with the applicable FATCA and/or CRS requirements, the Issuer, Co-Issuer, Note Administrator, Trustee, or Paying Agent may be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

EXHIBIT I-2-5

(xvi)    the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as Sub-REIT or a direct or indirect wholly-owned disregarded subsidiary of Sub-REIT (or a subsequent REIT) owns 100% of the Retained Securities and the Issuer Ordinary Shares, the Issuer will be treated as a Qualified REIT Subsidiary and the Offered Notes will be treated as indebtedness solely of Sub-REIT or such subsequent REIT; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

(xvii)    if the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3) of the Code, or (B) it is a person that has provided a Form W-8BEN-E indicating that it is eligible for benefits under an income tax treaty with the United States that completely eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan;

(xviii)    the Transferee understands that the Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the adequacy or accuracy of the final offering memorandum relating to the Notes. The Transferee further understands that any representation to the contrary is a criminal offense;

(xix)    the Transferee will, prior to any sale, pledge or other transfer by such Transferee of any Note (or interest therein), obtain from the prospective transferee, and deliver to the Note Administrator, a duly executed transferee certificate addressed to each of the Note Administrator, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager, the Servicer and the Special Servicer in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator or the Trustee may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture;

(xx)    the Transferee agrees that no Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth

EXHIBIT I-2-6

in the Indenture. In addition, the Transferee understands that the Notes will be transferable only upon registration of the transferee in the note register of the Issuer following delivery to Wells Fargo Bank, National Association (in such capacity, the “Note Registrar”) of a duly executed transfer certificate and any other certificates and other information required by the Indenture;

(xxi)    the Transferee is aware and agrees that no Note (or beneficial interest therein) may be reoffered, resold, pledged or otherwise transferred except to a person that is (a) both (1) either (A) a QIB who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (B) solely in the case of Notes that are issued in the form of Definitive Notes, an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or an entity in which all of the equity owners are such “accredited investors,” and (2) a Qualified Purchaser; or (b) not a “U.S. person” as defined in Regulation S, and is acquiring the Notes in an “offshore transaction” as defined in Regulation S, in reliance on the exemption from registration provided by Regulation S. The Transferee acknowledges that no representation is made as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Notes;

(xxii)    the Transferee understands that there is no secondary market for the Notes and that no assurances can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop. The Transferee further understands that, although the Placement Agents may from time to time make a market in the Notes, the Placement Agents are not under any obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. Accordingly, the Transferee must be prepared to hold the Notes until the Stated Maturity Date;

(xxiii)    the Transferee agrees that (i) any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Transferee or a transferee to the Issuer, the Note Administrator, the Trustee or the Note Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Note Administrator, the Trustee and the Note Registrar has any obligation to recognize any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation;

(xxiv)    the Transferee approves and consents to any direct trades between the Issuer, the Collateral Manager and the Trustee and/or its affiliates that is permitted under the terms of the Indenture;

(xxv)    the Transferee acknowledges that the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Note Registrar, the Servicer, the Placement Agents and others will rely upon the truth and accuracy of

EXHIBIT I-2-7

the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, the Transferee will promptly notify the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Note Registrar, the Servicer and the Placement Agents; and

(xxvi)    the Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE

EXHIBIT I-2-8

TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL NOTE VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

You, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager and the Note Administrator are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated:

cc:	[ ]
[ ]

EXHIBIT I-2-9

EXHIBIT I-3

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A REGULATION S

GLOBAL SECURITY, RULE 144A GLOBAL NOTE OR

DEFINITIVE NOTE TO A DEFINITIVE NOTE

(Transfers pursuant to Article 2 of the Indenture)

Wells Fargo Bank, National Association, as Note Administrator

600 South 4th Street, 7th Floor

MAC N9300–070

Minneapolis, Minnesota 55415

Attention: Note Transfers – FS RIALTO 2021-FL2

Wells Fargo Bank, National Association, as Note Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – FS RIALTO 2021-FL2

Re:	FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer, and FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer of: the Class [ ] Notes, Due 2038 (the “Transferred Notes”)

Reference is hereby made to the Indenture dated as of May 5, 2021 (the “Indenture”), by and among FS RIALTO 2021-FL2 ISSUER, LTD., as Issuer, and FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer of the Notes, Wells Fargo Bank, National Association, as Note Administrator (the “Note Administrator”), paying agent, calculation agent, transfer agent, authenticating agent, custodian and backup advancing agent, Wilmington Trust, National Association, as Trustee (the “Trustee”), and FS Credit Real Estate Income Trust, Inc., as Advancing Agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

This letter relates to the transfer of $[            ] aggregate principal amount of Class [    ] Notes being transferred in exchange for a Definitive Note of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated April 21, 2021 and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator and the Trustee that:

(i)    the Transferee is both (A) a QIB (as defined below) or an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “IAI”), or an entity in which all of the equity owners are such “accredited investors” and (B) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended;

EXHIBIT I-3-1

(ii)     the Transferee is acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of $100,000 and in integral multiples of $500 in excess thereof;

(iii)    the Transferee understands that the Notes have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the Transferee decides to reoffer, resell, pledge or otherwise transfer the Notes, such Notes may be reoffered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes. In particular, the Transferee understands that the Notes may be transferred only to a person that is (a) both (1) either (A) a “qualified institutional buyer” as defined in Rule 144A (a “QIB”), who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (B) solely in the case of Notes that are issued in the form of Definitive Securities, an IAI, and (2) a Qualified Purchaser; or (b) not a “U.S. person” as defined in Regulation S (a “U.S. Person”), and is acquiring the Notes in an “offshore transaction” as defined in Regulation S (an “Offshore Transaction”), in reliance on the exemption from registration provided by Regulation S. The Transferee acknowledges that no representation is made as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Notes;

(iv)    in connection with the Transferee’s purchase of the Notes: (a) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Primary Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (b) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final Offering Memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; (c) the Transferee has read and understands the final Offering Memorandum relating to such Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (d) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Notes; (e) the Transferee has

EXHIBIT I-3-2

consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates; (f) the Transferee will hold and transfer at least the minimum denomination of such Notes; (g) the Transferee was not formed for the purpose of investing in the Notes; and (h) the Transferee is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks;

(v)    the Transferee is acquiring the Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction; it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit-sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; it agrees that it shall not hold any Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the 1940 Act and all other purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Notes;

(vi)    the Transferee represents and agrees that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b) in the case of the Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law;

(vii)    the Transferee understands that (A) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer,

EXHIBIT I-3-3

the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including, without limitation, the Cayman FATCA Legislation and the CRS), which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation and/or CRS (including providing the Issuer or its agents with a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form” (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at http://www.ditc.ky/fatca/fatca-legislation-resources/f)) requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation) and/or CRS requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent as a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Transferee may be compelled to sell its Notes or, if the Transferee does not sell its Notes within 10 business days after notice from the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Paying Agent, such Notes may be sold at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds

EXHIBIT I-3-4

of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA or CRS (as the case may be) and does not provide the Issuer, Co-Issuer, the Collateral Manager, Note Administrator, the Trustee or Paying Agent with evidence that it has complied with the applicable FATCA and/or CRS requirements, the Issuer, Co-Issuer, Note Administrator, Trustee or Paying Agent may be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

(viii)    the Transferee agrees (A) to comply with the Holder AML Obligations and to obtain and provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary, (B) that the Issuer or its agents or representatives may (1) provide such information and documentation and any other information concerning its investment in such Notes to the Cayman Islands Monetary Authority, and (2) take such other steps as they deem necessary or helpful to achieve AML Compliance, and (C) that if it fails for any reason to comply with its Holder AML Obligations or otherwise is or becomes a Non-Permitted AML Holder, the Issuer will have the right, to (1) compel it to sell its interest in such Notes, (2) sell such interest on its behalf in accordance with the procedures specified herein and/or (3) assign to such Notes a separate CUSIP or CUSIPs and, in the case of this sub-clause (3), to deposit payments on such Notes into a separate account, which amounts will be either (x) released to the holder of such Notes at such time that the Issuer determines that the holder of such Notes complies with its Holder AML Obligations and is not otherwise a Non-Permitted AML Holder or (y) released to pay costs related to such noncompliance; provided that any amounts remaining in an such account will be released to the applicable holder (a) on the date of final payment for the applicable Class (or as soon as reasonably practical thereafter) or (b) at the request of the applicable holder on any Business Day after such holder has certified to the Issuer that it no longer holds an interest in any Notes. Any amounts deposited into a separate account in respect of Notes held by a Non-Permitted AML Holder will be treated for all purposes under the Indenture as if such amounts had been paid directly to the holder of such Notes. It agrees to indemnify the Issuer for all damages, costs and expenses that result from its failure to comply with its Holder AML Obligations. This indemnification will continue even after it ceases to have an ownership interest in such Notes;

(ix)    the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as Sub-REIT or a direct or indirect wholly-owned disregarded subsidiary of Sub-REIT (or a subsequent REIT) owns 100% of the Retained Securities and the Issuer Ordinary

EXHIBIT I-3-5

Shares, the Issuer will be treated as a Qualified REIT Subsidiary and the Offered Notes will be treated as indebtedness solely of Sub-REIT or such subsequent REIT; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

(x)    if the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3) of the Code, or (B) it is a person that has provided a Form W-8BEN-E indicating that it is eligible for benefits under an income tax treaty with the United States that completely eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan;

(xi)    the Transferee is not a member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Act (As Revised);

(xii)    the Transferee acknowledges that the Transferred Notes are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Indenture, and following realization of the Collateral in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive;

(xiii)    the Transferee acknowledges that the Issuer is subject to anti-money laundering legislation in the Cayman Islands. Accordingly, if Notes are issued in the form of certificated Notes, the Issuer may, except in relation to certain categories of institutional investors, require a detailed verification of a Transferee’s identity and the source of the payment used by such Transferee for purchasing the Notes. The laws of other major financial centers may impose similar obligations upon the Issuer;

(xiv)    the Transferee agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to the Indenture or, if longer, the applicable preference period (plus one day) then in effect;

(xv)    the Transferee acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Note Administrator and the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and

EXHIBIT I-3-6

Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance;

(xvi)    the Transferee acknowledges that, each investor or prospective investor will be required to make such representations to the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, as the Issuer will require in connection with applicable AML/OFAC obligations, including, without limitation, representations to the Issuer that such investor or prospective investor (or any person controlling or controlled by the investor or prospective investor; if the investor or prospective investor is a privately held entity, any person having a beneficial interest in the investor or prospective investor; or any person for whom the investor or prospective investor is acting as agent or nominee in connection with the investment) is not (i) an individual or entity named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and the government(s) of any jurisdiction(s) in which the Partnership is doing business, including the List of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time; (ii) an individual or entity otherwise prohibited by the OFAC sanctions programs; or (iii) a current or former senior foreign political figure or politically exposed person, or an immediate family member or close associate of such an individual. Further, such investor or prospective investor must represent to the Issuer that it is not a prohibited foreign shell bank;

(xvii)    the Transferee acknowledges that, each investor or prospective investor will also be required to represent to the Issuer that amounts invested with the Issuer were not directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including, without limitation, any applicable anti-money laundering laws and regulations;

(xviii)    the Transferee acknowledges that, by law, the Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer or other service providers acting on behalf of the Issuer, may be obligated to “freeze” any investment in a Note by such investor. The Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer or other service providers acting on behalf of the Issuer may also be required to report such action and to disclose the investor’s identity to OFAC or other applicable governmental and regulatory authorities;

(xix)    the Transferee understands that the Issuer, the Note Administrator, the Trustee and the Placement Agents will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance; and

EXHIBIT I-3-7

(xx)    the Definitive Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1) EITHER (a) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (b) SOLELY IN THE CASE OF A NOTE ISSUED AS A DEFINITIVE NOTE, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”, WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS, AND (2) A “QUALIFIED PURCHASER”, AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT AND THE RULES THEREUNDER, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $500 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE NOTE ADMINISTRATOR, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

EXHIBIT I-3-8

You, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager and the Note Administrator are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated:

cc:	[ ]
[ ]

EXHIBIT I-3-9

EXHIBIT J

[RESERVED]

EXHIBIT J-1

EXHIBIT K

FORM OF CUSTODIAN RECEIPT

FS RIALTO 2021-FL2 ISSUER, LTD.

c/o MaplesFS Limited,

PO Box 1093

Boundary Hall, Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

Wells Fargo Bank, National Association,

  as note administrator,

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – FS RIALTO 2021-FL2

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: FS RIALTO 2021-FL2 Asset Manager

Fax: (704) 715-0036

Email:commercial.servicing@wellsfargo.com

Rialto Capital Advisors, LLC

200 S. Biscayne Blvd., Suite 3550

Miami, Florida 33131,

Attention: Adam Singer, Managing Director

E-mail: adam.singer@rialtocapital.com

with a copy to: liat.heller@rialtocapital.com

FS Credit Real Estate Income Trust, Inc. (the “Collateral Manager”)

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

Attention: Legal Department

Email: FSCREIT_TEAM@fsinvestments.com, credit.notices@fsinvestments.com and Portfolio_finance@fsinvestments.com with copies by email to: philip.orban@rialtocapital.com

EXHIBIT K-1

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – FS RIALTO 2021-FL2

Fax: (302) 636-6196

Email:cmbstrustee@wilmingtontrust.com

McCoy & Orta, P.C.

100 N. Broadway, 26th Floor

Oklahoma City, OK 73102

Attention: Vanessa Orta

Email: vorta@mccoy-orta.com

Re:	FS RIALTO 2021-FL2 ISSUER, LTD. (the “Issuer”)

Ladies and Gentlemen:

In accordance with the provisions of the Indenture, dated as of May 5, 2021 (the “Indenture”), by and among the Issuer, FS RIALTO 2021-FL2 CO-ISSUER, LLC, as Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian, the undersigned, as the Custodian, hereby certifies pursuant to Section 3.3(f) of the Indenture that it has reviewed or caused to be reviewed the Collateral Interest Files and [subject to any exceptions set forth on Schedule II attached hereto] (A) the documents referred to in Section 3.3(e) of the Indenture and set forth on Schedule I attached hereto have been received and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Collateral Interest. Capitalized terms used but not defined in this Receipt have the meanings assigned to them in the Indenture.

The Custodian shall have no responsibility for reviewing the Collateral Interest File except as expressly set forth in Section 3.3(f) of the Indenture. None of the Trustee, the Note Administrator, and the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(e) of the Indenture), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Mortgaged Property.

EXHIBIT K-2

Wells Fargo Bank, National Association, solely in its capacity as Custodian

[ENTITY]

By:
Name:
Title:

EXHIBIT K-3

EXHIBIT L

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:	Wells Fargo Bank, National Association,

as Custodian

1055 10th Avenue SE

Minneapolis, Minnesota, 55414

Attn: Document Custody Group – FS RIALTO 2021-FL2

In connection with the administration of the Collateral Interests held by you as the Custodian on behalf of the Issuer, we request the release, to the [Collateral Manager][Servicer][Special Servicer] of [specify document] for the Collateral Interest described below, for the reason indicated.

Borrower’s Name, Address & Zip Code:	Ship Files To:
Name:

Address:

Telephone Number:

Collateral Interest Description:

Current Outstanding Principal Balance:

Reason for Requesting Documents (check one):

1.	Collateral Interest Paid in Full. The [Servicer][Special Servicer] hereby certifies that all amounts received in connection therewith that are required to be remitted by the borrower or other obligors thereunder have been paid in full and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.

2.	Collateral Interest Sold or Liquidated By ___________________________. The [Collateral Manager][Servicer][Special Servicer] hereby certifies that all proceeds of sale, exchange, or other disposition or insurance, condemnation or other liquidation have been finally received and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.

3.	Other (explain) .

If box 1 or 2 above is checked, and if all or part of the Asset Documents were previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Collateral Interest.

EXHIBIT L-1

If box 3 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below and returning this form.

If box 3 above is checked, it is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Collateral Interest described above and in the proceeds of said Collateral Interest has been granted to the Trustee pursuant to the Indenture.

If box 3 above is checked, in consideration of the aforesaid delivery by the Custodian, the [Collateral Manager][Servicer][Special Servicer] hereby agrees to hold said Collateral Interest in trust for the Trustee, as provided under and in accordance with all provisions of the Indenture and the Servicing Agreement, and to return said Collateral Interest to the Custodian no later than the close of business on the twentieth (20th) Business Day following the date hereof or, if such day is not a Business Day, on the immediately preceding Business Day.

Capitalized terms used but not defined in this Request have the meanings assigned to them in the Indenture, dated as of May 5, 2021, by and among FS Rialto 2021-FL2 Issuer, Ltd., as Issuer, FS Rialto 2021-FL2 Co-Issuer, LLC, as Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian.

[WELLS FARGO BANK, NATIONAL
ASSOCIATION][FS CREDIT REAL
ESTATE INCOME TRUST,
INC.][RIALTO CAPITAL ADVISORS,
LLC]

By:
Name:
Title:

Acknowledgment of documents returned:

Wells Fargo Bank, National Association,

as Custodian

By:
Name:
Title:

Date:

EXHIBIT L-2

EXHIBIT M

FORM OF AUCTION CALL PROCEDURE

I. Pre-Auction Process

a) The Collateral Manager will initiate the Auction Procedures at least 60 days before each Payment Date occurring in February, May, August and November of each year commencing on the Payment Date in April 2031 (each, an “Auction Call Redemption Date”) by: (i) preparing a list of the Collateral; (ii) deriving a list of not less than three Eligible Bidders (the “Selected Bidders”) not Affiliates of (or funds or accounts managed by) the Collateral Manager and any additional Eligible Bidders, which may include Affiliates of (or funds or accounts managed by) the Collateral Manager (such additional Eligible Bidders, together with the Selected Bidders, the “Listed Bidders”) and requesting bids on a date (the “Auction Date”) at least ten Business Days before the Auction Call Redemption Date, and (iii) notifying the Trustee of the list of Listed Bidders (the “List”).

b) The general solicitation package which the Collateral Manager shall deliver to the Listed Bidders will include: (1) a form of a purchase agreement (“Purchase Agreement”) provided to the Trustee by the Collateral Manager (which shall provide that (A) upon satisfaction of all conditions precedent therein, the purchaser is irrevocably obligated to purchase, and the Issuer is irrevocably obligated to sell, the Collateral on the date and on the terms stated therein, (B) if any Collateral is to be sold to multiple different bidders, that the consummation of the purchase of all Collateral must occur simultaneously and that the closing of each purchase is conditional on the closing of all other purchases, (C) if for any reason whatsoever the Trustee has not received, by a specified Business Day (which shall be ten or more Business Days before the Auction Call Redemption Date), payment in full in immediately available funds of the aggregate purchase price for all of the Collateral, at least equal to the aggregate Redemption Price for each Outstanding Class of Offered Notes (the “Minimum Bid Amount”), the obligations of the parties shall terminate and the Issuer shall have no obligation or liability whatsoever, (2) the minimum aggregate cash purchase price (which shall be determined by the Collateral Manager for the various Collateral or group thereof); (3) the list of the Collateral; (4) a formal bid sheet (which shall permit the bidder to bid for some or all of the Collateral provided to the Trustee by the Collateral Manager, including a representation from the bidder that it is an Eligible Bidder; (5) a detailed timetable; and (6) copies of a Purchase Agreement and all other transfer documents provided to the Trustee by the Collateral Manager (including transfer certificates and subscription agreements which a bidder must execute and a list of the requirements which the bidder must satisfy).

c) The Collateral Manager will send solicitation packages to all Listed Bidders on the List at least 20 Business Days before the Auction Call Redemption Date. Listed Bidders will be required to submit any due diligence questions (or comments on the draft Purchase Agreement) in writing to the Collateral Manager by a date specified in the solicitation package. The Collateral Manager will be required to answer all relevant questions by a date specified in the solicitation package and will distribute the revised final Purchase Agreement to all Listed Bidders (with a copy to the Issuer).

EXHIBIT M-1

II. Auction Process

a) To the extent any Holder, any Preferred Shareholder, any Placement Agent and any of their respective Affiliates are Eligible Bidders, such parties will be allowed to bid in the Auction, but will not be required to do so.

b) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 11:00 a.m. New York City time, with the winning bidder to be notified by 3:00 p.m. New York City time. All bids from Listed Bidders on the List will be due on the bid sheet contained in the solicitation package. Each bid shall be for the purchase and delivery to one purchaser (i) of all (but not less than all) of the Collateral or (ii) identified Collateral.

c) Reserved.

d) With the advice of the Collateral Manager, the Trustee shall select the bid or bids which result in the Highest Auction Price (in excess of the specified Minimum Bid Amount) from one or more Listed Bidders.

e) Upon notification to the winning bidder or bidders, the winning bidder or bidders will be required to deliver to the Trustee a signed counterpart of the Purchase Agreement no later than 4:00 p.m. New York City time on the Auction Date. Each winning bidder shall make payment in full of the purchase price on the Business Day (the “Auction Purchase Closing Date”) specified in the general solicitation package (which shall be the tenth Business Day before the Auction Call Redemption Date). If a winning bidder so requests, the Trustee and the Issuer will enter into a bailee letter with the winning bidder and its designated bank (which bank shall be subject to approval by the Issuer or the Collateral Manager on behalf of the Issuer); provided, that such bank enters into an account control agreement with the Trustee and the Issuer and has been assigned ratings at least equal to those required for a successor Trustee pursuant to the Indenture. If the above requirements are satisfied, the Trustee shall deliver the Collateral (to be sold to such bidder) pursuant thereto to the bailee bank at least one Business Day prior to the closing on the sale of the Collateral and accept payment of the purchase price pursuant thereto. If payment in full of the purchase price is not made by the Auction Purchase Closing Date for any reason whatsoever by any winning bidder, the Issuer shall decline to consummate the sale of any Collateral, the Trustee and the Issuer shall direct the bailee bank to return the Collateral to the Trustee, and (if notice of redemption has been given by the Trustee) the Trustee shall give notice (in accordance with the Trust Deed) that the Auction Call Redemption will not occur.

As used in this Exhibit M, “Eligible Bidder” means, any person that is able to satisfy the requirements under the Purchase Agreement and all other transfer documents applicable to the transactions for which such bid is submitted.

As used in this Exhibit M, “Highest Auction Price” means, whichever is higher, the highest price bid by any Listed Bidder for all of the Collateral, or (ii) the sum of the highest prices bid by a Listed Bidder for any Collateral or group of Collateral. In any case in which more than one bidder bids for one or more items of Collateral in combination with other Collateral, the Collateral Manager will select the bids which maximize the net sales proceeds to be received by the Auction. In each case, the price bid by a bidder shall be the dollar amount which the Collateral Manager certifies to the Trustee based on the Collateral Manager’s review of the bids, which certification shall be binding and conclusive.

EXHIBIT M-2

EXHIBIT N

FORM OF NRSRO CERTIFICATION

[Date]

FS RIALTO 2021-FL2 ISSUER, LTD.

c/o MaplesFS Limited,

PO Box 1093

Boundary Hall, Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

Wells Fargo Bank, National Association,

as Note Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – FS RIALTO 2021-FL2

Attention: FS Rialto 2021-FL2 Issuer, Ltd. and FS Rialto 2021-FL2 Co-Issuer, LLC

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of May 5, 2021 (the “Indenture”), by and among FS Rialto 2021-FL2 Issuer, Ltd. (the “Issuer”), as Issuer, FS Rialto 2021-FL2 Co-Issuer, LLC, as Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian, the undersigned hereby certifies and agrees as follows:

1. The undersigned, is (a) either (i) a Nationally Recognized Statistical Rating Organization (“NRSRO”) or (ii) a Rating Agency, (b) has provided the Issuer with the appropriate certifications under Exchange Act 17g-5(e), and (c) agrees that any information obtained from the Issuer’s 17g-5 Website will be subject to the same confidentiality provisions applicable to information obtained from the Issuer’s 17g-5 website.

2. The undersigned has access to the 17g-5 Website.

3. The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the 17g-5 Information on the 17g-5 Website.

4. The undersigned agrees to the terms of the confidentiality agreement applicable to the NRSRO, attached as Annex A hereto.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

EXHIBIT N-1

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Nationally Recognized Statistical Rating
Organization]

Name:
Title:

Company:
Phone:
Email:

EXHIBIT N-2

ANNEX A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Confidentiality Agreement”) is made in connection with FS Rialto 2021-FL2 Issuer, Ltd., as issuer (the “Issuer”, and, together with its affiliates, the “Furnishing Entities” and each a “Furnishing Entity”) and FS Rialto 2021-FL2 Co-Issuer, LLC, as co-issuer (the “Co-Issuer”, and, together with the Issuer, the “Co-Issuers”) furnishing certain financial, operational, structural and other information relating to the issuance of the floating rate notes issued by the Issuer (the “Notes”) pursuant to the Indenture, dated as of May 5, 2021 (the “Indenture”), by and among the Issuer, the Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as note administrator (in such capacity, the “Note Administrator”), and custodian, and the assets underlying or referenced by the Notes, including the identity of, and financial information with respect to borrowers, sponsors, guarantors, managers and lessees with respect to such assets (together, the “Collateral”) to you (the “NRSRO”) through the website of Wells Fargo Bank, National Association, as 17g-5 Information Provider under the Indenture. Information provided by each Furnishing Entity is labeled as provided by the specific Furnishing Entity.

(1)

Definition of Confidential Information. For purposes of this Confidentiality Agreement, the term “Confidential Information” shall include the following information (irrespective of its source or form of communication, including information obtained by you through access to this site) that may be furnished to you by or on behalf of a Furnishing Entity in connection with the issuance or monitoring of a rating with respect to the Certificates: (x) all data, reports, interpretations, forecasts, records, agreements, legal documents and other information (such information, the “Evaluation Material”) and (y) any of the terms, conditions or other facts with respect to the transactions contemplated by the Indenture, including the status thereof; provided, however, that the term Confidential Information shall not include information which:

(a)

was or becomes generally available to the public (including through filing with the Securities and Exchange Commission or disclosure in an offering document) other than as a result of a disclosure by you or a NRSRO Representative (as defined in
Section 2(c)(i) below) in violation of this Confidentiality Agreement;

(b)

was or is lawfully obtained by you from a source other than a Furnishing Entity or its representatives that (i) is reasonably believed by you to be under no obligation to maintain the information as confidential and (ii) provides it to you without any obligation to maintain the information as confidential; or

(c)	is independently developed by the NRSRO without reference to any Confidential Information.

EXHIBIT N-3

(2)	Information to Be Held in Confidence.

(a)

You will use the Confidential Information solely for the purpose of determining or monitoring a credit rating on the Certificates and, to the extent that any information used is derived from but does not reveal any Confidential Information, for benchmarking, modeling or research purposes (the “Intended Purpose”).

(b)

You acknowledge that you are aware that the United States federal and state securities laws impose restrictions on trading in securities when in possession of material, non-public information and that the NRSRO will advise (through policy manuals or otherwise) each NRSRO Representative who is informed of the matters that are the subject of this Confidentiality Agreement to that effect.

(c)

You will treat the Confidential Information as private and confidential. Subject to Section 3, without the prior written consent of the applicable Furnishing Entity, you will not disclose to any person any Confidential Information, whether such Confidential Information was furnished to you before, on or after the date of this Confidentiality Agreement. Notwithstanding the foregoing, you may:

(i)

disclose the Confidential Information to any of the NRSRO’s affiliates, directors, officers, employees, legal representatives, agents and advisors (each, a “NRSRO Representative”) who, in the reasonable judgment of the NRSRO, need to know such Confidential Information in connection with the Intended Purpose; provided, that, prior to disclosure of the Confidential Information to a NRSRO Representative, the NRSRO shall have taken reasonable precautions to ensure, and shall be satisfied, that such NRSRO Representative will act in accordance with this Confidentiality Agreement;

(ii)	solely to the extent required for compliance with Rule 17g-5(a)(3) of the Act (17 C.F.R. 240.17g-5), post the Confidential Information to the NRSRO’s password protected website; and

(iii)	use information derived from the Confidential Information in connection with an Intended Purpose, if such derived information does not reveal any Confidential Information.

(3)

Disclosures Required by Law. If you or any NRSRO Representative is requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand, request for information or documents, deposition or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Information, you agree to provide the relevant Furnishing Entity with notice as soon as practicable (except in the case of regulatory or other governmental

EXHIBIT N-4

inquiry, examination or investigation, and otherwise to the extent practical and permitted by law, regulation or regulatory or other governmental authority) that a request to disclose the Confidential Information has been made so that the relevant Furnishing Entity may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information if it so chooses. Unless otherwise required by a court or other governmental or regulatory authority to do so, and provided that you have been informed by written notice that the related Furnishing Entity is seeking a protective order or other reasonable assurance for confidential treatment with respect to the requested Confidential Information, you agree not to disclose the Confidential Information while the Furnishing Entity’s effort to obtain such a protective order or other reasonable assurance for confidential treatment is pending. You agree to reasonably cooperate with each Furnishing Entity in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is being disclosed, at the sole expense of such Furnishing Entity; provided, however, that in no event shall the NRSRO be required to take a position that such information should be entitled to receive such a protective order or reasonable assurance as to confidential treatment. If a Furnishing Entity succeeds in obtaining a protective order or other remedy, you agree to comply with its terms with respect to the disclosure of the Confidential Information, at the sole expense of such Furnishing Entity. If a protective order or other remedy is not obtained or if the relevant Furnishing Entity waives compliance with the provisions of this Confidentiality Agreement in writing, you agree to furnish only such information as you are legally required to disclose, at the sole expense of the relevant Furnishing Entity.

(4)

Obligation to Return Evaluation Material. Promptly upon written request by or on behalf of the relevant Furnishing Entity, all material or documents, including copies thereof, that contain Evaluation Material will be destroyed or, in your sole discretion, returned to the relevant Furnishing Entity. Notwithstanding the foregoing, (a) the NRSRO may retain one or more copies of any document or other material containing Evaluation Material to the extent necessary for legal or regulatory compliance (or compliance with the NRSRO’s internal policies and procedures designed to ensure legal or regulatory compliance) and (b) the NRSRO may retain any portion of the Evaluation Material that may be found in backup tapes or other archive or electronic media or other documents prepared by the NRSRO and any Evaluation Material obtained in an oral communication; provided, that any Evaluation Material so retained by the NRSRO will remain subject to this Confidentiality Agreement and the NRSRO will remain bound by the terms of this Confidentiality Agreement.

(5)	Violations of this Confidentiality Agreement.

(a)	The NRSRO will be responsible for any breach of this Confidentiality Agreement by you, the NRSRO or any NRSRO Representative.

EXHIBIT N-5

(b)

You agree promptly to advise each relevant Furnishing Entity in writing of any misappropriation or unauthorized disclosure or use by any person of the Confidential Information which may come to your attention and to take all steps reasonably requested by such Furnishing Entity to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.

(c)

You acknowledge and agree that the Furnishing Entities would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Furnishing Entity shall be entitled to specific performance and injunctive relief to prevent breaches of this Confidentiality Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which a Furnishing Entity may be entitled at law or in equity. It is further understood and agreed that no failure to or delay in exercising any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

(6)

Term. Notwithstanding the termination or cancellation of this Confidentiality Agreement and regardless of whether the NRSRO has provided a credit rating on a Security, your obligations under this Confidentiality Agreement will survive indefinitely.

(7)

Governing Law. This Confidentiality Agreement and any claim, controversy or dispute arising under the Confidentiality Agreement, the relationships of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

(8)	Amendments. This Confidentiality Agreement may be modified or waived only by a separate writing by the NRSRO and each Furnishing Entity.

(9)

Entire Agreement. This Confidentiality Agreement represents the entire agreement between you and the Furnishing Entities relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by you. This agreement supersedes all other understandings and agreements between us relating to such matters; provided, however, that, if the terms of this Confidentiality Agreement conflict with another agreement relating to the Confidential Information that specifically states that the terms of such agreement shall supersede, modify or amend the terms of this Confidentiality Agreement, then to the extent the terms of this Confidentiality Agreement conflict with such agreement, the terms of such agreement shall control notwithstanding acceptance by you of the terms hereof by entry into this website.

EXHIBIT N-6

(10)	Contact Information. Notices for each Furnishing Entity under this Confidentiality Agreement, shall be directed as set forth below:

FS RIALTO 2021-FL2 ISSUER, LTD.

c/o MaplesFS Limited,

PO Box 1093

Boundary Hall, Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

with a copy to:

FS Investments

201 Rouse Boulevard, Philadelphia, Pennsylvania 19112

Attention: Legal Department

Email: FSCREIT_TEAM@fsinvestments.com, credit.notices@fsinvestments.com and Portfolio_finance@fsinvestments.com

and

Rialto Capital Management, LLC

600 Madison Avenue, 12th Floor

New York, New York 10022

Attention: Philip Orban, Managing Director

E-mail: philip.orban@rialtocapital.com

EXHIBIT N-7

EXHIBIT O

FORM OF NOTE ADMINISTRATOR’S MONTHLY REPORT

(TO BE INSERTED)

EXHIBIT O-1

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747 FS RIALTO 2021-FL2 ISSUER, LTD. FS RIALTO 2021-FL2 CO-ISSUER, LLC For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com Payment Date: 5/18/21 Record Date: 5/17/21 Determination Date: 5/11/21 DISTRIBUTION DATE STATEMENT Table of Contents STATEMENT SECTIONS PAGE(s) Note Distribution Detail 2 Note Factor Detail 3 Reconciliation Detail 4 Other Required Information 5 Test Calculation Detail 6 Cash Reconciliation Detail 7 Mortgage Loan Detail 8 Cumulative Loan Acquisition Detail 9 NOI Detail 10 Principal Prepayment Detail 11 Historical Detail 12 Delinquency Loan Detail 13 Specially Serviced Loan Detail 14 - 15 Advance Summary 16 Modified Loan Detail 17 Historical Liquidated Loan Detail 18 Interest Historical Shortfall Bond / Reconciliation Collateral Loss Detail Reconciliation 2019 - 21 Supplemental Reporting 22 Issuer Servicer Special Servicer FS Rialto 2021-FL2 Issuer, Ltd. Wells Fargo Bank, National Association Rialto Capital Advisors, LLC PO Box 1093 Three Wells Fargo, MAC D1050-084 200 S. Biscayne Blvd. Boundary Hall, Cricket Square 401 S. Tryon Street, 8th Floor Suite 3550 Grand Cayman KY1-1102 Charlotte, NC 28202 Miami, FL 33131 Cayman Islands Contact: Contact: Contact: c/o MaplesFS Limited REAM_InvestorRelations@wellsfargo.com adam.singer@rialtocapital.com This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information. Please visit www.ctslink.com for additional information and special notices. In addition, noteholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747 FS RIALTO 2021-FL2 ISSUER, LTD. FS RIALTO 2021-FL2 CO-ISSUER, LLC For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com Payment Date: 5/18/21 Record Date: 5/17/21 Determination Date: 5/11/21 DISTRIBUTION DATE STATEMENT Table of Contents STATEMENT SECTIONS PAGE(s) Note Distribution Detail 2 Note Factor Detail 3 Reconciliation Detail 4 Other Required Information 5 Test Calculation Detail 6 Cash Reconciliation Detail 7 Mortgage Loan Detail 8 Cumulative Loan Acquisition Detail 9 NOI Detail 10 Principal Prepayment Detail 11 Historical Detail 12 Delinquency Loan Detail 13 Specially Serviced Loan Detail 14 - 15 Advance Summary 16 Modified Loan Detail 17 Historical Liquidated Loan Detail 18 Interest Historical Shortfall Bond / Reconciliation Collateral Loss Detail Reconciliation 2019 - 21 Supplemental Reporting 22 Issuer Servicer Special Servicer FS Rialto 2021-FL2 Issuer, Ltd. Wells Fargo Bank, National Association Rialto Capital Advisors, LLC PO Box 1093 Three Wells Fargo, MAC D1050-084 200 S. Biscayne Blvd. Boundary Hall, Cricket Square 401 S. Tryon Street, 8th Floor Suite 3550 Grand Cayman KY1-1102 Charlotte, NC 28202 Miami, FL 33131 Cayman Islands Contact: Contact: Contact: c/o MaplesFS Limited REAM_InvestorRelations@wellsfargo.com adam.singer@rialtocapital.com This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information. Please visit www.ctslink.com for additional information and special notices. In addition, noteholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Note Factor Detail Beginning Principal Interest Prepayment Realized Loss/ Ending Class CUSIP Additional Trust Balance Distribution Distribution Premium Balance Fund Expenses A 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 A-S B 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 C D 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 E F 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 F-E G 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 G-E PREF 0.00000000 0.00000000 0.00000000 0.00000000 0.00000000 0.00000000 Beginning Interest Prepayment Ending Class CUSIP Notional Notional Distribution Premium Amount Amount G F--X X 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Note Factor Detail Beginning Principal Interest Prepayment Realized Loss/ Ending Class CUSIP Additional Trust Balance Distribution Distribution Premium Balance Fund Expenses A 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 A-S B 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 C D 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 E F 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 F-E G 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 G-E PREF 0.00000000 0.00000000 0.00000000 0.00000000 0.00000000 0.00000000 Beginning Interest Prepayment Ending Class CUSIP Notional Notional Distribution Premium Amount Amount G F--X X 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 0 0..00000000 00000000 For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Reconciliation Detail Principal Reconciliation Stated Beginning Balance Principal Unpaid Principal Beginning Balance Scheduled Principal Unscheduled Principal Adjustments Principal Realized Loss Principal Stated Ending Balance Principal Unpaid Ending Balance Distribution Current Principal Amount Total 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Note Interest Reconciliation Accrual Accrual Accrued Net Aggregate Distributable Distributable WAC CAP Additional Interest Remaining Unpaid Class Dates Days Note Prepayment Note Note Interest Shortfall Trust Fund Distribution Distributable Interest Interest Shortfall Interest Adjustment Expenses Note Interest A 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 A-S 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 B 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 C 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 D 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 E 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 F 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 F-E 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 F-X 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 G 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 G-E 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 G-X 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 PREF 0 0 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Totals 0 0.00 0.00 0.00 0 0. .00 00 0.00 0.00 0.00 0.00

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Other Required Information Available Distribution Amount (1) 0.00 Reinvestment Account Current Benchmark 0.00% Beginning Account Balance 0.00 Next Benchmark 0.00% Current Period Deposits 0.00 Current Period Withdrawals 0.00 Beginning Aggregate Outstanding Portfolio Balance 0.00 Ending Account Balance 0.00 Ending Aggregate Outstanding Portfolio Balance 0.00 Unused Proceeds Account preceding Confirmation month, that the a certificate Trustee has from received, FS Credit within REIT the Beginning Account Balance 0.00 and the Retention Holder in accordance with Section 3 Yes/No Current Period Deposits 0.00 (d)(i) of the EU Risk Retention Letter. Current Period Withdrawals 0.00 Ending Account Balance 0.00 (1) The Available Distribution Amount includes any Prepayment Premiums .

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Test Calculation Detail Interest Coverage Test Pass/Fail Par Value Test Result Pass/Fail Interest Coverage Ratio 0.00% Par Value Ratio 0.00% Interest Coverage Test Threshold 120.00% Par Value Test Threshold 118.61% Par Value Test Calculation Interest Coverage Test Calculation Calculation: (A)/(B+C+D+E+F+G+H) Calculation: (1+2+3)-(4)/(5+6+7+8+9+10) (a) the Aggregate Principal Balance of the Collateral Interests other than (1) the expected scheduled interest payments in the Due Period on the Modified Collateral Interests and Defaulted Collateral Interests; 0.00 Mortgage Assets 0.00 or (b) Eligible the aggregate Investments Principal and Balance all amounts of all held Principal as cash Proceeds or Eligible held as cash (2) the expected scheduled interest payments due on the Eligible 0.00 Investments held in the Accounts 0.00 Investments in the Unused Proceeds Account; and (3) Interest Advances advanced by the Advancing Agent or the Backup 0.00 in (c) the the accounts; sum of the and Calculation Amounts attributable to each Modified Advancing Agent Collateral Interest and each Defaulted Collateral Interest; 0.00 Sum of (1), (2), and (3): 0.00 (A) Net Outstanding Portfolio Balance: (a) + (b) + (c) above 0.00 Divided by the sum of the following: Minus (4): (B) Aggregate Outstanding Amount of the Class A Notes 0.00 (4) any amounts scheduled to be paid pursuant to Section 11.1(a)(i)(1) (C) Aggregate Outstanding Amount of the Class A-S Notes 0.00 through (4) (other than any waived Collateral Manager Fees) 0.00 (D) Aggregate Outstanding Amount of the Class B Notes 0.00 Divided by the sum of the following: (E) Aggregate Outstanding Amount of the Class C Notes 0.00 (5) the sum of the scheduled interest on the Class A Notes plus any (F) Aggregate Outstanding Amount of the Class D Notes 0.00 Class A Defaulted Interest Amount 0.00 (G) Aggregate Outstanding Amount of the Class E Notes 0.00 (6) the sum of the scheduled interest on the Class A-S Notes plus any (H) Unreimbursed Interest Advances 0.00 Class A-S Defaulted Interest Amount 0.00 Sum of (B), (C), (D), (E), (F), (G), and (H): 0.00 (7) the sum of the scheduled interest on the Class B Notes plus any 0.00 * that provided, is less than however, 95% of that the (i) outstanding with respect principal to each balance Collateral of Interest such Collateral acquired Interest, at a purchase the “Principal price Class B Defaulted Interest Amount Balance” of such Collateral Interest will be the lesser of the purchase price and the amount (8) the sum of the scheduled interest on the Class C Notes plus any determined pursuant to clause (c) above, if applicable, for purposes of computing the Net Class C Defaulted or Deferred Interest Amount 0.00 Outstanding owned by the Portfolio Issuer for Balance, more than (ii) with three respect years after to each becoming Defaulted a Defaulted Collateral Collateral Interest that Interest, has been the (9) the sum of the scheduled interest on the Class D Notes plus any Class D Defaulted or Deferred Interest Amount 0.00 Principal Balance of such Defaulted Collateral Interest will be zero for purposes of computing the Net Outstanding Portfolio Balance and (iii) in the case of a Collateral Interest subject to a Credit Class (10) the E Defaulted sum of the or scheduled Deferred interest Interest on Amount the Class E Notes plus any Risk/Defaulted Collateral Interest Cash Purchase or an exchange for an Exchange Collateral 0.00 Interest, the Collateral Manager will have 45 days to exercise such purchase or exchange and Sum of (5), (6), (7), (8), (9), and (10): 0.00 during purposes such of period computing such the Collateral Net Outstanding Interest will Portfolio not be Balance treated as . a Defaulted Collateral Interest for

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Cash Reconciliation Detail Total Funds Collected Total Funds Distributed Interest: Fees: Interest paid or advanced 0.00 Servicing Fee - Wells Fargo Bank, N.A. 0.00 Interest reductions due to Non-Recoverability Determinations 0.00 Trustee Fee - Wilmington Trust, N.A. 0.00 Interest Adjustments 0.00 Note Administrator Fee - Wells Fargo Bank, N.A. 0.00 Deferred Interest 0.00 Advancing Agent Fee - FS Credit REIT 0.00 Net Net Prepayment Prepayment Interest Interest Shortfall Excess 0.00 0.00 CREFC® Intellectual Property Royalty License Fee 0.00 Collateral Manager Fee - FS Credit REIT 0.00 Total Interest Collected 0.00 Total Fees 0.00 Principal: Additional Trust Fund Expenses: Scheduled Unscheduled Principal Principal 0.00 0.00 Reimbursement for Interest on Advances 0.00 ASER Amount 0.00 Principal Collection Prepayments of Principal after Maturity Date 0.00 0.00 Special Servicing Fee 0.00 Rating Agency Expenses 0.00 Recoveries Excess of Prior from Principal Liquidation Amounts and Insurance paid Proceeds 0.00 0.00 Attorney Fees & Expenses 0.00 Bankruptcy Expense 0.00 Negative Curtailments Amortization 0.00 0.00 Taxes Imposed on Trust Fund 0.00 Non-Recoverable Advances 0.00 Principal Adjustments 0.00 Other Expenses 0.00 Total Principal Collected 0.00 Total Additional Trust Fund Expenses 0.00 Other: Prepayment Penalties/Yield Maintenance 0.00 Payments to Noteholders & Others: Unused Proceeds Account Withdrawal 0.00 Principal Interest Distribution Distribution 0.00 0.00 Borrower Option Extension Fees 0.00 Reinvestment Account Withdrawal 0.00 Prepayment Borrower Option Penalties/Yield Extension Fees Maintenance 0.00 0.00 Unused Proceeds Account Withdrawal 0.00 Reinvestment Income on Unused Proceeds Account 0.00 Reinvestment Account Deposit 0.00 Reinvestment Income on Reinvestment Account 0.00 Unused Proceeds Account Deposit 0.00 Total Other Collected 0.00 Total Payments to Noteholders & Others 0.00 Total Funds Collected 0.00 Total Funds Distributed 0.00

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Mortgage Loan Detail Beginning Ending Paid Future Future Res. Mod. Loan ODCR Property City State Interest Principal Gross Maturity Thru Number Scheduled Scheduled Funding Funding Strat. Code Type (1) Payment Payment Coupon Date Balance Balance Date Date Amount (2) (3) Totals * - Indicates new collateral added to the pool in previous month (1) Property Type Code (2) Resolution Strategy Code (3) Modification Code MF RT - - Multi Retail -Family MU OF - - Office Mixed Use 2 1 - - Foreclosure Modification 6 7 - - REO DPO 10 - Deed Foreclosure in Lieu Of 1 2 - - Amortization Maturity Date Change Extension HC IN - - Health Industrial Care SS LO - - Self Lodging Storage 3 4 - - Extension Bankruptcy 8 9 - - Pending Resolved Return 12 11 - - Full Reps Payoff and Warranties 3 4 - - Combination Principal Write-Off WH MH - - Warehouse Mobile Home Park OT - Other 5 - Note Sale to Master Servicer 13 - Other or TBD Page 8 of 22

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Cumulative Loan Acquisition Detail (Shown at Face Value) Asset Beginning Asset Ending Future Funding Remaining Future Loan Property City State Participation Funding Participation Acquisition Number ODCR Type Securitized Acquisition Securitized Date (1) Face Value Amount Face Value (2) Commitment (3) Commitment (4) There are no Loan Acquisitions for this Period (2) (1) Bolded Does not and reflect underlined partial release rows denote or principal activity pay in the down current . Please period refer . to Mortgage Loan Detail for principal pay down. (4) (3) Value Does not obtained reflect from any Future Annex Fundings A or Servicer that setup may have file at occurred time of loan but not acquisition purchased . by the Trust.

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 NOI Detail Loan Property Ending Most Most Most Recent Most Recent Number ODCR Type City State Scheduled Balance Fiscal Recent NOI Recent NOI NOI Date Start NOI Date End Total

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Principal Prepayment Detail Loan Group, if Offering Document Principal Prepayment Amount Prepayment Penalties Loan Number applicable Cross-Reference Payoff Amount Curtailment Amount Prepayment Premium Yield Maintenance Premium Totals

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Historical Detail Delinquencies Prepayments Rate and Maturities Distribution Date 30-59 Days 60-89 Days 90 Days or More Foreclosure REO Modifications Curtailments Payoff Next Weighted Avg. WAM # Balance # Balance # Balance # Balance # Balance # Balance # Balance # Balance Coupon Remit Note: Foreclosure and REO Totals are excluded from the delinquencies.

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Delinquency Loan Detail Offering # of Paid Through Status of Resolution Servicing Foreclosure Actual Outstanding Bankruptcy REO Loan Number Document Months Mortgage Strategy Principal Servicing Cross-Reference Delinq. Date Loan (1) Code (2) Transfer Date Date Balance Advances Date Date Totals (1) Status of Mortgage Loan (2) Resolution Strategy Code A - Payment Not Received 0 - Current 4 - Assumed Scheduled Payment 1 - Modification 6 - DPO 10 - Deed In Lieu Of But Or Not Still Yet in Grace Due Period 1 2 - - One Two Months Month Delinquent Delinquent 5 - Non (Performing Performing Matured Matured Balloon) Balloon 2 3 - - Bankruptcy Foreclosure 7 8 - - Resolved REO 11 - Full Foreclosure Payoff B - Late Payment But Less 3 - Three or More Months Delinquent 4 - Extension 9 - Pending Return 12 - Reps and Warranties Than 1 Month Delinquent 5 - Note Sale to Master Servicer 13 - Other or TBD

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Specially Serviced Loan Detail - Part 1 Distribution Loan Offering Servicing Resolution Scheduled Property Interest Actual Net NOI Note Maturity Remaining Document Transfer Strategy State Operating DSCR Amortization Date Number Balance Type (2) Rate Balance Date Date Date Cross-Reference Date Code (1) Income Term (1) Resolution Strategy Code (2) Property Type Code 1 2 -- Foreclosure Modification 7 6 -- REO DPO 10 - Deed Foreclosure In Lieu Of MF RT -- Retail Multi-Family OF MU -- Office Mixed use 4 3 -- Extension Bankruptcy 8 9 -- Pending Resolved Return 11 12 -- Reps Full Payoff and Warranties IN HC -- Industrial Health Care LO SS -- Self Lodging Storage 5 - Note Sale to Master Servicer 13 - Other or TBD MH WH -- Mobile Warehouse Home Park OT - Other

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Specially Serviced Loan Detail - Part 2 Distribution Loan Offering Resolution Site Appraisal Appraisal Other REO Document Strategy Inspection Phase 1 Date Comment Date Number Date Value Property Revenue Cross-Reference Code (1) Date (1) Resolution Strategy Code 1 2 -- Modification Foreclosure 7 6 -- DPO REO 10 - Deed Foreclosure In Lieu Of 3 4 -- Bankruptcy Extension 8 9 -- Resolved Pending Return 12 11 -- Full Reps Payoff and Warranties 5 - Note Sale to Master Servicer 13 - Other or TBD

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Advance Summary Beginning Outstanding Current Period Outstanding Interest Advances Interest Advances Interest Advances Advancing Agent Backup Advancing Agent Totals 0.00 0.00 0.00

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Modified Loan Detail Loan Document Offering Pre-Modification Post-Modification Pre-Modification Post-Modification Modification Modification Description Number Cross-Reference Balance Balance Interest Rate Interest Rate Date Totals

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Historical Liquidated Loan Detail Distribution ODCR Scheduled Beginning Advances, Fees, Most Appraised Recent Gross Proceeds Sales or Net Received Proceeds on Net Available Proceeds for Realized Date Period of Current Adj. Current Adjustment Period Adjustment Cumulative Loss with to Cum Loan Date Loss to Trust Balance and Expenses * Value or BPO Other Proceeds Liquidation Distribution to Trust to Trust to Trust Adj. to Trust Current Total Cumulative Total * Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Historical Bond/Collateral Loss Reconciliation Detail Distribution Document Offering Beginning Balance Realized Aggregate Loss Prior Loss Realized Applied Covered Amounts by (Shortages)/ Interest Modification /Appraisal (Recoveries) Additional Realized Applied Loss to Realized Recoveries Losses of Losses (Recoveries)/ Applied to Date Cross-Reference at Liquidation on Loans to Notes Credit Support Excesses Reduction Adj. /Expenses Notes to Date Paid as Cash Note Interest Totals

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Interest Shortfall Reconciliation Detail - Part 1 Offering Stated Principal Current Ending Special Servicing Fees Non-Recoverable Modified Interest Interest on Document Balance at Scheduled ASER (PPIS) Excess (Scheduled Rate (Reduction) Monthly Liquidation Work Out Advances Cross-Reference Contribution Balance Interest) /Excess Totals

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Interest Shortfall Reconciliation Detail - Part 2 Offering Stated Principal Current Ending Reimb of Advances to the Servicer Other (Shortfalls)/ Document Balance at Scheduled Left to Reimburse Comments Cross-Reference Contribution Balance Current Month Refunds Master Servicer Totals Interest Shortfall Reconciliation Detail Part 2 Total 0.00 Interest Shortfall Reconciliation Detail Part 1 Total 0.00 Total Interest Shortfall Allocated to Trust 0.00

For Additional Information please contact FS RIALTO 2021-FL2 ISSUER, LTD. CTSLink Customer Service 1-866-846-4526 Wells Fargo Bank, N.A. Reports Available www.ctslink.com Corporate Trust Services FS RIALTO 2021-FL2 CO-ISSUER, LLC Payment Date: 5/18/21 8480 Stagecoach Circle Record Date: 5/17/21 Frederick, MD 21701-4747 Determination Date: 5/11/21 Supplemental Reporting

EXHIBIT P-1

FORM OF INVESTOR CERTIFICATION

(For Non-Borrower Affiliates)

[Date]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – FS Rialto 2021-FL2 Issuer, Ltd.

Re:	FS Rialto 2021-FL2 Issuer, Ltd. and FS Rialto 2021-FL2 Co-Issuer, LLC

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of May 5, 2021 (the “Indenture”), by and among FS Rialto 2021-FL2 Issuer, Ltd. (the “Issuer”), as Issuer, FS Rialto 2021-FL2 Co-Issuer, LLC, as Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association (the “Trustee”), as Trustee, Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian, the undersigned hereby certifies and agrees as follows:

1. The undersigned is a Noteholder, a beneficial owner of a Note, a holder of a Preferred Share, or a prospective purchaser of a Note or a Preferred Share.

2. The undersigned is not an agent of, or an investment advisor to, any borrower or affiliate of any borrower under a Collateral Interest.

3. The undersigned is requesting access pursuant to the Indenture to certain information (the “Information”) on the Note Administrator’s Website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Indenture.

4. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Notes or Preferred Shares, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Note Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note or Preferred Share not previously registered pursuant to Section 5 of the Securities Act.

EXHIBIT P-1-1

5. The undersigned shall be fully liable for any breach of the Collateral Interest Purchase Agreement and this Certification by itself or any of its Representatives and shall indemnify the Issuer, the Note Administrator, the Trustee, the Servicer, and the Special Servicer for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Note Administrator’s Website.

7. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

EXHIBIT P-1-2

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Name:
Title:

EXHIBIT P-1-3

EXHIBIT P-2

FORM OF INVESTOR CERTIFICATION

(For Borrower Affiliates)

[Date]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – FS Rialto 2021-FL2 Issuer, Ltd.

Re:	FS Rialto 2021-FL2 Issuer, Ltd. and FS Rialto 2021-FL2 Co-Issuer, LLC

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of May 5, 2021 (the “Indenture”), by and among FS Rialto 2021-FL2 Issuer, Ltd. (the “Issuer”), as Issuer, FS Rialto 2021-FL2 Co-Issuer, LLC, as Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association (the “Trustee”), as Trustee, Wells Fargo Bank, National Association, as note administrator (in such capacity and, together with any successor note administrator permitted under the Indenture, the “Note Administrator”), and as custodian, the undersigned hereby certifies and agrees as follows:

1. The undersigned is a Noteholder, a beneficial owner of a Note, a holder of a Preferred Share, or a prospective purchaser of a Note or a Preferred Share.

2. The undersigned is an agent or Affiliate of, or an investment advisor to, a borrower under a Collateral Interest.

3. The undersigned is requesting access pursuant to the Indenture to the Monthly Reports (the “Information”) on the Note Administrator’s Website pursuant to the provisions of the Indenture.

4. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Notes or Preferred Shares, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Note Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note or Preferred Share not previously registered pursuant to Section 5 of the Securities Act.

EXHIBIT P-2-1

5. The undersigned shall be fully liable for any breach of the Collateral Interest Purchase Agreement and this Certification by itself or any of its Representatives and shall indemnify the Issuer, the Note Administrator, the Trustee, the Servicer, and the Special Servicer for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Note Administrator’s Website.

7. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

EXHIBIT P-2-2

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Name:
Title:

EXHIBIT P-2-3

EXHIBIT Q

FORM OF ONLINE MARKET DATA PROVIDER CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Issuer. If you represent a market data provider not listed herein and would like access to the information, please contact CTSLink at 866-846-4526, or at ctslink.customerservice@wellsfargo.com.

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of May 5, 2021 (the “Indenture”), by and among FS Rialto 2021-FL2 Issuer, Ltd., as Issuer (the “Issuer”), FS Rialto 2021-FL2 Co-Issuer, LLC, as Co-Issuer, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wells Fargo Bank, National Association, as Note Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, the undersigned hereby certifies and agrees as follows:

1.

The undersigned is an employee or agent of Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., CMBS.com, Inc., Markit LLC, Interactive Data Corporation, Thomson Reuters Corporation or PricingDirect Inc., a market data provider that has been given access to the Monthly Reports, CREFC reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Issuer.

2.	The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.

The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Issuer, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Issuer’s 17g-5 Website shall also be applicable to information obtained from CTSLink.

4.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture pursuant to which the Notes were issued.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Name:
Title:

EXHIBIT Q-1

EXHIBIT R

FORM OF OFFICER’S CERTIFICATE OF THE COLLATERAL MANAGER WITH RESPECT TO THE ACQUISITION OF COLLATERAL INTERESTS

[DATE]

This officer’s certificate is being delivered pursuant to the Indenture, dated as May 5, 2021 (the “Indenture”), by and among FS Rialto 2021-FL2 Issuer, Ltd., as Issuer (the “Issuer”), FS Rialto 2021-FL2 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, custodian, backup advancing agent and notes registrar. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Pursuant to the Subsequent Transfer Instrument attached as Schedule B hereto, dated as of the date hereof, FS CREIT Finance Holdings LLC (the “Seller”) has agreed to sell to the Issuer, and the Issuer has agreed to purchase from the Seller, the Collateral Interests described on Schedule A hereto (the “Reinvestment Collateral Interests”).

In connection with the foregoing, FS Credit Real Estate Income Trust, Inc. (the “Collateral Manager”) hereby certifies that, with respect to the acquisition of each Reinvestment Collateral Interest, as of the date hereof:

1.	The Eligibility Criteria are satisfied.

2.	The Acquisition Criteria are satisfied.

3.	The Acquisition and Disposition Requirements are satisfied.

[SIGNATURE ON FOLLOWING PAGE]

EXHIBIT R-1

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first set forth above.

FS CREDIT REAL ESTATE INCOME
TRUST, INC.

By:
Name:
Title:

EXHIBIT R-2

SCHEDULE A

LIST OF REINVESTMENT COLLATERAL INTERESTS

Name	Purchase Price	Cut-off Date

EXHIBIT R-3

SCHEDULE B

SUBSEQUENT TRANSFER INSTRUMENT

[Attached]

EXHIBIT R-4

EXHIBIT S

FORM OF MASCOT NOTE OFFICER’S CERTIFICATE

[To be Printed on Holder’s Letterhead]

[DATE]

Wells Fargo Bank, National Association, as Note Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – FS RIALTO 2021-FL2

Email:cts.cmbs.bond.admin@wellsfargo.com

Re:	FS RIALTO 2021-FL2 – MASCOT Notes

This officer’s certificate is being delivered pursuant to that certain indenture, dated as May 5, 2021 (the “Indenture”), by and among FS Rialto 2021-FL2 Issuer, Ltd., as issuer of the Notes, FS Rialto 2021-FL2 Co-Issuer, LLC, as co-issuer of the Offered Notes, FS Credit Real Estate Income Trust, Inc., as advancing agent, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, custodian, backup advancing agent and notes registrar. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Pursuant to Section 2.16 of the Indenture, the undersigned, an authorized officer of [__________] (the “Holder”), a holder of Exchangeable Notes, hereby proposes an exchange of Exchangeable notes on [__________], 20[__] based on the information set forth below:

Class of Exchangeable Notes:

CUSIP of Exchangeable Notes:

Interest Rate of Exchangeable Notes:

Classes of Exchanged Notes:

CUSIPs of Exchanged Notes:

Aggregate Outstanding Amount or Aggregate Outstanding Notional Amount:

DTC Participant Number of Holder:

[SIGNATURE FOLLOWS]

EXHIBIT S-1

IN WITNESS of the matters set forth herein, the undersigned has executed this Certificate as of the date first set forth above.

[Insert Medallion Stamp Guarantee]

[HOLDER]

By:
Name:
Title:

EXHIBIT S-2

EXHIBIT T

BENEFICIAL HOLDER INFORMATION FORM

For Holders of:

DEAL NAME (include Series): FS RIALTO 2021-FL2

Please complete the following and return to:

Alejandra Weisser

Wells Fargo Bank, N.A.

Corporate Trust Services

MAC N9300-070

600 South Fourth Street, 7th Floor

Minneapolis, MN 55415

Please check one.

___

Beneficial Owner. The undersigned hereby represents and warrants that it is a beneficial owner of the Notes, that the undersigned is authorized to provide direction for their pro rata portion owned and that such power has not been granted nor assigned to any other party or person.

___

Nominee or Advisor. The undersigned hereby represents and warrants that it is a nominee or advisor for the beneficial owner, that the undersigned is authorized to provide direction for their pro rata portion owned and that such power has not been granted nor assigned to any other party or person.

CLASS: _____________

CUSIP:                 ORIGINAL FACE AMOUNT: $__________

NOMINEE NAME: __________________________________

NOMINEE BANK (DTC Participant # if Applicable): ___________________________

(The following information is important to facilitate conference calls, if needed)

Beneficiary Company Name: ___________________________________________

I. Contact Name:
Address:

Phone: __________________________	Facsimile: ______________________________________
E-mail: ___________________________

Signature: ____________________________________	Date: __________________

EXHIBIT T-1